Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.36

6TH AMENDMENT 2028 REPRICING USD TERM LOAN B CUSIP: 58503UAH6

6TH AMENDMENT 2030 REPRICING USD TERM LOAN B CUSIP: 58503UAJ2

AMENDMENT NO. 6, dated as of July 31, 2025 (this “Amendment”), to the Credit Agreement, dated as of October 21, 2021, among Medline Intermediate, LP, a Delaware limited partnership (“Holdings”), Medline Borrower, LP, a Delaware limited partnership (and successor by merger to Mozart Debt Merger Sub Inc., the “Borrower”), the other Guarantors party thereto from time to time, the lenders and L/C Issuers party thereto from time to time and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, a Lender and an L/C Issuer (as amended by Amendment No. 1 to Credit Agreement, dated as of June 28, 2023, Amendment No. 2 to Credit Agreement, dated as of March 27, 2024, Amendment No. 3 to Credit Agreement, dated as of July 8, 2024, Amendment No. 4 to Credit Agreement, dated as of November 19, 2024, Amendment No. 5 to Credit Agreement, dated as of March 28, 2025, and as further amended, restated, amended and restated, modified and supplemented from time to time, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

A.   Pursuant to Section 2.15 of the Credit Agreement, the Borrower may from time-to-time request Refinancing Term Loans (as defined below), subject to the terms and conditions set forth therein.

B.   The Borrower has requested that (i) the Lenders listed on Schedule I hereto (each, a “2030 Refinancing Term Lender”) provide “Refinancing Term Loans” under Section 2.15 of the Credit Agreement (the “2030 Refinancing Term Loans”) to refinance an aggregate principal amount of Dollar Incremental Term Loans outstanding immediately prior to the effectiveness of this Amendment equal to $3,500,000,000 (such Dollar Incremental Term Loans, collectively, and including for the avoidance of doubt, Dollar Incremental Term Loans that are converted, exchanged or rolled into 2030 Refinancing Term Loans pursuant to this Amendment, the “2030 Existing Term Loans”) and (ii) the Lenders listed on Schedule II hereto (each, a “2028 Refinancing Term Lender” and, together with the 2030 Refinancing Term Lenders, each, a “Refinancing Term Lender” and collectively, the “Refinancing Term Lenders”) provide “Refinancing Term Loans” under Section 2.15 of the Credit Agreement (the “2028 Refinancing Term Loans” and together with the 2030 Refinancing Term Loans, the “Refinancing Term Loans”) to refinance an aggregate principal amount of Dollar Incremental Term Loans outstanding immediately prior to the effectiveness of this Amendment equal to $4,073,828,166.57 (such Dollar Incremental Term Loans, collectively, and including for the avoidance of doubt, Dollar Incremental Term Loans that are converted, exchanged or rolled into 2028 Refinancing Term Loans pursuant to this Amendment, the “2028 Existing Term Loans” and, together with the 2030 Existing Term Loans, the “Existing Term Loans”).

C.   The Refinancing Term Lenders will comprise, and Refinancing Term Loans will be made by, (i) in part, Lenders who hold Existing Term Loans and who agree to convert, exchange or “cashlessly roll” all of their Existing Term Loans to or for Refinancing Term Loans (such Lenders, “Converting Refinancing Term Lenders”); and (ii) in part, Persons providing new Refinancing Term Loans, the proceeds of which will be used by the Borrower to repay holders of Existing Term Loans that will not be so converted, exchanged or rolled.

D.   Pursuant to Section 2.15(d) of the Credit Agreement, the Loan Documents may be amended as necessary or appropriate in the reasonable opinion of the Borrower pursuant to a Refinancing Amendment, to effect the provisions of Section 2.15 of the Credit Agreement.

E.   Each Refinancing Term Lender is willing, subject to the terms and applicable conditions set forth herein and in the Credit Agreement, to make to the Borrower the amount of (i) the 2030 Refinancing Term Loans set forth opposite its name on Schedule I hereto and (ii) the 2028 Refinancing Term Loans set forth opposite its name on Schedule II hereto.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

F.   Pursuant to Section 10.01 of the Credit Agreement, the Borrower may from time-to-time request certain amendments to the Credit Agreement, subject to the terms and conditions set forth therein.

G.   The Borrower has requested that the Applicable Rate with respect to the Revolving Credit Loans be reduced as set forth herein.

H.   (i)(a) Each of BofA Securities, Inc., Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A. (collectively, in such capacity, the “Lead Arrangers”) and (b) each financial institution listed on Schedule III hereto as a “Co-Lead Arranger” (or one or more of its designated affiliates) (collectively, in such capacity, the “Co-Lead Arrangers”) will act as a joint lead arranger and joint bookrunner for the Refinancing Term Loans and (ii) the Lead Arrangers, the Co-Lead Arrangers and each other joint lead arranger and joint bookrunner in connection with the Refinancing Term Loans shall be deemed to be “Lead Arrangers” for all purposes under the Credit Agreement and each other Loan Document, including this Amendment.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

Refinancing Term Loans and Amendments

The Borrower, the Refinancing Term Lenders and the Administrative Agent (and solely with respect to the amendment to clause (c) of the definition of “Applicable Rate” set forth in the Credit Agreement, each Revolving Credit Lender) hereby agree that:

A.  This Amendment is a Refinancing Amendment referred to in Section 2.15 of the Credit Agreement.

B.  Each Refinancing Term Lender (i) that is a 2030 Refinancing Term Lender hereby agrees to provide the amount of the 2030 Refinancing Term Loans set forth opposite its name on Schedule I hereto (the “2030 Refinancing Term Commitments”) and (ii) that is a 2028 Refinancing Term Lender hereby agrees to provide the amount of the 2028 Refinancing Term Loans set forth opposite its name on Schedule II hereto (the “2028 Refinancing Term Commitments” and, together with the 2030 Refinancing Term Commitments, the “Refinancing Term Commitments”). The Refinancing Term Commitments shall be subject to all of the terms and conditions set forth herein and in the Credit Agreement.

C.  The aggregate (i) 2030 Refinancing Term Commitment is $3,500,000,000, (ii) 2028 Refinancing Term Commitment is $4,073,828,166.57 and (iii) Refinancing Term Commitment is $7,573,828,166.57.

D.  Subject to and upon the terms and applicable conditions set forth herein, each Refinancing Term Lender severally agrees to make, on the Sixth Amendment Effective Date (as defined below), a 2030 Refinancing Term Loan and/or a 2028 Refinancing Term Loan, as applicable, in Dollars to the Borrower (or, in the case of a Converting Refinancing Term Lender, convert, exchange or roll its (i) 2030 Existing

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Term Loans to or for 2030 Refinancing Term Loans in an equal principal amount (or such lesser amount as determined by the Lead Arrangers in their discretion) and/or (ii) 2028 Existing Term Loans to or for 2028 Refinancing Term Loans in an equal principal amount (or such lesser amount as determined by the Lead Arrangers in their discretion)) in an aggregate principal amount equal to the commitment amount set forth next to such Refinancing Term Lender’s name in (x) in the case of each Refinancing Term Lender that is a 2030 Refinancing Term Lender, Schedule I, Part A or Schedule I, Part B (in the case of any 2030 Refinancing Term Lender funding its 2030 Refinancing Term Loan in cash) hereto or (y) in the case of each Refinancing Term Lender that is a 2028 Refinancing Term Lender, Schedule II, Part A or Schedule II, Part B (in the case of any 2028 Refinancing Term Lender funding its 2028 Refinancing Term Loan in cash) hereto, in each case, under the caption “Refinancing Term Commitment” on the terms set forth in this Amendment. Each Refinancing Term Commitment will terminate in full upon the making of the related Refinancing Term Loan (or conversion, exchange or roll of the related Existing Term Loan, as applicable). In addition, each Refinancing Term Lender waives its right to any compensation pursuant to the Credit Agreement with respect to the prepayment, exchange, roll or conversion of the Existing Term Loans.

E.  Substantially simultaneously with the borrowing of Refinancing Term Loans, the Borrower shall use the proceeds of such Refinancing Term Loans to fully prepay all outstanding Existing Term Loans, together with accrued and unpaid interest thereon to the Sixth Amendment Effective Date; provided that each Converting Refinancing Term Lender irrevocably agrees to accept, in lieu of cash for the outstanding principal amount (or such lesser amount as determined by the Lead Arrangers in their discretion) of its Existing Term Loan so prepaid, on the Sixth Amendment Effective Date an equal principal amount of 2030 Refinancing Term Loans or 2028 Refinancing Term Loans, as applicable, in accordance with this Amendment.

F.  Subject to the satisfaction of the conditions to the effectiveness of any Refinancing Amendment set forth in subsection 2.15(b) of the Credit Agreement and to the satisfaction of the conditions set forth in Article III below, the funding of (i) the 2030 Refinancing Term Loans will occur in one drawing on the date hereof pursuant to the Borrower’s written notice of such borrowing of 2030 Refinancing Term Loans as required by Section 2.02 of the Credit Agreement and (ii) the 2028 Refinancing Term Loans will occur in one drawing on the date hereof pursuant to the Borrower’s written notice of such borrowing of 2028 Refinancing Term Loans as required by Section 2.02 of the Credit Agreement; provided that, in each case, such requirement shall be satisfied so long as such notices of borrowing shall be delivered on or prior to the Sixth Amendment Effective Date. In the event that all or any portion of the Refinancing Term Loans are not borrowed on or before the date hereof, the unborrowed portion of the Refinancing Term Commitments shall automatically terminate on the date hereof unless (i) with respect to the 2030 Refinancing Term Loans and the 2030 Refinancing Term Loan Commitments, the 2030 Refinancing Term Lenders shall, in their sole discretion, agree to an extension and (ii) with respect to the 2028 Refinancing Term Loans and the 2028 Refinancing Term Loan Commitments, the 2028 Refinancing Term Lenders shall, in their sole discretion, agree to an extension.

G.  The Refinancing Term Commitments provided pursuant to this Amendment shall constitute “Refinancing Term Commitments” referred to in Section 2.15 of the Credit Agreement and, upon the Sixth Amendment Effective Date, the Refinancing Term Commitment of any Refinancing Term Lender shall become the “Refinancing Term Loans” of such Refinancing Term Lender.

H.  The 2028 Refinancing Term Loans shall have the same terms (after giving effect to the amendments set forth herein) and shall be deemed to be “Dollar Term Loans” and “Sixth Amendment 2028 Refinancing Term Loans” for all purposes under the Credit Agreement and each other Loan Document, including, but not limited to the fact that the 2028 Refinancing Term Loans will mature on the Maturity Date applicable to the Dollar Incremental Term Loans. Except as expressly set forth herein, the 2030

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Refinancing Term Loans shall have the same terms (after giving effect to the amendments set forth herein) and shall be deemed to be “Dollar Term Loans” and “Sixth Amendment 2030 Refinancing Term Loans” for all purposes under the Credit Agreement and each other Loan Document, which shall be established as a new Class of Dollar Term Loans and, for the avoidance of doubt, shall be a separate Class of Dollar Term Loans from the 2028 Refinancing Term Loans provided for hereunder. Each (i) 2028 Refinancing Term Lender shall be deemed to be a “Lender”, a “Term Lender”, a “Dollar Term Lender”, a “Sixth Amendment 2028 Refinancing Term Lender” and a “Secured Party” for all purposes under the Credit Agreement and each other Loan Document and (ii) 2030 Refinancing Term Lender shall be deemed to be a “Lender”, a “Term Lender”, a “Dollar Term Lender”, a “Sixth Amendment 2030 Refinancing Term Lender” and a “Secured Party” for all purposes under the Credit Agreement and each other Loan Document.

I.  The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit C hereto.

ARTICLE II

Representations and Warranties

Each Loan Party represents and warrants, as of the Sixth Amendment Effective Date, to the Administrative Agent and to the Refinancing Term Lenders that:

A.   This Amendment has been duly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by Debtor Relief Laws and by general principles of equity.

B.   The representations and warranties of each Loan Party set forth in the Loan Documents (including, for the avoidance of doubt, this Amendment as a Loan Document) are true and correct in all material respects (except that any such representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects as so qualified) on and as of the date such representation and warranty is made, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

C.   At the time that the Refinancing Term Loans are made (and after giving effect thereto), no Default or Event of Default has occurred and is continuing.

ARTICLE III

Conditions to Effectiveness

This Amendment shall become effective on the date (the “Sixth Amendment Effective Date”) on which each of the following conditions is satisfied:

A.   The Administrative Agent (or its counsel) shall have received (a) a counterpart of this Amendment or a completed converting lender election (substantially in the form of (i) Exhibit A hereto, in the case of a 2028 Refinancing Term Lender, and (ii) Exhibit B hereto, in the case of a 2030 Refinancing Term Lender), from each Refinancing Term Lender, (b) with respect to the amendment to clause (c) of the definition of “Applicable Rate” set forth in the Credit Agreement, a counterpart of this Amendment from each Revolving Credit Lender and (c) a counterpart of this Amendment from each Loan Party signed on behalf of such party.

Medline Inc. has requested confidential treatment of this registration statement and associated

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B.   The Administrative Agent (or its counsel) shall have received a legal opinion from Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel.

C.   The Administrative Agent (or its counsel) shall have received certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party (“Good Standing Certificates”), certificates of resolution or other action, incumbency certificates, certificates of incorporation and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the Sixth Amendment Effective Date; provided that in lieu of such documents or agreements, other than certificates of resolution or other action and the Good Standing Certificates, referred to above, such certificate may certify that since the Fourth Amendment Effective Date, there have been no changes to the Organizational Documents of such Loan Party (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and no changes have been made to the incumbency certificate of the officers of such Loan Party delivered on the Closing Date, the Second Amendment Effective Date, the Third Amendment Effective Date or the Fourth Amendment Effective Date, as applicable, by such Loan Party.

D.   The Administrative Agent shall have received at least three Business Days prior to the Sixth Amendment Effective Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested by the Administrative Agent in writing at least ten Business Days prior to the Sixth Amendment Effective Date.

E.   The Borrower shall have (i)(a) paid all reasonable fees and out-of-pocket and documented costs and expenses of the Administrative Agent in connection with the execution and delivery of this Amendment pursuant to the terms of the Credit Agreement (to the extent invoiced prior to the Sixth Amendment Effective Date) and (b) all fees and expenses required to be paid by the Borrower, including pursuant to the amended and restated engagement letter, dated as of July 28, 2025, by and among the Borrower and certain of the Lead Arrangers and (ii) simultaneously with the borrowing of Refinancing Term Loans hereunder, fully prepaid any outstanding Existing Term Loans, together with accrued and unpaid interest thereon to the Sixth Amendment Effective Date;

F.   The Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer, dated the date of borrowing, in form and substance reasonably satisfactory to the Administrative Agent, certifying as of the date of borrowing to clauses (B) and (C) of Article II above.

G.   The Borrower shall have delivered to the Administrative Agent one or more notices of such borrowing of 2030 Refinancing Term Loans and of 2028 Refinancing Term Loans, in each case, as required by Section 2.02 of the Credit Agreement; provided that such requirement shall be satisfied so long as such notices of borrowing shall be delivered on or prior to the Sixth Amendment Effective Date.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

ARTICLE IV

Further Acknowledgments

A.   The Borrower (x) acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Refinancing Term Commitments provided hereby including, without limitation, all Refinancing Term Loans made available pursuant hereto, (ii) all such Obligations (including all such Refinancing Term Loans) shall be entitled to the benefits of the Loan Documents and (iii) after giving effect to this Amendment, the Collateral Documents continue to be in full force and effect and (y) affirms and confirms the pledge of and/or grant of security interest in its assets as Collateral to secure the Obligations, which continue in full force and effect.

B.   Each Guarantor acknowledges and agrees to each of the provisions of this Amendment and to the incurrence of the Refinancing Term Loans to be made pursuant hereto. Each Guarantor acknowledges and agrees that all Obligations with respect to the Refinancing Term Commitments provided hereby including, without limitation, all Refinancing Term Loans made available pursuant hereto shall (i) be fully guaranteed pursuant to the Guaranty as, and to the extent, provided herein and in the Credit Agreement and (ii) be entitled to the benefits of the Loan Documents. Each Guarantor acknowledges and agrees that after giving effect to this Amendment, the Guaranty and the Collateral Documents continue to be in full force and effect and affirms and confirms its guarantee of the Obligations and the pledge of and/or grant of security interest in its assets as Collateral to secure the Obligations, which continue in full force and effect.

ARTICLE V

Miscellaneous

A.   Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Lead Arrangers, the other Secured Parties, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document or any exhibits or schedules thereto, all of which are ratified and affirmed in all respects and shall continue in full force and effect after giving effect to this Amendment. After the Sixth Amendment Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

B.   No Novation. This Amendment shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests existing immediately prior to the Sixth Amendment Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Except as expressly provided, nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

concurrently herewith. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under the Credit Agreement or any Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations are in all respects continuing with only the terms being modified as provided in this Amendment.

C.   Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Refinancing Term Lenders (it being understood that rights of assignment of the parties hereto are subject to the further provisions of Section 10.07 of the Credit Agreement).

D.   Governing Law; Jurisdiction. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR OTHER DOCUMENT RELATED HERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AMENDMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN ANY JURISDICTION IN WHICH COLLATERAL IS LOCATED.

E.   Waiver of Right to Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

F.   Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts shall be an original, but all of which shall together constitute one and the same instrument. This Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other electronic transmission of the relevant signature pages hereof, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment. Each of the parties hereto represents and warrants to the other parties that it has the corporate capacity and authority to execute this Amendment through electronic means and that there are no restrictions for doing so in that party’s constitutive documents. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

G.   Headings. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

H.   Amendments; Severability.

A.  This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto; and

B.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unen-forceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[Signature Pages Follow]

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

MEDLINE BORROWER, LP
as Borrower

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Chief Legal Officer, Secretary

MEDLINE INTERMEDIATE, LP
as Holdings

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Chief Legal Officer, Secretary

MEDLINE CO-ISSUER, INC., as a Subsidiary
Guarantor

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Chief Legal Officer, Secretary

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

APLICARE PRODUCTS, LLC
ESMA-MED-UXBRIDGE, LLC
ESNY-MED-MONTGOMERY, LLC
EXCELSIOR MEDICAL, LLC
HEALTHCARE RECOVERY SERVICES LLC
MBSI, LLC
MEDLINE MEXICO HOLDINGS, LLC
MEDLINE MILLS INDUSTRIES LLC
MEDLINE MILLS LLC
MEDLINE PHARMACY LLC
MEDLINE SOONER ACQUISITION, LLC
MEDLINE UNITED KINGDOM LLC
MEDLlNE VENTURES, LLC
MEDTRANS LLC
NORTHPOINT MEDICAL PROCESSING,
LLC
PDM HOLDINGS, LLC
SIMCON INTERNATIONAL, LLC
SURGICAL INSTRUMENT SERVICES AND
SAVINGS, LLC
SUTURE EXPRESS, LLC
TRI-STATE MEXICO HOLDINGS, LLC
MEDLINE INTERNATIONAL TWO, LLC
PREFCONNECT, LLC, each as a Subsidiary Guarantor

By: MEDLINE INDUSTRIES, LP
Its: Manager

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Chief Legal Officer, Secretary

MEDLINE INTERNATIONAL HOLDCO,
INC., as a Subsidiary Guarantor

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Secretary

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

CENTURION MEDICAL PRODUCTS, LP
MEDLINE INDUSTRIES, LP
MOZART REAL ESTATE HOLDINGS, LP
MOZART REAL ESTATE, LP, each as a Subsidiary Guarantor

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Chief Legal Officer, Secretary

MEDLINE BERMUDA HOLDINGS LLC
MEDLINE INTERNATIONAL, LLC
MEDLINE SOLUCIONES MEDICAS HOLDINGS, LLC
MEXICALI DIRECTO HOLDINGS, LLC
MICROTEK DOMINICANA HOLDINGS, LLC
MSMH NL, LLC
PMM HOLDINGS, LLC
RCI HUDSON MEXICO HOLDINGS, LLC
THIN CANDIED SHELL, LLC, each as a Subsidiary Guarantor

By: STELLAR HOLDCO, LLC
Its: Manager

By:	/s/ Michael B. Drazin
Name: Michael B. Drazin
Title: Director

MEDLINE INDUSTRIES HOLDINGS, L.P., as a Subsidiary Guarantor

By: MEDLlNE MILLS INDUSTRIES LLC
Its: General Partner

By: MEDLlNE INDUSTRIES, LP
Its: Manager

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Chief Legal Officer, Secretary

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

ML PRODUCTS, LLC
MMS, L.L.C., each as a Subsidiary Guarantor

By: MEDLINE SOONER ACQUISITION, LLC
Its: Manager

By: MEDLINE INDUSTRIES, LP
Its: Manager

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Chief Legal Officer, Secretary

PLUROGEN THERAPEUTICS, LLC, as a Subsidiary Guarantor

By:	/s/ Sameer Garg
Name: Sameer Garg
Title: Manager

By	/s/ Stuart J. Schneider
Name: Stuart J. Schneider
Title: Manager

STELLAR HOLDCO, LLC, as a Subsidiary Guarantor

By:	/s/ Michael B. Drazin
Name: Michael B. Drazin
Title: Secretary

Medline Inc. has requested confidential treatment of this registration statement and associated

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THIN CANDY SHELL, LLC, as a Subsidiary Guarantor

By: CENTURION MEDICAL PRODUCTS, LP
Its: Manager

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Chief Legal Officer, Secretary

MEDICAL STERILIZATION HOLDINGS, LP
MEDICAL STERILIZATION COMPANY (NLMX), LP
MEDICAL STERILIZATION COMPANY (US), LP, as a Subsidiary Guarantor

By: MEDICAL STERILIZATION GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Secretary

MEDLINE DME, LP
MEDLINE DME TN, LP, as a Subsidiary Guarantor

By: MEDLINE DME GP, LLC
Its: General Partner

By:	/s/ James Boyle
Name: James Boyle
Title: Manager

By:	/s/ Bradley Mariam
Name: Bradley Mariam
Title: Manager

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

UNITED MEDCO, LLC, as a Subsidiary Guarantor

By:	/s/ Bradley Mariam
Name: Bradley Mariam
Title: President

TCS NUEVO LAREDO, LLC, as a Subsidiary Guarantor

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Secretary

MRE PROPCO, LP, as a Subsidiary Guarantor

By: MRE GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Chief Legal Officer, Secretary

MRE GP, LLC, as a Subsidiary Guarantor

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Chief Legal Officer, Secretary

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ David J. Smith
Name: David J. Smith
Title: Vice President

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

BANK OF AMERICA, N.A., as L/C Issuer, a Revolving Credit Lender, a 2028 Refinancing Term Lender and a 2030 Refinancing Term Lender

By:	/s/ Geoff Blair
Name: Geoff Blair
Title: Director

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

JPMORGAN CHASE BANK, N.A., as L/C Issuer and a Revolving Credit Lender

By:	/s/ Helen D. Davis
Name:	Helen D. Davis
Title:	Executive Director

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Goldman Sachs Bank USA, as L/C Issuer and a Revolving Credit Lender

By:	/s/ Priyankush Goswami
Name:	Priyankush Goswami
Title:	Authorized Signatory

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Barclays Bank PLC, as L/C Issuer and a Revolving Credit Lender

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

MORGAN STANLEY SENIOR FUNDING, INC., as a Revolving Credit Lender and L/C Issuer

By:	/s/ Tayo Lapite
Name:	Tayo Lapite
Title:	Vice President

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Santander Bank, N.A, as a Revolving Credit Lender

By:	/s/ Joseph Min
Name:	Joseph Min
Title:	Senior Vice President

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Bank of Montreal, as L/C Issuer and a
Revolving Credit Lender

By:	/s/ Eric Oppenheimer
Name:	Eric Oppenheimer
Title:	Managing Director

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

CITIBANK, N.A., a Revolving Credit Lender

By:	/s/ Ioannis Theocharis
Name:	Ioannis Theocharis
Title:	Vice President

CITICORP NORTH AMERICA, INC., as a Revolving Credit Lender

By:	/s/ Ioannis Theocharis
Name:	Ioannis Theocharis
Title:	Vice President

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Intesa Sanpaolo S.p.A., as a Revolving Credit
Lender

By:	/s/ Bastian Schlesinger
Name:	Bastian Schlesinger
Title:	Managing Director

By:	/s/ Carlo Alberto Gatti
Name:	Carlo Alberto Gatti
Title:	Director

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

UBS AG, STAMFORD BRANCH, as a Revolving Credit Lender

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Director

By:	/s/ Larcy Naval
Name:	Larcy Naval
Title:	Director

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

MUFG Bank Ltd., as a Revolving Credit
Lender

By:	/s/ Jessica Munoz
Name:	Jessica Munoz
Title:	Vice President

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Macquarie Capital Funding LLC, as a
Revolving Credit Lender

By:	/s/ Tobias Bachteler
Name:	Tobias Bachteler
Title:	Authorized Signatory

By:	/s/ Andrew Underwood
Name:	Andrew Underwood
Title:	Authorized Signatory

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

BNP PARIBAS, as a Revolving Credit Lender

By:	/s/ John Bosco
Name:	John Bosco
Title:	Managing Director

By:	/s/ Albert Arencibia
Name:	Albert Arencibia
Title:	Director

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

DEUTSCHE BANK AG NEW YORK
BRANCH, as a Revolving Credit Lender

By:	/s/ Philip Tancorra
Name:	Philip Tancorra
Title:	Director

By:	/s/ Suzan Onal
Name:	Suzan Onal
Title:	Vice President

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

HSBC Bank USA, National Association, as a
Revolving Credit Lender

By:	/s/ Roswell C Miller Jr.
Name:	Roswell C Miller Jr.
Title:	Director

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as L/C Issuer and a
Revolving Credit Lender

By:	/s/ Spencer Ferry
Name: Spencer Ferry
Title: Managing Director

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

U.S. Bank National Association, as L/C Issuer
and a Revolving Credit Lender

By:	/s/ Jake Ernst
Name: Jake Ernst
Title: Vice President

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

ING Capital LLC, as a Revolving Credit Lender

By:	/s/ Michael Kim
Name: Michael Kim
Title: Managing Director

By:	/s/ Roy de Jongh
Name: Roy de Jongh
Title: Director

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

JEFFERIES FINANCE LLC, as L/C Issuer and a Revolving Credit Lender

By:	/s/ JR Young
Name: JR Young
Title: Managing Director

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

BLACKSTONE PRIVATE CREDIT FUND, as a Revolving Credit Lender

By:	Blackstone Credit BDC Advisors, LLC, as investment advisor

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

MIZUHO BANK, LTD., as a Revolving Credit Lender

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Managing Director

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

ROYAL BANK OF CANADA, as a Revolving Credit Lender

By:	/s/ Sean Young
Name: Sean Young
Title: Authorized Signatory

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

SOCIÉTÉ GÉNÉRALE, as a Revolving Credit Lender

By:	/s/ Mike Morsink
Name: Mike Morsink
Title: Managing Director

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Sumitomo Mitsui Banking Corporation, as a Revolving Credit Lender

By:	/s/ Hetal Selarka
Name:	Hetal Selarka
Title:	Executive Director

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Refinancing Term Lender Signature Pages on file with the Administrative Agent

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit A

Converting 2030 Refinancing Term Lender Election

Reference is made to the Amendment No. 6 (the “Sixth Amendment”) to Credit Agreement, dated as of October 21, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among Medline Intermediate, LP, a Delaware limited partnership (“Holdings”), Medline Borrower, LP, a Delaware limited partnership (and successor by merger to Mozart Debt Merger Sub Inc., the “Borrower”), the other Guarantors party thereto from time to time, the lenders and L/C Issuers party thereto from time to time and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, a Lender and an L/C Issuer. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement or the Sixth Amendment as applicable.

PROCEDURE FOR LENDERS:

The below-named Lender elects to (Check Option A or Option B as applicable):

☐ OPTION A – (CASHLESS OPTION) CONSENT TO THE SIXTH AMENDMENT AND CONTINUATION OF 100% OF SUCH LENDER’S DOLLAR INCREMENTAL TERM LOANS AS 2030 REFINANCING TERM LOANS: Consent and agree to this Sixth Amendment and continue as a Lender under the Credit Agreement after giving effect to the Sixth Amendment with respect to the 2030 Refinancing Term Loans as allocated to such Lender by the Lead Arrangers, with the remaining amount (if any) prepaid and/or terminated on the Sixth Amendment Effective Date; provided that, due to demand, up to 100% of the Refinancing Term Loans allocated to such Lender may be in the form of 2028 Refinancing Term Loans as determined by the Lead Arrangers in their discretion.

☐ OPTION B – (CASH SETTLEMENT / REALLOCATION OPTION) CONSENT TO THE SIXTH AMENDMENT VIA CASH SETTLEMENT WITH RESPECT TO 100% OF SUCH LENDER’S DOLLAR INCREMENTAL TERM LOANS: Consent to the Sixth Amendment and agree to have an amount equal to 100% of its existing Dollar Incremental Term Loans prepaid and terminated, respectively, on the Sixth Amendment Effective Date and to acquire the new 2030 Refinancing Term Loans pursuant to the Sixth Amendment by assignment of new 2030 Refinancing Term Loans (as allocated to such Lender by the Lead Arrangers) in an equal principal amount (or a lesser principal amount allocated to such Lender by the Lead Arrangers in their discretion); provided that, due to demand, up to 100% of the Refinancing Term Loans allocated to such Lender may be in the form of 2028 Refinancing Term Loans as determined by the Lead Arrangers in their discretion.

Signature Page to the Sixth Amendment dated as of the date first above written

, as a Consenting Lender

By:
Name:
Title:

[[For Lenders requiring a second signature block]

By:
Name:
Title:]

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit B

Converting 2028 Refinancing Term Lender Election

Reference is made to the Amendment No. 6 (the “Sixth Amendment”) to Credit Agreement, dated as of October 21, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among Medline Intermediate, LP, a Delaware limited partnership (“Holdings”), Medline Borrower, LP, a Delaware limited partnership (and successor by merger to Mozart Debt Merger Sub Inc., the “Borrower”), the other Guarantors party thereto from time to time, the lenders and L/C Issuers party thereto from time to time and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, a Lender and an L/C Issuer. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement or the Sixth Amendment as applicable.

PROCEDURE FOR LENDERS:

The below-named Lender elects to (Check Option C or Option D as applicable):

☐ OPTION C – (CASHLESS OPTION) CONSENT TO THE SIXTH AMENDMENT AND CONTINUATION OF 100% OF SUCH LENDER’S DOLLAR INCREMENTAL TERM LOANS AS 2028 REFINANCING TERM LOANS: Consent and agree to this Sixth Amendment and continue as a Lender under the Credit Agreement after giving effect to the Sixth Amendment with respect to the 2028 Refinancing Term Loans as allocated to such Lender by the Lead Arrangers, with the remaining amount (if any) prepaid and/or terminated on the Sixth Amendment Effective Date.

☐ OPTION D – (CASH SETTLEMENT / REALLOCATION OPTION) CONSENT TO THE SIXTH AMENDMENT VIA CASH SETTLEMENT WITH RESPECT TO 100% OF SUCH LENDER’S DOLLAR INCREMENTAL TERM LOANS: Consent to the Sixth Amendment and agree to have an amount equal to 100% of its existing Dollar Incremental Term Loans prepaid and terminated, respectively, on the Sixth Amendment Effective Date and to acquire the new 2028 Refinancing Term Loans pursuant to the Sixth Amendment by assignment of new 2028 Refinancing Term Loans in an equal principal amount (or a lesser principal amount allocated to such Lender by the Lead Arrangers in their discretion).

Signature Page to the Sixth Amendment dated as of the date first above written

, as a Consenting Lender

By:
Name:
Title:

[[For Lenders requiring a second signature block]

By:
Name:
Title:]

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit C

Amended Credit Agreement

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

MARKED VERSION REFLECTINGCHANGES PURSUANT TO THE ~~FIFTH~~SIXTH AMENDMENT TO THE CREDIT

AGREEMENT

ADDED TEXT SHOWN UNDERSCOREDDELETED TEXT SHOWN ~~STRIKETHROUGH~~

DEAL CUSIP: 58503UAA1

REVOLVER CUSIP: 58503UAB9

~~USD~~EUR TERM LOAN B CUSIP: ~~58503UAC7~~58503UAG8

6TH AMENDMENT 2028 REPRICING ~~INCREMENTAL~~ USD TERM LOAN B CUSIP: ~~58503UAF0~~58503UAH6

~~EUR~~6TH AMENDMENT 2030 REPRICING USD TERM LOAN B CUSIP: ~~58503UAG8~~58503UAJ2

CREDIT AGREEMENT

Dated as of October 21, 2021,

among

MEDLINE INTERMEDIATE, LP, as Holdings,

MOZART DEBT MERGER SUB INC. (which, on the Closing Date, shall be merged with and into MEDLINE BORROWER, LP, with MEDLINE BORROWER, LP surviving such merger),

as the Borrower,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

BANK OF AMERICA, N.A.,

as Administrative Agent, Collateral Agent and a Lender,

THE LENDERS PARTY HERETO FROM TIME TO TIME,

BOFA SECURITIES, INC., GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A., BARCLAYS BANK PLC, MORGAN STANLEY SENIOR FUNDING, INC., MUFG BANK, LTD., BMO CAPITAL MARKETS CORP., CITIBANK, N.A., DEUTSCHE BANK SECURITIES INC., HSBC SECURITIES (USA) INC., JEFFERIES FINANCE LLC, MACQUARIE CAPITAL (USA) INC., UBS SECURITIES LLC, WELLS FARGO SECURITIES, LLC, BANK OF THE WEST, BNP PARIBAS SECURITIES CORP., CREDIT SUISSE LOAN FUNDING LLC, MIZUHO BANK, LTD., NOMURA SECURITIES INTERNATIONAL, INC., RBC CAPITAL MARKETS LLC, SANTANDER BANK, N.A., TRUIST SECURITIES, INC., ING CAPITAL LLC, SOCIÉTÉ GÉNÉRALE, SUMITOMO MITSUI BANKING CORPORATION, THE BANK OF NOVA SCOTIA and

TD SECURITIES (USA) LLC

as Joint Lead Arrangers and Joint Bookrunners

and

BLACKSTONE ALTERNATIVE CREDIT ADVISORS LP,

BLACKSTONE HOLDINGS FINANCE CO. L.L.C.

and

TCG SENIOR FUNDING L.L.C.,

as Co-Managers

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS		1

Section 1.01.	Defined Terms	1
Section 1.02.	Other Interpretive Provisions	~~77~~82
Section 1.03.	Accounting Terms	~~83~~88
Section 1.04.	Rounding	~~84~~88
Section 1.05.	References to Agreements, Laws, Etc.	~~84~~89
Section 1.06.	Times of Day	~~84~~89
Section 1.07.	Timing of Payment or Performance	~~84~~89
Section 1.08.	Cumulative Credit Transactions	~~84~~89
Section 1.09.	Additional Approved Currencies	~~84~~89
Section 1.10.	Interest Rates	~~85~~90

ARTICLE 2 THE COMMITMENTS AND CREDIT EXTENSIONS		~~86~~90

Section 2.01.	The Loans	~~86~~90
Section 2.02.	Borrowings, Conversions and Continuations of Loans	~~86~~91
Section 2.03.	Letters of Credit	~~88~~92
Section 2.04.	Swing Line Loans	~~96~~102
Section 2.05.	Prepayments	~~99~~105
Section 2.06.	Termination or Reduction of Commitments	~~109~~116
Section 2.07.	Repayment of Loans	~~110~~116
Section 2.08.	Interest	~~111~~117
Section 2.09.	Fees	~~111~~118
Section 2.10.	Computation of Interest and Fees	~~111~~118
Section 2.11.	Evidence of Indebtedness	~~112~~118
Section 2.12.	Payments Generally	~~112~~119
Section 2.13.	Sharing of Payments	~~114~~121
Section 2.14.	Incremental Credit Extensions	~~115~~122
Section 2.15.	Refinancing Amendments	~~121~~128
Section 2.16.	Extension of Term Loans; Extension of Revolving Credit Loans	~~122~~129
Section 2.17.	Defaulting Lenders	~~124~~132

ARTICLE 3 TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY		~~126~~133

Section 3.01.	Taxes	~~126~~133
Section 3.02.	Illegality	~~129~~136
Section 3.03.	Inability to Determine Rates	~~129~~137
Section 3.04.	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Term SOFR Loans	~~129~~137
Section 3.05.	Funding Losses	~~130~~138
Section 3.06.	Matters Applicable to All Requests for Compensation	~~131~~138
Section 3.07.	Replacement of Lenders under Certain Circumstances	~~132~~139
Section 3.08.	Survival	~~133~~141

ARTICLE 4 CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~133~~141

Section 4.01.	Conditions to Initial Credit Extension	~~133~~141
Section 4.02.	Conditions to All Credit Extensions	~~135~~143

-i-

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Page

ARTICLE 5 REPRESENTATIONS AND WARRANTIES		~~136~~144

Section 5.01.	Existence, Qualification and Power; Compliance with Laws	~~136~~144
Section 5.02.	Authorization; No Contravention	~~136~~144
Section 5.03.	Governmental Authorization; Other Consents	~~136~~144
Section 5.04.	Execution, Delivery and Enforceability	~~137~~145
Section 5.05.	Financial Statements; No Material Adverse Effect	~~137~~145
Section 5.06.	Litigation	~~137~~145
Section 5.07.	Ownership of Property; Liens; Real Property	~~137~~145
Section 5.08.	Environmental Matters	~~137~~145
Section 5.09.	Taxes	~~138~~146
Section 5.10.	ERISA Compliance	~~138~~146
Section 5.11.	Subsidiaries; Equity Interests	~~139~~147
Section 5.12.	Margin Regulations; Investment Company Act	~~139~~147
Section 5.13.	Disclosure	~~139~~147
Section 5.14.	Labor Matters	~~139~~147
Section 5.15.	Intellectual Property; Licenses, Etc.	~~139~~147
Section 5.16.	Solvency	~~140~~148
Section 5.17.	Subordination of Junior Financing	~~140~~148
Section 5.18.	OFAC; USA PATRIOT Act; FCPA	~~140~~148
Section 5.19.	Security Documents	~~140~~148

ARTICLE 6 AFFIRMATIVE COVENANTS		~~141~~149

Section 6.01.	Financial Statements	~~141~~149
Section 6.02.	Certificates; Other Information	~~143~~151
Section 6.03.	Notices	~~144~~152
Section 6.04.	Payment of Taxes	~~144~~152
Section 6.05.	Preservation of Existence, Etc.	~~144~~153
Section 6.06.	Maintenance of Properties	~~145~~153
Section 6.07.	Maintenance of Insurance	~~145~~153
Section 6.08.	Compliance with Laws	~~145~~153
Section 6.09.	Books and Records	~~145~~153
Section 6.10.	Inspection Rights	~~145~~154
Section 6.11.	Additional Collateral; Additional Guarantors	~~146~~154
Section 6.12.	Compliance with Environmental Laws	~~147~~155
Section 6.13.	Further Assurances	~~147~~155
Section 6.14.	Designation of Subsidiaries	~~147~~155
Section 6.15.	Maintenance of Ratings	~~147~~156
Section 6.16.	Post-Closing Covenants	~~147~~156
Section 6.17.	Change in Nature of Business	~~147~~156
Section 6.18.	Use of Proceeds	~~148~~156
Section 6.19.	Accounting Changes	~~148~~156
Section 6.20.	Transactions with Affiliates	~~148~~156

ARTICLE 7 NEGATIVE COVENANTS		~~150~~159

Section 7.01.	Liens	~~150~~159
Section 7.02.	Investments	~~155~~164
Section 7.03.	Indebtedness	~~159~~168
Section 7.04.	Fundamental Changes	~~165~~175
Section 7.05.	Dispositions	~~167~~176
Section 7.06.	Restricted Payments	~~170~~180
Section 7.07.	[Reserved]	~~175~~185

-ii-

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Page

Section 7.08.	Burdensome Agreements	~~175~~185
Section 7.09.	Financial Covenant	~~176~~186
Section 7.10.	Prepayments, Etc. of Indebtedness	~~176~~186
Section 7.11.	Permitted Activities	~~177~~187

ARTICLE 8 EVENTS OF DEFAULT AND REMEDIES		~~178~~188

Section 8.01.	Events of Default	~~178~~188
Section 8.02.	Remedies Upon Event of Default	~~180~~190
Section 8.03.	Exclusion of Immaterial Subsidiaries	~~180~~191
Section 8.04.	Application of Funds	~~181~~191
Section 8.05.	Right to Cure	~~181~~192

ARTICLE 9 ADMINISTRATIVE AGENT AND OTHER AGENTS		~~182~~193

Section 9.01.	Appointment and Authorization of Agents	~~182~~193
Section 9.02.	Delegation of Duties	~~183~~194
Section 9.03.	Liability of Agents	~~184~~194
Section 9.04.	Reliance by Agents	~~184~~194
Section 9.05.	Notice of Default	~~184~~195
Section 9.06.	Credit Decision; Disclosure of Information by Agents	~~185~~195
Section 9.07.	Indemnification of Agents	~~185~~195
Section 9.08.	Agents in Their Individual Capacities	~~185~~196
Section 9.09.	Successor Agents	~~186~~196
Section 9.10.	Administrative Agent May File Proofs of Claim; Credit Bidding	~~186~~197
Section 9.11.	Collateral and Guaranty Matters	~~187~~198
Section 9.12.	Other Agents; Arrangers and Managers	~~189~~200
Section 9.13.	Withholding Tax Indemnity	~~189~~200
Section 9.14.	Appointment of Supplemental Agents	~~190~~200
Section 9.15.	Certain ERISA Matters	~~190~~201
Section 9.16.	Recovery of Erroneous Payments	~~191~~202

ARTICLE 10 MISCELLANEOUS		~~192~~202

Section 10.01.	Amendments, Etc.	~~192~~202
Section 10.02.	Notices and Other Communications; Facsimile Copies	~~195~~205
Section 10.03.	No Waiver; Cumulative Remedies	~~196~~207
Section 10.04.	Attorney Costs and Expenses	~~196~~207
Section 10.05.	Indemnification by the Borrower	~~197~~208
Section 10.06.	Payments Set Aside	~~198~~209
Section 10.07.	Successors and Assigns	~~198~~209
Section 10.08.	Confidentiality	~~205~~217
Section 10.09.	Setoff	~~206~~218
Section 10.10.	Interest Rate Limitation	~~207~~218
Section 10.11.	Counterparts	~~207~~219
Section 10.12.	Integration; Termination	~~207~~219
Section 10.13.	Survival of Representations and Warranties	~~207~~219
Section 10.14.	Severability	~~207~~219
Section 10.15.	GOVERNING LAW	~~208~~219
Section 10.16.	WAIVER OF RIGHT TO TRIAL BY JURY	~~208~~220
Section 10.17.	Binding Effect	~~208~~220
Section 10.18.	USA PATRIOT Act; Beneficial Ownership	~~208~~220
Section 10.19.	No Advisory or Fiduciary Responsibility	~~209~~220
Section 10.20.	[Reserved]	~~209~~221
Section 10.21.	Effect of Certain Inaccuracies	~~210~~221

-iii-

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Page

Section 10.22.	Judgment Currency	~~210~~222
Section 10.23.	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~210~~222
Section 10.24.	Cashless Rollovers	~~210~~222
Section 10.25.	Acknowledgment Regarding any Supported QFCs	~~211~~222

ARTICLE 11 GUARANTY		~~211~~223

Section 11.01.	The Guaranty	~~211~~223
Section 11.02.	Obligations Unconditional	~~212~~224
Section 11.03.	Reinstatement	~~213~~224
Section 11.04.	Subrogation; Subordination	~~213~~225
Section 11.05.	Remedies	~~213~~225
Section 11.06.	Instrument for the Payment of Money	~~213~~225
Section 11.07.	Continuing Guaranty	~~213~~225
Section 11.08.	General Limitation on Guarantee Obligations	~~213~~225
Section 11.09.	Information	~~213~~225
Section 11.10.	Release of Guarantors	~~214~~225
Section 11.11.	Right of Contribution	~~214~~226
Section 11.12.	Cross-Guaranty	~~214~~226

-iv-

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

SCHEDULES

1.01A	Commitments
1.01B	Collateral Documents
1.01C	Unrestricted Subsidiaries
1.01D	Existing Letters of Credit
5.05	Certain Liabilities
5.06	Litigation
5.07	Ownership of Property
5.09	Taxes
5.11	Subsidiaries and Other Equity Investments
6.16	Post-Closing Covenants
6.20	Transactions with Affiliates
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.05(f)	Dispositions
7.08	Certain Contractual Obligations
10.02	Administrative Agent’s Office
10.02(a)	Notice Information

EXHIBITS

Form of

A	Committed Loan Notice
B	Letter of Credit Issuance Request
C	Swing Line Loan Notice
D-1	Dollar Term Note
D-2	Euro Term Note
D-3	Revolving Credit Note
E-1	Compliance Certificate
E-2	Solvency Certificate
F	Assignment and Assumption
G	Security Agreement
H	Perfection Certificate
I	Intercompany Note
J-1	Equal Priority Lien Intercreditor Agreement
J-2	Junior Priority Lien Intercreditor Agreement
J-3	ABL Intercreditor Agreement
K	Administrative Questionnaire
L-1	Affiliated Lender Assignment and Assumption
L-2	Affiliated Lender Notice
L-3	Acceptance and Prepayment Notice
L-4	Discount Range Prepayment Notice
L-5	Discount Range Prepayment Offer
L-6	Solicited Discounted Prepayment Notice
L-7	Solicited Discounted Prepayment Offer
L-8	Specified Discount Prepayment Notice
L-9	Specified Discount Prepayment Response
M	United States Tax Compliance Certificate

-i-

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of October 21, 2021, among, initially Mozart Debt Merger Sub Inc., a Delaware corporation (“Merger Sub” and, prior to the consummation of the Acquisition, the “Borrower”), which, upon consummation of the Acquisition on the Closing Date, will be merged with and into, Medline Borrower, LP, a Delaware limited partnership, with Medline Borrower, LP surviving such merger (following the consummation of the Acquisition, the “Borrower”), Medline Intermediate, LP, a Delaware limited partnership (“Initial Holdings”), the other Guarantors (such term and any other capitalized terms used but not defined in this introductory paragraph and the Preliminary Statements below are defined in Section 1.01 below) party hereto from time to time, Bank of America, N.A., as Administrative Agent, Collateral Agent, a Swing Line Lender, an L/C Issuer, a Revolving Credit Lender and a Term Lender, each other L/C Issuer and each of the entities from time to time party hereto as lenders (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

Pursuant to that certain Purchase and Sale Agreement, dated as of June 5, 2021 (the “Purchase Agreement”), by and among Medline Industries, Inc. (the “Company”), Mozart Holdco, Inc. (“Seller”), Merger Sub, Mozart RE Debt Merger Sub Inc. and Mozart Buyer LP (“Buyer”), the Buyer will directly or indirectly acquire (the “Acquisition”) the Company, which Acquisition shall be effected pursuant to mergers, including the merger of Merger Sub with and into Medline Borrower, LP.

The Borrower has requested that the applicable Lenders extend credit to the Borrower in the form of (i) the Initial Dollar Term Loans on the Closing Date in an initial aggregate principal amount of $7,270,000,000, (ii) Initial Euro Term Loans in an initial aggregate principal amount of €435,000,000 and (iii) the Revolving Credit Facility in an initial aggregate principal amount of $1,000,000,000.

The proceeds of the Initial Term Loans, together with the proceeds of (i) the Senior Secured Notes, (ii) the Senior Unsecured Notes, (iii) the CMBS Loans, (iv) the Equity Investment and (v) all or a portion of the Initial Revolving Borrowing, together with cash on hand of the Company and its Subsidiaries, will be used by the Borrower to directly or indirectly consummate the Transactions, to pay the costs and expenses related to the Transactions and to fund cash to the Borrower’s balance sheet.

The proceeds of the Revolving Credit Facility will also be used by the Borrower and its Restricted Subsidiaries to replace, backstop or cash collateralize existing Letters of Credit, and for working capital and general corporate purposes (including permitted acquisitions) subject to the terms set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.  Defined Terms. As used in this Agreement (including in the Preliminary Statements hereto), the following terms shall have the meanings set forth below:

“ABL Credit Agreement” means an asset based revolving credit agreement under which the Borrower and the Guarantors incur ABL Obligations, including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing (as the same may be in effect from time to time).

“ABL Credit Agreement Collateral Agent” means the collateral agent for the lenders and other secured parties under the ABL Credit Agreement, together with its successors and permitted assigns under the ABL Credit Agreement.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“ABL Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit J-3 (which agreement in such form or with immaterial changes thereto the Collateral Agent is authorized to enter into) between the Collateral Agent and any ABL Credit Agreement Collateral Agent or other representatives for the holders of Indebtedness that is not prohibited under Section 7.03, and pursuant to which the Obligations are intended to be, secured by the Non-ABL Priority Collateral on a senior basis to the Liens securing the ABL Obligations and by the ABL Priority Collateral on a junior Lien basis to the Liens securing the Obligations.

“ABL Obligations” shall mean the “Obligations” (or any other similar term), as defined in the ABL Credit Agreement.

“ABL Priority Collateral” means all Collateral consisting of (a) accounts (other than to the extent constituting identifiable proceeds of Non-ABL Priority Collateral), (b) chattel paper and payment intangibles, (c) deposit accounts (and all balances, cash, checks and other negotiable instruments, funds and other evidences of payment held therein), securities accounts (and all balances, cash, checks, securities, securities entitlements, financial asset and instruments (whether negotiable or otherwise), funds and other evidences of payment held therein), and commodities accounts (and all balances, cash, checks, securities, securities entitlements, financial asset and instruments (whether negotiable or otherwise), other than a deposit account, securities account or commodities account containing exclusively identifiable proceeds of Non-ABL Priority Collateral, (d) all inventory, (e) to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing, all documents, general intangibles, instruments, investment property (other than Equity Interests), commercial tort claims, letters of credit, letter of credit rights and supporting obligations; provided, however, that, to the extent any of the foregoing also evidence, govern, secure or otherwise reasonably relate to any Non-ABL Priority Collateral, only that portion that evidences, governs, secures or primarily relates to ABL Priority Collateral shall constitute ABL Priority Collateral, (f) all books, records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing) and (g) all proceeds and products of any or all of the foregoing in whatever form received, including proceeds of business interruption and other insurance and claims against third parties.

“Acceptable Discount” has the meaning set forth in Section 2.05(a)(v)(D)(2).

“Acceptable Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit L-3.

“Acceptance Date” has the meaning set forth in Section 2.05(a)(v)(D)(2).

“Accounting Change” means any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary (determined as if references to the Borrower and its Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries or to such Converted Restricted Subsidiary and its Subsidiaries), as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.

“Acquired Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA”.

“Acquisition” has the meaning set forth in the Preliminary Statements to this Agreement.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Acquisition Consideration” shall mean, in connection with any acquisition, the aggregate amount (as valued at the fair market value of such acquisition at the time such acquisition is made) of, without duplication: (a) the purchase consideration paid or payable for such acquisition, whether payable at or prior to the consummation of such acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Indebtedness and/or Guarantee obligations, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business and (b) the aggregate amount of Indebtedness assumed in connection with such acquisition; provided in each case, that any such future payment that is subject to a contingency shall be considered acquisition Consideration only to the extent of the reserve; if any, required under GAAP (as determined at the time of the consummation of such acquisition) to be established in respect thereof by the Borrower or its Restricted Subsidiaries.

“Additional Lender” has the meaning set forth in Section 2.14(c).

“Additional Refinancing Lender” has the meaning set forth in Section 2.15(a).

“Adjusted Term SOFR” means, for any Interest Period, with respect to the Initial Dollar Term Loans and the Revolving Credit Loans, a rate per annum equal to Term SOFR; provided that (x) Adjusted Term SOFR in respect of any applicable Interest Period for the Initial Dollar Term Loans will be deemed to be 0.50% per annum if Adjusted Term SOFR for such Interest Period would otherwise be less than 0.50% per annum, (y) Adjusted Term SOFR in respect of any applicable Interest Period for the Revolving Credit Loans will be deemed to be 0.00% per annum if Adjusted Term SOFR for such Interest Period would otherwise be less than 0.00% per annum and (z) Adjusted Term SOFR in respect of any applicable Interest Period for the ~~Dollar Incremental~~Sixth Amendment 2028 Refinancing Term Loans and the Sixth Amendment 2030 Refinancing Term Loans will be deemed to be 0.50% per annum if Adjusted Term SOFR for such Interest Period would otherwise be less than 0.50% per annum.

“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates), in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit K or such other form as may be supplied from time to time by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Affiliated Lender” means, at any time, any Lender that is a direct or indirect holding company of Holdings or an Investor (or any Lender that is a direct or indirect holding company of any Person or group whose acquisition of beneficial ownership constitutes a Permitted Change of Control) (including portfolio companies of the Investors notwithstanding the exclusion in the definition of “Investors”) (other than Holdings, the Borrower or any of its Subsidiaries and other than any Debt Fund Affiliate) or a Non-Debt Fund Affiliate of an Investor at such time.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Affiliated Lender Assignment and Assumption” has the meaning set forth in Section 10.07(l)(i).

“Affiliated Lender Cap” has the meaning set forth in Section 10.07(l)(iii).

“Affiliated Lender Notice” means the notice substantially in the form of Exhibit L-2.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“All-In Yield” means, as to any Indebtedness on any date of determination, the effective yield paid by the Borrower on such Indebtedness as determined by the Borrower and the Administrative Agent in a manner consistent with generally accepted financial practices, taking into account (a) the applicable interest rate margins, (b) any interest rate “floors” (the effect of which floors shall be determined in a manner set forth in the proviso below and assuming that, if interest on such Indebtedness is calculated on the basis of a floating rate, that “Term SOFR”, “RFR” or similar component of such formula is included in the calculation of All-In Yield) or similar devices, (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) all fees, including upfront or similar fees or OID (amortized over the shorter of (x) the remaining Weighted Average Life to Maturity of such Indebtedness and (y) the four years following the date of incurrence thereof) payable generally by or on behalf of the Borrower to Lenders or other institutions providing such Indebtedness, but excluding arrangement fees, structuring fees, commitment fees, underwriting fees, closing payments or other similar fees, in each case payable to any lead arranger, bookrunner, manager, agent or Person in a similar capacity (or their affiliates) in connection with the commitment, syndication, marketing or offering of such Indebtedness and not payable to all Lenders, and customary consent or amendment fees paid generally to consenting Lenders (other than solely in connection with a Repricing Transaction) (and regardless of whether any such fees are paid to, or shared in whole or in part with, any Lender), ticking fees accruing prior to the funding of any such Indebtedness and any other fees of the type not paid or payable generally by or on behalf of the Borrower to Lenders or other institutions in connection with the commitment, marketing or offering of such Indebtedness; provided that, with respect to any Indebtedness that includes a “floor”, (A) to the extent that Adjusted Term SOFR, Term SOFR, RFR, any Successor Alternative Benchmark Rate or any Successor Benchmark Rate on the date that the All-In Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the All-In Yield and (B) to the extent that Adjusted Term SOFR, Term SOFR, RFR, any Successor Alternative Benchmark Rate or any Successor Benchmark Rate on the date that the All-In Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the All-In Yield.

“Alternative Currency” means any Approved Currency other than Dollars.

“Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension: (a) denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof; and (b) denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved pursuant to Section 1.09 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.09;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

provided that, (i) if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice and (ii) the Alternative Currency Daily Rate shall be subject to the proviso set forth in the definition of “RFR”.

“Alternative Currency Daily Rate Revolving Loan” means a Revolving Credit Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Revolving Loans must be denominated in an Alternative Currency.

“Amendment No. 1 Effective Date” means June 28, 2023.

“Applicable Asset Sale Percentage” means, (a) 100.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available is greater than 5.00 to 1.00, (b) 50.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available is equal to or less than 5.00 to 1.00 and greater than 4.50 to 1.00 and (c) 0.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available is equal to or less than 4.50 to 1.00, in each case, calculated on a Pro Forma Basis giving effect to such Disposition and related prepayment.

“Applicable Authority” means the supervisor for the Term SOFR Administrator or a Governmental Authority having jurisdiction over the Administrative Agent.

“Applicable Discount” has the meaning set forth in Section 2.05(a)(v)(C)(2).

“Applicable ECF Percentage” means, for any fiscal year, (a) 50.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year is greater than 5.00 to 1.00, (b) 25.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year is equal to or less than 5.00 to 1.00 and greater than 4.50 to 1.00 and (c) 0.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year is equal to or less than 4.50 to 1.00.

“Applicable Period” has the meaning set forth in Section 10.21.

“Applicable Proceeds” has the meaning set forth in Section 2.05(b)(ii).

“Applicable Rate” means:

(a)   with respect to the Initial Term Loans:

(i) with respect to Initial Dollar Term Loans, a percentage per annum equal to (x) for Term SOFR Loans, 2.75% and (y) for Base Rate Loans, 1.75%.

Notwithstanding the foregoing, after the consummation of a Qualified IPO (as certified by the Borrower to the Administrative Agent in a certificate signed by a Responsible Officer), the Applicable Rate at each of the categories in this clause (a)(i) shall automatically be reduced by a further 0.25% per annum,

(ii) with respect to the Initial Euro Term Loans, the following percentages per annum, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated First Lien Net Leverage Ratio	EURIBO Rate for EURIBO Rate Initial Euro Term Loans
1	> 3.75:1.00	2.75%
2	≤ 3.75:1.00 and > 3.25:1.00	2.50%
3	≤3.25:1.00	2.25%

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Notwithstanding the foregoing, after the consummation of a Qualified IPO (as certified by the Borrower to the Administrative Agent in a certificate signed by a Responsible Officer), the Applicable Rate at each of the categories in this clause (a)(ii) shall automatically be reduced by a further 0.25% per annum.

(b)    with respect to the ~~Dollar Incremental~~Sixth Amendment 2028 Refinancing Term Loans and the Sixth Amendment 2030 Refinancing Term Loans, a percentage per annum equal to (x) for Term SOFR Loans, ~~2.25~~2.00% and (y) for Base Rate Loans, ~~1.25~~1.00%.

Notwithstanding the foregoing, after the consummation of a Qualified IPO (as certified by the Borrower to the Administrative Agent in a certificate signed by a Responsible Officer), the Applicable Rate at each of the categories in this clause (b) shall automatically be reduced by a further 0.25% per annum.

(c)     with respect to Revolving Credit Loans, the following percentages per annum, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated First Lien Net Leverage Ratio	Term SOFR and RFR for Revolving Credit Loans	Base Rate for Revolving Credit Loans	Alternative Currency Daily Rate for Revolving Credit Loans
1	> 3.25:1.00	~~2.75~~2.00%	~~1.75~~1.00%	~~2.75~~2.00%
2	≤ 3.25:1.00	~~2.50~~1.75%	~~1.50~~0.75%	~~2.50~~1.75%

Notwithstanding the foregoing, after the consummation of a Qualified IPO (as certified by the Borrower to the Administrative Agent in a certificate signed by a Responsible Officer), the Applicable Rate at each of the categories in this clause (c) shall automatically be reduced by a further 0.25% per annum.

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Required Lenders, the highest pricing level (e.g., Pricing Level 1) shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

“Applicable Time” means, with respect to any Borrowings and payments in any Approved Foreign Currency, the local time in the place of settlement for such Approved Foreign Currency as shall be reasonably determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. In advance of the initial borrowing of a Revolving Credit Loan or issuance of a Letter of Credit, in each case, in any Approved Foreign Currency, the Administrative Agent or the applicable L/C Issuer, as applicable, shall provide the Borrower and Revolving Credit Lenders with written notice of the Applicable Time for any borrowings and payments in such Approved Foreign Currency. In the event no such notice is delivered by the Administrative Agent, the Borrower and any Revolving Credit Lender shall be required to make any borrowings and payments in accordance with the times specified herein for borrowings and payments in Dollars.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class and (b) with respect to Letters of Credit, (i) the relevant L/C Issuer (if applicable) and (ii) the Revolving Credit Lenders.

“Approved Counterparty” means (i) any Agent, Lender or any Affiliate of an Agent or Lender at the time (or after) it entered into a Swap Contract or a Treasury Services Agreement, as applicable, in its capacity as a party thereto, notwithstanding whether such Approved Counterparty may cease to be an Agent, Lender or an Affiliate of an Agent or Lender thereafter, as applicable and (ii) any other Person from time to time approved in writing by the Administrative Agent (not to be unreasonably withheld, delayed or conditioned).

“Approved Currency” means each of (i) Dollars, (ii) Euros, (iii) Sterling, (iv) Canadian Dollars and (v) any other currency that is approved in accordance with Section 1.09.

“Approved Foreign Currency” means any Approved Currency other than Dollars.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Assignees” has the meaning set forth in Section 10.07(b)(i).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit F hereto.

“Assignment Taxes” has the meaning set forth in Section 3.01(b).

“Attorney Costs” means and includes the reasonable and documented out-of-pocket fees, disbursements and other charges of any law firm or other external legal counsel.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(a)(v); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided further that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company Group (as defined in the Purchase Agreement) as of each of December 31, 2020 and December 31, 2019 and the related consolidated statements of comprehensive income, stockholders’ equity, and cash flows for the fiscal years ended on December 31, 2020 and December 31, 2019.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).

“Available Incremental Amount” has the meaning set forth in Section 2.14(d)(v).

“Available RP Capacity Amount” means 200% of (i) the amount of Restricted Payments that may be made at the time of determination pursuant to Sections 7.06(d), (g), (h), (l) and (p) minus (ii) the sum of the amount of the Available RP Capacity Amount utilized by the Borrower or any Restricted Subsidiary to (A) make Restricted Payments in reliance on Sections 7.06(d), (g), (h), (l) or (p), (B) make Investments pursuant to Section 7.02(n), (C) incur Indebtedness pursuant to Section 7.03(y) and (D) make prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity utilizing the Available RP Capacity Amount pursuant to Section 7.10 plus (iii) the aggregate principal amount of Indebtedness prepaid prior to or substantially concurrently at such time, solely to the extent such Indebtedness (A) was secured by Liens pursuant to Section 7.01(bb) or (B) was incurred pursuant to Section 7.03(y) and not secured pursuant to Section 7.01(bb) (it being understood that the amount under this clause (iii) shall only be available for use under Sections 7.01(bb) and/or 7.03(y), as applicable).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1%, (b) the Prime Rate in effect for such day and (c) Adjusted Term SOFR on such day (or if such day is not a Business Day, the immediately preceding Business Day) for deposits in Dollars for a one-month Interest Period plus 1.00%; provided that, for the avoidance of doubt, Term SOFR for any day shall be based on the Term SOFR Screen Rate, at approximately 11:00 a.m. (New York City time) two Business Days prior to such day, for a term of one month commencing on such day. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (a) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR, respectively. Notwithstanding the foregoing, the Base Rate in respect of (i) the Initial Term Loans will be deemed to be 1.50% if the Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 1.50%, (ii) the Revolving Credit Loans will be deemed to be 1.00% if the Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 1.00% and (iii) the ~~Dollar Incremental~~Sixth Amendment 2028 Refinancing Term Loans and the Sixth Amendment 2030 Refinancing Term Loans will be deemed to be 1.50% if the Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 1.50%.

“Base Rate Loan” means a Loan denominated in Dollars that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.

“Benchmark Discontinuation Event” has the meaning set forth in the definition of “RFR”.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” has the meaning set forth in Section 10.25(b)(i).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Blackstone Funds” means, individually or collectively, Blackstone Inc. and its Affiliates and any investment fund, co-investment vehicles and/or other similar vehicles or accounts, in each case managed or advised by Blackstone Inc. or one or more of its Affiliates, or any successors of any of the foregoing.

“Bona Fide Debt Fund” means any fund or investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course.

“Borrower” has the meanings set forth in the introductory paragraph hereto. “Borrower Materials” has the meaning set forth in Section 6.02.

“Borrower Offer of Specified Discount Prepayment” means the offer by any Company Party to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.05(a)(v)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Company Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.05(a)(v)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Company Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.05(a)(v)(D).

“Borrowing” means a Revolving Credit Borrowing or a Term Borrowing of a particular Class, as the context may require.

“Borrowing Base” shall mean, as of any date, an amount equal to the sum of:

(a) 90% of the face amount of all accounts receivable owned by the Borrower and the Restricted Subsidiaries; plus

(b) 90% of the book value of all inventory owned by the Borrower and the Restricted Subsidiaries; plus

(c) 100% of all cash and Cash Equivalents held in a deposit account pledged or to be pledged for the benefit of the lenders under an ABL Credit Agreement;

in each case, of the Borrower and its Restricted Subsidiaries in accordance with GAAP, as of the most recently ended fiscal month internally available to the Borrower immediately preceding the date of determination and measured as of the date of incurrence or establishment of commitments (at the Borrower’s election). The Borrowing Base shall be calculated on a Pro Forma Basis to include any accounts receivable and inventory owned by an entity that is to be merged with or into or acquired by the Borrower or a Restricted Subsidiary or is to become a Restricted Subsidiary on the date of determination or any Cash and Cash Equivalents of such entity that will become subject to clause (c) above.

“Business Day” means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or the state where the Administrative Agent’s Office is located, (b) if such day relates to any interest rate settings as to an RFR Loan (other than any RFR Loan denominated in an Alternative Currency), any fundings, disbursements, settlements and payments in respect of any such RFR Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such RFR Loan, means a day on which dealings in deposits in the applicable Approved Currency are conducted by and between banks in the applicable interbank market, (c) if such day relates to any interest rate settings as to an RFR Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such RFR Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such RFR Loan, means any such day described in clause (a) above that is also a TARGET Day, (d) if

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such day relates to any interest rate settings as to an Alternative Currency Daily Rate Revolving Loan denominated in Sterling, any fundings, disbursements, settlements and payments in respect of any such Alternative Currency Daily Rate Revolving Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Alternative Currency Daily Rate Revolving Loan, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom and (e) if such day relates to any interest rate settings as to an RFR Loan denominated in an Alternative Currency (other than Euros) or Alternative Currency Daily Rate Revolving Loan denominated in an Alternative Currency (other than Euros and Sterling), any fundings, disbursements, settlements and payments in respect of any such Loans, or any other dealings to be carried out pursuant to this Agreement in respect of any such Loans, means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency; provided, however, that, when used in connection with a Term SOFR Loan, the term “Business Day” shall mean a U.S. Government Securities Business Day.

“Business Expansion” mean (a) each facility which is either a new facility, branch, store or office or an expansion, relocation, remodeling or substantial modernization of an existing facility, branch, store or office owned by the Borrower or the Restricted Subsidiaries and (b) each creation or expansion into new markets (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Buyer” has the meaning set forth in the Preliminary Statements to this Agreement. “Canadian Dollars” means lawful money of Canada.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Financing Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and the Restricted Subsidiaries.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.

“Carlyle Funds” means, individually or collectively, CP VII Circle, L.P and one or more investment funds advised, managed or Controlled by the foregoing and, in each case (whether individually or as a group), Affiliates of the foregoing.

“Cash Collateral” has the meaning set forth in Section 2.03(g).

“Cash Collateral Account” means a blocked account at a commercial bank specified by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning set forth in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(1)   Dollars;

(2)   (a) cash in such local currencies held by the Borrower or any Restricted Subsidiary from time to time in the ordinary course of business or consistent with past practice, (b) Canadian Dollars, (c) Sterling, Euros or any national currency of any participating member state of the Economic and Monetary Union (EMU) or (d) other currencies held by the Borrower or the Restricted Subsidiaries from time to time in the ordinary course of business or consistent with past practice or industry norm;

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(3)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4)   certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding 24 months and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $100,000,000 (or the dollar equivalent thereof in foreign currencies as of the date of determination);

(5)   repurchase obligations for underlying securities of the types described in clauses (3), (4), (7) and (8) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6)   commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s, at least A-2 by S&P or at least F-2 by Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7)   marketable short-term money market and similar funds having a rating of at least P-2, A-2 or F-2 from Moody’s, S&P or Fitch, respectively (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency);

(8)   readily marketable direct obligations issued by, or unconditionally guaranteed by, any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof, in each case having an investment grade rating from either Moody’s, S&P or Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency) with maturities of 24 months or less from the date of acquisition;

(9    readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an investment grade rating from either Moody’s, S&P or Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10)   Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P, A-2 (or the equivalent thereof) or better by Moody’s or F-2 by Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency);

(11)   securities with maturities of 24 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(12)   Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P, “A-2” or higher from Moody’s or “F-2” or higher from Fitch with maturities of 24 months or less from the date of acquisition; and

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(13)   investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (12) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11), (12) and (13) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes regardless of the treatment of such items under GAAP.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or Real Property to replace or repair such equipment, fixed assets or Real Property.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change of Control” shall be deemed to occur if:

(a) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holder, the Borrower or any Guarantor; provided that such sale, lease, transfer, conveyance or other disposition shall not constitute a Change of Control unless any Person (other than any Permitted Holder or a Holding Company) or Persons (other than any Permitted Holders or a Holding Company) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act as in effect on the Closing Date), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the Closing Date), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act as in effect on the Closing Date), directly or indirectly, of more than 50%, on a fully diluted basis, of the total voting power of the Voting Stock of the transferee Person in such sale, lease, transfer, conveyance or other disposition of assets, as the case may be; or

(b)  the Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act as in effect on the Closing Date), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the Closing Date), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act as in effect on the Closing Date) of more than 50%, on a fully diluted basis, of the total voting power of the Voting Stock of the Borrower directly or indirectly through any of its direct or indirect parent holding companies, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint directors (or similar position) having a majority of the aggregate votes on the board of directors (or similar body) of the Borrower;

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correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

provided that the occurrence of a Permitted Change of Control shall not be deemed a Change of Control.

Notwithstanding anything to the contrary in this definition or any provision of Rule 13d-3 of the Exchange Act (or any successor provision), (i) a Person or group shall not be deemed to beneficially own Voting Stock (x) to be acquired by such Person or group pursuant to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Borrower owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group (other than Permitted Holders) will not be deemed to beneficially own Voting Stock of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s direct or indirect parent holding companies (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock of such Person’s direct or indirect parent holding companies and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

For purposes of this definition and any related definition to the extent used for purposes of this definition, at any time when 50.0% or more of the total voting power of the Voting Stock of the is directly or indirectly owned by parent holding companies, all references to the Borrower shall be deemed to refer to its ultimate parent holding company (but excluding any Permitted Holder) that directly or indirectly owns such Voting Stock.

“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Extended Revolving Credit Commitments of a given Extension Series, Extended Term Loans of a given Extension Series, Revolving Commitment Increases, Other Revolving Credit Commitments, Initial Dollar Term Commitments, Initial Euro Term Commitments, Incremental Term Commitments (including the Dollar Incremental Term Commitments) or Refinancing Term Commitments of a given Refinancing Series (including the Sixth Amendment 2028 Refinancing Term Commitment and the Sixth Amendment 2030 Refinancing Term Commitment) and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Revolving Credit Loans under Revolving Commitment Increases, Revolving Credit Loans under Extended Revolving Credit Commitments of a given Extension Series, Revolving Credit Loans under Other Revolving Credit Commitments, Initial Dollar Term Loans, Initial Euro Term Loans, Incremental Term Loans (including the Dollar Incremental Term Loans), Sixth Amendment 2028 Refinancing Term Loans, Sixth Amendment 2030 Refinancing Term Loans, Refinancing Term Loans of a given Refinancing Series or Extended Term Loans of a given Extension Series. Revolving Credit Commitments, Incremental Revolving Credit Commitments, Extended Revolving Credit Commitments, Other Revolving Credit Commitments, Initial Dollar Term Commitments, Initial Euro Term Commitments, Incremental Term Commitments (including the Dollar Incremental Term Commitments) or Refinancing Term Commitments (including the Sixth Amendment 2028 Refinancing Term Commitment and the Sixth Amendment 2030 Refinancing Term Commitment) (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class. There shall be no more than an aggregate of four Classes of revolving credit facilities and eight Classes of term loan facilities under this Agreement at any time outstanding under this Agreement. For the avoidance of doubt, the Dollar Incremental Term Loans shall constitute a separate Class from the Initial Dollar Term Loans on and after the Third Amendment Effective Date. For the avoidance of doubt, the Sixth Amendment 2028 Refinancing Term Loans shall constitute a separate Class from the Sixth Amendment 2030 Refinancing Term Loans on and after the Sixth Amendment Effective Date.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Closing Date” means October 21, 2021, the first date on which all conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.

“Closing Date Refinancing” means the repayment in full of all outstanding indebtedness under the Existing Credit Agreement and the termination of all commitments thereunder and all security interests and guarantees in connection therewith.

“Closing Fees” means those fees required to be paid on the Closing Date pursuant to the Fee Letter. “CMBS Assets” means, collectively, all real property and related assets owned by the Borrower and its Subsidiaries located in the United States.

“CMBS Borrower Subsidiary” means any Subsidiary of Holdings (i) party to a CMBS Loan, indenture or other financing secured or supported by interests in CMBS Assets and other real property, (ii) any Subsidiary of a Person described in the foregoing clause (i), or (iii) otherwise designated by the Borrower as a “CMBS Borrower Subsidiary” from time to time.

“CMBS Loans” means, collectively, one or more mortgage and mezzanine loans or other loans or other indebtedness secured or supported by interests in one or more CMBS Assets.

“CMBS Reorganization Transactions” means any transactions among Holdings, the Borrower or any of their respective Subsidiaries in connection with any CMBS Loans or any other loans or indebtedness in connection with any financing of CMBS Assets, which may include, among other things, (a) creating an opco/propco structure (including creating CMBS Borrower Subsidiaries and designating such CMBS Borrower Subsidiaries as Unrestricted Subsidiaries, which for the avoidance of doubt shall not use any basket capacity under this Agreement), (b) executing master leases (and the guaranty of any such lease by Holdings, the Borrower or any Restricted Subsidiary) and subleases to Affiliates of the Borrower and (c) reorganizing or restructuring any of the CMBS Assets, including asset transfers, Restricted Payments, Investments and affiliate transactions in order to transfer CMBS Assets to the CMBS Borrower Subsidiaries.

“Co-Issuer” means Medline Co-Issuer, Inc. a Delaware corporation.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means (i) the “Collateral” as defined in the Security Agreement, (ii) all the “Collateral” or “Pledged Assets” (or similar term) as defined in any other Collateral Document and (iii) any other assets pledged or in which a Lien is granted, in each case, pursuant to any Collateral Document.

“Collateral Agent” means Bank of America, in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)  the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a) or from time to time pursuant to Section 6.11, Section 6.13, Section 6.16 or the Security Agreement, subject to the limitations and exceptions of this Agreement, duly executed by each Loan Party party thereto;

(b) the Obligations shall have been guaranteed by Holdings and each Subsidiary of the Borrower (other than the Excluded Subsidiaries) pursuant to the Guaranty;

Medline Inc. has requested confidential treatment of this registration statement and associated

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(c)  the Obligations and the Guaranty shall have been secured pursuant to the Security Agreement by a perfected security interest in (i) all the Equity Interests of the Borrower and (ii) all Equity Interests of each Restricted Subsidiary (that is not an Excluded Subsidiary (other than any Restricted Subsidiary that is an Excluded Subsidiary solely pursuant to clause (f) or (j)(y) of the definition thereof)) directly owned by any Loan Party, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction) (and the Collateral Agent shall have, subject to the exceptions described in the Security Agreement, received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank);

(d)  all Pledged Debt owing to Holdings or any other Loan Party that is evidenced by a promissory note shall have been delivered to the Collateral Agent pursuant to the Security Agreement and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(e)  the Obligations and the Guaranty shall have been secured by a perfected security interest in substantially all now owned or at any time hereafter acquired tangible and intangible assets of each Loan Party (including Equity Interests, intercompany debt, accounts, inventory, equipment, investment property, contract rights, IP Rights, other general intangibles and proceeds of the foregoing), in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction), in each case with the priority required by the Collateral Documents (and for the avoidance of doubt, if applicable, with respect to the ABL Priority Collateral, the priority required by any ABL Intercreditor Agreement upon execution thereof);

(f)  [reserved];

(g)  except as otherwise contemplated by this Agreement or any Collateral Document, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and United States Copyright Office, required by the Collateral Documents, applicable Law or reasonably requested by the Collateral Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; and

(h)  after the Closing Date, each Restricted Subsidiary of the Borrower that is not then a Guarantor and not an Excluded Subsidiary shall become a Guarantor and signatory to this Agreement pursuant to a joinder agreement in accordance with Section 6.11 or 6.13 and a party to the Collateral Documents in accordance with Section 6.11; provided that notwithstanding the foregoing provisions, any Subsidiary of the Borrower that Guarantees (other than Guarantees by a Foreign Subsidiary of Indebtedness of another Foreign Subsidiary and any Designated Alternative Security Indebtedness) the Senior Notes, any ABL Credit Agreement or any Junior Financing with a principal amount in excess of the Threshold Amount or any Permitted Refinancing of any of the foregoing shall be a Guarantor hereunder for so long as it Guarantees such Indebtedness.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A)  the foregoing definition shall not require, unless otherwise stated in this clause (A), the creation or perfection of pledges of, security interests in, mortgages on, or the obtaining of title insurance or taking other actions with respect to the following (collectively, the “Excluded Assets”): (i) any property or assets owned by any Foreign Subsidiary (unless such Subsidiary becomes a Loan Party), any Unrestricted Subsidiary (unless such Unrestricted Subsidiary becomes a Guarantor at the option of the Borrower) or any Subsidiary which is not a Loan Party, (ii) any lease, license, contract, agreement or other general intangible or any property subject to a purchase money security interest, Financing Lease Obligation or similar arrangement, in each case permitted or otherwise not prohibited under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license, contract, agreement or

Medline Inc. has requested confidential treatment of this registration statement and associated

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other general intangible, Financing Lease Obligations or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable Law notwithstanding such prohibition, (iii) any interest in Real Property, (iv) any interest in leased Real Property (including any requirement to deliver landlord waivers, estoppels and collateral access letters), (v) motor vehicles, aircrafts, airframes, aircrafts engines or helicopters and other assets subject to certificates of title, (vi) Margin Stock and Equity Interests of any Person other than the Borrower and each wholly owned Subsidiary of the Borrower that is a Restricted Subsidiary (that is also not an Excluded Subsidiary (other than any Restricted Subsidiary that is an Excluded Subsidiary solely pursuant to clause (f) or (j)(y) of the definition thereof)), (vii) any intent-to-use trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, that granting a security interest in such trademark application prior to such filing would impair the enforceability or validity, or result in the voiding, of such trademark application (or any registration that may issue therefrom) under applicable federal Law, (viii) any property or assets to the extent a security interest therein would result in material adverse tax consequences to Holdings, the Borrower, any direct or indirect parent entity of the Borrower or any of the Borrower’s direct or indirect Subsidiaries, as reasonably determined by the Borrower in consultation with the Administrative Agent, (ix) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security in any such license, franchise, charter or authorization is prohibited or restricted thereby, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable Law notwithstanding such prohibition or restriction, (x) any assets to the extent pledges and security interests therein are prohibited or restricted by applicable Law whether on the Closing Date or thereafter (including any requirement to obtain the consent of any governmental authority or third party (other than a Loan Party)), (xi) all commercial tort claims, (xii) any deposit accounts, securities accounts or any similar accounts (including securities entitlements) (in each case, other than to the extent constituting proceeds of Collateral) and any other accounts used solely as payroll and other employee wage and benefit accounts, tax accounts (including, without limitation, sales tax accounts) and any tax benefits accounts, escrow accounts, fiduciary or trust accounts and any funds and other property held in or maintained in any such accounts, (xiii) letter of credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral may be accomplished by the filing of a Uniform Commercial Code financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement), (xiv) cash and Cash Equivalents (other than cash and Cash Equivalents constituting proceeds of Collateral), (xv) any particular assets if the burden, cost or consequence of creating or perfecting such pledges or security interests in such assets is excessive in relation to the benefits to be obtained therefrom by the Lenders under the Loan Documents as reasonably determined by the Borrower in consultation with the Administrative Agent, (xvi) voting Equity Interests in any Foreign Subsidiary, CFC or any FSHCO, in each case, representing more than 65% of the voting power of all outstanding Equity Interests of such Foreign Subsidiary, CFC or FSHCO, (xvii) so long as there is an ABL Credit Agreement outstanding, any assets that would otherwise constitute ABL Priority Collateral that is not then subject to a Lien securing the obligations in respect of the ABL Credit Agreement at such time and (xviii) proceeds from any and all of the foregoing assets described in clauses (i) through (xvii) above to the extent such proceeds would otherwise be excluded pursuant to clauses (i) through (xvii) above;

(B)  (i) the foregoing definition shall not require control agreements with respect to any cash, deposit accounts or securities accounts or any other assets requiring perfection through control agreements; (ii) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required (and the Collateral Agent shall not be permitted to take any actions under such laws of any such non-U.S. jurisdiction) in order to create any security interests in assets located or titled outside of the U.S., including any intellectual property registered in any non-U.S. jurisdiction, or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction); and (iii) except to the extent that perfection and priority may be achieved by the filing of a financing statement under the Uniform Commercial Code with respect to the Borrower or a Guarantor, the Loan Documents shall not contain any requirements as to perfection or priority with respect to any assets or property described in clause (i) or (ii) of this clause (B);

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(C)  the Collateral Agent in its discretion may grant extensions of time for the creation or perfection of security interests in, and mortgages on, or obtaining of title insurance or surveys or taking other actions with respect to, particular assets (including extensions beyond the Closing Date) where it reasonably determines, in consultation with the Borrower, that the creation or perfection of security interests and mortgages on, or obtaining of title insurance or surveys or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents; provided that the Collateral Agent shall have received on or prior to the Closing Date (i) Uniform Commercial Code financing statements in appropriate form for filing under the Uniform Commercial Code in the jurisdiction of incorporation or organization of each Loan Party and (ii) any certificates or instruments representing or evidencing Equity Interests of the Borrower and its Domestic Subsidiaries (other than Equity Interests constituting Excluded Assets) accompanied by instruments of transfer and stock powers undated and endorsed in blank (or confirmation in lieu thereof reasonably satisfactory to the Collateral Agent or its counsel that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel); provided further that the Collateral Agent shall have received the items set forth on Schedule 6.16 on or prior to the date(s) set forth therein;

(D)  in the event that a Foreign Subsidiary becomes a Guarantor such Loan Party shall grant a perfected lien on substantially all of its assets pursuant to arrangements reasonably agreed between the Administrative Agent and the Borrower, pursuant to documentation and subject to customary limitations in such jurisdiction as may be reasonably agreed between the Administrative Agent and the Borrower, and nothing in the definition of “Excluded Asset” or other limitation in this Agreement shall in any way limit or restrict the pledge of assets and property by any such Foreign Subsidiary that is a Guarantor or the pledge of the Equity Interests of such Foreign Subsidiary by any other Loan Party that holds such Equity Interests;

(E)  Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations (if any) set forth in this Agreement and the Collateral Documents; and

(F)  with respect to any ABL Priority Collateral, (i) any consent, judgment or discretion described above that may be exercised by the Administrative Agent or the Collateral Agent with respect to the inclusion or exclusion of an asset as Collateral shall be deemed to be exercised in the same manner as the consent, judgment or discretion of the ABL Credit Agreement Collateral Agent and (ii) to the extent that the ABL Credit Agreement Collateral Agent is satisfied with or agrees to any deliveries or documents required under this definition or any extensions of time for the taking of any actions in accordance with the provisions of this definition, the Collateral Agent and/or the Administrative Agent, as the case may be, shall be deemed to be satisfied with the forms of such deliveries or documents for purposes of the corresponding deliveries or documents provided under this Agreement and the other Loan Documents and/or shall be deemed to have agreed to such extensions of time for all purposes of this Agreement and the other Loan Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, collateral assignments, security agreements, pledge agreements, intellectual property security agreements or other similar agreements delivered to the Administrative Agent or the Collateral Agent pursuant to Section 4.01, Section 6.11, Section 6.13 or Section 6.16 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Credit Commitment, Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment of a given Extension Series, Other Revolving Credit Commitment of a given Refinancing Series, Initial Dollar Term Commitment, Initial Euro Term Commitment, Incremental Term Commitment (including a Dollar Incremental Term Commitment) or Refinancing Term Commitment of a given Refinancing Series (including the Sixth Amendment 2028 Refinancing Term Commitment and the Sixth Amendment 2030 Refinancing Term Commitment), as the context may require.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Commitment Fee Rate” means with respect to the unused Revolving Credit Commitments:

(i) until delivery of the Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter ending March 26, 2022 and thereafter at any time at which the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) is greater than 5.00 to 1.00, a percentage per annum equal to 0.50%; and

(ii) at any time upon or after the delivery of the Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter ending March 26, 2022, (a) if the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) is less than or equal to 5.00 to 1.00 and greater than 4.50 to 1.00, a percentage per annum equal to 0.375% and (b) if the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) is less than or equal to 4.50 to 1.00, a percentage per annum equal to 0.25%.

Any increase or decrease in the Commitment Fee Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Required Lenders, the highest Commitment Fee Rate (e.g., 0.50%) shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Commitment Fee Rate otherwise determined in accordance with this definition shall apply).

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans or RFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §§ 1 et seq.).

“Communication” has the meaning set forth in Section 10.02(b).

“Company” has the meaning given to such term in the Preliminary Statements hereto.

“Company Parties” means the collective reference to Holdings and its Restricted Subsidiaries, including the Borrower, and “Company Party” means any one of them.

“Compensation Period” has the meaning set forth in Section 2.12(c).

“Compliance Certificate” means a certificate substantially in the form of Exhibit E-1.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period:

(1)  increased (without duplication) by the following, in each case (other than with respect to clauses (f), (h), (k), (m) and the applicable pro forma adjustments in clause (o)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(a)  (x) provision for taxes based on income, profits or capital, including, without limitation, federal, state, municipal and foreign franchise and similar taxes and sales taxes (such as the Delaware franchise tax, the Pennsylvania capital tax, Texas margin tax and provincial capital taxes paid in Canada) and withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations), (y) if the Borrower is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of the Borrower in respect of such period in accordance with Section 7.06 and (z) the net tax expense associated with any adjustments made pursuant to clauses (1) through (22) of the definition of “Consolidated Net Income”; plus

(b)  Fixed Charges for such period (including (w) non-cash rent expense, (x) net losses or any obligations on Swap Obligations or other derivative instruments, (y) bank fees, letter of credit fees and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(o) through (z) in the definition thereof); plus

(c)  the total amount of depreciation and amortization expenses and capitalized fees, including, without limitation, the amortization of capitalized fees related to any Qualified Securitization Facility and the amortization of intangible assets, content databases, internal labor costs, deferred financing costs, debt issuance costs, commissions, fees and expenses, and any Capitalized Software Expenditures of the Borrower and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; plus

(d)  the amount of any equity-based or non-cash compensation charges or expenses, including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights; plus

(e)  any other non-cash charges, expenses or losses, including non-cash losses on the sale of assets and any write-offs or write-downs reducing Consolidated Net Income for such period and any non-cash expense relating to the vesting of warrants (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may elect not to add back such non-cash charge in the current period and (B) to the extent the Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(f)  the amount of any non-Controlling interest or minority interest expense consisting of Subsidiary income attributable to non-Controlling or minority equity interests of third parties in any non-wholly owned Subsidiary; plus

(g)  the amount of (x) board fees, management, monitoring, consulting, transaction, advisory and other fees (including termination fees) and indemnities, costs and expenses paid or accrued in such period to the Permitted Holders or otherwise to any member of the board of directors (or similar body) of Holdings, the Borrower, any Permitted Holder or any Affiliate of a Permitted Holder, in each case, to the extent permitted under Section 6.20, (y) payments made to option holders of the Borrower or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case to the extent permitted in the Loan Documents and (z) the amount of any fees and other compensation paid to the members of the board of directors (or similar body) of the Borrower or any of its parent entities; plus

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(h)  the amount of (x) pro forma adjustments, including pro forma “run rate” cost savings (including sourcing), operating expense reductions, operating improvements (including the entry into material contracts and arrangements) and cost synergies and other synergies (collectively, “Run Rate Benefits”) related to the Transactions that are reasonably identifiable and projected by the Borrower in good faith to result from or relating to actions that have been taken or initiated, have been committed to be taken or initiated, with respect to which substantial steps have been taken or initiated (in the good-faith determination of the Borrower) within 36 months after the Closing Date (including from any actions taken in whole or in part prior to the Closing Date), net of the amount of actual benefits realized during such period from such actions and (y) pro forma Run Rate Benefits related to mergers and other business combinations, acquisitions, investments, dispositions, divestitures, restructurings, operating improvements, cost savings initiatives, new or revised contracts, discontinued operations, operational changes, Business Expansions, Tax Restructuring and other similar transactions or initiatives (including the modification and renegotiation of contracts and other arrangements) and including Consolidated EBITDA pursuant to contracted pricing (assuming the highest contracted rate) (any such operating improvement, restructuring, cost savings initiative or other transaction, action or initiative, a “Run Rate Initiative”) that are reasonably identifiable and projected by the Borrower in good faith to result from or relating to actions that have been taken or initiated, have been committed to be taken or initiated, with respect to which substantial steps have been taken or initiated (in each case, including any steps or actions taken in whole or in part prior to the Closing Date or the applicable consummation date of such transaction, initiative or event) or are expected to be taken (in the good-faith determination of the Borrower) within 36 months after any such transaction, initiative, contract or event is consummated or entered into, net the amount of actual benefits realized during such period from such actions, in each case, calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, product margin and other synergies and Consolidated EBITDA had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions, product margin and other synergies and Consolidated EBITDA were realized on the first day of the applicable period for the entirety of such period; provided that no cost savings, operating expense reductions, product margin and other synergies and Consolidated EBITDA shall be added pursuant to this clause (h) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; plus

(i)  (A) the amount of any fee, loss, charge, expense, cost, accrual or reserve of any kind incurred or accrued in connection with sales of receivables and related assets in connection with any Qualified Securitization Facility and (B) Securitization Fees and the amount of loss on sale of receivables and related assets to the Securitization Subsidiary in connection with a Securitization Facility; plus

(j)  any costs or expense incurred by the Borrower or a Restricted Subsidiary or a direct or indirect parent entity of the Borrower to the extent paid by the Borrower pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests) solely to the extent that such cash proceeds or net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(k)  cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l)  any net losses, charges, expenses, costs or other payments (including all fees, expenses or charges related thereto) (i) from disposed, abandoned or discontinued operations, (ii) in respect of facilities no longer used or useful in the conduct of the business of the Borrower or its Restricted Subsidiaries, abandoned, closed, disposed or discontinued operations and any losses on disposal of abandoned, closed or discontinued operations and (iii) attributable to business dispositions or asset dispositions (other than in the ordinary course of business) as determined in good faith by the Borrower; plus

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(m)  at the option of the Borrower with respect to any quarterly period, an amount equal to the net change in deferred revenue at the end of such period from the deferred revenue at the end of the previous period; plus

(n)  compensation expense attributable to positive investment income with respect to funded deferred compensation account balances; plus

(o)  any other adjustments, exclusions and add-backs (but not including, for the avoidance of doubt, any deductions) reflected in (i) the Sponsors’ model delivered to the Lead Arrangers on or about May 19, 2021 and quality of earnings summaries delivered to the Lead Arrangers on or about June 2, 2021, (ii) any quality of earnings analysis prepared by independent registered public accountants of recognized national standing or any other accounting firm reasonably acceptable to the Administrative Agent and delivered to the Administrative Agent in connection with any Permitted Acquisition or other permitted Investment and (iii) page 43 of the Public Lender Presentation, to the extent such adjustments, exclusions and addbacks without duplication, continue to be applicable to such period; plus

(p)  the amount of any gains or losses arising from embedded derivatives in the customer contracts of the Borrower or a Restricted Subsidiary and any gain or loss attributable to mark-to-market adjustments in the valuation of pension liabilities, including actuarial gain or loss on pension and post-retirement plans, curtailments and settlements; plus

(q)  charges, expenses or losses incurred in connection with any Tax Restructuring; plus

(r)  charges relating to the sale of products in new locations, including start-up costs, initial testing and registration costs in new markets, the cost of feasibility studies, travel costs for employees engaged in activities relating to any or all of the foregoing and the allocation of general and administrative support in connection with any or all of the foregoing; plus

(s)  costs related to the implementation of operational and reporting systems and technology initiatives and one-time Public Company Costs; plus

(t)  charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and charges relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, employees’, consultants’, directors’ or managers’ compensation, fees and expense reimbursement, charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees;

(2)  decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a)  non-cash gains (including non-cash gains on the sale of assets) increasing Consolidated Net Income of the Borrower for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b)  any net income from disposed, abandoned, closed or discontinued operations or attributable to business dispositions or asset dispositions (other than in the ordinary course of business) as determined in good faith by the Borrower; plus

(c)  the reduction in compensation expense attributable to investment loss with respect to funded deferred compensation account balances; and

(3)  increased or decreased (without duplication) by, as applicable, any non-cash adjustments resulting from the application of FASB Interpretation No. 45 Guarantees, or any comparable applicable accounting standard.

There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Borrower or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) for the purposes of compliance with the covenant set forth in Section 7.09 and the calculation of the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, and the Consolidated Interest Coverage Ratio, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent. There shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of or, closed or classified as discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement for any period that includes any of the fiscal quarters ended on September 26, 2020, December 31, 2020, March 27, 2021 and June 26, 2021, Consolidated EBITDA for such fiscal quarters shall be $684,645,000, $787,391,000, $633,966,000 and $657,584,000, respectively, in each case, without duplication of any such adjustments already included in the amounts above, as may be subject to any adjustment set forth in the immediately preceding paragraph for any Test Period with respect to any acquisitions, dispositions or conversions occurring after the Closing Date, other adjustments contemplated by Sections 1.02(j)-(t) and clauses (1)(h) and (s) above.

“Consolidated First Lien Net Debt” means Consolidated Total Net Debt (other than any subordinated Indebtedness) minus the sum of (i) the portion of Indebtedness of the Borrower or any Restricted Subsidiary included in Consolidated Total Net Debt that is not secured by any Lien on the Collateral and (ii) the portion of Indebtedness of the Borrower or any Restricted Subsidiary included in Consolidated Total Net Debt that is secured by Liens on the Collateral, which Liens are expressly subordinated or junior to the Liens securing the Obligations.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

For the avoidance of doubt, Indebtedness outstanding under any ABL Credit Agreement will be deemed to be Consolidated First Lien Net Debt.

“Consolidated First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Net Debt as of the last day of such period to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period.

“Consolidated Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period to (b) Consolidated Interest Expense for the Borrower and its Restricted Subsidiaries for such period.

“Consolidated Interest Expense” means, for any period, the sum, without duplication, of:

(1)  consolidated cash interest expense of the Borrower and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of OID resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) [reserved], (d) the interest component of Financing Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Swap Obligations with respect to Indebtedness, and excluding (o) annual agency or similar fees paid to the administrative agents, collateral agents and other agents under this Agreement or other credit facilities, (p) any additional interest with respect to failure to comply with any registration rights agreement owing with respect to the Senior Notes or other securities, (q) costs associated with obtaining Swap Obligations, (r) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, (s) penalties and interest relating to taxes, (t) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (u) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-cash interest, (v) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the Closing Date, (w) Securitization Fees, commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Qualified Securitization Facility, (x) any accretion of accrued interest on discounted liabilities and any prepayment, make-whole or breakage premium, cost or penalty, (y) interest expense attributable to a parent entity resulting from push-down accounting, and (z) any lease, rental or other expense in connection with a Non-Financing Lease Obligation); plus

(2)  consolidated capitalized interest of the Borrower and its Restricted Subsidiaries for such period, whether paid or accrued (but excluding any interest capitalized, accrued, accreted or paid in respect of Subordinated Shareholder Funding and any pay in kind interest); less

(3)  cash interest income of the Borrower and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP (or, if not implicit, as otherwise determined in accordance with GAAP). Notwithstanding the foregoing, no interest payable in connection with any CMBS Loan or Foreign RE Loan shall be included in calculating Consolidated Interest Expense pursuant hereto.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis, and otherwise determined in accordance with GAAP and before any reduction in respect of preferred stock dividends; provided, however, that, without duplication,

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(1)  any extraordinary, exceptional, one-time, infrequent, non-operating, unusual or nonrecurring gains, losses or expenses (including all fees and expenses relating thereto) (including any extraordinary, exceptional, one-time, infrequent, non-operating, unusual or nonrecurring operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, exceptional unusual or nonrecurring items, charges or expenses (including relating to any multi-year strategic initiatives)), costs associated with preparations for, and implementation of, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and other Public Company Costs, Transaction Expenses, Permitted Change of Control Costs, restructuring and duplicative running costs, restructuring charges or reserves (including any restructuring charge relating to any Tax Restructuring), earn-out payments or other consideration paid or payable in connection with an acquisition to the extent recorded as cash compensation expense, relocation costs, start-up or initial costs for any project or new production line, division or new line of business, facility consolidation and closing costs, severance costs and expenses, one-time charges (including compensation charges), payments made pursuant to the terms of change-in-control agreements that the Borrower or a Restricted Subsidiary or a parent entity of the Borrower had entered into with employees of the Borrower, a Restricted Subsidiary or a parent entity of the Borrower, pre-opening, opening, consolidation, discontinuation, re-configuration, integration, ramp-up costs, moving and closing costs and expenses for locations, facilities and stores, losses, costs or cost inefficiencies related to facility or property disruptions or shutdowns, signing, retention and completion bonuses, recruiting costs, costs incurred in connection with any strategic initiatives, transition costs, litigation and arbitration costs and charges, expenses in connection with one-time rate changes, costs incurred in connection with acquisitions, investments and dispositions, travel and out-of-pocket costs, professional fees for legal, accounting and other services, human resources costs (including relocation bonuses), litigation and arbitration costs, charges, fees and expenses (including settlements), management transition costs, advertising costs, losses associated with temporary decreases in business volume and expenses related to maintaining underutilized personnel, non-recurring product and IP Rights development, other business optimization expenses or reserves (including costs and expenses relating to business optimization programs and new systems design and costs or reserves associated with improvements to IT and accounting functions, retention charges (including charges or expenses in respect of incentive plans), system establishment costs and implementation costs) and operating expenses attributable to the implementation of cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2)  at the election of the Borrower with respect to any quarterly period, the cumulative after-Tax effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies shall be excluded;

(3)  any net after-Tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;

(4)  any net after-Tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions (including dispositions of books of business, client lists or related goodwill in connection with the departure of related employees or producers) or abandonments or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business shall be excluded;

(5)  the net income for such period of any Person that is not the Borrower or a Subsidiary of the Borrower, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (including all cash paid from the CMBS Borrower Subsidiaries or Foreign RE Borrower Subsidiaries to the Borrower or any of its Subsidiaries or to the extent converted, or having the ability to be converted, into Cash Equivalents) to the Borrower or a Restricted Subsidiary thereof in respect of such period;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(6)  solely for purposes of determining the amount of Excess Cash Flow, the net income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in this Agreement), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or released (or such Person reasonably believes such restriction could be waived or released and is using commercially reasonable efforts to pursue such waiver or release); provided that the Consolidated Net Income of the Borrower and its Restricted Subsidiaries will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted, or having the ability to be converted, into cash or Cash Equivalents) to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7)  effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) in the Borrower’s consolidated financial statements pursuant to GAAP (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, loans and leases, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(8)  any after-Tax effect of income (loss) from the extinguishment or conversion of (i) Indebtedness, (ii) Swap Obligations or (iii) other derivative instruments shall be excluded;

(9)  any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10)  any equity-based or non-cash compensation or similar charge or expense or reduction of revenue including any such charge, expense or amount arising from grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity or equity-based incentive programs (“equity incentives”), any one-time cash charges associated with the equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements of the Borrower or any of its direct or indirect parent entities or subsidiaries), rollover, acceleration, or payout of Equity Interests by management, future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants or business partners of the Borrower or any of its direct or indirect parent entities or subsidiaries, and any cash awards granted to future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants or business partners of the Borrower and its Subsidiaries in replacement for forfeited equity awards, shall be excluded;

(11)  any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, investment, asset sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the Senior Notes and other securities and the syndication and incurrence of any Facility or any ABL Credit Agreement (including such fees, expenses or charges relating to the rating of the Senior Notes, other securities or any Facility by the Rating Agencies), issuance of Equity Interests of the Borrower or its direct or indirect parent entities, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Senior Notes or any ABL Credit Agreement and other securities and any Facility) and including, in each case, any such transaction consummated on or prior to the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic No. 805, Business Combinations), shall be excluded;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(12)  accruals and reserves that are established or adjusted in connection with the Transactions or after the closing of any acquisition or other Investment that are so required to be established or adjusted as a result of such acquisition in accordance with GAAP or changes as a result of modifications of accounting policies shall be excluded;

(13)  any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(14)  any non-cash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation, shall be excluded;

(15)  any net pension or post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Statement on Financial Accounting Standards No. 87, 106 and 112; and any other items of a similar nature, shall be excluded;

(16)  income or expense related to changes in the fair value of contingent liabilities recorded in connection with the Transactions or any acquisition or other Investment shall be excluded;

(17)  all discounts, commissions, fees and other charges (including interest expense) associated with any Qualified Securitization Facility shall be excluded;

(18)  the effects of adjustments to accruals and reserves during a period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates) shall be excluded;

(19)  any accruals or obligations accrued related to workers’ compensation programs to the extent that expenses deducted in the calculation of net income exceed the net amounts paid in cash related to workers’ compensation programs in that period,

(20)  the amount of any cash tax benefits related to the tax amortization of intangible assets in such period shall be included;

(21)  the following items shall be excluded:

(a)  any net gain or loss (after any offset) resulting in such period from Swap Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging,

(b)  any net gain or loss (after any offset) resulting in such period from currency translation or transaction gains or losses including those related to currency remeasurements of Indebtedness (including any net gain or loss resulting from Swap Obligations for currency exchange risk) and any other foreign currency translation or transactions gains and losses to the extent such gains or losses are non-cash items,

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(c)  any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation,

(d)  at the election of the Borrower with respect to any quarterly period, effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks, and

(e)  earn-out, non-compete and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments;

(f)  the impact of capitalized, accrued or accredited or pay in kind interest or principal on Subordinated Shareholder Funding; and

(22)  if such Person is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with Section 7.06(i)(iii) shall be included in calculating Consolidated Net Income as though such amounts had been paid as taxes directly by such Person for such period.

In addition, to the extent not already included in the Consolidated Net Income of the Borrower and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received or due from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.

“Consolidated Secured Net Debt” means Consolidated Total Net Debt (other than any subordinated Indebtedness) minus the portion of Indebtedness of the Borrower or any Restricted Subsidiary included in Consolidated Total Net Debt that is not secured by any Liens on the Collateral.

“Consolidated Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Net Debt as of the last day of such period to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period.

“Consolidated Total Net Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition), consisting of Indebtedness for borrowed money (discounted for any OID in connection with such indebtedness) and debt obligations evidenced by promissory notes, bonds, debentures, loan agreements or similar instruments, minus the aggregate amount of all Unrestricted Cash and Cash Equivalents on the balance sheet of the Borrower and its Restricted Subsidiaries as of such date; provided that Consolidated Total Net Debt shall not include Indebtedness (i) in respect of letters of credit (including Letters of Credit), except to the extent of unreimbursed amounts thereunder; provided further that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Net Debt until three Business Days after such amount is drawn and (ii) of Unrestricted Subsidiaries; it being understood, for the avoidance of doubt, that obligations under Swap Contracts or in respect of Non-Financing Lease Obligations, any CMBS Loans or any Foreign RE Loans do not constitute Consolidated Total Net Debt.

“Consolidated Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such period to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Consolidated Working Capital” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Contract Consideration” has the meaning set forth in the Section 2.05(b)(i).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”, “Controlled” and “Controlling” have the meanings set forth in the definition of “Affiliate”.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than the Investors, which directly or indirectly is in Control of, is Controlled by, or is under common Control with such Person and is organized by such Person (or any Person Controlling such Person) primarily for making direct or indirect equity or debt investments in the Borrower and/or other companies.

“Converted Restricted Subsidiary” has the meaning set forth in the definition of “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” has the meaning set forth in the definition of “Consolidated EBITDA”.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Covered Entity” has the meaning set forth in Section 10.25(b)(ii).

“Covered Party” has the meaning set forth in Section 10.25(a).

“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Lien Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Term Loans and Revolving Credit Loans (or Commitments in respect to Revolving Credit Loans), or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) subject to the Permitted Earlier Maturity Indebtedness Exception, such Indebtedness has a maturity no earlier than the later of the Latest Maturity Date and the maturity of the Refinanced Debt, and, in the case of Refinancing Term Loans, a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with the refinancing, (iii) the other terms and conditions of such Indebtedness shall either, at the option of the Borrower (I) reflect terms and conditions that are otherwise as agreed between the Borrower and the lender, holder or other provider of such Credit Agreement Refinancing Indebtedness (provided that to the extent any more restrictive financial maintenance covenant is added for the benefit of such Credit Agreement Refinancing Indebtedness, such financial maintenance covenant shall be added for the benefit of the Revolving Credit Facility that then benefits from such financial maintenance covenant and is remaining outstanding (except to the extent such financial maintenance covenant is applicable only to periods after the Latest Maturity Date of such Revolving Credit Facility)) or (II) if not consistent with the terms of the Refinanced Debt being refinanced or replaced, not materially more restrictive (taken as a whole) on the Borrower and its Restricted Subsidiaries (as determined by the Borrower) than those applicable to the Refinanced Debt being refinanced or replaced (except for (x) pricing, premiums, fees, rate floors and prepayment and redemption terms and (y) covenants or other provisions applicable only to periods

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

after the Latest Maturity Date at the time of incurrence of such Indebtedness and it being understood that to the extent any terms or conditions that are more restrictive than the applicable Facilities are added for the benefit of such (A) Credit Agreement Refinancing Indebtedness in the form of Refinancing Term Loans or refinancing notes or other debt securities (whether issued in a public offering, Rule 144A, private placement or otherwise), no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such terms or conditions are also added for the benefit of each Facility remaining outstanding after the incurrence or issuance of such Credit Agreement Refinancing Indebtedness or (B) Credit Agreement Refinancing Indebtedness in the form of Other Revolving Credit Commitments or Other Revolving Credit Loans, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such terms or conditions (x) are also added for the benefit of the Revolving Credit Facility or (y) applies only to periods after the Latest Maturity Date of such Revolving Credit Facility) (in each case, provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement), and (iv) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments thereunder terminated, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a)  the greater of (x) $2,375,000,000 and (y) beginning with the first day of the fiscal quarter ending June 25, 2022, 100% of LTM Consolidated EBITDA; plus

(b)  the greatest of (x) the Cumulative Retained Excess Cash Flow Amount at such time, (y) 50% of the Consolidated Net Income of the Borrower and its Restricted Subsidiaries for each fiscal quarter following the Closing Date for which financial statements are internally available, commencing with the fiscal quarter in which the Closing Date occurs and (z) (A) cumulative Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for each fiscal quarter following the Closing Date for which financial statements are internally available, commencing with the fiscal quarter in which the Closing Date occurs, minus (B) 1.5x cumulative Fixed Charges for such applicable fiscal quarter; plus

(c)  the Cumulative Retained Asset Sale Proceeds Amount at such time; plus

(d)  the cumulative amount of cash and Cash Equivalent proceeds (other than Excluded Contributions) and/or the fair market value of assets received from (i) the sale or transfer of Equity Interests (other than any Disqualified Equity Interests and other than any Designated Equity Contribution or the Equity Investment) of Holdings, the Borrower or any direct or indirect parent of the Borrower after the Closing Date and on or prior to such time (including upon exercise of warrants or options) or the issuance of Subordinated Shareholder Funding, which proceeds or assets have been contributed as common equity to the capital of the Borrower, (ii) any increase to the equity capital account of the Borrower as a result of any consolidation, merger or similar transaction between any Person (other than the Borrower or any Restricted Subsidiary) and the Borrower or any Restricted Subsidiary or (iii) the common Equity Interests of the Borrower (or Holdings or any direct or indirect parent of Holdings) (other than Disqualified Equity Interests of the Borrower (or any direct or indirect parent of the Borrower) and other than any Designated Equity Contribution or the Equity Investment) issued upon conversion of Indebtedness (other than Indebtedness that is contractually subordinated to the Obligations) of the Borrower or any Restricted Subsidiary of the Borrower owed to a Person other than a Loan Party or a Restricted Subsidiary of a Loan Party, in each case, not previously applied for a purpose other than use in the Cumulative Credit (including, for the avoidance of doubt, for the purposes of Section 7.03(m)(y)); plus

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(e)  100% of (i) the aggregate amount of contributions to the common capital (other than from a Restricted Subsidiary and other than any Designated Equity Contribution or the Equity Investment) of the Borrower received after the Closing Date (other than Excluded Contributions or the Equity Investment), excluding any such amount that has been applied in accordance with Section 7.03(m)(y), and (ii) the aggregate principal amount of Indebtedness incurred in reliance on Section 7.03(z); plus

(f)  100% of the aggregate amount received by the Borrower or any Restricted Subsidiary from:

(A)  the issuance, sale or other transfer or Disposition (other than to the Borrower or any Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, joint venture or any minority investments, or

(B)  any dividend or other distribution by an Unrestricted Subsidiary or received in respect of any minority investment (except to the extent increasing Consolidated Net Income and excluding Excluded Contributions or the Equity Investment), or

(C)  any interest, returns, profits, distributions and similar payments by an Unrestricted Subsidiary or joint venture or received in respect of any minority investments (except to the extent increasing Consolidated Net Income); plus

(g)  in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, the fair market value of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) so long as such Investments were originally made pursuant to Section 7.02(n)(y); plus

(h)  to the extent not already included in Consolidated Net Income, an amount equal to any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Borrower or any Restricted Subsidiary in respect of any Investments not prohibited hereunder; plus

(i)  100% of the aggregate amount of any Declined Proceeds; minus

(j)  any amount of the Cumulative Credit used to make Investments pursuant to Section 7.02(n)(y) after the Closing Date and prior to such time; minus

(k)  any amount of the Cumulative Credit used to pay dividends or make distributions pursuant to Section 7.06(h)(y) after the Closing Date and prior to such time; minus

(l)  any amount of the Cumulative Credit used to make payments or distributions in respect of Junior Financings pursuant to Section 7.10(a)(iv)(y) after the Closing Date and prior to such time.

“Cumulative Retained Asset Sale Proceeds Amount” means the cumulative portion (since the Closing Date) of the Net Proceeds of any Dispositions not required to be applied to prepay the Term Loans pursuant to Section 2.05(b)(ii) and the Net Proceeds of any Disposition not otherwise prohibited by Section 7.05, including those Net Proceeds not required to prepay the Term Loans due to the Applicable Asset Sale Percentage being less than 100%, but excluding, for the avoidance of doubt, any Declined Proceeds.

“Cumulative Retained Excess Cash Flow Amount” means the cumulative portion (since the Closing Date), not less than zero, of Excess Cash Flow not required to be applied to prepay the Loans pursuant to Section 2.05(b)(i).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Cure Expiration Date” has the meaning set forth in Section 8.05(a).

“Current Assets” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Cash Equivalents) of the Borrower and the Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments).

“Current Liabilities” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities of the Borrower and the Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is past due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, and (e) any Revolving Credit Exposure.

“Customary Escrow Provisions” shall mean customary prepayment or redemption terms relating to Escrowed Proceeds under escrow arrangements.

“Debt Facilities” means one or more credit facilities, debt facilities, loan agreements, indentures, financing trust deeds, commercial paper facilities, note purchase agreements or other financing arrangements (including, without limitation, any ABL Revolving Credit Agreement), in each case with banks, lenders, purchasers, funds, investors, trustees, agents or other representatives of any of the foregoing, providing for revolving credit loans, term loans, capital market financings, receivable financings, capital leases, letters of credit or other borrowings or other extensions of credit, including any related notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings, restructurings, increases or refinancings thereof in whole or in part from time to time, including any replacement, refunding or refinancing facility, agreement or indenture that increases the amount borrowable or issuable thereunder or alters the maturity thereof or adds entities as additional borrowers, issuers or guarantors thereunder or otherwise alters the terms and conditions thereof and whether by the same or any other agent, lender, group of lenders or otherwise.

“Debt Fund Affiliate” means (i) any fund or client managed by, or under common management with GSO Capital Partners LP, Blackstone Real Estate Special Situations Advisors L.L.C. and Blackstone Tactical Opportunities Fund L.P., (ii) any fund or client managed by an adviser within the credit focused division of The Blackstone Group Inc. or Blackstone ISG-I Advisors L.L.C., (iii) The Blackstone Strategic Opportunity Funds (including masters, feeders, onshore, offshore and parallel funds), (iv) funds and accounts managed by Blackstone Alternative Solutions, L.L.C. or its Affiliates and (v) any other Affiliate of the Permitted Holders or the Borrower that is a Bona Fide Debt Fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning set forth in Section 2.05(b)(viii).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Revolving Credit Loans that are Base Rate Loans plus (c) 2.0% per annum; provided that with respect to the overdue principal or interest in respect of a Term SOFR Loan or RFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan, plus 2.0% per annum, in each case to the fullest extent permitted by applicable Laws.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Default Right” has the meaning set forth in Section 10.25(b)(iii).

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Alternative Security Indebtedness” means any Credit Agreement Refinancing Indebtedness and any Indebtedness incurred under Section 7.03(g), (q), (s) or (w) that may be (i) guaranteed by Subsidiaries other than Subsidiaries that are Loan Parties and/or (ii) not secured by the Collateral, in an aggregate principal amount not to exceed the greater of (A) $1,000,000,000 and (B) beginning with the first day of the fiscal quarter ending June 25, 2022, 40% of LTM Consolidated EBITDA, in each case determined at the time of incurrence of such Designated Alternative Security Indebtedness.

“Designated Equity Contribution” has the meaning set forth in Section 8.05(a).

“Designated Shareholder Loan” has the meaning set forth in Section 8.05(a).

“Discount Prepayment Accepting Lender” has the meaning set forth in Section 2.05(a)(v)(B)(2).

“Discount Range” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(v)(C)(1) substantially in the form of Exhibit L-4.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit L-5, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Proration” has the meaning set forth in Section 2.05(a)(v)(C)(3).

“Discounted Prepayment Determination Date” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(v)(B)(1), Section 2.05(a)(v)(C)(1) or Section 2.05(a)(v)(D)(1), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Discounted Term Loan Prepayment” has the meaning set forth in Section 2.05(a)(v)(A).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA (and in the component definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or such Converted Unrestricted Subsidiary and its Subsidiaries) or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Lease-Back Transaction and any sale of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings or the Borrower of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale or casualty, eminent domain or condemnation event so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale or casualty, eminent domain or condemnation event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than obligations under any Secured Hedging Agreement, obligations under any Treasury Services Agreement, contingent indemnification obligations and other contingent obligations not then due and payable) that are accrued and payable and the termination of the Commitments and the termination or expiration of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is redeemable or exchangeable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale or casualty, eminent domain or condemnation event so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale or casualty, eminent domain or condemnation event shall be subject to the prior repayment in full of the Loans and all other Obligations(other than obligations under any Secured Hedging Agreement, obligations under any Treasury Services Agreement, contingent indemnification obligations and other contingent obligations not then due and payable) that are accrued and payable and the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of future, present or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower (or any direct or indirect parent thereof), the Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided further, however, that any Equity Interests held by any future, current or former employee, officer, manager, consultant, director, employee or independent contractor (or their Controlled Investment Affiliates or Immediate Family Members), of the Borrower, any of its Subsidiaries, any of its parent entities or any other entity in which the Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors (or similar body) of the

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Borrower (or the compensation committee thereof), in each case pursuant to any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership or incentive plan, equity subscription plan or subscription agreement, employment termination agreement or any other employment agreement or equity holders’ agreement shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or its Subsidiaries; and provided further, however, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that is not Disqualified Equity Interests shall not be deemed to be Disqualified Equity Interests.

“Disqualified Lenders” means those Persons identified by the Borrower (or one of its Affiliates) or the Sponsors to the Administrative Agent in writing from time to time (and such Person’s sponsors (in the case of competitors) and Affiliates identified in writing or reasonably identifiable as such solely on the basis of their names, other than an Affiliate of such Person that is a Bona Fide Debt Fund); provided that (x) no updates to the list of Disqualified Lenders shall be deemed to retroactively disqualify any parties that have previously validly acquired an assignment or participation in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders and (y) notwithstanding anything herein to the contrary, the Borrower may withhold consent for any assignments to any Affiliate of a Disqualified Lender (to the extent such consent is otherwise required under Section 10.07) regardless of whether such assignee is reasonably identifiable as an Affiliate of a Disqualified Lender solely on the basis of its name (other than with respect to Affiliates that are Bona Fide Debt Funds). The list of Disqualified Lenders shall be made available to any Lender upon request to the Administrative Agent, subject to customary confidentiality requirements.

“Distressed Person” has the meaning set forth in the definition of “Lender-Related Distress Event”.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Denominated Letter of Credit” means any Letter of Credit incurred in Dollars.

“Dollar Denominated Loan” means any Loan incurred in Dollars.

“Dollar Equivalent” means, with respect to an amount of an Approved Currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination) for the purchase of Dollars with such Approved Currency.

“Dollar Incremental Term Commitments” has the meaning assigned thereto in the Third Amendment. The aggregate amount of Dollar Incremental Term Commitments as of the Third Amendment Effective Date is $1,519,000,000.

“Dollar Incremental Term Lender” has the meaning assigned thereto in the Third Amendment.

“Dollar Incremental Term Loans” has the meaning assigned thereto in the Third Amendment.

“Dollar Term Lender” means, at any time, any Lender that has an Initial Dollar Term Commitment or a Dollar Term Loan.

“Dollar Term Loan” means any Initial Dollar Term Loan or any Incremental Term Loan, Refinancing Term Loan (including any Sixth Amendment 2028 Refinancing Term Loan or Sixth Amendment 2030 Refinancing Term Loan) or Extended Term Loan designated as a “Dollar Term Loan,” as the context may require.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“ECF Payment Amount” has the meaning set forth in Section 2.05(b)(i).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Elected Amount” has the meaning set forth in Section 1.02(t).

“Electronic Copy” has the meaning set forth in Section 10.02(b).

“Electronic Record” has the meaning set forth in Section 10.02(b).

“Electronic Signature” has the meaning set forth in Section 10.02(b).

“Eligible Assignee” has the meaning set forth in Section 10.07(a).

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface,

subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law relating to pollution, protection of the Environment and natural resources, Hazardous Materials, or the protection of human health and safety as it relates to exposure to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of or relating to the Loan Parties or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of, or liability under or relating to, any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the actual or alleged presence, Release or threatened Release of any Hazardous Materials, including, in each case of (a) through (d), any such liability which any Loan Party has retained or assumed pursuant to any written contract, agreement or other consensual arrangement.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equal Priority Lien Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing Date, among Holdings, the Borrower, the Subsidiaries of the Borrower from time to time party thereto, the Collateral Agent and Wilmington Trust, National Association, in its capacity as trustee and collateral agent for the Senior Secured Notes or any other representatives for the holders of Indebtedness that is not prohibited under Section 7.03.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Equity Investment” means the direct or indirect contribution by the Sponsors and the Investors and certain other Persons (including the Management Stockholders) to the Borrower (or Holdings or other direct or indirect parent company of the Borrower) of an aggregate amount of cash and the fair market value of the equity of the Seller and Management Stockholders rolled over or invested in Holdings (or other direct or indirect parent company of the Borrower) that represents not less than 40.0% of the sum of (1) the aggregate gross proceeds received from the Initial Term Loans, excluding any gross proceeds received from any increase in the Initial Term Loans to fund original issue discount or upfront fees on the Closing Date resulting from the exercise of “market flex” or “securities demand” under the Fee Letter, (2) the aggregate gross proceeds received from Revolving Credit Loans, if any, made on the Closing Date, excluding any Revolving Credit Loans to fund original issue discount or upfront fees under the “market flex” or “securities demand” provisions of the Fee Letter, working capital needs on the Closing Date or to repay any outstanding revolving loans on the Closing Date under the Existing Credit Agreement or as a result of the issuance of any Letter of Credit on the Closing Date to backstop or replace any Existing Letter of Credit, (3) the aggregate gross proceeds received from the Senior Secured Notes, excluding any such proceeds to fund original issue discount or upfront fees under the “market flex” or “securities demand” provisions of the Fee Letter on the Closing Date, (4) the aggregate gross proceeds received from the Senior Unsecured Notes, excluding any such proceeds to fund original issue discount or upfront fees under the “market flex” or “securities demand” provisions of the Fee Letter on the Closing Date, (5) the aggregate gross proceeds received from the CMBS Loans, excluding any such proceeds to fund original issue discount or upfront fees under the “market flex” or “securities demand” provisions of the Fee Letter on the Closing Date, and (6) the amount of such cash contribution by the Sponsors and the Investors and certain other Persons (including the Management Stockholders) to the Borrower (or Holdings or other direct or indirect parent company of the Borrower) and the fair market value of the equity of the Seller and Management Stockholders rolled over or invested in Holdings (or other direct or indirect parent company of the Borrower), in each case of clauses (1) through (6), on the Closing Date.

“Equity Offering” means any public or private sale or issuance of Equity Interests (excluding Disqualified Equity Interests) of the Borrower or any of its direct or indirect parent companies other than (a) public offerings with respect to the Borrower’s or any direct or indirect parent company’s common equity registered on Form S-8 and (b) issuances to any Subsidiary of the Borrower and any such public or private sale or issuance that constitutes an Excluded Contribution.

“Equityholding Vehicle” means any direct or indirect parent entity of Holdings and any equityholder thereof through which Management Stockholders hold Equity Interests of Holdings or such parent entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Loan Party or any Restricted Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code.

“ERISA Event” means (a) a Reportable Event; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan; (d) the filing by the PBGC of a notice of intent to terminate any Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) appointment of a trustee to administer any Pension Plan or Multiemployer Plan; (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (g) any Foreign Benefit Event; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate.

“Escrowed Proceeds” shall mean the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBO Rate” means, with respect to any RFR Loan denominated in Euros for any Interest Period, the rate per annum equal to the Euro Interbank Offered Rate, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period (the “EURIBOR Screen Rate”).

“EURIBO Rate RFR Loan” means an RFR Loan bearing interest at a rate based on the EURIBO Rate.

“EURIBOR Screen Rate” has the meaning provided in the definition of “EURIBO Rate”

“Euro” means the single currency of participating member states of the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“Euro Term Lender” means, at any time, any Lender that has an Initial Euro Term Commitment or a Euro Term Loan.

“Euro Term Loan” means any Initial Euro Term Loan or any Incremental Term Loan, Refinancing Term Loan or Extended Term Loan designated as a “Euro Term Loan,” as the context may require.

“Event of Default” has the meaning set forth in Section 8.01.

“Excess Cash Flow” means, for any period, an amount (which shall not be less than zero) equal to (a) the sum, without duplication, of (i) Consolidated Net Income for such period, (ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital and long-term accounts receivable of the Borrower and its Restricted Subsidiaries for such period (other than any such decreases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting), and (iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than sales in the ordinary course of business) or any cash gain, in each case to the extent deducted in arriving at such Consolidated Net Income, minus (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (1) through (22) and the last paragraph of the definition of “Consolidated Net Income,” (ii) an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income, (iii) increases in Consolidated Working Capital and long-term accounts receivable of the Borrower and its Restricted Subsidiaries for such period (other than any such increases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries during such period or the application of purchase accounting), (iv) cash expenditures in respect of Swap Contracts during such period to the extent not deducted in arriving at such Consolidated Net Income and (v) any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset. Notwithstanding anything in the definition of any term used in the definition of Excess Cash Flow to the contrary, all components of Excess Cash Flow shall be computed for the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in the definition of “Collateral and Guarantee Requirement”.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Borrower from:

(1)  contributions to its common equity capital;

(2)  dividends, distributions, fees and other payments (A) from Unrestricted Subsidiaries and any of their Subsidiaries, (B) received in respect of any minority investments and (C) from any joint ventures that are not Restricted Subsidiaries;

(3)  the sale (other than to a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower) of Equity Interest (other than Disqualified Equity Interests, the Equity Investment and preferred stock) of the Borrower (or any direct or indirect parent of the Borrower to the extent contributed as common Equity Interests by the Borrower); and

(4)  Subordinated Shareholder Funding,

in each case to the extent designated as Excluded Contributions by the Borrower.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of the Borrower or any other Subsidiary Guarantor, (b) any Subsidiary that does not have total assets in excess of 10% of Total Assets in the aggregate together with all other Subsidiaries excluded via this clause (b), (c) any Securitization Subsidiary, (d) any Subsidiary that is prohibited by applicable Law (whether on the Closing Date or thereafter) or Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligation would require governmental (including regulatory) or other third-party (other than a Loan Party) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (e) any other Subsidiary with respect to which the Administrative Agent and the Borrower mutually agree that the burden or cost or other consequences (including any material adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (f) any direct or indirect Foreign Subsidiary of the Borrower, (g) any Subsidiary with respect to which the provision of a guarantee by it would result in material adverse tax consequences to the Borrower, any direct or indirect parent entity of the Borrower or any of the Borrower’s direct or indirect Subsidiaries, in each case, as reasonably determined by the Borrower in consultation with the Administrative Agent, (h) any not-for-profit Subsidiaries, (i) any Unrestricted Subsidiaries, (j) any direct or indirect Subsidiary (x) that is a direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary that is a CFC or (y) substantially all of the assets of which consist of capital stock and/or indebtedness of (i) one or more Foreign Subsidiaries that are CFCs or (ii) other Subsidiaries described in clause (j)(x) above or this clause (j)(y), and any other assets incidental thereto (any Subsidiary described in this clause (j)(y), a “FSHCO”), (k) any special purpose entities, (l) any captive insurance subsidiaries and (m) Mozart Real Estate Holdings, LP and any Subsidiary that is a direct or indirect Subsidiary of Mozart Real Estate Holdings, LP; provided that for the avoidance of doubt (i) at the option of the Borrower, any Excluded Subsidiary may issue a Guaranty and become a Guarantor as described in clause (iii) of the definition of “Guarantors” and (ii) any Person that becomes a Guarantor pursuant to clause (iii) of the definition of “Guarantors” shall cease to constitute an Excluded Subsidiary, and shall not be released from its obligations under the Guaranty, solely on the basis that, prior to becoming a Guarantor, such Person constituted an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 11.12 and any other applicable agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations by other Loan Parties), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and the Approved Counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Existing Credit Agreement” means the Master Loan Agreement, dated as of August 21, 2020, by and between the Company, as borrower and the lenders from time to time party thereto.

“Existing Letters of Credit” means those letters of credit in existence on the Closing Date and listed on Schedule 1.01D hereto.

“Existing Revolver Tranche” has the meaning set forth in Section 2.16(b).

“Existing Term Loan Tranche” has the meaning set forth in Section 2.16(a).

“Expiring Credit Commitment” has the meaning set forth in Section 2.04(g).

“Extended Revolving Credit Commitments” has the meaning set forth in Section 2.16(b).

“Extended Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from an Extension Amendment.

“Extended Term Loans” has the meaning set forth in Section 2.16(a).

“Extending Revolving Credit Lender” has the meaning set forth in Section 2.16(c).

“Extending Term Lender” has the meaning set forth in Section 2.16(c).

“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” has the meaning set forth in Section 2.16(d).

“Extension Election” has the meaning set forth in Section 2.16(c).

“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.

“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.

“Facility” means the Initial Dollar Term Loans, the Initial Euro Term Loans, a given Class of Incremental Term Loans (including the Dollar Incremental Term Loans), Sixth Amendment 2028 Refinancing Term Loans, Sixth Amendment 2030 Refinancing Term Loans, a given Refinancing Series of Refinancing Term Loans, a given Extension Series of Extended Term Loans, the Revolving Credit Facility, a given Class of Incremental Revolving Credit Commitments, a given Refinancing Series of Other Revolving Credit Commitments or a given Extension Series of Extended Revolving Credit Commitments, as the context may require. For the avoidance of doubt, the

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Dollar Incremental Term Loans shall constitute a separate Facility and Class from each of the Initial Dollar Term Loans and the Initial Euro Term Loans on and after the Third Amendment Effective Date. For the avoidance of doubt, the Sixth Amendment 2028 Refinancing Term Loans shall constitute a separate Facility and Class from each of the Sixth Amendment 2030 Refinancing Term Loans and the Initial Euro Term Loans on and after the Sixth Amendment Effective Date.

“FATCA” means Sections 1471 through 1474 of the Code as of the Closing Date (or any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations or other published administrative guidance promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreements implementing the foregoing, and any laws, fiscal or regulatory legislation, or official guidance, notes or practices, in each case, adopted by a non-U.S. jurisdiction to implement the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letter” means that certain Second Amended and Restated Fee Letter, dated July 21, 2021, among Buyer, Bank of America, BofA Securities, Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Morgan Stanley Senior Funding, Inc., Morgan Stanley Mortgage Capital Holdings LLC, MUFG Bank, Ltd., Bank of Montreal, BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., HSBC Bank USA, National Association, HSBC Securities (USA) Inc., Jefferies Finance LLC, Macquarie Capital Funding LLC, Macquarie Capital (USA) Inc., UBS AG, Stamford Branch, UBS Securities LLC, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, BNP Paribas, Bank of the West, BNP Paribas Securities Corp., Credit Suisse AG, Cayman Islands Branch, Credit Suisse Loan Funding LLC, Mizuho Bank, Ltd., Nomura Corporate Funding Americas, LLC, Nomura Securities International, Inc., Royal Bank of Canada, RBC Capital Markets LLC, Santander Bank, N.A., Truist Bank, Truist Securities, Inc., ING Capital LLC, Société Générale, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia, The Toronto-Dominion Bank, New York Branch, TD Securities (USA) LLC, Blackstone Alternative Credit Advisors LP, Blackstone Holdings Finance Co. L.L.C., TCG Senior Funding L.L.C., Ares Capital Management LLC, CPPIB Credit Investments III Inc. and Owl Rock Capital Advisors LLC.

“Financial Covenant” has the meaning set forth in Section 7.09.

“Financial Covenant Event of Default” has the meaning provided in Section 8.01(b).

“Financing Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Financing Lease; provided that any obligations of the Borrower or its Restricted Subsidiaries either existing on the Closing Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of the Borrower as financing or capital lease obligations and (ii) that are subsequently recharacterized as financing or capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Agreement (including, without limitation, the calculation of Consolidated Net Income and Consolidated EBITDA) not be treated as financing or capital lease obligations, Financing Lease Obligations or Indebtedness.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Financing Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as a financing or capital leases (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes.

“Fitch” means Fitch Ratings, Inc. or any successor by merger or consolidation to its business. “Fixed Amounts” has the meaning set forth in Section 1.02(q).

“Fixed Charges” means, with respect to the Borrower and its Restricted Subsidiaries for any period, the sum of, without duplication:

(1)  Consolidated Interest Expense of the Borrower and its Restricted Subsidiaries for such period;

(2)  all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of preferred stock during such period; and

(3)  all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during such period.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law or in excess of the amount that would be permitted absent a waiver from any applicable Governmental Authority or (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments.

“Foreign Currency Denominated Letter of Credit” means any Letter of Credit denominated in an Approved Foreign Currency, other than, with respect to each L/C Issuer, those Approved Foreign Currencies not authorized to be issued by such L/C Issuer as notified to the Administrative Agent and the Borrower from time to time.

“Foreign Currency Denominated Loan” means any Loan incurred in any Approved Foreign Currency.

“Foreign Pension Plan” means any benefit plan that under applicable Law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign RE Assets” means, collectively, those certain interests in real property and related assets owned by the Borrower and its Subsidiaries located outside the United States.

“Foreign RE Borrower Subsidiary” means any Subsidiary of Holdings (i) party to a Foreign RE Loan, indenture or other financing secured or supported by interests in Foreign RE Assets and other real property, (ii) any Subsidiary of a Person described in the foregoing clause (i), or (iii) otherwise designated by the Borrower as a “Foreign RE Borrower Subsidiary” from time to time.

“Foreign RE Loan Reorganization Transactions” means any transactions among Holdings, the Borrower or any of their respective Subsidiaries in connection with any Foreign RE Loans or any other loans or indebtedness in connection with any financing of Foreign RE Assets, which may include, among other things, (a) creating an opco/propco structure (including creating Foreign RE Borrower Subsidiaries and designating such Foreign RE Borrower Subsidiaries as Unrestricted Subsidiaries, which for the avoidance of doubt shall not use any basket capacity under this Agreement), (b) executing master leases (and the guaranty of any such lease by Holdings, the Borrower or any Restricted Subsidiary) and subleases to Affiliates of the Borrower and (c) reorganizing or restructuring any of the Foreign RE Assets, including asset transfers, Restricted Payments, Investments and affiliate transactions in order to transfer Foreign RE Assets to the Foreign RE Borrower Subsidiaries.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Foreign RE Loans” means, collectively, one or more mortgage, mezzanine or other loans or indebtedness secured or supported by interests in one or more Foreign RE Assets.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries, as determined on a consolidated basis in accordance with GAAP in good faith by a Responsible Officer.

“Fourth Amendment” means the Fourth Amendment to this Agreement, dated as of the Fourth Amendment Effective Date, among Holdings, the Borrower, the other Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” means November 19, 2024.

“Fourth Amendment Refinancing Term Commitment” has the meaning applicable to the term “Refinancing Term Commitment” in the Fourth Amendment.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Free and Clear Incremental Amount” has the meaning set forth in Section 2.14(d)(v).

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO” has the meaning set forth in the definition of “Excluded Subsidiary”.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means at the election of the Borrower (such election to be made no more than three times during the term of this Agreement), (a) the accounting standards and interpretations adopted by the International Accounting Standard Board, as in effect from time to time (“IFRS”) if the Borrower’s financial statements are at such time prepared in accordance with IFRS or (b) generally accepted accounting principles in the United States of America, as in effect from time to time (“U.S. GAAP”) if the Borrower’s financial statements are at such time prepared in accordance with U.S. GAAP; provided, however, that (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in accounting principles or change as a result of the adoption or modification of accounting policies (including, but not limited to, the impact of Accounting Standards Update 2016-12, Revenue from Contracts with Customers (Topic 606) or similar revenue recognition policies or any change in the methodology of calculating reserves for returns, rebates and other chargebacks) occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, but in the case of an amendment requested by the Required Lenders, only to the extent that, without undue burden or expense, the Borrower, its auditors and/or its financial systems are capable of interpreting such provisions as if such change in accounting principles or change as a result of the adoption or modification of accounting policies had not occurred, (ii) GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof, (iii) all references to codified accounting standards specifically named in this Agreement shall be deemed to include any successor, replacement, amendment or updated accounting standard under IFRS or U.S. GAAP, as applicable, (iv) neither IFRS nor U.S. GAAP shall include the policies, rules and regulations of the SEC, the American Institute of Certified Public Accountants, the International Accounting Standards Board or any other applicable regulatory or governing body applicable only to public companies and (v) any calculation or determination in this Agreement that requires the application of GAAP across multiple quarters need not be calculated or determined using the same accounting standard for each constituent quarter. The Borrower will give notice of any such election made in accordance with this definition to the Administrative Agent. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“GAAP Accounting Changes” has the meaning specified in Section 1.03.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank, self-regulatory organization or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning set forth in Section 10.07(i).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets not prohibited under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantors” means, collectively, (i) Holdings, (ii) the wholly owned Domestic Subsidiaries of the Borrower (other than any Excluded Subsidiary), (iii) those wholly owned Domestic Subsidiaries of the Borrower that issue a Guaranty of the Obligations after the Closing Date pursuant to Section 6.11 or any other Person (including any Excluded Subsidiary) organized under the laws of the United States, any state thereof or the District of Columbia or, to the extent reasonably acceptable to the Administrative Agent (and subject to clause (D) of the definition of “Collateral and Guarantee Requirement”), any other jurisdiction that, at the option of the Borrower, issues a Guaranty of the Obligations after the Closing Date and (iv) solely in respect of any Secured Hedge Agreement or Treasury Services Agreement to which the Borrower is not a party, the Borrower, in each case, until the Guaranty thereof is released in accordance with this Agreement.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“H&F Funds” means Hellman & Friedman LLC and its Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or Controlled by the foregoing or their respective Affiliates.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead, radon gas, pesticides, fungicides or toxic mold, in each case that are regulated pursuant to, or which would give rise to liability under, applicable Environmental Law.

“Holding Company” means (i) any Person so long as such Person directly or indirectly holds 100% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings and (ii) any Public Company, and at the time such Person or Public Company, as applicable, acquired such voting power, no Person and no group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of such Person.

“Holdings” means Initial Holdings, if it is the direct parent of the Borrower, or, if not, any entity (or combination of entities) that is a Subsidiary of (or are Subsidiaries of) Holdings or any direct or indirect parent of Holdings and directly or indirectly owns 100% of the issued and outstanding Equity Interests in the Borrower and issues a Guaranty of the Obligations and agrees to assume the obligations of “Holdings” pursuant to this Agreement and the other Loan Documents pursuant to one or more instruments in form and substance reasonably satisfactory to the Administrative Agent.

“Honor Date” has the meaning set forth in Section 2.03(c)(i).

“Identified Participating Lenders” has the meaning set forth in Section 2.05(a)(v)(C)(3).

“Identified Qualifying Lenders” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“IFRS” has the meaning set forth in the definition of “GAAP”.

“Immaterial Subsidiary” has the meaning set forth in Section 8.03.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), the estates of such individual and such other individuals above and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is Controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Amendment” has the meaning set forth in Section 2.14(f).

“Incremental Base Amount” means the greater of (x) $2,375,000,000 and (y) beginning with the first day of the fiscal quarter ending June 25, 2022, an amount equal to 100% of LTM Consolidated EBITDA.

“Incremental Commitments” has the meaning set forth in Section 2.14(a).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Incremental Equivalent Debt” has the meaning set forth in Section 7.03(w).

“Incremental Equivalent First Lien Debt” has the meaning set forth in Section 7.03(q).

“Incremental Equivalent Junior Lien Debt” has the meaning set forth in Section 7.03(q).

“Incremental Equivalent Unsecured Debt” has the meaning set forth in Section 7.03(w).

“Incremental Facility” has the meaning set forth in Section 2.14(a).

“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(d).

“Incremental Lenders” has the meaning set forth in Section 2.14(c).

“Incremental Loan Request” has the meaning set forth in Section 2.14(a).

“Incremental Loans” has the meaning set forth in Section 2.14(b).

“Incremental Revolving Credit Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Revolving Credit Lender” has the meaning set forth in Section 2.14(c).

“Incremental Revolving Credit Loans” has the meaning set forth in Section 2.14(b).

“Incremental Revolving Facility” has the meaning set forth in Section 2.14(a).

“Incremental Term Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Term Facility” has the meaning set forth in Section 2.14(a).

“Incremental Term Lender” has the meaning set forth in Section 2.14(c).

“Incremental Term Loan” has the meaning set forth in Section 2.14(b).

“Incurrence-Based Amounts” has the meaning set forth in Section 1.02(q).

“Incurrence-Based Incremental Amount” has the meaning set forth in Section 2.14(d)(v).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a)   all indebtedness of such Person for borrowed money and all indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)   the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)    net obligations of such Person under any Swap Contract;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(d)   all obligations of such Person to pay the deferred purchase price of property (including Financing Lease Obligations) or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation, unless not paid within sixty (60) days after such obligation becomes due and payable and becomes a liability on the balance sheet and (iii) accruals for payroll and other liabilities accrued in the ordinary course);

(e)   indebtedness (excluding prepaid interest thereon) of the type designated in any of clauses (a) through (d) above secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)   all Financing Lease Obligations;

(g)   all obligations of such Person in respect of Disqualified Equity Interests;

if and to the extent that any of the foregoing would constitute indebtedness or a liability in accordance with GAAP; provided that Indebtedness of any direct or indirect parent of the Borrower appearing on the balance sheet of the Borrower solely by reason of push-down accounting under GAAP shall be excluded; and

(h)   to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing;

in each case if and to the extent the any of the foregoing in clauses (a) through (d) (other than letters of credit and obligations under Swap Contracts) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise expressly limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Debt, (B) in the case of the Borrower and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business, (C) exclude contingent obligations incurred in the ordinary course of business or consistent with industry practice, obligations under or in respect of Non-Financing Lease Obligations, Qualified Securitization Facilities, straight-line leases, operating leases, Sale and Lease-Back Transactions (except any resulting Financing Lease Obligations) or lease lease-back transactions, (D) exclude obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred prior to the Closing Date or in the ordinary course of business or consistent with past practice and (E) exclude (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iii) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (iv) accrued expenses and royalties, (v) in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner, (vi) any obligations in respect of workers’ compensation claims, retirement, post-employment or termination obligations (including pensions and retiree medical care), pension fund obligations or contributions or similar claims, or social security or wage taxes or contributions, (vii) any liability for taxes, (viii) asset retirement obligations and other pension and other post-employment benefit related obligations (including pensions and retiree medical care) and (ix) Subordinated Shareholder Funding. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (i) the

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

aggregate unpaid amount of such Indebtedness (not to exceed the maximum amount of such Indebtedness for which such Person could be liable) and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding anything in this definition to the contrary, Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means, with respect to any Agent or any Lender, all Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document, other than (i) Taxes imposed on or measured by its net income, however denominated, and franchise (and similar) Taxes imposed in lieu of net income Taxes, by a jurisdiction (A) as a result of such Agent’s or Lender’s being organized in or having its principal office (or, in the case of any Lender, its applicable Lending Office) in such jurisdiction (or any political subdivision thereof), or (B) as a result of any other connection between such Lender or Agent and such jurisdiction other than any connections arising from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, enforcing or having sold or assigned an interest in any Loan or any Loan Document, (ii) Taxes attributable to the failure by such Lender or Agent to deliver the documentation required to be delivered pursuant to Section 3.01(d) or (g), (iii) any branch profits Taxes imposed by the United States, or any similar Tax, imposed by any jurisdiction described in clause (i) above, (iv) in the case of any Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07), any U.S. federal withholding Tax that is imposed pursuant to a law in effect on the date such Lender acquires an interest in the applicable Commitment (or, in the case of an applicable interest in a Loan not funded by such Lender pursuant to a prior Commitment, the date such Lender acquired such interest in such Loan), or designates a new Lending Office, except to the extent such Lender (or its assignor, if any) was entitled immediately prior to the time of designation of a new Lending Office (or assignment) to receive additional amounts with respect to such withholding Tax pursuant to Section 3.01 and (v) any withholding Taxes imposed under FATCA. For the avoidance of doubt, the term “Lender” for purposes of this definition shall include each L/C Issuer and Swing Line Lender.

“Indemnitees” has the meaning set forth in Section 10.05. “Information” has the meaning set forth in Section 10.08.

“Initial CMBS Financing” means the borrowings under the CMBS Loans in connection with the Acquisition.

“Initial Dollar Term Commitment” means, as to each Dollar Term Lender, its obligation to make an Initial Dollar Term Loan in Dollars to the Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Dollar Term Lender’s name in Schedule 1.01A under the caption “Initial Dollar Term Commitment” or in the Assignment and Assumption pursuant to which such Dollar Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The initial aggregate amount of the Initial Dollar Term Commitments is $7,270,000,000.

“Initial Dollar Term Loans” means the Dollar-denominated term loans made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.01(a).

“Initial Euro Term Commitment” means, as to each Euro Term Lender, its obligations to make an Initial Euro Term Loan in Euros to the Borrower pursuant to Section 2.01(b) in an aggregate amount not to exceed the amount set forth opposite such Euro Term Lender’s name in Schedule 1.01A under the caption “Initial Euro Term Commitment” or in the Assignment and Assumption pursuant to which such Euro Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The initial aggregate amount of the Initial Euro Term Commitments is €435,000,000.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Initial Euro Term Loans” means the euro-denominated term loans made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.01(b).

“Initial Holdings” has the meaning set forth in the introductory paragraph to this Agreement.

“Initial Revolving Borrowing” means the borrowing of Revolving Credit Loans on the Closing Date; provided that the aggregate principal amount of Revolving Credit Loans borrowed on the Closing Date shall not exceed $250,000,000 (but excluding in any event (x) Revolving Credit Loans made on the Closing Date to fund (1) OID or upfront fees, whether or not required to be funded under the “market flex” provisions of the Fee Letter, (2) working capital needs of the Borrower and its Subsidiaries or (3) the repayment any outstanding revolving loans on the Closing Date under the Existing Credit Agreement and (y) Letters of Credit issued on the Closing Date to backstop or replace letters of credit, guarantees and performance or similar bonds outstanding on the Closing Date (including deemed issuances of Letters of Credit under this Agreement resulting from existing issuers of letters of credit outstanding on the Closing Date agreeing to become L/C Issuers under this Agreement)).

“Initial Term Loans” means, collectively, the Initial Dollar Term Loans and the Initial Euro Term Loans.

“Intellectual Property Security Agreements” has the meaning set forth in the Security Agreement.

“Intercompany License Agreement” means any cost-sharing agreement, commission or royalty agreement, license or sub-license agreement, distribution agreement, services agreement, IP Rights transfer agreement or any related agreements, in each case where all the parties to such agreement are one or more of the Borrower and any Restricted Subsidiary thereof.

“Intercompany Note” means a promissory note substantially in the form of Exhibit I.

“Intercreditor Agreements” means,

(i) with respect to any Indebtedness being secured on a first lien basis or pari passu to the Liens securing the Obligations (or words of similar import), (i) the Equal Priority Lien Intercreditor Agreement, (ii) the Junior Priority Lien Intercreditor Agreement, (iii) an intercreditor agreement the terms of which are consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) for intercreditor agreements governing subordination of Liens and related intercreditor matters at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto or (iv) any other intercreditor agreement the terms of which are reasonably acceptable to the Borrower and the Administrative Agent;

(ii) with respect to any Indebtedness being secured on a junior lien basis to the Liens securing the Obligations (or words of similar import), (i) the Junior Priority Lien Intercreditor Agreement, (ii) an intercreditor agreement the terms of which are consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) for intercreditor agreements governing subordination of Liens and related intercreditor matters at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto or (iii) any other intercreditor agreement the terms of which are reasonably acceptable to the Borrower and the Administrative Agent;

(iii) with respect to any Indebtedness being secured by the ABL Priority Collateral on a senior basis to the Liens securing the Obligations (or words of similar import) and by the Non-ABL Priority Collateral on a junior basis to the Liens securing the Obligations (or words of similar import), (i) the ABL Intercreditor Agreement, (ii) an intercreditor agreement the terms of which are consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) for intercreditor agreements governing subordination of Liens and related intercreditor matters at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto or (iii) any other intercreditor agreement the terms of which are reasonably acceptable to the Borrower and the Administrative Agent; and/or

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(iv) with respect to any Indebtedness being subordinated in right of payment (or words of similar import), (i) an intercreditor or subordination agreement or arrangement, as applicable, the terms of which are consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) governing subordination arrangements (which may take the form of a “waterfall” or similar provision relating to the distribution of payments) at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto or (ii) any other intercreditor or subordination agreement or arrangement, as applicable, the terms of which are reasonably acceptable to the Borrower and the Administrative Agent.

“Interest Payment Date” means, (a) as to any Term SOFR Loan or RFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Term SOFR Loan or an RFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan or Alternative Currency Daily Rate Revolving Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Term SOFR Loan or RFR Loan, the period commencing on the date such Term SOFR Loan or RFR Loan is disbursed or converted to or continued as a Term SOFR Loan or an RFR Loan (as applicable) and ending on the date one, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to clause (iii) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution (excluding accounts receivable, trade credit, advances or extensions of credit to customers and vendors, commission, travel and similar advances to officers, directors, employees and consultants made in the ordinary course of business) to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and its Restricted Subsidiaries, (i) intercompany advances arising from their cash management, tax, and accounting operations, in each case, in the ordinary course of business or consistent with past practice and (ii) intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any payments in cash or Cash Equivalents actually received by such investor representing interest in respect of such Investment, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Responsible Officer of the Borrower, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property or services by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value of such Equity Interests or other property or services as of the time of the transfer, minus, without duplication of Returns added back to the Cumulative Credit, any payments actually received by such investor representing a Return in respect of such Investment, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment, except that the amount of any Investment in the form of an acquisition shall be the Acquisition Consideration, minus the amount of any portion of such Investment that has been repaid to the investor as a Return in respect of such Investment (without duplication of amounts increasing the Cumulative Credit), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 7.02, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Responsible Officer of the Borrower. For the avoidance of doubt, if the Borrower or any Restricted Subsidiary issues, sells or otherwise Disposes of any Equity Interests of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Borrower or any Restricted Subsidiary in such Person remaining after giving effect thereto shall not be deemed to be a new Investment at such time.

“Investors” means each of (a) the Blackstone Funds and any of their Affiliates (other than any portfolio operating companies), (b) the Carlyle Funds and any of their Affiliates (other than any portfolio operating companies), (c) the H&F Funds and any of their Affiliates (other than any portfolio operating companies), (d) concurrently with and following the consummation of any Permitted Change of Control, any Permitted Acquiror and (e) the Mills Family Investors and certain other Persons that have rolled over or invested equity in Holdings (or other direct or indirect parent company of the Borrower) as of the Closing Date and any of their Affiliates, Controlled Investment Affiliates or Immediate Family Members.

“IP Rights” has the meaning set forth in Section 5.15.

“IPO Entity” has the meaning set forth in the definition of “Qualified IPO”.

“IPO Listco” means a wholly owned Subsidiary of Holdings or any parent entity of Holdings formed in contemplation of any Qualified IPO to become an IPO Entity.

“IPO Shell Company” means each of IPO Listco and any IPO Subsidiary.

“IPO Subsidiary” means a wholly owned subsidiary of IPO Listco formed in contemplation of, and to facilitate, a Qualified IPO Reorganization Transaction and a Qualified IPO.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Junior Financing” has the meaning set forth in Section 7.10(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Priority Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit J-2 (which agreement in such form or with immaterial changes thereto the Collateral Agent is authorized to enter into) between the Collateral Agent and one or more collateral agents or representatives for the holders of Indebtedness that is not prohibited under Section 7.03, and is intended to be secured on a junior Lien basis to the Liens securing the Obligations.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit pursuant to Section 2.03, as such commitment is set forth on Schedule 1.01A or if an L/C Issuer has entered into an Assignment and Assumption, the amount set forth for such L/C Issuer as its L/C Commitment in the Register maintained by the Administrative Agent.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Disbursement” means any payment made by an L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” means each of (a) Bank of America, (b) Goldman Sachs Bank USA, (c) JPMorgan Chase Bank, N.A., (d) Barclays Bank PLC, (e) Morgan Stanley Senior Funding, Inc., (f) each other Person with a L/C Commitment set forth on Schedule 1.01A and (g) any other Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.07(k), in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of similar creditworthiness to such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate and for all purposes of the Loan Documents. If there is more than one L/C Issuer at any given time, the term L/C Issuer shall refer to the relevant L/C Issuer(s). Notwithstanding anything herein to the contrary, unless separately agreed with the Borrower, the L/C Issuers set forth in clauses (b), (d) and (e) above shall only be required to issue standby Letters of Credit (and in the case of Morgan Stanley Senior Funding, Inc., standby Letters of Credit denominated in Dollars).

“L/C Obligations” means, as at any date of determination, the aggregate principal amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.03(l). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP or Rule 36 of UCP 600, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment, any Extended Term Loan, any Extended Revolving Credit Commitment, any Incremental Term Loans, any Incremental Revolving Credit Commitments or any Other Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, orders, decrees, injunctions or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“LCT Election” has the meaning set forth in Section 1.02(h).

“LCT Test Date” has the meaning set forth in Section 1.02(h).

“Lead Arrangers” means BofA Securities, Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd., BMO Capital Markets Corp., Citibank, N.A., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Jefferies Finance LLC, Macquarie Capital (USA) Inc., UBS Securities LLC, Wells Fargo Securities, LLC, Bank of the West, BNP Paribas Securities Corp., Credit Suisse Loan Funding LLC, Mizuho Bank, Ltd., Nomura Securities International, Inc., RBC Capital Markets LLC, Santander Bank, N.A., Truist Securities, Inc., ING Capital LLC, Société Générale, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and TD Securities (USA) LLC

“Lender Default” means (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of revolving loans or reimbursement obligations required to be made by it, which refusal or failure is not cured within two Business Days after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless subject to a good-faith dispute; (iii) a Lender has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations, or has made a public statement to that effect with respect to its funding obligations, under the Revolving Credit Facility or under other agreements generally in which it commits to extend credit; (iv) a Lender has failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations under the Revolving Credit Facility; or (v) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event or a Bail-In Action. Any determination by the Administrative Agent that a Lender Default has occurred under any one or more of clauses (i) through (v) above shall be conclusive and binding absent manifest error, and the applicable Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower, each L/C Issuer, each Swing Line Lender and each Lender.

“Lender-Related Distress Event” means, with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.

“Lenders” and “Lender” have the meanings set forth in the introductory paragraph to this Agreement and, as the context requires, include an L/C Issuer and the Swing Line Lenders, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit and may be issued in any Approved Currency.

“Letter of Credit Expiration Carve Out” has the meaning set forth in Section 2.03(a)(ii)(B).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the scheduled Maturity Date then in effect for the applicable Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Issuance Request” means a letter of credit request substantially in the form of Exhibit B and any other documents and agreements reasonably required by the L/C Issuer.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $200,000,000 and (b) the aggregate principal amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment by way of security, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Financing Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall a Non-Financing Lease Obligation be deemed to constitute a Lien.

“Limited Condition Transaction” means (i) any acquisition or other Investment by one or more of the Borrower and its Restricted Subsidiaries of any assets, business or person, (ii) any incurrence or issuance of, or redemption, repurchase, defeasance, satisfaction and discharge, refinancing or repayment of, indebtedness, creation of any liens, (iii) the making of any Disposition, the making of any Investment (including any acquisition or new facility or project) or Restricted Payment, (iv) the designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, (v) a Permitted Change of Control or (vi) any other transaction or plan undertaken or proposed to be undertaken in connection with any of the foregoing.

“Loan” means an extension of credit by a Lender to the Borrower under Article 2 in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan (including any Incremental Term Loan and any extensions of credit under any Revolving Commitment Increase).

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) each Intercreditor Agreement to the extent then in effect, (v) each Committed Loan Notice, (vi) each Letter of Credit Issuance Request and (vii) any Refinancing Amendment, Incremental Amendment or Extension Amendment.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“LTM Consolidated EBITDA” means Consolidated EBITDA for the most recently ended period of four consecutive fiscal quarters ended prior to the date of determination for which financial statements are internally available, calculated on a Pro Forma Basis.

“Management Stockholders” means the future, present and former members of management, employees, directors, officers, managers, members or partners (and their Controlled Investment Affiliates and Immediate Family Members) of Holdings, the Borrower or any of its Subsidiaries who are investors in Holdings, the Borrower or any direct or indirect parent thereof including any such future, present or former employees, directors, officers, managers, members or partners owning through an Equityholding Vehicle.

“Margin Stock” has the meaning set forth in Regulation U issued by the FRB.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the IPO Entity on the date of the declaration of a Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract”.

“Material Adverse Effect” means a (a) material adverse effect on the business, operations or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform their payment obligations under the Loan Documents to which the Borrower or any of the Loan Parties is a party; or (c) material adverse effect on the ability to exercise the rights and remedies available to the Lenders or any Agent under the Loan Documents; provided that matters or impacts arising from, related to, or in connection with the outbreak and spread of the novel coronavirus known as COVID-19 shall not constitute, result in or otherwise have a Material Adverse Effect.

“Maturity Date” means (i) with respect to the Initial Dollar Term Loans, the date that is seven years after the Closing Date, (ii) with respect to the Dollar Incremental Term Loans, the date that is seven years after the Closing Date, (iii) with respect to the Sixth Amendment 2028 Refinancing Term Loans, the date that is seven years after the Closing Date, (iv) with respect to the Sixth Amendment 2030 Refinancing Term Loans, October 23, 2030, (v) with respect to the Initial Euro Term Loans, the date that is seven years after the Closing Date, (~~iv~~vi) with respect to the Revolving Credit Commitments, the date that is 5 years after the Third Amendment Effective Date (the “Revolving Credit Commitment Maturity Date”); provided that, (a) if as of the date that is 91 days prior to the Maturity Date with respect to the Initial ~~Dollar Term Loans, the Initial~~ Euro Term Loans or the ~~Dollar Incremental~~Sixth Amendment 2028 Refinancing Term Loans (collectively, the “Specified Term Loan Debt” and such date, the “Term Loan Debt Springing Maturity Date”) (x) an aggregate amount in excess of $750,000,000 (or the Dollar Equivalent) of Specified Term Loan Debt remains outstanding and (y) the Maturity Date with respect to an aggregate amount in excess of $750,000,000 (or the Dollar Equivalent) of Specified Term Loan Debt is not later than the Revolving Credit Commitment Maturity Date, then the Maturity Date with respect to the Revolving Credit Commitments shall instead be the Term Loan Debt Springing Maturity Date or (b) if as of the date that is 91 days prior to the maturity date with respect to the Senior Secured Notes (including any senior secured notes due 2029 issued pursuant to the Senior Secured Notes Indenture on June 24, 2024) (such date, the “Senior Secured Notes Springing Maturity Date”) (x) an aggregate amount in excess of $750,000,000 of Senior Secured Notes (including any senior secured notes due 2029 issued pursuant to any supplements to the Senior Secured Notes Indenture) remain outstanding and (y) the maturity date with respect to an aggregate amount in excess of $750,000,000 of Senior Secured Notes (including any senior secured notes due 2029 issued pursuant to any supplements to the Senior Secured Notes Indenture) is not later than the Revolving Credit Commitment Maturity Date, then the Maturity Date with respect to the Revolving Credit Commitments shall instead be the Senior Secured Notes Springing Maturity Date, (~~v~~vii) with respect to any tranche of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (~~vi~~viii) with respect to any Refinancing Term Loans or Other Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Refinancing Amendment and (~~vii~~ix) with respect to any Incremental Term Loans or Incremental Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Incremental Amendment; provided, in each case, that if such date is not a Business Day, then the applicable Maturity Date shall be the next succeeding Business Day.

“Maximum Rate” has the meaning set forth in Section 10.10.

“Merger Sub” has the meaning set forth in the introductory paragraph hereto.

“MFN Excluded Loans” means any Incremental Term Loans (a) of up to the greater of (x) $2,375,000,000 and (y) beginning with the first day of the fiscal quarter ending June 25, 2022, an amount equal to 100% of LTM Consolidated EBITDA (the “MFN Trigger Amount”) in an aggregate principal amount as designated in writing by the Borrower to the Administrative Agent, (b) with a maturity date on or after the date that is 6 months after the Maturity Date of the applicable Initial Term Loans (the “MFN Maturity Limitation”), (c) that are not a broadly syndicated or marketed term “b” loans, (d) that are denominated in a different currency than the applicable Initial Term Loans, (e) not secured by the Collateral on a pari passu basis with the Initial Term Loans, (f) incurred other than pursuant to the Free and Clear Incremental Amount, (g) incurred for the purpose of funding a Permitted Acquisition, Investment or similar transaction not prohibited hereunder, (h) consisting of customary bridge facilities (as determined by the Borrower in good faith) and/or (i) established following the date that is six months after the Closing Date.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“MFN Maturity Limitation” has the meaning set forth in the definition of “MFN Excluded Loans.” “MFN Protection” has the meaning set forth in Section 2.14(e)(iii).

“MFN Trigger Amount” has the meaning set forth in the definition of “MFN Excluded Loans.”

“Mills Family Investors” means the holders of direct or indirect equity interests of Medline Industries, LP (formerly known as Medline Industries, Inc.) prior to the consummation of the Acquisition that are members of the Mills family and their Controlled Investment Affiliates and Immediate Family Members.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 3(37) or Section 4001(a)(3) of ERISA, to which any Loan Party, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the six years preceding the applicable date of reference, has made or been obligated to make contributions.

“Net Proceeds” means:

(a)   100% of the cash proceeds actually received by the Borrower or any of the Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, consultants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by a Lien on the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents or otherwise subject to an Intercreditor Agreement), (iii) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof, (iv) any costs associated with unwinding any related Swap Obligations in connection with such transaction, (v) Taxes (including Tax distributions paid pursuant to Section 7.06(i)(iii)) paid or reasonably estimated to be payable as a result thereof, and (vi) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided that the Borrower may reinvest any portion of such proceeds (other than those received from a Disposition pursuant to Section 7.05(j)(i)) in assets useful for its business (which shall include any Investment permitted by this Agreement) within 24 months of such receipt and such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 24 months of such receipt, so reinvested or contractually committed to be so reinvested (it being understood that if any portion of such proceeds are not so used within such 24-month period but within such 24-month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within 30 months of initial receipt, such remaining portion shall constitute Net Proceeds as of

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

the date of such termination or expiry without giving effect to this proviso); provided further that the Borrower may retroactively elect to deem expenditures that otherwise would be permissible as a reinvestment of proceeds in accordance with foregoing proviso that occur prior to the receipt of the proceeds in respect of such Disposition to have been invested in accordance with the foregoing proviso (it being agreed that such deemed expenditure shall have been made or have been committed to be made no earlier than 180 days prior to such Disposition); provided further that (x) the proceeds realized in any single transaction or series of related transactions shall not constitute Net Proceeds unless the amount of such proceeds exceeds the greater of (i) $360,000,000 and (ii) beginning with the first day of the fiscal quarter ending June 25, 2022, 15% of LTM Consolidated EBITDA and (y) only the aggregate amount of proceeds (excluding, for the avoidance of doubt, Net Proceeds described in the preceding clause (x)) in excess of the greater of (i) $720,000,000 and (ii) beginning with the first day of the fiscal quarter ending June 25, 2022, 30% of LTM Consolidated EBITDA in any fiscal year shall constitute Net Proceeds under this clause (a); and

(b)   100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale (and, in the case of the incurrence, issuance or sale of any Indebtedness the proceeds of which are required to be used to prepay any Class of Loans and/or reduce any Class of Commitments under this Agreement, accrued interest and premium, if any, on such Loans and any other amounts (other than principal) required to be paid in respect of such Loans and/or Commitments in connection with any such prepayment and/or reduction), and payments made in order to obtain a necessary consent or as may be required by applicable Law and any relocation costs incurred are a result of such event.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any Restricted Subsidiary shall be disregarded. If all or any portion of the proceeds described above are from a Disposition of ABL Priority Collateral (including indirect Dispositions of ABL Priority Collateral resulting from the sale of Equity Interests of a Person) such portion shall not be deemed to be “Net Proceeds”.

“Non-ABL Priority Collateral” means all Collateral, other than ABL Priority Collateral. “Non-Consenting Lender” has the meaning set forth in Section 3.07(d).

“Non-Debt Fund Affiliate” means any Affiliate of Holdings other than (a) Holdings, the Borrower or any Subsidiary of the Borrower, (b) any Debt Fund Affiliates and (c) any natural person. “Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Expiring Credit Commitment” and “Non-Expiring Credit Commitments” have the meanings set forth in Section 2.04(g).

“Non-Extension Notice Date” has the meaning set forth in Section 2.03(b)(iii).

“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.

“Non-Guarantor Disposition” has the meaning set forth in Section 2.05(b)(x).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Not Otherwise Applied” means, with reference to any amount of proceeds of any transaction or event, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.05(b), (b) was not previously (and is not concurrently being) applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was or is (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose, (c) was not utilized pursuant to Section 8.05, (d) was not applied to incur Indebtedness pursuant to Section 7.03(m)(y), (e) was not utilized to make Restricted Payments pursuant to Section 7.06 (other than pursuant to Section 7.06(h)(y)), (f) was not utilized to make Investments pursuant to Sections 7.02(n), (p), (v), (w) or (z), (g) was not utilized to make prepayments of any Junior Financing pursuant to Section 7.10 (other than Section 7.10(a)(iv)(y)) or (h) was not utilized to increase availability under clause (d) of the definition of “Cumulative Credit”. The Borrower shall promptly notify the Administrative Agent of any application of such amount as contemplated by clause (b) above.

“Note” means a Term Note or a Revolving Credit Note, as the context may require. “Notice of Intent to Cure” has the meaning set forth in Section 8.05(a).

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Restricted Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Restricted Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (y) obligations of the Borrower or any Restricted Subsidiary arising under any Secured Hedge Agreement or any Treasury Services Agreement. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. Notwithstanding the foregoing, at the option of the Borrower, the obligations of the Borrower or any Restricted Subsidiary under any Secured Hedge Agreement or any Treasury Services Agreement shall be secured and guaranteed pursuant to the Collateral Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. Notwithstanding the foregoing, Obligations of any Guarantor shall in no event include any Excluded Swap Obligations of such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offered Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Offered Discount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“OID” means original issue discount.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Applicable Indebtedness” has the meaning set forth in Section 2.05(b)(ii).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Other Debt Representative” means, with respect to any series of Indebtedness permitted to be incurred hereunder on a pari passu or junior lien basis to the Lien securing the Obligations, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Other Revolving Credit Commitments” means one or more Classes of revolving credit commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.

“Other Taxes” has the meaning set forth in Section 3.01(b).

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding Principal Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the aggregate outstanding Principal Amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Participant” has the meaning set forth in Section 10.07(f).

“Participant Register” has the meaning set forth in Section 10.07(f).

“Participating Lender” has the meaning set forth in Section 2.05(a)(v)(C)(2).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six years.

“Perfection Certificate” means a certificate in the form of Exhibit H hereto or any other form reasonably approved by the Collateral Agent, as the same shall be supplemented from time to time.

“Permitted Acquiror” means any Person or group whose acquisition of beneficial ownership constitutes a Permitted Change of Control.

“Permitted Acquisition” has the meaning set forth in Section 7.02(i).

“Permitted Change of Control” means any Change of Control, so long as:

(a)   after giving Pro Forma Effect thereto, either (x) the Consolidated Total Net Leverage Ratio thereto is not greater than (i) solely with respect to the Revolving Credit Facility 5.00 to 1.00 or (ii) other than with respect to the Revolving Credit Facility, 6.45 to 1.00 or (y) the Consolidated Total Net Leverage Ratio immediately prior to such Change of Control; provided that, notwithstanding anything herein to the contrary, when calculating the Consolidated Total Net Leverage Ratio for purposes of this definition, Holdings shall be entitled at its option to make such calculations as it would if making calculations of baskets or ratios in connection with a Limited Condition Transaction;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b)   the Permitted Acquiror and/or the Borrower, as applicable, shall have provided to the Administrative Agent on behalf of the Revolving Credit Lenders (x) all customary information applicable to the Permitted Acquiror that shall have been reasonably requested by the Administrative Agent (in its capacity as Administrative Agent on behalf of the Revolving Credit Lenders and not on behalf of any Lender) or any Revolving Credit Lender in writing at least ten (10) Business Days prior to the Permitted Change of Control Effective Date and that the Administrative Agent (in its capacity as Administrative Agent on behalf of the of the Revolving Credit Lenders and not on behalf of any Lender) or such Revolving Credit Lender reasonably determines is necessary and is required by United States regulatory authorities to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (y) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation after giving effect to such Permitted Change of Control, an updated Beneficial Ownership Certification of the Borrower; and

(c)   the Borrower represents to each Revolving Credit Lender that neither the Permitted Acquiror nor, to the Borrower’s knowledge, any of the Permitted Acquiror’s subsidiaries or any directors, officers, employees, agents or Controlled affiliates of the Permitted Acquiror or any of its subsidiaries, is the target of any Sanctions.

“Permitted Change of Control Costs” means all reasonable fees, costs and expenses incurred or payable by the Borrower (or any direct or indirect parent of the Borrower) or any of its Restricted Subsidiaries in connection with a Permitted Change of Control.

“Permitted Change of Control Effective Date” means the date of consummation of a Permitted Change of Control.

“Permitted Earlier Maturity Indebtedness Exception” means, with respect to the incurrence of any Incremental Term Loans, Credit Agreement Refinancing Indebtedness and any Indebtedness incurred under Section 7.03(q), (w) or (z) permitted to be incurred hereunder, (a) up to an aggregate principal amount of the greater of (i) $2,375,000,000 and (ii) beginning with the first day of the fiscal quarter ending June 25, 2022, 100% of LTM Consolidated EBITDA, in each case determined at the time of incurrence of such Indebtedness, (b) incurred for the purpose of funding a Permitted Acquisition, Investment or similar transaction not prohibited hereunder, (c) subject to Customary Escrow Provisions so long as the long-term Indebtedness that is released from escrow otherwise satisfies the applicable maturity requirements or (d) consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the applicable maturity requirements and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges, or constituting term loan facilities other than term “b” loans (as determined by the Borrower in good faith) (collectively, the “Specified Debt”) may have a maturity date that is earlier than and a Weighted Average Life to Maturity that is shorter than, the Indebtedness with respect to which the Specified Debt is otherwise required to have a later maturity date.

“Permitted First Lien Ratio Debt” has the meaning set forth in the definition of “Permitted Ratio Debt”.

“Permitted First Priority Refinancing Debt” means any Permitted First Priority Refinancing Notes and any Permitted First Priority Refinancing Loans.

“Permitted First Priority Refinancing Loans” means any Credit Agreement Refinancing Indebtedness in the form of secured loans incurred by the Borrower and/or the Subsidiary Guarantors in the form of one or more tranches of loans not under this Agreement; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens securing the Obligations and is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) other than in respect of any Designated Alternative Security Indebtedness, such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors and (iii) subject to the Permitted Earlier Maturity Indebtedness Exception, such Indebtedness does not mature on or prior to the date that is the Latest Maturity Date at the time such Indebtedness is incurred or issued or have a shorter Weighted Average Life to Maturity than the Initial Term Loans ~~or~~, the Dollar Incremental Term Loans, the Sixth Amendment 2028 Refinancing Term Loans or the Sixth Amendment 2030 Refinancing Term Loans.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Permitted First Priority Refinancing Notes” means any Credit Agreement Refinancing Indebtedness in the form of secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower and/or the Subsidiary Guarantors in the form of one or more series of senior secured notes (whether issued in a public offering, Rule 144A, private placement or otherwise); provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens securing the Obligations and is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (iii) subject to the Permitted Earlier Maturity Indebtedness Exception, such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) on or prior to the date that is the Latest Maturity Date at the time such Indebtedness is incurred or issued and (iv) an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to each applicable Intercreditor Agreement then in effect or that will be in effect at the time of incurrence of such Indebtedness. Permitted First Priority Refinancing Notes will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holders” means each of (a) the Investors, (b) the Management Stockholders (including any Management Stockholders holding Equity Interests through an Equityholding Vehicle), (c) any Person who is acting solely as an underwriter in connection with a public or private offering of Equity Interests of the Borrower or any of its direct or indirect parent companies, acting in such capacity, (d) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act (or any successor provision)) of which any of the foregoing, any Holding Company, Permitted Plan or any Person or group that becomes a Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided that in the case of such group and without giving effect to the existence of such group or any other group, Persons referred to in clauses (a) through (c), collectively, have beneficial ownership of more than 50% of the total voting power of the issued and outstanding Equity Interests of the Borrower or any of its direct or indirect parent companies held by such group, (e) any Holding Company and (f) any Permitted Plan. Any Person or group whose acquisition of beneficial ownership constitutes a Permitted Change of Control, will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Intercompany Activities” means any transactions (A) between or among the Borrower and its Restricted Subsidiaries that are entered into in the ordinary course of business of the Borrower and its Restricted Subsidiaries and, in the good-faith judgment of the Borrower are necessary or advisable in connection with the ownership or operation of the business of the Borrower and its Restricted Subsidiaries, including, but not limited to, (i) payroll, cash management, purchasing, insurance and hedging arrangements, (ii) management, technology and licensing arrangements and (iii) customer loyalty and rewards programs, (B) between or among the Borrower, its Restricted Subsidiaries and any captive insurance subsidiaries, (C) constituting a Qualified IPO Reorganization Transaction or (D) constituting Tax Restructuring.

“Permitted Junior Lien Refinancing Debt” means Credit Agreement Refinancing Indebtedness constituting secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower and/or the Subsidiary Guarantors in the form of one or more series of junior lien secured notes or junior lien secured loans; provided that (i) notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness,” such Indebtedness is secured by the Collateral on a junior priority basis to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to each applicable Intercreditor Agreement then in effect or that will be in effect at the time of incurrence of such Indebtedness, and (iii) such Indebtedness meets the Permitted Other Debt Conditions. Permitted Junior Lien Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Junior Secured Ratio Debt” has the meaning set forth in the definition of “Permitted Ratio Debt”.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Permitted Other Debt Conditions” means that such applicable Indebtedness (i) subject to the Permitted Earlier Maturity Indebtedness Exception, does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case on or prior to the Latest Maturity Date at the time such Indebtedness is incurred and (ii) other than in respect of any Designated Alternative Security Indebtedness, is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors.

“Permitted Plan” means any employee benefit plan of Holdings or any of its Affiliates (including any Equityholding Vehicle) and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Permitted Ratio Debt” means Indebtedness of the Borrower or any Restricted Subsidiary so long as immediately after giving Pro Forma Effect thereto and to the use of the proceeds thereof (but without netting the proceeds thereof, other than any such cash proceeds not promptly applied for a Specified Transaction and only for such time that such proceeds are on the consolidated balance sheet of the Borrower or any Restricted Subsidiary) (x) if such Indebtedness is secured by the Collateral on a pari passu basis with the Liens securing the Obligations, the Consolidated First Lien Net Leverage Ratio is no greater than either (I) 5.50 to 1.00 or (II) the Consolidated First Lien Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and any related transactions, in each case, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available (“Permitted First Lien Ratio Debt”), (y) if such Indebtedness is secured by the Collateral on a junior lien basis to the Liens securing the Obligations, either (i) the Consolidated Interest Coverage Ratio is no less than either (A) 1.75 to 1.00 or (B) the Consolidated Interest Coverage Ratio immediately prior to the incurrence of such Indebtedness and any related transactions or (ii) the Consolidated Secured Net Leverage Ratio is no greater than either (I) 6.50 to 1.00 or (II) the Consolidated Secured Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and the consummation of any related transactions, in each case, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available (“Permitted Junior Secured Ratio Debt”) and (z) if such Indebtedness is unsecured (or not secured by all or any portion of the Collateral), no Event of Default shall be continuing or result therefrom and either (I) the Consolidated Interest Coverage Ratio is no less than either (A) 1.75 to 1.00 or (B) the Consolidated Interest Coverage Ratio immediately prior to the incurrence of such Indebtedness and the consummation of any related transactions or (II) the Consolidated Total Net Leverage Ratio is no greater than either (A) 6.75 to 1.00 or (B) the Consolidated Total Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and the consummation of any related transactions, in each case, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available (“Permitted Unsecured Ratio Debt”); provided that, such Indebtedness shall (A) if such Indebtedness is incurred or guaranteed on a secured basis by a Loan Party, an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to each applicable Intercreditor Agreement then in effect or that will be in effect at the time of incurrence of such Indebtedness and (B) have terms and conditions (other than (x) pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions and (y) covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness and to the extent any terms or conditions that are more restrictive is added for the benefit of such Permitted Ratio Debt, to the extent that such terms or conditions are also added for the benefit of each Facility remaining outstanding after the incurrence or issuance of such Permitted Ratio Debt) (i) that in the good-faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole) or reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance or (ii) that are otherwise as agreed between the Borrower and the lender, holder or other provider of such Indebtedness (provided that a certificate of the Borrower as to the satisfaction of the conditions described in this clause (B) delivered at least five Business Days prior to the incurrence of such Indebtedness together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (B), shall be conclusive evidence).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e) and subject to the Permitted Earlier Maturity Indebtedness Exception, such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the later of the Latest Maturity Date and the final maturity date of, and except for revolving Indebtedness, has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (ii) such modification, refinancing, refunding, renewal, replacement or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (d) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subject to an Intercreditor Agreement, the holders of such modified, refinanced, refunded, renewed, replaced or extended Indebtedness (if such Indebtedness is secured) or their representative on their behalf shall become party to the appropriate Intercreditor Agreement(s).

“Permitted Unsecured Ratio Debt” has the meaning set forth in the definition of “Permitted Ratio Debt”.

“Permitted Unsecured Refinancing Debt” means Credit Agreement Refinancing Indebtedness in the form of unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower and/or the Subsidiary Guarantors in the form of one or more series of senior unsecured notes or loans; provided that such Indebtedness (i) otherwise satisfies the requirements set forth in the definition of “Credit Agreement Refinancing Indebtedness” and (ii) meets the Permitted Other Debt Conditions. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Phantom Equity Plan” means the Medline Industries, Inc. Managing Partner Program effective April 1, 2018, as amended, modified or supplemented from time to time, inclusive of any awards and other agreements or letters issued in respect thereof.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, but excluding any Multiemployer Plan) sponsored, maintained or contributed to by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning set forth in Section 6.02.

“Pledged Debt” has the meaning set forth in the Security Agreement. “Pledged Equity” has the meaning set forth in the Security Agreement.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the thirty-six month anniversary of the date on which such Permitted Acquisition or conversion is consummated.

“primary obligor” has the meaning set forth in the definition of “Guarantee”.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein (as determined by the Administrative Agent in its reasonable discretion) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion).

“Principal Amount” means (i) the stated or principal amount of each Dollar Denominated Loan or Dollar Denominated Letter of Credit or L/C Obligation with respect thereto, as applicable, and (ii) the Dollar Equivalent of the stated or principal amount of each Foreign Currency Denominated Loan and Foreign Currency Denominated Letter of Credit or L/C Obligation with respect thereto, as the context may require.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken or initiated, actions with respect to which substantial steps have been taken or initiated or actions that are expected to be taken or initiated during such Post-Acquisition Period for the purposes of realizing reasonably identifiable Run Rate Benefits or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Borrower and the Restricted Subsidiaries; provided that (i) at the election of the Borrower, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than the greater of (x) $120,000,000 and (y) beginning with the first day of the fiscal quarter ending June 25, 2022, an amount equal to 5% of LTM Consolidated EBITDA, and (ii) so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs will be accrued or incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” shall have the meanings set forth in Section 1.02.

“Pro Forma Financial Statements” means a pro forma unaudited consolidated balance sheet and related pro forma unaudited consolidated statement of operations of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period covered by the Audited Financial Statements or Unaudited Financial Statements, prepared in good faith after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of operation) in the form customarily included in private placements of non-convertible high yield debt securities pursuant to Rule 144A promulgated under the Securities Act, but which need not be prepared in compliance with Regulation S-X of the Securities Act, as amended, or include adjustments for purchase accounting (other than based on preliminary information, and including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R), tax adjustments, deferred taxes or other similar pro forma adjustments.

“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time; provided that, in the case of the Revolving Credit Facility, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Proceeding” has the meaning set forth in Section 10.05. “Projections” has the meaning set forth in Section 6.01(c).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company” shall mean any Person with a class or series of Equity Interests that is traded on the New York Stock Exchange, the NASDAQ, the Luxembourg Stock Exchange, the London Stock Exchange, the Hong Kong Stock Exchange, The International Stock Exchange or any comparable stock exchange or similar market.

“Public Company Costs” means costs relating to compliance with the provisions of the Securities Act and the Exchange Act, in each case as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance, listing fees and all executive, legal and professional fees related to the foregoing.

“Public Lender” has the meaning set forth in Section 6.02.

“Public Lender Presentation” shall mean that certain Lender Presentation of the Borrower, dated September 20, 2021, delivered to the prospective lenders in connection with this Agreement.

“Purchase Agreement” has the meaning set forth in the Preliminary Statements to this Agreement. “QFC” has the meaning set forth in Section 10.25(b)(iv).

“QFC Credit Support” has the meaning set forth in Section 10.25.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that, at the time the relevant Guaranty (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into an agreement pursuant to the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests. “Qualified IPO” means any transaction or series of transactions, including a SPAC IPO, that results in, or following which, any common Equity Interests of the Borrower or any direct or indirect parent company, any SPAC IPO Entity (or its successor by merger, amalgamation or other combination) or any IPO Listco that the Borrower will distribute to its direct or indirect parent company in connection with a Qualified IPO (an “IPO Entity”) being publicly traded on any United States national securities exchange or over-the-counter market, or any analogous exchange or market in Canada, the United Kingdom, the European Union or Hong Kong.

“Qualified IPO Reorganization Transactions” means, collectively, the transactions taken prior to and in connection with and reasonably related to consummating a Qualified IPO, including (a) the formation and ownership of IPO Shell Companies, (b) entry into, and performance of, (i) a reorganization agreement among any of Holdings, its Subsidiaries, its direct or indirect parent entities and/or IPO Shell Companies implementing Qualified IPO Reorganization Transactions and certain other reorganization transactions in connection with a Qualified IPO so long as after giving effect to such agreement and the transactions contemplated thereby would not reasonably be

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

expected to have a Material Adverse Effect and the security interests of the Lenders in the Collateral and the Guarantees of the Obligations, taken as a whole, would not be adversely affected and (ii) customary underwriting agreements in connection with a Qualified IPO and any future follow-on underwritten public offerings of common Equity Interests in an IPO Entity, including the provision by IPO Listco and Holdings of customary representations, warranties, covenants and indemnification to the underwriters thereunder, (c) the merger of one or more IPO Subsidiaries with one or more direct or indirect holders of Equity Interests in Holdings with such IPO Subsidiary surviving and holding Equity Interests in Holdings or the dividend or other distribution by Holdings of Equity Interests of IPO Shell Companies or other transfer of ownership to the holder of Equity Interests of Holdings, (d) the amendment and/or restatement of any Organizational Documents of Holdings and any IPO Subsidiaries in a manner adverse to the Lenders, the Lead Arrangers or the Administrative Agent, and with respect to any such transaction involving Holdings, the Borrower or any Restricted Subsidiary, Holdings, the Borrower and such Restricted Subsidiary, as applicable, shall deliver to the Administrative Agent all such necessary amendments, corporate authority documents and other supporting documents to or under this Agreement (including, without limitation, those described in Section 6.11) evidencing any changes made necessary as a result of the consummation of such transaction, (e) the issuance of Equity Interests of IPO Shell Companies to holders of Equity Interests of Holdings in connection with any Qualified IPO Reorganization Transactions, (f) the making of Restricted Payments to (or Investments in) an IPO Shell Company or Holdings or any Subsidiaries to permit Holdings to make distributions or other transfers, directly or indirectly, to IPO Listco, in each case solely for the purpose of paying, and solely in the amounts necessary for IPO Listco to pay, IPO-related expenses and the making of such distributions by Holdings, (g) the repurchase or redemption by IPO Listco of its Equity Interests from Holdings, a Borrower or any Restricted Subsidiary, (h) the entry into an exchange agreement, pursuant to which holders of Equity Interests in Holdings will be permitted to exchange such interests for certain Equity Interests in IPO Listco, (i) any issuance, dividend or distribution of the Equity Interests of the IPO Shell Companies or other Disposition of ownership thereof to the IPO Shell Companies and/or the direct or indirect holders of Equity Interests of Holdings and (j) all other transactions reasonably incidental to, or necessary for the consummation of, the foregoing so long as after giving effect to such agreement and the transactions contemplated thereby, the security interests of the Lenders in the Collateral and the Guarantees of the Obligations, taken as a whole, would not be adversely affected.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Equity Interests of any Person engaged in, a Similar Business.

“Qualified Securitization Facility” means any Securitization Facility (a) constituting a securitization financing facility that meets the following conditions: (i) the board of directors or management of Holdings or the Borrower shall have determined in good faith that such Securitization Facility is in the aggregate economically fair and reasonable to the Borrower, and (ii) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower) or (b) constituting a receivables or payables financing or factoring facility.

“Qualifying Lender” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Rating Agencies” means Moody’s, S&P and Fitch.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment thereon, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) Holdings, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans, Other Revolving Credit Commitments or Other Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.15.

“Refinancing Series” means all Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same All-In Yield and, in the case of Refinancing Term Loans or Refinancing Term Commitments, amortization schedule.

“Refinancing Term Commitments” means one or more Classes of Term Commitments hereunder that are established to fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Loans” means one or more Classes of Term Loans hereunder that result from a Refinancing Amendment.

“Register” has the meaning set forth in Section 10.07(d).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into the Environment.

“Relevant Screen Rate” means (i) with respect to any Borrowing denominated in Canadian Dollars, the Term CORRA Rate and (ii) with respect to any Borrowing denominated in Euros, the EURIBOR Screen Rate.

“Replacement Event” has the meaning set forth in the definition of “Term SOFR”.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means the prepayment, refinancing, substitution or replacement of all or a portion of the Initial Dollar Term Loans or Initial Euro Term Loans incurred on the Closing Date, or Dollar Incremental Term Loans incurred on the Third Amendment Effective Date or the Fourth Amendment Effective Date, or Sixth Amendment 2028 Refinancing Term Loans or Sixth Amendment 2030 Refinancing Term Loans, in each case, incurred on the Sixth Amendment Effective Date, with the incurrence by the Borrower or any Restricted Subsidiary of any broadly marketed or syndicated term “B” loan financing secured by the Collateral on a pari passu basis with the Liens securing the Initial Term Loans ~~or~~, Dollar Incremental Term Loans, Sixth Amendment 2028 Refinancing Term Loans or Sixth Amendment 2030 Refinancing Term Loans (but without regard to the control of remedies), denominated in the same currency as the applicable Initial Term Loans ~~or~~, Dollar Incremental Term Loans, Sixth Amendment 2028 Refinancing Term Loans or Sixth Amendment 2030 Refinancing Term Loans and having an All-In Yield that is less than the All-In Yield (as determined by the Administrative Agent on the same basis) of such Initial Dollar Term Loans, Initial Euro Term Loans ~~or~~, Dollar Incremental Term Loans, Sixth Amendment 2028 Refinancing Term Loans or Sixth Amendment 2030

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Refinancing Term Loans so repaid, refinanced, substituted or replaced, including without limitation, as may be effected through any amendment, amendment or restatement or other modifications to this Agreement relating to the interest rate for, or weighted average yield of, such Term Loans or the incurrence of any Incremental Term Loans or Refinancing Term Loans, in each case the primary purpose of which was to reduce such All-In Yield and other than in connection with a Change of Control, Qualified IPO or Transformative Transaction.

“Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Issuance Request, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Class Lenders” means, with respect to any Class on any date of determination, Lenders having more than 50% of the sum of (i) the outstanding Loans under such Class and (ii) the aggregate unused Commitments under such Class; provided that the unused Commitments of, and the portion of the outstanding Loans under such Class held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Class Lenders; provided further that, to the same extent set forth in Section 10.07(n) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Class Lenders.

“Required Facility Lenders” means, as of any date of determination, with respect to any Facility, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, under such Facility being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Facility; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders; provided further that, to the same extent set forth in Section 10.07(n) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Facility Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Commitments in respect of Revolving Credit Loans; provided that the unused Term Commitment and unused Commitments in respect of Revolving Credit Loans of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that, to the same extent set forth in Section 10.07(n) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Commitments in respect of Revolving Credit Loans; provided that such unused Commitment of, and the portion of the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans, and all L/C Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.

“Rescindable Amount” has the meaning set forth in Section 2.12(h)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Responsible Officer” means the chief executive officer, director, president, vice president, chief financial officer, chief legal officer, treasurer, assistant treasurer, controller or assistant controller or other similar officer of a Loan Party or designee of a Responsible Officer and in the case of a limited partnership or an exempted limited partnership, any officer or director of the general partner or ultimate general partner, as the case may be, and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Loan Party and any officer or employee of the applicable Loan Party whose signature is included on an incumbency certificate or similar certificate reasonably satisfactory to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Return” shall mean, with respect to any Investment, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a Disposition or otherwise) and any other similar amount received or realized in respect thereof.

“Revaluation Date” means (a) with respect to any Loan denominated in an Approved Currency, each of the following: (i) each date of a Borrowing of such Loan, (ii) each date of a continuation of such Loan pursuant to the terms of this Agreement, (iii) the last day of each fiscal quarter of the Borrower and (iv) in the case of a Revolving Credit Loan, the date of any voluntary reduction of a Commitment in respect thereof pursuant to Section 2.06(a); (b) with respect to any Letter of Credit denominated in an Approved Currency, each of the following: (i) each date of issuance of such Letter of Credit, (ii) each date of any amendment of such Letter of Credit that would have the effect of increasing the face amount thereof and (iii) the last day of each fiscal quarter; (c) such additional dates as the Administrative Agent or the respective L/C Issuer shall determine, or the Required Revolving Credit Lenders shall require, at any time when (i) an Event of Default has occurred and is continuing or (ii) to the extent that, and for so long as, the aggregate Revolving Credit Exposure of all Revolving Credit Lenders (for such purpose, using the Dollar Equivalent in effect for the most recent Revaluation Date) exceeds 90% of the aggregate principal amount of the Commitments in respect of Revolving Credit Loans; and (d) the last day of each fiscal quarter.

“Revenue” shall mean, for any Person during any period, the revenue earned by such Person for such period determined on a consolidated basis in accordance with GAAP; provided that such amount shall be determined excluding the effects of acquisition method accounting.

“Revolver Extension Request” has the meaning set forth in Section 2.16(b).

“Revolver Extension Series” has the meaning set forth in Section 2.16(b).

“Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type, in the same Approved Currency, and, in the case of Term SOFR Loans or RFR Loans, having the same Interest Period made by each of the Revolving Credit Lenders under Section 2.01(c) of this Agreement.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(c), (b) purchase participations in L/C Obligations in respect of Letters of Credit, and (c) purchase participations in Swing Line Loans, in an aggregate Principal Amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Revolving Credit Commitments” or in the Assignment and Assumption pursuant to which

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $1,000,000,000, on the Third Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Commitment Maturity Date” has the meaning set forth in the definition of “Maturity Date.”

“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the amount of the outstanding Principal Amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the amount of the L/C Obligations and the Swing Line Obligations at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Commitment in respect of Revolving Credit Loans at such time, including Revolving Credit Commitment, Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment of a given Extension Series and Other Revolving Credit Commitment of a given Refinancing Series, or, if such Commitments have terminated, Revolving Credit Exposure.

“Revolving Credit Loans” means any Revolving Credit Loan made pursuant to Section 2.01(c), Incremental Revolving Credit Loans, Other Revolving Credit Loans or Extended Revolving Credit Loans, as the context may require.

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit D-3, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the Borrower.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“RFR” means the EURIBO Rate, the Term CORRA Rate or, in the case of any Loan denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved pursuant to Section 1.09 plus the adjustment (if any) determined pursuant to Section 1.09, as applicable; provided that, if (i) the Borrower and the Administrative Agent reasonably determine in good faith that an interest rate is not ascertainable pursuant this definition or the definition of “EURIBO Rate”, “Term CORRA Rate” and/or “Alternative Currency Daily Rate” and the inability to ascertain such rate is unlikely to be temporary or (ii) the circumstances set forth in the preceding clause (i) have not arisen but the supervisor for the administrator of the Relevant Screen Rate (or other applicable interest rate) or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such Relevant Screen Rate (or other applicable interest rate) shall no longer be made available or used for determining interest rates for loans, the Administrative Agent shall so notify the Lenders in writing (the occurrence of either of the foregoing conditions, a “Benchmark Discontinuation Event”) and the “EURIBO Rate”, the “Term CORRA Rate” or the “Alternative Currency Daily Rate” for an applicable Alternative Currency, as the case may be, shall be an alternate benchmark floating rate of interest established by the Administrative Agent and the Borrower that is generally accepted as the then prevailing market convention for determining a rate of interest for similar syndicated loans in the United States at such time and shall include (A) the spread or method for determining a spread or other adjustment or modification that is generally accepted as the then prevailing market convention for determining such spread, method, adjustment or modification and (B) other adjustments to such alternate rate and this Agreement (x) to not increase or decrease pricing in effect for the Interest Period on the Business Day immediately preceding the Business Day on which such alternate rate is selected pursuant to this provision (but for the avoidance of doubt which would not reduce the Applicable Rate) and (y) other changes necessary to reflect the available interest periods for such alternate rate) for similar syndicated leveraged loans of this type in the United States at such time (any such rate, the “Successor Benchmark Rate”), and the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement; provided further that if a Successor Benchmark Rate has not been established pursuant to the immediately preceding proviso after the Borrower and the Administrative Agent have reached such a determination, the Borrower and the Required Lenders may select a different alternate rate as long as it is reasonably practicable for the Administrative Agent to administer such different rate and, upon not less than 15 Business Days’ prior written notice to the Administrative Agent, the Required Lenders and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement. Notwithstanding the foregoing, the RFR in respect of any applicable Interest Period will be deemed to be zero if the RFR for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than zero. For the avoidance of doubt, if a Benchmark Discontinuation Event occurs, the Applicable Rate for any Loan shall be determined in accordance with Section 3.06(c) until the date a Successor Benchmark Rate or other alternate term rate determined pursuant to the proviso above has been established in accordance with the requirements of this definition.

“RFR Loan” means a Loan bearing interest at a rate based on the EURIBO Rate, the Term CORRA Rate or an Alternative Currency Daily Rate, as applicable.

“Run Rate Benefits” has the meaning set forth in clause (h) of the definition of “Consolidated EBITDA”. “Run Rate Initiatives” has the meaning set forth in clause (h) of the definition of “Consolidated EBITDA”.

“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, and any successor thereto.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing (or similar arrangement) by the Borrower or any of its Restricted Subsidiaries of any Real Property or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing (or similar arrangement); provided that any leasing arrangement by any entity other than the Borrower or a Restricted Subsidiary of the Borrower shall not constitute a Sale and Lease-Back Transaction.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Same Day Funds” means immediately available funds.

“Sanction(s)” means any international economic sanction administered or enforced by the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment Effective Date” means March 27, 2024.

“Secured Hedge Agreement” means any Swap Contract that is entered into by and between the Borrower or any Restricted Subsidiary and any Approved Counterparty (unless otherwise designated in writing by the Borrower and the applicable Approved Counterparty to the Administrative Agent as unsecured, which notice may designate all Swap Contracts under a specified Master Agreement as unsecured).

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuers, the Swing Line Lender, any Approved Counterparty party to a Secured Hedge Agreement or Treasury Services Agreement, the Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment and any other assets subject to a Qualified Securitization Facility and the proceeds thereof.

“Securitization Facility” means any of one or more receivables, factoring or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Borrower or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable, payables or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable, payable or Securitization Assets or assets related thereto to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Security Agreement” means the Security Agreement substantially in the form of Exhibit G, dated as of the Closing Date, among Holdings, the Borrower, certain Subsidiaries of the Borrower and the Collateral Agent.

“Security Agreement Supplement” has the meaning set forth in the Security Agreement.

“Seller” has the meaning set forth in the Preliminary Statements to this Agreement.

“Senior Notes” means the Senior Secured Notes and the Senior Unsecured Notes.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Senior Notes Documents” means the Senior Secured Notes Documents and the Senior Unsecured Notes Documents.

“Senior Secured Notes” means $4,500,000,000 in aggregate principal amount of the Borrower’s and Co-Issuer’s 3.875% senior secured notes due 2029 issued pursuant to the Senior Secured Notes Indenture on October 15, 2021.

“Senior Secured Notes Documents” means the Senior Secured Notes Indenture and the other transaction documents referred to therein (including the related guarantee, the notes and the notes purchase agreement), as may be amended or supplemented from time to time.

“Senior Secured Notes Indenture” means the indenture, dated as of October 15, 2021 between Merger Sub, as issuer, and the trustee and notes collateral agent referred to therein, pursuant to which the Senior Secured Notes were are issued, as supplemented by the First Supplemental Indenture, dated as of the Closing Date, among the Borrower, Co-Issuer, the guarantors listed therein and the trustee and notes collateral agent referred to therein, as such indenture may be further amended or supplemented from time to time.

“Senior Secured Notes Springing Maturity Date” has the meaning set forth in the definition of “Maturity Date.”

“Senior Unsecured Notes” means $2,500,000,000 in aggregate principal amount of the Borrower’s and Co-Issuer’s 5.250% senior unsecured notes due 2029 issued pursuant to the Senior Unsecured Notes Indenture on October 15, 2021.

“Senior Unsecured Notes Documents” means the Senior Unsecured Notes Indenture and the other transaction documents referred to therein (including the related guarantee, the notes and the notes purchase agreement), as may be amended or supplemented from time to time.

“Senior Unsecured Notes Indenture” means the indenture, dated as of October 15, 2021, between Merger Sub, as issuer, and the trustee referred to therein, pursuant to which the Senior Unsecured Notes were issued, as supplemented by the First Supplemental Indenture, dated as of the Closing Date, among the Borrower, Co-Issuer, the guarantors listed therein and the trustee referred to therein, as such indenture may be further amended or supplemented from time to time.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Borrower or any of its Restricted Subsidiaries on the Closing Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Borrower and its Restricted Subsidiaries are engaged or propose to be engaged on the Closing Date.

“Sixth Amendment” means the Sixth Amendment to this Agreement, dated as of the Sixth Amendment Effective Date, among Holdings, the Borrower, the other Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“Sixth Amendment Effective Date” means July 31, 2025.

“Sixth Amendment 2028 Refinancing Term Commitment” has the meaning applicable to the term “2028 Refinancing Term Commitment” in the Sixth Amendment. The aggregate amount of Sixth Amendment 2028 Refinancing Term Commitments as of the Sixth Amendment Effective Date is $4,073,828,166.57.

“Sixth Amendment 2028 Refinancing Term Lender” means, at any time, any Lender that has a Sixth Amendment 2028 Refinancing Term Commitment.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Sixth Amendment 2028 Refinancing Term Loans” has the meaning applicable to the term “2028 Refinancing Term Loans” in the Sixth Amendment.

“Sixth Amendment 2030 Refinancing Term Commitment” has the meaning applicable to the term “2030 Refinancing Term Commitment” in the Sixth Amendment. The aggregate amount of Sixth Amendment 2030 Refinancing Term Commitments as of the Sixth Amendment Effective Date is $3,500,000,000.

“Sixth Amendment 2030 Refinancing Term Lender” means, at any time, any Lender that has a Sixth Amendment 2030 Refinancing Term Commitment.

“Sixth Amendment 2030 Refinancing Term Loans” has the meaning applicable to the term “2030 Refinancing Term Loans” in the Sixth Amendment.

“Sixth Amendment Refinancing Term Commitment” means the Sixth Amendment 2028 Refinancing Term Commitment or the Sixth Amendment 2030 Refinancing Term Commitment, as applicable.

“SOFR” means the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“Sold Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA”.

“Solicited Discount Proration” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(v)(D)(1) substantially in the form of Exhibit L-6.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit L-7, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided, however, that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“SPAC IPO” means the acquisition, purchase, merger, amalgamation or other combination of the Borrower or any direct or indirect parent company of the Borrower, by, or with, a publicly traded special purpose acquisition company or targeted acquisition company or any entity similar to the foregoing (a “SPAC IPO Entity”) that results in any common Equity Interests of the Borrower, any direct or indirect parent company of the Borrower or such SPAC IPO entity (or its successor by merger, amalgamation or other combination) being publicly traded on any United States national securities exchange or over-the-counter market, or any analogous exchange or market in Canada, the United Kingdom or any country of the European Union.

“SPAC IPO Entity” has the meaning set forth in the definition of “SPAC IPO”.

“SPC” has the meaning set forth in Section 10.07(i).

“Specified Debt” has the meaning set forth in the definition of “Permitted Earlier Maturity Indebtedness Exception”.

“Specified Discount” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Prepayment Notice” means a written notice of the Borrower of a Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.05(a)(v)(B) substantially in the form of Exhibit L-8.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit L-9, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Proration” has the meaning set forth in Section 2.05(a)(v)(B)(3).

“Specified Equity Contribution” means any cash contribution to the common equity of the Borrower and/or any purchase or investment in an Equity Interests of the Borrower other than Disqualified Equity Interests.

“Specified Guarantor” means any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.12).

“Specified Purchase Agreement Representations” means the representations and warranties made by the Company pursuant to Section 2.08(b) of the Purchase Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower (or the Borrower’s Affiliates) has the right (taking into account any applicable cure provisions) to terminate the Borrower’s (or such Affiliates’) obligations under the Purchase Agreement, or to decline to consummate the Acquisition (in each case, in accordance with the terms thereof), as a result of a breach of such representations and warranties.

“Specified Representations” means those representations and warranties made by the Borrower and the Guarantors in Sections 5.01(a) (in respect of the Borrower and the Guarantors only), 5.01(b)(ii), 5.02(a), 5.02(b)(i), 5.04, 5.12, 5.16, 5.18(c) and 5.19(a).

“Specified Term Loan Debt” has the meaning set forth in the definition of “Maturity Date.”

“Specified Transaction” means any Investment, Disposition, incurrence or prepayment, redemption, repurchase, defeasance, acquisition similar payment, extinguishment, retirement or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Business Expansion, Permitted Change of Control, Incremental Term Loan or Revolving Commitment Increase in respect of which the terms of this Agreement require any test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that a Revolving Commitment Increase, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Sponsor” means collectively, (a) prior to a Permitted Change of Control, (i) the Blackstone Funds and/or any of their Affiliates and funds or partnerships managed or advised by them or their respective Affiliates, (ii) the Carlyle Funds and/or any of their Affiliates and funds or partnerships managed or advised by them or their respective Affiliates and (iii) the H&F Funds and/or any of their Affiliates and funds or partnerships managed or advised by them or their respective Affiliates and (b) following a Permitted Change of Control, any Person or group whose acquisition of beneficial ownership constitutes a Permitted Change of Control and/or any of their Affiliates and funds or partnership managed or advised by them or their respective Affiliates (provided that, following a Permitted Change of Control, each of the entities listed in the foregoing clause (a) may still be a “Sponsor” for purposes hereof to the extent that they continue to directly or indirectly hold beneficial ownership of Equity Interests of the Borrower).

“Spot Rate” means, for any currency, the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Approved Currency.

“Sterling” and “£” mean freely transferable lawful money of the United Kingdom (expressed in pounds sterling).

“Submitted Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Submitted Discount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Subordinated Shareholder Funding” means collectively, any funds provided to Holdings or any Restricted Subsidiary by a direct or indirect parent entity of Holdings or a Permitted Holder in exchange for or pursuant to any security, instrument or agreement other than Equity Interests, in each case issued to and held by a direct or indirect parent entity of Holdings or a Permitted Holder, together with any security, instrument or agreement and any other security or instrument other than Equity Interests issued in payment of any obligation under any Subordinated Shareholder Funding, provided that such Subordinated Shareholder Funding (a) does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Maturity Date of the Initial Term Loans (other than through conversion or exchange of such funding into Equity Interests (other than Disqualified Equity Interests) of Holdings or any direct or indirect parent entity of Holdings or any funding meeting the requirements of this definition, (b) does not require, prior to the first anniversary of the Maturity Date of the Initial Term Loans, payment of cash, interest, cash withholding amounts or other cash gross ups, or any similar cash amounts, (c) contains no change of control or similar provisions and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment, in each case, prior to the first anniversary of the Maturity Date of the Initial Term Loans, (d) does not provide for or require any security interest or encumbrance over any asset of Holdings or any of its Subsidiaries and (e) pursuant to its terms or pursuant to an Intercreditor Agreement, is fully subordinated and junior in right of payment to the notes pursuant to any subordination, payment blockage and enforcement limitation terms which are customary in all material respects for similar funding.

“Subsidiary” of a Person means a corporation, partnership, limited partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise Controlled,

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. For the avoidance of doubt, unless otherwise specified, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Agreement, regardless of whether such entity is consolidated on Holdings’, the Borrower’s or any Restricted Subsidiary’s financial statements.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Borrower that are Guarantors.

“Successor Alternative Benchmark Rate” has the meaning set forth in the definition of “Term SOFR.”

“Successor Benchmark Rate” has the meaning set forth in the definition of “RFR”.

“Successor Borrower” has the meaning set forth in Section 7.04(d)(I).

“Successor Holdings” has the meaning set forth in Section 7.04(d)(II).

“Supplemental Agent” and “Supplemental Agents” have the meanings set forth in Section 9.14(a) and “Supplemental Agents” shall have the corresponding meaning.

“Support and Services Agreement” means the management services or similar agreements or the management services provisions contained in an investor rights agreement or other equityholders’ agreement, as the case may be, between certain of the management companies associated with the Investors or their advisors or Affiliates, if applicable, and the Borrower (and/or its direct or indirect parent companies or Subsidiaries), as in effect from time to time.

“Supported QFC” has the meaning set forth in Section 10.25.

“Swap” means, any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap Contract.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the swing line loan facility made available by the Swing Line Lenders pursuant to Section 2.04.

“Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning set forth in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit C or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the aggregate principal amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Tax Restructuring” means any reorganizations and other transactions entered into among the Borrower (or any direct or indirect parent entity thereof) and/or its Restricted Subsidiaries for tax planning (as determined by the Borrower in good faith) so long as such reorganizations and other transactions do not impair the value of the Loan Documents and the Guarantees, taken as a whole, in any material respect.

“Taxes” has the meaning set forth in Section 3.01(a).

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class and Type and, in the case of Term SOFR Loans or RFR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a), an Incremental Amendment, a Refinancing Amendment or an Extension.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Term Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension.

“Term CORRA Rate” means, with respect to any RFR Loan denominated in Canadian Dollars for any Interest Period, the rate per annum equal to the forward-looking term rate based on CORRA, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period; provided that any such Interest Period in respect of the Term CORRA Rate shall be limited to one and three month periods.

“Term Lender” means, at any time, any Lender that has an Initial Dollar Term Commitment, an Initial Euro Term Commitment, a Term Commitment or another Class of Term Loan at such time.

“Term Loan Debt Springing Maturity Date” has the meaning set forth in the definition of “Maturity Date.”

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Term Loan Extension Request” has the meaning set forth in Section 2.16(a).

“Term Loan Extension Series” has the meaning set forth in Section 2.16(a).

“Term Loan Increase” has the meaning set forth in Section 2.14(a).

“Term Loan Standstill Period” has the meaning provided in Section 8.01(b).

“Term Loans” means any Initial Term Loan or any Incremental Term Loan (including any Dollar Incremental Term Loan), Refinancing Term Loan (including any Sixth Amendment 2028 Refinancing Term Loan or Sixth Amendment 2030 Refinancing Term Loan) or Extended Term Loan designated as a “Term Loan,” as the context may require.

“Term Note” means a promissory note of the Borrower payable to any applicable Term Lender or its registered assigns, in substantially the form of Exhibit D-1 or D-2, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans of the applicable Class made by such Term Lender.

“Term SOFR” means,

(a)   for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. (New York City time) on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first (1st) U.S. Government Securities Business Day immediately prior thereto; and

(b)   for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. (New York City time) on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first (1st) U.S. Government Securities Business Day immediately prior thereto;

provided further that, if (i) the Borrower and the Administrative Agent reasonably determine in good faith that an interest rate is not ascertainable pursuant to this definition and the inability to ascertain such rate is unlikely to be temporary or (ii) the circumstances set forth in the preceding clause (i) have not arisen but the Applicable Authority has made a public statement identifying a specific date after which Term SOFR (including any forward-looking term rate thereof) shall no longer be made available, or used for determining the interest rate of loans denominated in Dollars, the Administrative Agent shall so notify the Lenders in writing (the occurrence of either of the foregoing conditions, a “Replacement Event”) and “Term SOFR” shall be an alternate rate of interest established by the Administrative Agent and the Borrower that is generally accepted as the then prevailing market convention for determining a rate of interest for similar syndicated loans in the United States at such time, which shall include (A) the spread or method for determining a spread or other adjustment or modification that is generally accepted as the then prevailing market convention for determining such spread, method, adjustment or modification and (B) other adjustments to such alternate rate and this Agreement (x) to not increase or decrease pricing in effect for the Interest Period on the Business Day immediately preceding the Business Day on which such alternate rate (but for the avoidance of doubt which would not reduce the Applicable Rate) and (y) other changes necessary to reflect the available interest periods for such alternate rate for similar syndicated leveraged loans of this type in the United States at such time (any such rate, the “Successor Alternative Benchmark Rate”). The Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement; provided, further, that if a Successor Alternative Benchmark Rate has not been established pursuant to the immediately preceding proviso after the Borrower and the Administrative Agent have reached such a determination, the Borrower and the Required Lenders may select a different alternate rate as long as it is reasonably practicable for the Administrative Agent to administer such different rate and, upon not less than 15 Business Days’

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

prior written notice to the Administrative Agent, the Required Lenders and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement. For the avoidance of doubt, if a Replacement Event occurs, the Applicable Rate for any Term SOFR Loan shall be determined in accordance with Section 3.06(c) until the date a Successor Alternative Benchmark Rate or other alternate term rate determined pursuant to the proviso above has been established in accordance with the requirements of this definition.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator satisfactory to the Administrative Agent).

“Term SOFR Loan” means a Loan (or any one or more portions thereof) that bears interest at a rate based on Adjusted Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by the Term SOFR Administrator and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Test Period” means, for any date of determination under this Agreement, the latest four consecutive fiscal quarters of the Borrower for which financial statements have been delivered to the Administrative Agent on or prior to the Closing Date and/or for which financial statements are required to be delivered pursuant to Section 6.01, as applicable.

“Testing Party” has the meaning set forth in Section 1.02(h).

“Third Amendment” means the Third Amendment to this Agreement, dated as of the Third Amendment Effective Date, among Holdings, the Borrower, the other Guarantors party thereto, the Administrative Agent and the Lenders and L/C Issuers party thereto.

“Third Amendment Effective Date” means July 8, 2024.

“Threshold Amount” means the greater of (i) $1,000,000,000 and (ii) beginning with the first day of the fiscal quarter ending June 25, 2022, 40% of LTM Consolidated EBITDA.

“Total Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the Pro Forma Financial Statements.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction Expenses” means any fees or expenses incurred or paid by the Investors, Holdings, the Borrower or any of its (or their) Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions related to the Facilities, any OID or upfront fees, payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options or other equity based awards (including the payments of amounts due in connection with the Phantom Equity Plan)), this Agreement, the other Loan Documents, the Support and Services Agreement, the Senior Notes, the Initial CMBS Financing and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the Acquisition and any other transactions directly or indirectly related to the consummation of the Acquisition pursuant to the Purchase Agreement, (b) the funding of the Initial Dollar Term Loans, Initial Euro Term Loans and any Initial Revolving Borrowing on the Closing Date and the execution and delivery of the Loan Documents entered into on the Closing Date, (c) the entry into and funding of the

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Initial CMBS Financing on or prior to Closing Date, (d) the issuance of the Senior Notes, (e) the making of the Equity Investment, (f) the Closing Date Refinancing, (g) the payment of Transaction Expenses and (h) the consummation of any other transaction in connection with the foregoing, including the restructurings in order to effect the Transactions or as otherwise contemplated as of the date hereof.

“Transformative Transaction” means any merger, acquisition, Disposition, dissolution, consolidation or Investment by the Borrower or any Restricted Subsidiary that either (a) is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or Investment, (b) solely in the case of a Transformative Transaction that is a merger, acquisition, Disposition or Investment, involves consideration in excess of the lesser of (x) $600,000,000 and (y) beginning with the first day of the fiscal quarter ending June 25, 2022, 25% of LTM Consolidated EBITDA or (c) if permitted by the terms of this Agreement immediately prior to the consummation of such transaction, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Treasury Services Agreement” means any agreement between the Borrower or any Restricted Subsidiary and any Approved Counterparty relating to treasury, depository, credit card, debit card, stored value cards, purchasing or procurement cards and cash management services or automated clearinghouse transfer of funds or any overdraft or similar services.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Loan, an RFR Loan or an Alternative Currency Daily Rate Revolving Loan.

“U.S. GAAP” has the meaning set forth in the definition of “GAAP”.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 10.25.

“UCC Filing Collateral” means any Collateral, including Collateral constituting investment property, for which a security interest can be perfected by filing a UCC-1 financing statement.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unaudited Financial Statements” means the unaudited consolidated balance sheet of the Company Group (as defined in the Purchase Agreement) as of June 30, 2021 and the related unaudited consolidated statements of comprehensive income, stockholders’ equity, and cash flows for of the Company Group (as defined in the Purchase Agreement) for the fiscal quarter ended June 30, 2021.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Cash” means, as to any Person on any date of determination, the amount of (a) unrestricted cash and Cash Equivalents of such Person and (b) cash and Cash Equivalents of such Person that are restricted in favor of the Facilities and/or other pari passu or junior secured Indebtedness not prohibited under this Agreement (which may also include cash and Cash Equivalents securing other Indebtedness that is secured by a Lien on the Collateral along with the Facilities and/or other pari passu or junior secured Indebtedness not prohibited under this Agreement).

“Unrestricted Subsidiary” means (i) as of the Closing Date, each Subsidiary of the Borrower listed on Schedule 1.01C, (ii) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date, (iii) unless otherwise elected by the Borrower in its sole discretion, any CMBS Borrower Subsidiary upon consummation of a CMBS Loan, (iv) unless otherwise elected by the Borrower in its sole discretion, any Foreign RE Borrower Subsidiary upon consummation of a Foreign RE Loan and (v) any Subsidiary of an Unrestricted Subsidiary.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as amended or modified from time to time.

“Voting Stock”of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the board of directors (or similar body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided that, for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased, the effect of any amortization or prepayment prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield Differential” has the meaning set forth in Section 2.14(e)(iii).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)   The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)   The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c)   Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d)   The term “including” is by way of example and not limitation.

(e)   The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)   In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g)   Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(h)   In connection with any action being taken in connection with a Limited Condition Transaction for purposes of:

(x)   determining compliance with any provision of this Agreement which requires the calculation of the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio or the Consolidated Interest Coverage Ratio; or

(y)   testing availability under baskets or any other calculations set forth in this Agreement (including baskets or any other calculations measured as a percentage of Total Assets, Consolidated EBITDA, Fixed Charges or by reference to the Cumulative Credit or the Available RP Capacity Amount, if any);

in each case, at the option of the Borrower, any of its Restricted Subsidiaries, a direct or indirect parent of the Borrower, or any successor entity of any of the foregoing (including a third party) (the “Testing Party”) (such election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), with such option to be exercised on or prior to the date of execution of the definitive documentation, letter of intent, submission of notice or the making of definitive declaration, as applicable, with respect to such Limited Condition Transaction, the date of determination of whether any such action is permitted hereunder shall be deemed to be (v) in the case of any acquisition or other Investment (including by way of merger, amalgamation or consolidation), any Disposition or any assumption or incurrence of Indebtedness or issuance of Equity Interests, or any transaction relating thereto, the date (or on the basis of the financial statements for the most recently ended reference period) of entry into a letter of intent or the definitive agreements (or, if applicable, a binding offer, or launch of a “certain funds” tender offer) for, or the date any declaration is provided or made with respect to, such Limited Condition Transaction, (w) in the case of any prepayment, redemption, repurchase, defeasance, acquisition or other payment or refinancing of Indebtedness or Equity Interests, the date that the notice, which may be conditional, of such prepayment, redemption, repurchase, defeasance, acquisition or other payment or refinancing of Indebtedness or Equity Interests is given, (x) in the case of any other Restricted Payment, at the time (or on the basis of the

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

financial statements for the most recently ended reference period) of the declaration of such Restricted Payment, (y) in the case of any designation of a subsidiary as restricted or unrestricted, the date of delivery of a certificate of a Responsible Officer of the Borrower is given with respect to such designation or redesignation, or (z) in the case of sales in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies (or similar law or practice in other jurisdictions), the date on which a “Rule 2.7 announcement” of a firm intends to make an offer or similar announcement or determination in another jurisdiction subject to laws similar to the United Kingdom City Code on Takeovers and Mergers in respect of a target of a Limited Condition Transaction (the applicable date determined pursuant to the foregoing clauses (v) through (z), the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the Test Period most recently ended on or prior to the applicable LCT Test Date, the Borrower or its Restricted Subsidiaries could have taken such action on the relevant LCT Test Date in compliance with such ratio, calculation or basket, such ratio, calculation or basket shall be deemed to have been complied with.

For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, calculations or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, calculation or basket, including due to fluctuations in Consolidated EBITDA or Total Assets of the Borrower, the target company or the Person subject to such Limited Condition Transaction, on or prior to the date of consummation of the relevant transaction or action, such baskets, calculations or ratios will not be deemed to have been exceeded as a result of such fluctuations and such baskets, ratios or financial metrics shall not be tested at the consummation of the Limited Condition Transaction except as contemplated in clause (a) of the immediately succeeding proviso; provided, however, that, (a) if financial statements for one or more subsequent Test Periods shall have become available, the Testing Party may elect, in its sole discretion, to re-determine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date, (b) if any ratios or financial metrics improve or baskets increase as a result of such fluctuations, such improved ratios, financial metrics or baskets may be utilized and (c) Consolidated Interest Expense with respect to any Indebtedness expected to be incurred in connection with such Limited Condition Transaction will, for purposes of the Consolidated Interest Coverage Ratio, be calculated using an assumed interest rate based on the available documentation therefor, as determined by the Testing Party in good faith. If the Testing Party has made an LCT Election for any Limited Condition Transaction, then, in connection with any subsequent calculation of the ratios, baskets or financial metrics on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement, letter of intent, notice or declaration for such Limited Condition Transaction is abandoned, terminated or expires without consummation of such Limited Condition Transaction, any such ratio, basket or financial metric shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated.

For the avoidance of doubt, if the Testing Party has exercised its option pursuant to the foregoing and any Default or Event of Default occurs following the LCT Test Date (including any new LCT Test Date) for the applicable Limited Condition Transaction and prior to or on the date of the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed not to have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted under this Agreement. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, calculation or test with respect to the incurrence of Indebtedness or Liens, or the making of distributions or Restricted Payments, Investments, payments pursuant to Section 10.7, Dispositions, mergers, Dispositions of all or substantially all of the assets of the Borrower or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, letter of intent, notice or declaration for such Limited Condition Transaction is abandoned, terminated or expires without consummation of such Limited Condition Transaction, any such ratio, calculation or test shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement that requires that any representations and warranties are true and correct or no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as such representations and warranties are true and correct (to the extent required by such provisions) as of, or no Default, Event of Default or specified Event of Default, as applicable, exists on, the LCT Test Date for such Limited Condition Transaction. For the avoidance of doubt, if the Borrower has exercised its option under the first sentence of this paragraph, and any representation and warranty shall fail to be true and correct following the LCT Test Date for the applicable Limited Condition Transaction or any Default, Event of Default or specified Event of Default occurs following the LCT Test Date for the applicable Limited Condition Transaction and prior to or on the date of the consummation of such Limited Condition Transaction, any such failure, Default, Event of Default or specified Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

(i)   Notwithstanding anything to the contrary herein, but subject to clause (h) above and clauses (q) and (r) below, financial ratios, calculations and tests (including measurements of baskets and other calculations calculated on the basis of Total Assets, Consolidated Net Income, Consolidated EBITDA, Fixed Charges and any Fixed Amount or Incurrence-Based Amount), including the Consolidated Interest Coverage Ratio, Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio and Consolidated Total Net Leverage Ratio shall be calculated in the manner prescribed by this Section 1.02; provided that, notwithstanding anything to the contrary in clause (j), (k), (l) or (m) of this Section 1.02, when calculating the Consolidated First Lien Net Leverage Ratio for purposes of (i) the definition of “Applicable Rate” and (ii) determination of the Applicable ECF Percentage, the events described in this Section 1.02 that occurred subsequent to the end of the applicable Test Period shall not be given Pro Forma Effect; provided, however, that, for purposes of any determination of the Applicable ECF Percentage, Consolidated First Lien Net Debt shall be determined after giving Pro Forma Effect to (1), all voluntary prepayments, repurchases, or redemptions of Term Loans made during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due (including, in the case of Term Loans prepaid pursuant to (x) Section 2.05(a)(v), the aggregate principal amount of Loans purchased, reduced, redeemed or retired pursuant to a “Dutch Auction” and (y) open-market purchases pursuant to Section 10.07(l), the aggregate principal amount of Loans purchased, reduced, redeemed or retired in connection with such purchase), (2) all voluntary prepayments, repurchases or redemptions of Revolving Credit Loans during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, (3) all voluntary prepayments, repurchases or redemptions of any Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness, Permitted Ratio Debt, incurred Indebtedness under Section 7.03(g), Senior Secured Notes, Indebtedness incurred pursuant to the ABL Credit Agreement and any other Indebtedness (in the case of any revolving credit facilities (including the ABL Credit Agreement), to the extent accompanied by a permanent reduction of the corresponding commitment), in each case (x) secured by Liens on the Collateral (except to the extent financed with proceeds of long-term funded Indebtedness (other than revolving loans)) and (y) after the end of the Borrower’s most recently ended full fiscal year and prior to the date of the applicable payment to be made pursuant to Section 2.05(b)(i) assuming such payment had been made on the last day of such fiscal year. In addition, whenever a financial ratio, calculation or test is to be calculated on a Pro Forma Basis or requires Pro Forma Compliance, the reference to “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements are available and may be determined with reference to the financial statements of a direct or indirect parent of the Borrower instead, so long as such direct or indirect parent does not hold any material assets other than, directly or indirectly, the Equity Interests of the Borrower (as determined in good faith by the board of directors (or similar governing body) or senior management of the Borrower (or any direct or indirect parent thereof)).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(j)   For purposes of calculating any financial ratio, calculation or test that is to be calculated on a Pro Forma Basis (including measurements of baskets and other calculations on the basis of Total Assets, Consolidated Net Income or Consolidated EBITDA, Fixed Charges or any Fixed Amount or Incurrence-Based Amount), the Transactions and/or Specified Transactions (with any incurrence or refinancing of any Indebtedness in connection therewith to be subject to clause (l) of this Section 1.02) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a Pro Forma Basis assuming that the Transactions, and all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to the Transactions, and to any Specified Transaction) had occurred on the first day of the applicable Test Period, (or, in the case of Total Assets or “unrestricted” cash and cash equivalents, on the last day of the applicable Test Period). If, since the beginning of any applicable Test Period, any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.02, then such financial ratio, calculation or test (including measurements of baskets and other calculations on the basis of Total Assets, Consolidated EBITDA, Fixed Charges or any Fixed Amount or Incurrence-Based Amount) shall be calculated to give Pro Forma Effect thereto in accordance with this Section 1.02.

(k)   Whenever Pro Forma Effect or a determination of Pro Forma Compliance is to be given to a Specified Transaction, the calculations shall be made in good faith by a Responsible Officer of the Borrower and may include, for the avoidance of doubt, the amount of Run Rate Benefits related to Run Rate Initiatives projected by the Borrower in good faith to result from or relating to any Specified Transaction (including the Transactions) that is being given Pro Forma Effect or for which a determination of Pro Forma Compliance is being made that have been realized or are expected to be realized and for which the actions necessary to realize such Run Rate Benefits have been taken or initiated, have been committed to be taken or initiated, with respect to which substantial steps have been taken or initiated or which are expected to be taken or initiated (in the good-faith determination of the Borrower) (calculated on a Pro Forma Basis as though such Run Rate Benefits had been realized on the first day of such period and as if such Run Rate Benefits were realized during the entirety of such period and “run rate” means the full recurring benefit for a period that is associated with any action taken or initiated, any action committed to be taken or initiated, any action with respect to which substantial steps have been taken or initiated or any action that is expected to be taken or initiated (including any savings expected to result from the elimination of Public Company Costs, if any) net of the amount of actual benefits realized during such period from such actions, and any such Run Rate Benefits shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized) relating to such Specified Transaction or Specified Transaction, and any such Run Rate Benefits included in the initial pro forma calculations shall continue to apply to subsequent calculations of such financial ratios or tests, including during any subsequent Test Periods in which the effects thereof are expected to be realizable; provided that (A) such Run Rate Benefits are reasonably identifiable in the good-faith judgment of the Borrower, (B) such actions are taken or initiated, such actions are committed to be taken or initiated, substantial steps with respect to such action have been taken or initiated or such actions are expected to be taken or initiated no later than twelve fiscal quarters after the date of consummation of such Specified Transaction and (C) no Run Rate Benefits shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period.

(l)   In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantee) or refinances (including by redemption, repurchase, repayment, retirement or extinguishment) any Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes), in each case included in the calculations of any financial ratio or test that is to be calculated on a Pro Forma Basis, (i) during the applicable Test Period or (ii) subsequent to the end of the

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving Pro Forma Effect to such incurrence or refinancing of Indebtedness (including Pro Forma Effect to the application of the net proceeds therefrom), in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Consolidated Interest Coverage Ratio (or similar ratio), in which case such incurrence or Refinancing of Indebtedness will be given effect, as if the same had occurred on the first day of the applicable Test Period). With respect to Indebtedness incurred under a Debt Facility, reborrowings of amounts previously repaid pursuant to “cash sweep” provisions or any similar provisions under a Debt Facility that provide that Indebtedness is deemed to be repaid daily (or otherwise periodically) shall, subject to the Borrower’s option to elect otherwise pursuant to Section 1.02(t), only be deemed to have been incurred on the date such Indebtedness was first incurred and not on the date of any subsequent reborrowing thereof. For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once, and guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness.

(m)   If any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Consolidated Interest Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest rate Swap Contract applicable to such Indebtedness). To the extent interest expense generated by Swap Obligations that have been terminated is included in Consolidated Interest Expense prior to the date of the event for which the calculation of the Consolidated Interest Coverage Ratio is being made, Consolidated Interest Expense shall be adjusted to exclude such expense. Interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, an applicable interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or applicable Restricted Subsidiary may designate. For purposes of making the computations referred to above, interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period or, if lower, the maximum commitments under such revolving credit facility as of the date of the event for which the calculation of the Consolidated Interest Coverage Ratio is being made, except as set forth in Section 1.02(l).

(n)   For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests or preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests or preferred stock as if such Disqualified Equity Interests or preferred stock were purchased on any date on which Consolidated Total Net Debt shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Equity Interests or preferred stock, such fair market value shall be determined in good faith by the board of directors (or similar governing body) or senior management of such Person.

(o)   Any such Pro Forma calculation may include, without limitation, (1) all adjustments of the type described in the second to last paragraph of the definition of “Consolidated EBITDA” to the extent such adjustments, without duplication, continue to be applicable to such Test Period, and (2) adjustments calculated in accordance with Regulation S-X under the Securities Act.

(p)   For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any Fixed Amount, Incurrence-Based Amount or, except as described in Section 1.02(i), any other financial ratio, test, covenant, calculation or measurement (including, without limitation, any Consolidated First Lien Net Leverage Ratio test, any Consolidated Secured Net Leverage Ratio test, any Consolidated Total Net Leverage Ratio test, any Consolidated Interest Coverage Ratio test, unrestricted cash and cash equivalents and the amount of Consolidated EBITDA, Consolidated Net Income,

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Fixed Charges and/or Total Assets), such Fixed Amount, Incurrence-Based Amount or other financial ratio, test, covenant, calculation or measurement shall be calculated at the time such action is taken (subject to Section 1.02(h)), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such Fixed Amount, Incurrence-Based Amount or other financial ratio, test, covenant, calculation or measurement occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(q)   Notwithstanding anything to the contrary herein, unless the Borrower otherwise notifies the Administrative Agent, (i) with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement (including any covenant or the definition of Incremental Base Amount) that does not require compliance with a financial ratio or test (including any Consolidated First Lien Net Leverage Ratio test, any Consolidated Secured Net Leverage Ratio test, any Consolidated Total Net Leverage Ratio test and/or any Consolidated Interest Coverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently, simultaneously or contemporaneously with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, amounts incurred under the Incurrence-Based Incremental Amount) any Consolidated First Lien Net Leverage Ratio test, any Consolidated Secured Net Leverage Ratio test, any Consolidated Total Net Leverage Ratio test and/or any Consolidated Interest Coverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts (including amounts incurred under the Incremental Base Amount) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts (including amounts incurred under the Incurrence-Based Incremental Amount), (ii) the incurrence of the Incurrence-Based Amount shall be calculated first without giving effect to any Fixed Amount but giving full Pro Forma Effect to the use of proceeds of such Fixed Amount and the related transactions and (iii) the incurrence of the Fixed Amount shall be calculated thereafter. Unless the Borrower elects otherwise, the Borrower shall be deemed to have used amounts under an Incurrence-Based Amount then available to the Borrower prior to utilization of any amount under a Fixed Amount then available to the Borrower.

(r)   Notwithstanding anything to the contrary herein, in the event an item of Indebtedness (or any portion thereof) is incurred, any Lien is incurred or other transaction is undertaken in reliance on an Incurrence-Based Amount, such Incurrence-Based Amount shall be calculated without regard to the incurrence of any Indebtedness under any revolving facility, delayed draw facility or letter of credit facility immediately prior to, simultaneously or contemporaneously with, or in connection therewith.

(s)   Whenever Pro Forma Effect is to be given to a pro forma event, the pro forma calculations shall be made in good faith by a Responsible Officer of the Borrower and, notwithstanding anything to the contrary herein, so long as an action was taken (or not taken) in reliance upon a basket, ratio or test under this Agreement that was calculated or determined in good faith by a Responsible Officer of the Borrower based upon financial information available to such officer at such time and such action (or inaction) was permitted under this Agreement at the time of such calculation or determination, any subsequent restatement, modification or adjustments made to such financial information (including any restatement, modification or adjustment that would have caused such basket, ratio or test to be exceeded as a result of such action or inaction) shall not result in any Default or Event of Default under this Agreement.

(t)   For purposes of the calculation of the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio and/or the Consolidated Interest Coverage Ratio in connection with the entering into or increase of commitments under any a revolving credit, delayed draw facility or other similar committed facility such Person may elect, pursuant to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, to treat all or any portion of the commitment (such amount elected until revoked as described below, the “Elected Amount”) under any such Indebtedness which is to be incurred (or any commitment in respect thereof) or secured by such Lien (whether by the Borrower, its Restricted Subsidiaries or any third party), as the case may be, as being incurred or secured, as the case may be, as of the date such certificate is delivered and (i) any subsequent incurrence of such Indebtedness or such Lien under such commitment that

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

was so treated (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time, (ii) such Person may revoke an election of an Elected Amount pursuant to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent and (iii) at all times thereafter, for subsequent calculations of the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio and/or the Consolidated Interest Coverage Ratio test, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect”, as used in this Agreement, shall be understood and construed in accordance with the foregoing Sections 1.02(j)-(t).

Section 1.03.  Accounting Terms.

(a)   All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing prior to the Closing Date, the Audited Financial Statements, and after the Closing Date, the most recently delivered financial statements that have been delivered pursuant to Section 6.01(a), except as otherwise specifically prescribed herein.

(b)   Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio and the Consolidated Interest Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

In the event that the Borrower elects to change the accounting method in which it will prepare its financial statements in accordance with GAAP and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “GAAP Accounting Changes”) in this Agreement, the Borrower and the Administrative Agent agree to enter into good-faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio and the Consolidated Interest Coverage Ratio) so as to reflect equitably the GAAP Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with the previous accounting method (as determined in good faith by a Responsible Officer of the Borrower) (it being agreed that the reconciliation between U.S. GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred. For the avoidance of doubt, solely making an election (without any other action) will not (1) be treated as an incurrence of Indebtedness and (2) have the effect of rendering invalid any Restricted Payment or Investment, the incurrence of any Indebtedness or Liens, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary made prior to the date of such election conditioned on the Borrower and the Restricted Subsidiaries having been able to satisfy any Consolidated Total Net Leverage Ratio, Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio, Consolidated Interest Coverage Ratio or any other test or action that was previously valid under this Agreement on the date made, incurred or taken and prior to such election, as the case may be.

Section 1.04.  Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 1.05.  References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06.  Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07.  Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08.  Cumulative Credit Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Credit immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

Section 1.09.  Additional Approved Currencies.

(a)   The Borrower may from time to time request that Revolving Credit Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Approved Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily transferable and readily convertible into Dollars in the applicable market. Such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders; provided that in the case of any such request with respect to the issuance of Letters of Credit, such request shall only be subject to the approval of the Administrative Agent and the applicable L/C Issuer.

(b)   Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York time), five Business Days prior to the date of the desired Borrowing or issuance of a Letter of Credit (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Revolving Credit Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall also promptly notify the applicable L/C Issuer thereof. Each Revolving Credit Lender and the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m. (New York time), two Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Credit Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)   Any failure by a Revolving Credit Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Credit Lender or L/C Issuer, as the case may be, to permit Revolving Credit Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders consent to making Revolving Credit Loans in such requested currency, the Administrative Agent shall so notify Borrower and the Administrative Agent, the Revolving Credit Lenders, each applicable L/C Issuer and the Borrower may amend the definition of Alternative Currency Daily Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and such currency shall thereupon be deemed for all purposes to be an Approved Currency hereunder for purposes of any Borrowing of Revolving Credit Loans; and if the applicable L/C Issuer also consents to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Approved Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09, the Administrative Agent shall promptly so notify the Borrower.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 1.10.  Interest Rates.

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Benchmark Rate or Successor Alternative Benchmark Rate) (or any component of any of the foregoing) or the effect of any of the foregoing. The Administrative Agent and its Affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

ARTICLE 2

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01.  The Loans.

(a)   The Initial Dollar Term Loan Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make to the Borrower on the Closing Date loans denominated in Dollars in an aggregate principal amount not to exceed the amount of such Term Lender’s Initial Dollar Term Commitment.

Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Initial Dollar Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

(b)   The Initial Euro Term Loan Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make to the Borrower on the Closing Date loans denominated in Euros in an aggregate principal amount not to exceed the amount of such Term Lender’s Initial Euro Term Commitment. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Initial Euro Term Loans will be EURIBO Rate RFR Loans, as further provided herein.

(c)   The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein each Revolving Credit Lender severally agrees to make revolving credit loans denominated in an Approved Currency to the Borrower from its applicable Lending Office (each such loan, a “Revolving Credit Loan”) from time to time as elected by the Borrower pursuant to Section 2.02, on any Business Day during the period from the Closing Date until the Maturity Date with respect to such Revolving Credit Lender’s applicable Revolving Credit Commitment, in an aggregate Principal Amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment at such time; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitments, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(c), prepay under Section 2.05, and reborrow under this Section 2.01(c). Revolving Credit Loans denominated in Dollars may be Base Rate Loans or Term SOFR Loans, as further provided herein.

Medline Inc. has requested confidential treatment of this registration statement and associated

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(d)   The Dollar Incremental Term Loan Borrowings. Subject to the terms and conditions set forth herein and in the Third Amendment, each Dollar Incremental Term Lender agrees to make to the Borrower on the Third Amendment Effective Date loans denominated in Dollars in an aggregate principal amount not to exceed the amount of its Dollar Incremental Term Commitment. Amounts borrowed under this Section 2.01(d) and repaid or prepaid may not be reborrowed. Dollar Incremental Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein. Subject to the terms and conditions set forth herein and in the Fourth Amendment, each Dollar Incremental Term Lender holding a Refinancing Term Commitment agrees to make to the Borrower on the Fourth Amendment Effective Date loans denominated in Dollars in an aggregate principal amount not to exceed the amount of its Fourth Amendment Refinancing Term Commitment.

(e)   The Sixth Amendment 2028 Refinancing Term Loan Borrowings. Subject to the terms and conditions set forth herein and in the Sixth Amendment, each Sixth Amendment 2028 Refinancing Term Lender holding a Sixth Amendment 2028 Refinancing Term Commitment agrees to make to the Borrower on the Sixth Amendment Effective Date loans denominated in Dollars in an aggregate principal amount not to exceed the amount of its Sixth Amendment 2028 Refinancing Term Commitment. Amounts borrowed under this Section 2.01(e) and repaid or prepaid may not be reborrowed. Sixth Amendment 2028 Refinancing Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

(f)   The Sixth Amendment 2030 Refinancing Term Loan Borrowings. Subject to the terms and conditions set forth herein and in the Sixth Amendment, each Sixth Amendment 2030 Refinancing Term Lender holding a Sixth Amendment 2030 Refinancing Term Commitment agrees to make to the Borrower on the Sixth Amendment Effective Date loans denominated in Dollars in an aggregate principal amount not to exceed the amount of its Sixth Amendment 2030 Refinancing Term Commitment. Amounts borrowed under this Section 2.01(f) and repaid or prepaid may not be reborrowed. Sixth Amendment 2030 Refinancing Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

Section 2.02.  Borrowings, Conversions and Continuations of Loans.

(a)   Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Term SOFR Loans or RFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 1:00 p.m. New York City time three Business Days prior to the requested date of any Borrowing or continuation of Term SOFR Loans or RFR Loans or any conversion of Base Rate Loans to Term SOFR Loans or RFR Loans, (ii) 1:00 p.m. New York City time three Business Days prior to the requested date of any Borrowing of Alternative Currency Daily Rate Revolving Loans and (iii) 12:00 noon New York City time on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Except as provided in Section 2.14(a), each Borrowing of, conversion to or continuation of Term SOFR Loans or RFR Loans shall be in a minimum principal amount of (A) if such Loan is a Term SOFR Loan, $5,000,000, or a whole multiple of $1,000,000 in excess thereof, (B) if such RFR Loan is denominated in Canadian Dollars, C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof, (C) if such RFR Loan is denominated in Euros, €5,000,000, or a whole multiple of €1,000,000 in excess thereof, and (D) if such RFR Loan is denominated in an Alternative Currency other than Dollars, Euros or Canadian Dollars, the Dollar Equivalent of $5,000,000, or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof. Each Borrowing of or conversion to Alternative Currency Daily Rate Revolving Loans (x) denominated in Sterling shall be £5,000,000 or a whole multiple of £1,000,000 in excess thereof and (y) denominated in an Alternative Currency other than Sterling of $5,000,000, or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c), 2.04(c), 2.14(a), each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing of a particular Class, a Revolving Credit Borrowing, a conversion of Term Loans of any Class or Revolving Credit Loans from one

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Type to the other, or a continuation of Term SOFR Loans or RFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans of a Class or Revolving Credit Loans are to be converted, (v) in the case of a Term Loan, whether such Term Loan is to be denominated in Dollars or Euros, (vi) in the case of a Revolving Credit Borrowing, the relevant Approved Currency in which such Revolving Credit Borrowing is to be denominated and (vii) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify an Approved Currency of a Loan in a Committed Loan Notice, such Loan shall be made in Dollars. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as or converted to (x) in the case of any Loan denominated in Dollars, Base Rate Loans or (y) in the case of any Loan denominated in an Approved Foreign Currency, RFR Loans in the Approved Currency having an Interest Period of one month, as applicable. Any such automatic conversion to Base Rate Loans or one-month RFR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable RFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans or RFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in another Approved Currency, but instead must be prepaid in the original Approved Currency or reborrowed in another Approved Currency.

(b)   Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and Approved Currency) of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than (i) 1:00 p.m. New York City time on the Business Day specified in the applicable Committed Loan Notice for any Borrowing of Term SOFR Loans, (ii) the Applicable Time specified by the Administrative Agent on the Business Day specified in the applicable Committed Loan Notice for any Borrowing of RFR Loans denominated in an Approved Foreign Currency and (iii) 1:00 p.m. New York City time on the Business Day specified in the applicable Committed Loan Notice for any Borrowing of Base Rate Loans. The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)   Except as otherwise provided herein, a Term SOFR Loan or RFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan or RFR Loan, as applicable, unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith.

(d)   The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans or RFR Loans upon determination of such interest rate. The determination of Term SOFR or any RFR by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the announcement of such change.

(e)   After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect; provided that after the establishment of any new Class of Loans pursuant to an Incremental Amendment, Refinancing Amendment or Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three Interest Periods for each applicable Class so established.

(f)   The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(g)  Each Lender may, at its option, make any Loan available to the Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the parties hereto agree that (i) to the extent any Loan bearing interest at the Eurocurrency Rate that is denominated in Dollars (as such term was defined in this Agreement prior to the Amendment No. 1 Effective Date) is outstanding on the Amendment No. 1 Effective Date, such Loan shall continue to bear interest at the Eurocurrency Rate until the end of the current Interest Period (as such term was defined in this Agreement prior to the Amendment No. 1 Effective Date) applicable to such Loan and (ii) any request for a new Eurocurrency Rate Loan (as such term was defined in this Agreement prior to the Amendment No. 1 Effective Date) or a continuation of an existing Eurocurrency Rate Loan shall be deemed to be a request for a new Loan bearing interest at Term SOFR.

Section 2.03.   Letters of Credit.

(a)  The Letter of Credit Commitment.

(i)  Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date to issue Letters of Credit at sight denominated in any Approved Currency for the account of the Borrower or any Restricted Subsidiary of the Borrower and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that (1) no L/C Issuer shall be obligated to (but may, in its sole discretion) make any L/C Credit Extension with respect to any Letter of Credit if as of the date of such L/C Credit Extension, the Outstanding Amount of the L/C Obligations in respect of Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Commitment, (2) no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Revolving Credit Lender would exceed such Lender’s Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit and (3) Wells Fargo Bank, National Association is an L/C Issuer solely for purposes of the Existing Letter of Credit issued by it and shall not be obligated to issue any additional Letters of Credit on or after the Closing Date. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to be issued hereunder in the name of the Borrower for the benefit of the Borrower or Subsidiary of the Borrower in whose name such Existing Letter of Credit is outstanding immediately prior to the Closing Date and shall constitute Letters of Credit subject to the terms hereof.

(ii)  An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)  any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

Medline Inc. has requested confidential treatment of this registration statement and associated

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(B)  subject to Section 2.03(b)(iii) and Section 2.03(a)(ii)(C), the expiry date of such requested Letter of Credit would occur later than the earlier of (x) twelve months after the date of issuance or last renewal or (y) the fifth Business Day prior to the Maturity Date of the Revolving Credit Facility, unless (1) each Appropriate Lender has approved of such expiration date or (2) the L/C Issuer thereof has approved of such expiration date and the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or backstopped pursuant to arrangements reasonably satisfactory to such L/C Issuer; provided that clause (x) of this Section 2.03(a)(ii)(B) shall not apply to Letters of Credit in an aggregate amount equal to the lesser of (a) $10,000,000 and (b) the aggregate principal amount of the Revolving Credit Commitments (the “Letter of Credit Expiration Carve Out”). The Letter of Credit Expiration Carve Out is part of, and not in addition to, the Letter of Credit Sublimit.

(C)  the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date;

(D)  the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer or any policies of such L/C Issuer applicable to letters of credit in general;

(E)  the L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency or type; or

(F)  any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iii)  An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv)  Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and any Letter of Credit Issuance Request (and any other document, agreement or instrument entered into by such L/C Issuer and the Borrower or in favor of such L/C Issuer) pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.

(v)  The Borrower may, at any time and from time to time, reduce the L/C Commitment of any L/C Issuer with the consent of such L/C Issuer; provided that the Borrower shall not reduce the L/C Commitment of any L/C Issuer if, after giving effect to such reduction, the conditions set forth in clause (i) above would not be satisfied.

(b)  Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)  Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Issuance Request, appropriately completed and signed by a Responsible Officer of the Borrower or his/her delegate or designee. Such Letter of Credit Issuance Request must be received by the relevant L/C Issuer and the Administrative Agent not later than 1:00 p.m. New York City time (I) in the case of Letters of Credit issued in Dollars, at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be and (II) in the case of Letters of Credit issued in a currency other than Dollars, at least five Business Days prior to

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the proposed issuance date or date of amendment, as the case may be; or, in each case, such other date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Issuance Request shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the relevant Approved Currency in which such Letter of Credit is to be denominated; and (H) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Issuance Request shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii)  Promptly after receipt of any Letter of Credit Issuance Request, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Issuance Request from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or, if applicable, the Restricted Subsidiary, or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share provided for under this Agreement times the amount of such Letter of Credit.

(iii)  If the Borrower so requests in any applicable Letter of Credit Issuance Request, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a number of days (the “Non-Extension Notice Date”) prior to the last day of such twelve month period to be agreed upon by the relevant L/C Issuer and the Borrower at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date from the Administrative Agent or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv)  Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant L/C Issuer will also deliver to the Borrower and, upon request, the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)  Drawings and Reimbursements; Funding of Participations.

(i)  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Approved Foreign Currency, the Borrower shall reimburse the L/C Issuer in such Approved Foreign Currency, unless the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Approved Foreign Currency, the L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 1:00

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p.m. New York City time, in the case of a drawing in Dollars, or 2:00 p.m. London time (or, if earlier, 9:00 a.m. New York City time), in the case of a drawing in an Approved Foreign Currency, on the next Business Day immediately following the date of any honoring of a drawing by an L/C Issuer under a Letter of Credit that the Borrower receives notice thereof (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in the relevant Approved Currency; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with this Section 2.03 that such payment be financed with a Revolving Credit Borrowing under the Revolving Credit Facility or a Swing Line Borrowing under the Swing Line Facility in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Borrowing or Swing Line Borrowing, as applicable. If the Borrower fails to so reimburse such L/C Issuer by such time, such L/C Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share provided for under this Agreement thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, Term SOFR Loans or RFR Loans, as applicable, but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)  Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer in Dollars at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the Unreimbursed Amount not later than 2:00 p.m. New York City time on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan, Term SOFR Loan or RFR Loan, as applicable, to the Borrower in such amount. The Administrative Agent shall promptly remit the funds so received to the relevant L/C Issuer in Dollars.

(iii)  With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans, Term SOFR Loans or RFR Loans, as applicable, because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest (which begins to accrue upon funding by the L/C Issuer) at the Default Rate for Revolving Credit Loans. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)  Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant L/C Issuer.

(v)  Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the applicable L/C Issuer, the Administrative Agent or the Collateral Agent, as the case may be, and shall be absolute

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and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)  If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)  Repayment of Participations.

(i)  If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement hereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)  If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Effective Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

(e)  Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)  any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)  the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

Medline Inc. has requested confidential treatment of this registration statement and associated

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(iii)  any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)   any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)    any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit;

(vi)   any adverse change in the relevant exchange rates or in the availability of Dollars or the relevant Approved Foreign Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; and

(vii)  any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f)  Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Issuance Request. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.03(e) or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such L/C Issuer; provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of willful misconduct or gross negligence on the part of the relevant L/C Issuer or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation

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to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in each case, as determined in a final and non-appealable judgment by a court of competent jurisdiction, such L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, or refuse to accept and make payment upon such documents if such documents are not in compliance with the terms of such Letter of Credit.

(g)  Cash Collateral. If (i) as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn (and without limiting the requirements of Section 2.03(a)(ii)(C)), (ii) any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Revolving Credit Commitments, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02 or (iii) an Event of Default set forth under Section 8.01(f) occurs and is continuing, the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 p.m. New York City time on (x) in the case of the immediately preceding clauses (i) and (ii), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 noon New York City time or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer, or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Appropriate Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders of the applicable Facility, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in a Cash Collateral Account and may be invested in readily available Cash Equivalents as directed by the Borrower. If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived by the Required Lenders, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Borrower.

(h)  Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders for the applicable Revolving Credit Facility (in accordance with their Pro Rata Share or other applicable share provided for under this Agreement) a Letter of Credit fee in Dollars for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate for Revolving Credit Loans that are Term SOFR

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Loans or RFR Loans times the Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in any Applicable Rate for Revolving Credit Loans during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by such Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i)  Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the Dollar Equivalent of the aggregate face amount of such Letter of Credit. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, with respect to each Letter of Credit issued by it the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(j)  Conflict with Letter of Credit Issuance Request. Notwithstanding anything else to the contrary in this Agreement or any Letter of Credit Issuance Request, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Issuance Request, the terms hereof shall control.

(k)  Addition of an L/C Issuer. A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

(l)  Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(m)  Reporting. Each L/C Issuer will report in writing to the Administrative Agent (i) on or prior to the fifth Business Day of each calendar month, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding calendar month (and on such other dates as the Administrative Agent may request), (ii) on or prior to each Business Day on which such L/C Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such L/C Issuer shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such L/C Issuer makes any L/C Disbursement, the date and amount of such L/C Disbursement and (iv) on any Business Day on which the Borrower fails to reimburse an L/C Disbursement required to be reimbursed to such L/C Issuer on such day, the date and amount of such failure; provided that each L/C Issuer shall also provide any other information or reports as reasonably requested by the Administrative Agent from time to time. The Administrative Agent shall use commercially reasonable efforts to provide Letter of Credit fee invoices to the Borrower on the respective invoice due date; provided that any discrepancies in the calculation of such fees shall be adjusted on the following invoice due date.

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(n)  Provisions Related to Letters of Credit in respect of Extended Revolving Credit Commitments. If the Letter of Credit Expiration Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by the L/C Issuer which issued such Letter of Credit, if one or more other tranches of Revolving Credit Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Sections 2.03(c) and (d)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit may be reduced as agreed between the L/C Issuers and the Borrower, without the consent of any other Person.

(o)  Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries. In the event that the Borrower requests any Letter of Credit to be issued for the benefit or account of a Restricted Subsidiary, such Restricted Subsidiary shall deliver documentation (including, without limitation, customary letter of credit requests and reimbursement agreements) as may be reasonably requested by the Administrative Agent or the applicable L/C Issuer.

(p)  Provisions Related to Extended Revolving Credit Commitments. In connection with the establishment of any Extended Revolving Credit Commitments or Other Revolving Credit Commitments and subject to the availability of unused Commitments with respect to such Class and the satisfaction of the conditions set forth in Section 4.02, the Borrower may with the written consent of the applicable L/C Issuer designate any outstanding Letter of Credit to be a Letter of Credit issued pursuant to such Class of Extended Revolving Credit Commitments or Other Revolving Credit Commitments. Upon such designation, such Letter of Credit shall no longer be deemed to be issued and outstanding under such prior Class and shall instead be deemed to be issued and outstanding under such Class of Extended Revolving Credit Commitments or Other Revolving Credit Commitments.

(q)  Replacement of an L/C Issuer. An L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of an L/C Issuer. From and after the effective date of any such replacement, (x) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer being replaced under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all current and previous L/C Issuers, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(r)  Resignation of an L/C Issuer. Subject to the appointment and acceptance of a successor L/C Issuer, any L/C Issuer may resign as an L/C Issuer at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such L/C Issuer shall be replaced in accordance with Section 2.03(q) above.

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(s)  Existing Letters of Credit. The parties hereto agree that the Existing Letters of Credit shall be deemed Letters of Credit for all purposes under this Agreement, without any further action by the Borrower.

Section 2.04.   Swing Line Loans.

(a)  The Swing Line. Subject to the terms and conditions set forth herein, Bank of America, in its capacity as Swing Line Lender, agrees to make loans in Dollars to the Borrower (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the Closing Date and until the Maturity Date of the Revolving Credit Facility in an aggregate principal amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided that, after giving effect to any Swing Line Loan, (i) the Revolving Credit Exposure shall not exceed the aggregate Revolving Credit Commitments and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Swing Line Loan.

(b)  Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone or Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (New York City time) on the requested borrowing date and shall specify (i) the principal amount to be borrowed, which principal amount shall be a minimum of $500,000 (and any amount in excess of $500,000 shall be in integral multiples of $100,000) and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice (by telephone or in writing), the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. (New York City time) on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. (New York City time) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when a Revolving Credit Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swing Line Lender’s Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(c)  Refinancing of Swing Line Loans.

(i)  The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes such Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. (New York City time) on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)  If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)  If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by the Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect, plus any reasonable administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)  Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)  Repayment of Participations.

(i)  At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(ii)  If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e)  Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan, Term SOFR Loan or RFR Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f)  Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g)  Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer maturity date (each, a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swing Line Loan, if consented to by the applicable Swing Line Lender, on the earliest occurring maturity date such Swing Line Loan shall be deemed reallocated to the tranche or tranches of the Non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid or Cash Collateralized and (y) notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, the Borrower shall still be obligated to pay Swing Line Loans allocated to the Revolving Credit Lenders holding the Expiring Credit Commitments at the maturity date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the maturity date of the Expiring Credit Commitment. Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Swing Line Loans may be reduced as agreed between the Swing Line Lender and the Borrower, without the consent of any other Person.

(h)  Replacement of the Swing Line Lender. The Swing Line Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swing Line Lender and the successor Swing Line Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swing Line Lender. From and after the effective date of any such replacement, (x) the successor Swing Line Lender shall have all the rights and obligations of the replaced Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require. After the replacement of a Swing Line Lender hereunder, the replaced Swing Line Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made by it prior to its replacement, but shall not be required to make additional Swing Line Loans.

(i)  Resignation of the Swing Line Lender. Subject to the appointment and acceptance of a successor Swing Line Lender, the Swing Line Lender may resign as a Swing Line Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Swing Line Lender shall be replaced in accordance with Section 2.04(h) above.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 2.05.  Prepayments.

(a)  Optional.

(i)  The Borrower may, upon, subject to clause (iii) below, written notice to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay Term Loans of any Class and Revolving Credit Loans in whole or in part without premium or penalty (subject to Section 2.05(a)(iv)); provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. New York City time (A) three Business Days prior to any date of prepayment of Term SOFR Loans, RFR Loans or Alternative Currency Daily Rate Revolving Loans and (B) on the date of any prepayment of Base Rate Loans, in each case, unless the Administrative Agent agrees to a shorter period in its discretion; (2) (A) any prepayment of Term SOFR Loans shall be in a minimum of $500,000, or a whole multiple of $100,000 in excess thereof, (B) if such RFR Loan is denominated in Canadian Dollars, any prepayment of RFR Loans shall be in a minimum of C$500,000 or a whole multiple of C$100,000 in excess thereof, (C) if such Alternative Currency Daily Rate Revolving Loan is denominated in Sterling, any prepayment of Alternative Currency Daily Rate Revolving Loans shall be in a minimum of £250,000 or a whole multiple of £50,000 in excess thereof, and (D) if such RFR Loan is denominated in Euros, any prepayment of RFR Loans shall be in a minimum of €500,000, or a whole multiple of €100,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. Any prepayment of a Term SOFR Loan or RFR Loan shall be accompanied by all accrued interest thereon to such date, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share as provided for under this Agreement.

(ii)  The Borrower may, upon, subject to clause (iii) below, written notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (New York City time) on the date of the prepayment, and (2) any such prepayment shall be in a minimum Principal Amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii)  Notwithstanding anything to the contrary contained in this Agreement, subject to the payment of any amounts owing pursuant to Section 3.05, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or shall otherwise be delayed. Each prepayment of any Class of Term Loans pursuant to this Section 2.05(a) shall be applied as directed by the Borrower (which may be applied to any specific Class, tranche or facility of Indebtedness) and, absent such direction, shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a).

(iv)  In the event that, (a) with respect to the ~~Dollar Incremental~~Sixth Amendment 2028 Refinancing Term Loans and Sixth Amendment 2030 Refinancing Term Loans, on or prior to the six-month anniversary of the ~~Fourth~~Sixth Amendment Effective Date and (b) with respect to the Initial Euro Term Loans, on or prior to the six-month anniversary of the Third Amendment Effective Date, the Borrower (x) prepays, refinances, substitutes or replaces any Initial Euro Term Loans ~~or Dollar Incremental~~, Sixth Amendment 2028 Refinancing Term Loans or Sixth Amendment 2030 Refinancing Term Loans, as applicable, pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.05(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment, amendment and restatement or other modification of this Agreement

Medline Inc. has requested confidential treatment of this registration statement and associated

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resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders holding Initial Euro Term Loans ~~and/or Dollar Incremental~~, Sixth Amendment 2028 Refinancing Term Loans and/or Sixth Amendment 2030 Refinancing Term Loans, as applicable, (1) in the case of clause (x) above, a prepayment premium of 1.00% of the aggregate principal amount of (i) the applicable Initial Euro Term Loans incurred on the Third Amendment Effective Date ~~or~~, (ii) the applicable ~~Dollar Incremental Term Loans,~~Sixth Amendment 2028 Refinancing Term Loans incurred on the Sixth Amendment Effective Date or (iii) the applicable Sixth Amendment 2030 Refinancing Term Loans incurred on the Sixth Amendment Effective Date, in each case, so prepaid, refinanced, substituted or replaced and (2) in the case of clause (y) above, a fee equal to 1.00% of the aggregate principal amount of the applicable Initial Euro Term Loans ~~or Dollar Incremental~~, Sixth Amendment 2028 Refinancing Term Loans or Sixth Amendment 2030 Refinancing Term Loans, as applicable, amended or otherwise modified pursuant to such amendment. If, (a) with respect to the ~~Dollar Incremental~~Sixth Amendment 2028 Refinancing Term Loans and Sixth Amendment 2030 Refinancing Term Loans, on or prior to the six-month anniversary of the ~~Fourth~~Sixth Amendment Effective Date and (b) with respect to the Initial Euro Term Loans, on or prior to the six-month anniversary of the Third Amendment Effective Date, any Term Lender holding Initial Euro Term Loans ~~or Dollar Incremental~~, Sixth Amendment 2028 Refinancing Term Loans or Sixth Amendment 2030 Refinancing Term Loans, as applicable, that is a Non-Consenting Lender and is replaced pursuant to Section 3.07(a) in connection with any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, such Term Lender holding Initial Euro Term Loans ~~or Dollar Incremental~~, Sixth Amendment 2028 Refinancing Term Loans or Sixth Amendment 2030 Refinancing Term Loans, as applicable (and not any Person who replaces such Term Lender pursuant to Section 3.07(a)), shall receive its pro rata portion (as determined immediately prior to it being so replaced) of the prepayment premium or fee described in the preceding sentence. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(v)  Notwithstanding anything in any Loan Document to the contrary, so long as no Event of Default has occurred and is continuing and, only to the extent funded at a discount, no proceeds of Revolving Credit Borrowings are applied to fund any such repayment, any Company Party may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such prepayment) (or Holdings, the Borrower or any of its Subsidiaries may purchase such outstanding Term Loans and immediately cancel them) on the following basis:

(A)  Any Company Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(v); provided that no Company Party shall initiate any action under this Section 2.05(a)(v) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date; or (II) at least three Business Days shall have passed since the date the Company Party was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company Party’s election not to accept any Solicited Discounted Prepayment Offers.

(B)  (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time offer to make a Discounted Term Loan Prepayment (the “Borrower Offer of Specified Discount Prepayment”) by providing the Auction Agent with five Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate principal amount not less than $10,000,000 or €10,000,000 (as applicable) and whole increments of $1,000,000 or €1,000,000 (as applicable) in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. New York City time, on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).

(2) Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3) If there is at least one Discount Prepayment Accepting Lender, the relevant Company Party will make a prepayment of outstanding Term Loans pursuant to this subsection (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2) above; provided that if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company Party and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C)  (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by such Company Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

separate offer pursuant to the terms of this Section 2.05(a)(v)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate principal amount not less than $10,000,000 (or €10,000,000 in the case of Euro Term Loans) and whole increments of $1,000,000 (or €1,000,000 in the case of Euro Term Loans) in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. New York City time, on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2)  The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The relevant Company Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).

(3)  If there is at least one Participating Lender, the relevant Company Party will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than or equal to the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the

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relevant Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D)  (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate principal amount not less than $10,000,000 (or €10,000,000 in the case of Euro Term Loans) and whole increments of $1,000,000 (or €1,000,000 in the case of Euro Term Loans) in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. New York City time, on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2)  The Auction Agent shall promptly provide the relevant Company Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Company Party shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company Party (the “Acceptable Discount”), if any. If the Company Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by such Company Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Company Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company Party by the Acceptance Date, such Company Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3)  Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Company Party at the Acceptable Discount in accordance with this Section 2.05(a)(v)(D). If the Company Party elects to accept any Acceptable Discount, then the Company Party agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted

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Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Company Party will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Company Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E)  In connection with any Discounted Term Loan Prepayment, the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from a Company Party in connection therewith.

(F)  If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, a Company Party shall prepay such Term Loans on the Discounted Prepayment Effective Date. The relevant Company Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. New York City time on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(v) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective Pro Rata Share. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. In connection with each prepayment pursuant to this Section 2.05(a)(v), the relevant Company Party shall waive any right to bring any action against the Administrative Agent, in its capacity as such, in connection with any such Discounted Term Loan Prepayment.

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(G)  To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(v), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(H)  Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(v), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I)  Each of the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(v) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(a)(v) as well as activities of the Auction Agent.

(J)  Each Company Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Company Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(v) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).

(b)  Mandatory.

(i)  Within five Business Days after financial statements have been delivered pursuant to Section 6.01(a) (commencing with the fiscal year ending December 31, 2022) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall cause to be offered to be prepaid in accordance with clauses (b)(vi) and (ix) below, an aggregate principal amount of Term Loans in an amount equal to (the “ECF Payment Amount”) (A) the Applicable ECF Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus (B) the sum of (1) at the Borrower’s option, all voluntary prepayments, repurchases, or redemptions of Term Loans made during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due (including, in the case of Term Loans prepaid pursuant to (x) Section 2.05(a)(v), the aggregate principal amount of Loans purchased, reduced, redeemed or retired pursuant to a “Dutch Auction” and (y) open-market purchases pursuant to Section 10.07(l), the aggregate principal amount of Loans purchased, reduced, redeemed or retired in connection with such purchase), (2) at the Borrower’s option, all voluntary prepayments, repurchases or redemptions of Revolving Credit Loans during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, (3) at the Borrower’s option, all voluntary prepayments, repurchases or redemptions of any Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness, Permitted Ratio Debt, incurred Indebtedness under Section 7.03(g), Senior Secured Notes, Indebtedness incurred pursuant to the ABL Credit Agreement and any other Indebtedness (in the case of any revolving credit facilities (including the ABL Credit Agreement), to the extent accompanied by a permanent reduction of the corresponding commitment), in each case secured by Liens on the Collateral, and repurchased or redeemed on a pro rata basis or less than pro rata basis with the Initial Term Loans ~~and the~~, Dollar Incremental Term Loans, Sixth Amendment 2028 Refinancing Term Loans and the Sixth Amendment 2030 Refinancing Term Loans (except to the extent financed with proceeds of long-term funded Indebtedness (other than revolving loans)) during such fiscal year or after year-end and prior to

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when such Excess Cash Flow prepayment is due, (4) the amount of Capital Expenditures or acquisitions of IP Rights to the extent not expensed and Capitalized Software Expenditures accrued or made (or committed to be made) in cash during such period or, at the option of the Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such Capital Expenditures or acquisitions are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period, to the extent financed with internally generated cash or Borrowings under the Revolving Credit Facility), (5) the aggregate amount of all principal payments of Indebtedness of the Borrower or the Restricted Subsidiaries made (or committed to be made) during such period or, at the option of the Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such payments are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) (including (A) the principal component of payments in respect of Financing Leases, (B) the amount of any scheduled repayment of Term Loans pursuant to Section 2.07, and (C) any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other voluntary and mandatory prepayments of Term Loans and all prepayments and repayments of Revolving Credit Loans and Swing Line Loans and (Y) all prepayments in respect of any other revolving credit facility, except in the case of clause (Y) to the extent there is an equivalent permanent reduction in commitments thereunder to the extent financed with internally generated cash), (6) cash payments by the Borrower and the Restricted Subsidiaries made (or committed to be made) during such period or, at the option of the Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such payments are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness, to the extent financed with internally generated cash, (7) the amount of Investments and acquisitions made (or committed to be made) by the Borrower and the Restricted Subsidiaries during such period or, at the option of the Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such Investments and acquisitions are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) and paid (or committed to be paid) in cash pursuant to Section 7.02 (other than Section 7.02(a), (c) or (x)), to the extent financed with internally generated cash or Borrowings under the Revolving Credit Facility, (8) the amount of Restricted Payments paid in cash (or committed to be paid) during such period or, at the option of the Borrower, paid after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such payments are not actually paid as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period), to the extent financed with internally generated cash or Borrowings under the Revolving Credit Facility, (9) the aggregate amount of expenditures made (or committed to be made) by the Borrower and its Restricted Subsidiaries in cash during such period or, at the option of the Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such expenditures are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period, to the extent financed with internally generated cash, (10) the aggregate amount of any premium, make-whole or penalty payments paid (or committed to be paid) in cash by the Borrower and its Restricted Subsidiaries during such period or, at the option of the Borrower, paid after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such premium, make-whole or penalty payments are not actually paid as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) that are required to be made in connection with any prepayment of Indebtedness, to the extent financed with internally generated cash, (11) the amount of cash taxes paid (or committed to be paid) in such period or, at the option of the Borrower, paid after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such taxes are not actually paid as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period and (12) (x) the aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts, commitments, letters of intent or purchase orders (the “Contract Consideration”) entered into prior to or during such period and (y) the aggregate amount of cash that is reasonably expected to be expended in respect of any planned cash expenditures by the Borrower or any of the Restricted Subsidiaries in the case of each of clauses (x) and (y), relating to acquisitions or other Investments

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or Capital Expenditures or acquisitions of IP Rights to the extent expected to be consummated or made, in each case during the period of eight consecutive fiscal quarters of the Borrower following the end of such period (or if committed to be made during such eight consecutive fiscal quarter period, during the period of two consecutive fiscal quarters of the Borrower following the end of such eight fiscal-quarter period); provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such acquisition or other Investment, Capital Expenditures or acquisitions of IP Rights during such period of eight consecutive fiscal quarters is less than the Contract Consideration (or if committed to during such eight consecutive fiscal quarter period, two consecutive fiscal quarters of the Borrower following the end of such eight fiscal-quarter period), the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of eight consecutive fiscal quarters (or if committed to during such eight consecutive fiscal quarter period, two consecutive fiscal quarters of the Borrower following the end of such eight fiscal-quarter period), in the case of each of the immediately preceding clauses (1) through (12), without duplication of any deduction from Excess Cash Flow in any prior period; provided that any such amounts described in the foregoing clauses (1) through (12) that have not been applied to reduce the prepayments which may be due from time to time pursuant to this Section 2.05(b)(i) shall be carried over to subsequent fiscal years, and may reduce the prepayments due from time to time pursuant to this Section 2.05(b)(i) during such fiscal years, until such time as such amounts have been used to reduce such prepayments which may be due from time to time minus (C) an amount equal to the greater of (x) $600,000,000 and (y) beginning with the first day of the fiscal quarter ending June 25, 2022, an amount equal to 25% of LTM Consolidated EBITDA at the time of such prepayment; provided further that, for the avoidance of doubt, only amounts in excess of the greater of (x) $600,000,000 and (y) beginning with the first day of the fiscal quarter ending June 25, 2022, an amount equal to 25% of LTM Consolidated EBITDA (at the election of the Borrower, with unused amounts described in this clause (C) carried forward to the next succeeding fiscal year and; provided that in the event that a prepayment is due in respect of a fiscal year pursuant to this Section 2.05(b)(i), the Borrower my elect, in its sole discretion, to use amounts pursuant to this clause (C) that would otherwise be available for the next succeeding fiscal year, which usage shall reduce such amounts available to the Borrower in such next succeeding fiscal year).

(ii)  If (1) the Borrower or any Restricted Subsidiary Disposes of any property or assets constituting Collateral (excluding any ABL Priority Collateral, if applicable) pursuant to Sections 7.05 (j) or (aa), which results in the realization or receipt by the Borrower or Restricted Subsidiary of Net Proceeds, the Borrower shall cause to be offered to be prepaid in accordance with clauses (b)(vi) and (ix) below, on or prior to the date which is thirty (30) Business Days after the date of the realization or receipt by the Borrower or any Restricted Subsidiary of such Net Proceeds, subject to clause (b)(xi) below, an aggregate principal amount of Term Loans in an amount equal to the Applicable Asset Sale Percentage of all Net Proceeds received (such amount, the “Applicable Proceeds”); provided that if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness, Permitted Ratio Debt, incurred Indebtedness under Section 7.03(g), the Senior Secured Notes, Indebtedness incurred pursuant to the ABL Credit Agreement, or any other Indebtedness outstanding at such time that, in each case, is secured by a Lien on the Collateral pursuant to the terms of the documentation governing such Indebtedness with the Net Proceeds of such Disposition (such Indebtedness required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply the Applicable Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time) and the remaining Net Proceeds so received to the prepayment of such Other Applicable Indebtedness; provided further that (A) the portion of the Applicable Proceeds (but not the other Net Proceeds received) allocated to the Other Applicable Indebtedness shall not exceed the amount of Applicable Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds shall be allocated to the Term Loans in accordance with the terms hereof to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii) shall be reduced accordingly and (B) to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(iii)  If the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness after the Closing Date (other than Indebtedness not prohibited under Section 7.03), the Borrower shall cause to be offered to be prepaid in accordance with clause (b)(vi) below an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five Business Days after the receipt by the Borrower or such Restricted Subsidiary of such Net Proceeds; provided that if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase any Other Applicable Indebtedness with the Net Proceeds of such Indebtedness, then the Borrower may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time); provided further that (A) the portion of such Net Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds shall be allocated to the Term Loans in accordance with the terms hereof to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(iii) shall be reduced accordingly and (B) to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof. If the Borrower or any other Loan Party incurs any Credit Agreement Refinancing Indebtedness, the Net Proceeds of such Credit Agreement Refinancing Indebtedness shall be used pursuant to clause (iv) of the definition thereof.

(iv)  If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect (including, for the avoidance of doubt, as a result of the termination of any Class of Revolving Credit Commitments on the Maturity Date with respect thereto), the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.

(v)  Except with respect to Loans incurred in connection with any Refinancing Amendment, Term Loan Extension Request, Revolver Extension Request or any Incremental Amendment (which may be prepaid on a less than pro rata basis in accordance with its terms), (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied as between series, Classes or tranches of Term Loans as directed by the Borrower (provided that (i) any prepayment of Term Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt, and (ii) any Class of Incremental Term Loans may specify that one or more other Classes of Term Loans and Incremental Term Loans may be prepaid prior to such Class of Incremental Term Loans); (B) with respect to each Class of Term Loans, each prepayment pursuant to clauses (i) through (iv) of this Section 2.05(b) shall be applied to the scheduled installments of principal thereof following the date of prepayment pursuant to Section 2.07(a) in direct order of maturity (without premium or penalty), unless otherwise directed by the Borrower; and (C) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment.

(vi)  The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iv) of this Section 2.05(b) at least four Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.

(vii)  Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Term SOFR Loan or RFR Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Term SOFR Loan or RFR Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term SOFR Loans or RFR Loans is required to be made under this Section

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2.05, prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05.

(viii)  Term Opt-out of Prepayment. With respect to each prepayment of Term Loans required pursuant to Section 2.05(b)(i) or (ii), (A) each Lender of Term Loans will have the right to refuse such offer of prepayment by giving written notice of such refusal to the Administrative Agent within one Business Day after such Lender’s receipt of notice from the Administrative Agent of such offer of prepayment (“Declined Proceeds”) (in which case the Borrower shall not prepay any Term Loans of such Lender on the date that is specified in clause (B) below), (B) the Borrower will make all such prepayments not so refused upon the fourth Business Day after delivery of notice by the Borrower pursuant to Section 2.05(b)(vi) and (C) any Declined Proceeds may be retained by the Borrower.

(ix)  In connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to this Section 2.05(b), such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans of the applicable Class or Classes being prepaid irrespective of whether such outstanding Term Loans are Base Rate Loans, Term SOFR Loans or RFR Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(viii), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment within any tranche of Term Loans shall be applied first to Term Loans of such tranche that are Base Rate Loans to the full extent thereof before application to Term Loans of such tranche that are Term SOFR Loans or RFR Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

(x)  Non-Guarantor and Excess Cash Flow. Notwithstanding any other provisions of this Section 2.05, (i) to the extent that any or all of the Net Proceeds of any Disposition by a Restricted Subsidiary that is not a Loan Party (“Non-Guarantor Disposition”) or Excess Cash Flow attributable to a Restricted Subsidiary that is not a Loan Party are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable a Restricted Subsidiary that is not a Loan Party so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable a Restricted Subsidiary that is not a Loan Party to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow that, in each case, would otherwise be required to be used to make an offer of prepayment pursuant to Sections 2.05(b)(i) or 2.05(b)(ii), is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05 and (ii) to the extent that the Borrower has reasonably determined in good faith that repatriation of any of or all the Net Proceeds of any Disposition by a Foreign Subsidiary or a Restricted Subsidiary that is not a Loan Party’s Excess Cash Flow would have material adverse tax consequences to Holdings, the Borrower, any direct or indirect parent entity of the Borrower or any of the Borrower’s direct or indirect Subsidiaries with respect to such Net Proceeds or Excess Cash Flow, such Net Proceeds or Excess Cash Flow so affected may be retained by the applicable a Restricted Subsidiary that is not a Loan Party; provided that in the case of this clause (ii), on or before the date on which any such Net Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.05(b) or any such Excess Cash Flow would have been required to be applied to prepayments pursuant to this Section 2.05(b), the Borrower applies an amount equal to such Net Proceeds or Excess Cash Flow to such reinvestments or prepayments, as applicable, as if such Net Proceeds or Excess Cash Flow had been received by the Borrower rather than such Restricted Subsidiary that is not a Loan Party, less the amount of additional taxes that would have been payable or reserved against if such Net Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Proceeds or Excess Cash Flow that would be calculated if received by such Restricted Subsidiary that is not a Loan Party).

Medline Inc. has requested confidential treatment of this registration statement and associated

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Section 2.06.  Termination or Reduction of Commitments.

(a)  Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three Business Days prior to the date of termination or reduction (unless the Administrative Agent agrees to a shorter period in its discretion), (ii) any such partial reduction shall be in a minimum aggregate principal amount of $1,000,000, or any whole multiple of $250,000, in excess thereof or, if less, the entire amount thereof and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not otherwise be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(b)  Mandatory. The Initial Dollar Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Initial Dollar Term Loans to be made by it on the Closing Date. The Initial Euro Term Commitment of each Term Lender shall be automatically and permanently reduced to €0 upon the funding of the Initial Euro Term Loans to be made by it on the Closing Date. The Dollar Incremental Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Dollar Incremental Term Loans to be made by it on the Third Amendment Effective Date. The Revolving Credit Commitment of each Class shall automatically and permanently terminate on the Maturity Date with respect to such Class of Revolving Credit Commitments. The Fourth Amendment Refinancing Term Commitment of each Dollar Incremental Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Dollar Incremental Term Loans to be made by it on the Fourth Amendment Effective Date. The Sixth Amendment 2028 Refinancing Term Commitment of each Sixth Amendment 2028 Refinancing Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Sixth Amendment 2028 Refinancing Term Loans to be made by it on the Sixth Amendment Effective Date. The Sixth Amendment 2030 Refinancing Term Commitment of each Sixth Amendment 2030 Refinancing Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Sixth Amendment 2030 Refinancing Term Loans to be made by it on the Sixth Amendment Effective Date.

(c)  Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

Section 2.07.  Repayment of Loans.

(a)  Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with June 25, 2022, an aggregate principal amount of Initial Dollar Term Loans incurred on the Closing Date equal to 0.25% of the aggregate principal amount of all Initial Dollar Term Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), (ii) on the Maturity Date for the Initial Dollar Term Loans, the aggregate principal amount of all Initial Dollar Term Loans outstanding on such date and (iii) on the Maturity Date for the Initial Euro Term Loans, the aggregate principal amount of all Initial Euro Term Loans outstanding on such date. The Borrower shall repay to

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the Administrative Agent for the ratable account of the applicable Dollar Incremental Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with December 31, 2024, an aggregate principal amount of Dollar Incremental Term Loans equal to 0.25% of the aggregate principal amount of all Dollar Incremental Term Loans outstanding on the Fourth Amendment Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Dollar Incremental Term Loans, the aggregate principal amount of all Dollar Incremental Term Loans outstanding on such date. The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Sixth Amendment 2028 Refinancing Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with September 30, 2025, an aggregate principal amount of Sixth Amendment 2028 Refinancing Term Loans equal to 0.25% of the aggregate principal amount of all Sixth Amendment 2028 Refinancing Term Loans outstanding on the Sixth Amendment Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Sixth Amendment 2028 Refinancing Term Loans, the aggregate principal amount of all Sixth Amendment 2028 Refinancing Term Loans outstanding on such date. The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Sixth Amendment 2030 Refinancing Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with September 30, 2025, an aggregate principal amount of Sixth Amendment 2030 Refinancing Term Loans equal to 0.25% of the aggregate principal amount of all Sixth Amendment 2030 Refinancing Term Loans outstanding on the Sixth Amendment Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Sixth Amendment 2030 Refinancing Term Loans, the aggregate principal amount of all Sixth Amendment 2030 Refinancing Term Loans outstanding on such date. In the event that any Incremental Term Loans, Refinancing Term Loans or Extended Term Loans are made, such other Incremental Term Loans, Refinancing Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrower in the amounts and on the dates set forth in the Incremental Amendment, Refinancing Amendment or Extension Amendment with respect thereto and on the applicable Maturity Date thereof.

(b)  Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the Revolving Credit Facilities of a given Class the aggregate principal amount of all of its Revolving Credit Loans of such Class outstanding on such date.

(c)  Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date that is five (5) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility (although Swing Line Loans may thereafter be reborrowed, in accordance with the terms and conditions hereof, if there are one or more Classes of Revolving Credit Commitments which remain in effect).

Section 2.08.  Interest.

(a)  Subject to the provisions of Section 2.08(b), (i) each RFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the EURIBO Rate, the Term CORRA Rate or any Alternative Currency Daily Rate, as applicable, for such Interest Period plus the Applicable Rate for such RFR Loans; (ii) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Adjusted Term SOFR for such Interest Period plus the Applicable Rate; (iii) each Alternative Currency Daily Rate Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate; (iv) each Base Rate Loan (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans; and (v) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.

(b)  During the continuance of a Default under Section 8.01(a), the Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.

Medline Inc. has requested confidential treatment of this registration statement and associated

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(c)  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09.  Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a)      Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender under the applicable Revolving Credit Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee in Dollars equal to the Commitment Fee Rate with respect to Revolving Credit Loans, times the actual daily amount by which the aggregate Revolving Credit Commitments for the applicable Revolving Credit Facility exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans for such Facility, and (B) the Outstanding Amount of L/C Obligations for such Facility; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender, except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Commitments, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing December 31, 2021 and on the Maturity Date for the Revolving Credit Commitments. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Commitment Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Commitment Fee Rate separately for each period during such quarter that such Commitment Fee Rate was in effect.

(b)  Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing (including, but not limited to, as set forth in the Fee Letter) in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

Section 2.10.  Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred sixty-five (365) days, or three hundred sixty-six (366) days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed, or, in the case of interest in respect of Revolving Credit Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice; provided that computations of fees and interest shall be made on the basis of a three hundred sixty-five (365) day year and actual days elapsed for Revolving Credit Loans denominated Canadian Dollars. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11.  Evidence of Indebtedness.

(a)  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c) and proposed Treasury Regulation Section 1.163-5(b), as agent for the Borrower, in each case in the ordinary course of business. The

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accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender and its registered assignees, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender, may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)  In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c)  Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11 (a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.12.  Payments Generally.

(a)  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to an Approved Foreign Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for Dollar-denominated payments and in Same Day Funds not later than 1:00 p.m. New York City time on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder in an Approved Foreign Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Approved Foreign Currency and in Same Day Funds not later than 2:00 p.m. London time (or, if earlier, 9:00 a.m. New York City time) on the dates specified herein. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Approved Foreign Currency, the Borrower shall make such payment in Dollars in an amount equal to the Dollar Equivalent of such Approved Foreign Currency payment amount. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after the time specified above shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)  Except as otherwise provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Term SOFR Loans or RFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

Medline Inc. has requested confidential treatment of this registration statement and associated

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(c)  Unless any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Lender will not make such payment, the Administrative Agent may assume that such Lender has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds (including, without limitation, failure to fund participations in respect of any Letter of Credit or Swing Line Loan), such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Effective Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount (including, without limitation, failure to fund participations in respect of any Letter of Credit or Swing Line Loan) forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d)  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 or in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)  The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f)  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)  Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (i) the Outstanding Amount of all Loans outstanding at such time and (ii) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

(h)  Payments by Borrower; Presumptions by the Administrative Agent.

(i)  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, any L/C Issuer or the Swing Line Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the L/C Issuers or the Swing Line Lender, as the case may be, the amount due.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(ii)  With respect to any payment that the Administrative Agent makes for the account of the Lenders, any L/C Issuer or the Swing Line Lender hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuers or the Swing Line Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, L/C Issuer or Swing Line Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender, L/C Issuer, or the Swing Line Lender with respect to any amount owing under this Section 2.12(h) shall be conclusive, absent manifest error. This Section 2.12(h) shall solely be an agreement between the Administrative Agent and the Lenders.

Section 2.13.  Sharing of Payments. (a) If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (b) notify the Administrative Agent of such fact, and (c) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 2.14.  Incremental Credit Extensions.

(a)  Incremental Commitments. The Borrower may, at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be in the same Facility as any outstanding Term Loans of an existing Class (a “Term Loan Increase”) or a new Class of Term Loans (each, an “Incremental Term Facility,” collectively with any Term Loan Increase, the “Incremental Term Commitments”) and/or (B) one or more increases in the amount of the Revolving Credit Commitments or any Incremental Revolving Facility (a “Revolving Commitment Increase”) or the establishment of one or more new revolving credit commitments (each, an “Incremental Revolving Facility” and collectively with any Incremental Term Facility, an “Incremental Facility” and any such new commitments, collectively with any Revolving Commitment Increases, the “Incremental Revolving Credit Commitments” and the Incremental Revolving Credit Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders. Incremental Commitments and Incremental Loans shall be (A) secured by the Collateral on a pari passu basis with the Liens securing the Initial Term Loans ~~and~~, the Dollar Incremental Term Loans, the Sixth Amendment 2028 Refinancing Term Loans and the Sixth Amendment 2030 Refinancing Term Loans, (B) secured by the Collateral on a junior lien basis to the Liens securing the Initial Term Loans ~~and~~, the Dollar Incremental Term Loans, the Sixth Amendment 2028 Refinancing Term Loans and the Sixth Amendment 2030 Refinancing Term Loans or (C) unsecured or not secured by all or any portion of the Collateral.

(b)  Incremental Loans. Any Incremental Commitments effected through the establishment of one or more new revolving credit commitments or new Term Loans not in the same Facility of any existing Class of Term Loans made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Commitments for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrower (or any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, may be designated as a borrower in respect thereof so long as all obligors under such Incremental Facility are the same as with respect to the Loans hereunder) (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Credit Commitments of any Class are effected through the establishment of one or more new revolving credit commitments (including through any Revolving Commitment Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Revolving Credit Lender of such Class shall make its Commitment available to the Borrower (or any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, may be designated as a borrower in respect thereof so long as all obligors under such Incremental Facility are the same as with respect to the Loans hereunder) (when borrowed, “Incremental Revolving Credit Loans” and collectively with Incremental Term Loans, an “Incremental Loans”) in an amount equal to its Incremental Revolving Credit Commitment of such Class and (ii) each Incremental Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Credit Commitment of such Class and the Incremental Revolving Credit Loans of such Class made pursuant thereto. For the avoidance of doubt, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.

(c)  Incremental Loan Request. Each Incremental Loan Request from the Borrower pursuant to this Section 2.14 shall set forth the requested amount, the Approved Currency and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender (but each existing Lender will not have an obligation to make any Incremental Commitment, nor will the Borrower have any obligation to approach any existing lenders to provide any Incremental Commitment) or by any other bank or other financial institution or other institutional lender (any such other bank or other financial institution or other institutional lender being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such, an “Incremental Revolving Credit Lender” or “Incremental Term Lender”, as applicable, and, collectively, the

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Incremental Lenders”); provided that (i) the Administrative Agent and, in the case of an Incremental Revolving Credit Commitment, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Credit Commitments to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender, (ii) with respect to Incremental Term Commitments, any Affiliated Lender providing an Incremental Term Commitment shall be subject to the same restrictions set forth in Section 10.07(l) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (iii) Affiliated Lenders may not provide Incremental Revolving Credit Commitments, unless subsequently purchased from a Defaulting Lender pursuant to Section 10.07(l).

(d)  Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(i)  (x) if the proceeds of such Incremental Commitments are being used to finance a Permitted Acquisition, Investment, prepayment, repayment, redemption, repurchase, defeasance, satisfaction and discharge or other refinancing of any Indebtedness or of any Equity Interests, that in the case of equity, require irrevocable notice in advance thereof, no Event of Default under Sections 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments, or (y) if otherwise, no Event of Default shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments;

(ii)  after giving effect to such Incremental Commitments, the conditions of Section 4.02(i) shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment); provided that if the proceeds of such Incremental Commitments are being used to finance a Permitted Acquisition, Investment, prepayment, repayment, redemption, repurchase, defeasance, satisfaction and discharge or other refinancing of any Indebtedness or of any Equity Interests, that in the case of equity, require irrevocable notice in advance thereof, there shall be no requirement to satisfy any or all conditions of Section 4.02(i);

(iii)  [reserved];

(iv)  each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $10,000,000 or like amount in any other Approved Currency, as applicable, and shall be in increments of $1,000,000 or like amount in any other Approved Currency, as applicable (provided that such amount may be less than $10,000,000 or like amount in any other Approved Currency, as applicable, if such amount represents all remaining availability under the limit set forth in Section 2.14(d)(v)) and each Incremental Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $5,000,000 or like amount in any other Approved Currency, as applicable, and shall be in increments of $1,000,000 or like amount in any other Approved Currency, as applicable (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.14(d)(v));

(v)  the aggregate principal amount of the Incremental Term Loans and the Incremental Revolving Credit Commitments shall not exceed the sum of (A) the Incremental Base Amount plus (B) at the option of the Borrower, the amount of Indebtedness permitted to be incurred under clause (x) of Section 7.03(m) at the time such Indebtedness is incurred; provided that any Indebtedness incurred pursuant to this clause (B) in lieu of clause (x) of Section 7.03(m) shall reduce availability under clause (x) of Section 7.03(m) and Section 7.01(cc), (C) all voluntary prepayments, repurchases, redemptions and other retirements of Term Loans, Indebtedness incurred pursuant to the ABL Credit Agreement and any other Indebtedness secured by Liens on the Collateral (in the case of any revolving credit facilities (including Revolving Credit Loans and the ABL Credit Agreement) accompanied by corresponding voluntary

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

permanent reductions of commitments in respect of such revolving credit facilities prior to or simultaneous with the Incremental Facility Closing Date (including through (x) “Dutch Auctions” open to all Lenders of the applicable Class on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) or (y) open-market purchases pursuant to Section 10.07(l), which shall be credited in an amount equal to the aggregate principal amount of Loans purchased or retired in connection with such “Dutch Auction” or open-market purchase) (excluding voluntary prepayments, repurchases, redemptions and other retirements of Incremental Term Loans and all voluntary prepayments of Revolving Credit Loans accompanied by corresponding voluntary permanent reductions of Incremental Revolving Credit Commitments, to the extent such Incremental Term Loans and Incremental Revolving Credit Commitments were obtained pursuant to clause (D) below or to the extent funded with a contemporaneous incurrence of long-term funded Indebtedness (other than revolving loans)), plus (D) additional amounts (including at any time prior to the utilization of amounts under clauses (A), (B) and (C) above) so long as (1) if such Indebtedness is secured by the Collateral on a pari passu basis with the Liens securing the Initial Term Loans ~~and~~, the Dollar Incremental Term Loans, the Sixth Amendment 2028 Refinancing Term Loans and the Sixth Amendment 2030 Refinancing Term Loans, the Consolidated First Lien Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, does not exceed (x) 5.50 to 1.00 or (y) the Consolidated First Lien Net Leverage Ratio immediately prior to the incurrence of such Indebtedness, (2) if such Indebtedness is secured by the Collateral on a junior lien basis to the Liens securing the Initial Term Loans ~~and~~, the Dollar Incremental Term Loans, the Sixth Amendment 2028 Refinancing Term Loans and the Sixth Amendment 2030 Refinancing Term Loans, either (I) the Consolidated Secured Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, does not exceed (x) 6.50 to 1.00 or (y) the Consolidated Secured Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and consummation of any related transactions or (II) the Consolidated Interest Coverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, is not less than the greater of (x) 1.75 to 1.00 or (y) the Consolidated Interest Coverage Ratio immediately prior to the incurrence of such Indebtedness and consummation of any related transactions and (3) if such Indebtedness is unsecured (or not secured by all or any portion of the Collateral), either (I) the Consolidated Total Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, does not exceed (x) 6.75 to 1.00 or (y) the Consolidated Total Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and consummation of any related transactions or (II) the Consolidated Interest Coverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, is not less than (x) 1.75 to 1.00 or (y) the Consolidated Interest Coverage Ratio immediately prior to the incurrence of such Indebtedness and consummation of any related transactions (the amounts under the foregoing clauses (A), (B) and (C) are herein referred to as the “Free and Clear Incremental Amount”, and the amounts under the foregoing clause (D) are herein referred to as the “Incurrence-Based Incremental Amount” (the Free and Clear Incremental Amount, together with the Incurrence-Based Incremental Amount, less the aggregate principal amount of Indebtedness incurred pursuant to Section 7.03(q) and Section 7.03(w) at or prior to such time, are herein referred to as the “Available Incremental Amount”)); and

(vi)  such other conditions as the Borrower and each Incremental Lender providing such Incremental Commitments shall agree.

The Borrower may elect to use the Incurrence-Based Incremental Amount prior to the Free and Clear Incremental Amount or any combination thereof, and any portion of any Incremental Facility incurred in reliance on the Free and Clear Incremental Amount shall be reclassified, as the Borrower may elect from time to time, as incurred under the Incurrence-Based Incremental Amount if the Borrower meets the applicable ratio for the Incurrence-Based Incremental Amount at such time on a Pro Forma Basis, and if any applicable ratio for the Incurrence-Based Incremental Amount would be satisfied on a Pro Forma Basis as of the end of any subsequent fiscal quarter after the initial incurrence of such Incremental Facility, such reclassification shall be deemed to have automatically occurred whether or not elected by the Borrower.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

For purposes of determining Pro Forma Compliance and any testing of any ratios in the Incurrence-Based Incremental Amount, (a) it shall be assumed that all commitments under any Incremental Revolving Facility or delayed draw facility then being established are fully drawn, (b) the cash proceeds (other than any cash proceeds not promptly applied for a Specified Transaction and only for such time that such proceeds are on the consolidated balance sheet of the Borrower or any Restricted Subsidiary) of any Incremental Facility shall be excluded from any calculation of “net” Indebtedness in determining whether such Incremental Facility can be incurred (provided that the use of proceeds thereof and any other Pro Forma Adjustments shall be included) and (c) the incurrence (including by assumption or guarantee) of any Indebtedness in respect of the Revolving Credit Facility (and/or any Incremental Revolving Facility and any other revolving facilities included in such calculation) prior to, or simultaneously with, the event for which the Pro Forma Compliance determination of such ratio or other test is being made, and/or any incurrence of Indebtedness under the Revolving Credit Facility or any other revolving facility that is used to finance working capital needs of the Borrower and its Restricted Subsidiaries (as reasonably determined by the Borrower) shall, in each case, be disregarded.

(e)  Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments, as the case may be, of any Class shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments (and for the avoidance of doubt, no consent of the Administrative Agent shall be required except to the extent affecting the rights and duties of, or any fees or other amounts payable to, such Administrative Agent); provided that to the extent any more restrictive financial maintenance covenant is added for the benefit of such Incremental Loans, such financial maintenance covenant shall be added for the benefit of the Revolving Credit Facility that then benefits from a financial maintenance covenant and is remaining outstanding (except to the extent such financial maintenance covenant is applicable only to periods after the Latest Maturity Date of such Revolving Credit Facility). In any event:

(i)  the Incremental Term Loans:

(A)  subject to the Permitted Earlier Maturity Indebtedness Exception, shall not mature earlier than the Maturity Date of the Initial Term Loans ~~or~~, the Dollar Incremental Term Loans, the Sixth Amendment 2028 Refinancing Term Loans or the Sixth Amendment 2030 Refinancing Term Loans; provided that Incremental Term Loans (x) incurred for purposes of consummating a Permitted Acquisition or other Investment or similar transaction not prohibited hereunder (y) constituting customary bridge facilities, so long as the long-term Indebtedness into which such customary bridge facilities are to be converted or exchanged satisfies the requirements of this clause (A) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges or (z) constituting term loan facilities other than term “b” loans (as determined by the Borrower in good faith), in each case, shall only be required to not mature earlier than the Maturity Date of the Revolving Credit Commitments,

(B)  subject to the Permitted Earlier Maturity Indebtedness Exception, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans ~~or~~, the Dollar Incremental Term Loans, the Sixth Amendment 2028 Refinancing Term Loans or the Sixth Amendment 2030 Refinancing Term Loans; provided that Incremental Term Loans (x) incurred for purposes of consummating a Permitted Acquisition or other Investment or similar transaction not prohibited hereunder (y) constituting customary bridge facilities, so long as the long-term Indebtedness into which such customary bridge facilities are to be converted or exchanged satisfies the requirements of this clause (B) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges or (z) constituting term loan facilities other than term “b” loans (as determined by the Borrower in good faith), in each case, shall only require that the remaining Weighted Average Life to Maturity not be shorter than the remaining Weighted Average Life to Maturity of the Revolving Credit Commitments,

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(C)  shall have an Applicable Rate, and subject to clauses (e)(i)(A) and (e)(i)(B) above and clause (e)(iii) below, amortization determined by the Borrower and the applicable Incremental Term Lenders,

(D)  may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis (other than with respect to any mandatory prepayments of Term Loans pursuant to Section 2.05(b)(iii)) in any mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Amendment; provided that the Borrower shall be permitted to prepay any Class of Term Loans on a better than a pro rata basis as compared to any other Class of Term Loans with a later maturity date than such Class; and

(E)  shall be available in any Approved Currency,

(ii)  the Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall be identical to the Revolving Credit Commitments and the Revolving Credit Loans, other than the Maturity Date and as set forth in this Section 2.14(e)(ii); provided that notwithstanding anything to the contrary in this Section 2.14 or otherwise:

(A)  any such Incremental Revolving Credit Commitments or Incremental Revolving Credit Loans shall not (i) mature or provide for mandatory commitment reductions earlier than the Latest Maturity Date of any Revolving Credit Commitments outstanding at the time of incurrence of such Incremental Revolving Credit Commitments or (ii) require scheduled amortization,

(B)  the borrowing and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Credit Commitments (and related outstandings), (2) repayments required upon the maturity date of the Incremental Revolving Credit Commitments and (3) repayments made in connection with a permanent repayment and termination of commitments (subject to clause (D) below)) of Loans with respect to Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis (or, in the case of repayment, on a pro rata basis or less than a pro rata basis) with all other Revolving Credit Commitments on the Incremental Facility Closing Date,

(C)  subject to the provisions of Sections 2.03(n) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exists Incremental Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments on the Incremental Facility Closing Date (and except as provided in Section 2.03(n) and Section 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued),

(D)  the permanent repayment of Revolving Credit Loans with respect to, and termination of, Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) with all other Revolving Credit Commitments on the Incremental Facility Closing Date, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class,

(E)  assignments and participations of Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans on the Incremental Facility Closing Date, and

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(F)  any Incremental Revolving Credit Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Credit Commitments prior to the Incremental Facility Closing Date; and

(iii)  the amortization schedule applicable to any Incremental Term Loans and the All-In Yield applicable to the Incremental Term Loans or Incremental Revolving Credit Loans of each Class shall be determined by the Borrower and the applicable Lenders providing such Incremental Term Loans or Incremental Revolving Credit Commitments and shall be set forth in each applicable Incremental Amendment; provided, however, if the All-In Yield applicable to any Incremental Term Loans (other than Incremental Term Loans which constitute MFN Excluded Loans) shall be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to such applicable Initial Term Loans by more than 100 basis points per annum (the amount of such excess of the All-In Yield applicable to such Incremental Term Loans over the sum of the All-In Yield applicable to the applicable Initial Terms Loans plus 100 basis points per annum, the “Yield Differential”) then the interest rate (together with the applicable Term SOFR floor, RFR or Base Rate floor, as applicable) with respect to the applicable Initial Term Loans shall be increased by the applicable Yield Differential (this proviso, the “MFN Protection”); provided further that notwithstanding the foregoing, the MFN Protection shall not apply to Incremental Terms Loans incurred in a currency other than Dollars or Euros, as applicable or consisting of customary bridge facilities or constituting term loan facilities other than term “b” loans (as determined by the Borrower in good faith).

(f)  Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Credit Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, that may be designated as a borrower in respect thereof (if any), and each Incremental Lender providing such Commitments. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Borrower, to effect the provisions of this Section 2.14. The Borrower shall provide the Administrative Agent prompt written notice of any Incremental Amendment pursuant to this Section 2.14 and the Administrative Agent hereby agrees to (and is directed by each Lender to) acknowledge such Incremental Amendment as promptly as practicable following such written notice; it being acknowledged and agreed by each Lender that the Administrative Agent, in its capacity as such, shall have no liability with respect to such acknowledgment and each Lender hereby irrevocably waives to the fullest extent permitted by Law any claims with respect to such acknowledgment; provided that failure to obtain such acknowledgment shall in no way affect the effectiveness of any Incremental Amendment. The Borrower (or any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, that may be designated as a borrower in respect thereof) will use the proceeds of the Incremental Term Loans and Incremental Revolving Credit Commitments for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments, unless it so agrees.

(g)  Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date on which Incremental Revolving Credit Commitments are effected through an increase in the Revolving Credit Commitments pursuant to this Section 2.14, (a) if the increase relates to the Revolving Credit Facility, each of the Revolving Credit Lenders shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Incremental Revolving Credit Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Credit Commitments, (b) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (c) each Incremental Revolving Credit Lender shall become a Lender with respect to the Incremental Revolving Credit Commitments and all matters

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Sections 2.02 and 2.05(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h)  This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

(i)  Notwithstanding the foregoing, Incremental Term Facilities and Incremental Revolving Facilities may be established and incurred as a means of effectively extending the maturity or effecting a repricing or a refinancing, in whole or in part, without utilizing any of the Available Incremental Amount, without regard to whether an Event of Default has occurred and is continuing and, without regard to the minimums set forth in Section 2.14(d)(iv), to the extent that the net cash proceeds from the Incremental Term Loans and Incremental Revolving Credit Loans, as applicable, are used to either (x) prepay Term Loans or (y) permanently reduce the Revolving Credit Commitments, Extended Revolving Credit Commitments or Incremental Revolving Credit Commitments; provided that (i) the Lenders with respect to any Class of Loans or Commitments being prepaid are offered the opportunity to participate in such transaction on a pro rata basis (and on the same terms) and (ii) the aggregate principal amount of such Class of Loans or Commitments, as the case may be, does not exceed the sum of (A) the aggregate principal amount of the applicable Class of Loans or Commitments being prepaid, extended, repriced or refinanced, (B) fees and expenses associated with the such prepayment (including any prepayment premium, penalties or other call protection) and (C) fees and expenses (including any OID, upfront fees, commitment fees, amendment fees, arrangement fees, underwriting fees or other fees) related to the establishment and incurrence of such Incremental Term Facilities and Incremental Revolving Facilities, as applicable.

Section 2.15.  Refinancing Amendments.

(a)  On one or more occasions after the Closing Date, the Borrower may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor that agrees to provide any portion of Refinancing Term Loans or Other Revolving Credit Commitments pursuant to a Refinancing Amendment in accordance with this Section 2.15 (each, an “Additional Refinancing Lender”) (provided that (i) solely with respect to Other Revolving Credit Commitments, the Administrative Agent, each Swing Line Lender and each L/C Issuer, if applicable, shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Refinancing Lender’s providing such Other Revolving Credit Commitments to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Revolving Credit Commitments to such Lender or Additional Refinancing Lender, (ii) with respect to Refinancing Term Loans, any Affiliated Lender providing Refinancing Term Loans shall be subject to the same restrictions set forth in Section 10.07(l) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (iii) Affiliated Lenders may not provide Other Revolving Credit Commitments), Credit Agreement Refinancing Indebtedness in respect of all or any portion of any Class, as selected by the Borrower in its sole discretion, of Term Loans or Revolving Credit Loans (or unused Commitments in respect thereof) then outstanding under this Agreement, in the form of Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments, or Other Revolving Credit Loans pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) subject to the provisions of Section 2.03(n) and 2.04(g) to the extent dealing with Swing Line Loan and Letters of Credit which mature or expire after a maturity date when there exist Other Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Commitments in respect of Revolving Credit Loans (and except as provided in Section 2.03(n) and 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis

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with all other Commitments in respect of Revolving Credit Loans, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Other Revolving Credit Commitments and Other Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans.

(b)  The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents. For the avoidance of doubt, no consent of any Agent shall be required except to the extent affecting the rights and duties of, or any fees or other amounts payable to, such Agent.

(c)  Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.15(a) shall be in an aggregate principal amount that is (x) not less than $10,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(d)  Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders or any Agent, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Borrower, to effect the provisions of this Section 2.15.

(e)  This Section 2.15 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.16.  Extension of Term Loans; Extension of Revolving Credit Loans.

(a)  Extension of Term Loans. The Borrower may at any time and from time to time, in its sole discretion, request that all or a portion of the Term Loans of a given Class (or series or tranche thereof) (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans or to make any other changes to the terms of such Term Loans (excluding any changes to the guarantees, Collateral or payment or lien priority (unless such change is to make such payment or lien priority junior to the Existing Term Loan Tranche and in such case an Intercreditor Agreement or subordination agreement shall be entered into) (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; (ii) (A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment terms and premiums with respect to the Extended Term Loans may be different than those for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment and/or (B) additional fees and/or premiums may be payable to the Lenders

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providing such Extended Term Loans in addition to any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms; and (iv) Extended Term Loans may have prepayment premiums or call protection as may be agreed by the Borrower and the Lenders thereof; provided that (A) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (B) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche. Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $5,000,000.

(b)  Extension of Revolving Credit Commitments. The Borrower may at any time and from time to time, in its sole discretion, request that all or a portion of the Revolving Credit Commitments or Incremental Revolving Credit Commitments of a given Class (or series or tranche thereof) (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Credit Commitments or Incremental Revolving Credit Commitments or to make any other changes to the terms of such Revolving Credit Commitments or Incremental Revolving Credit Commitments (excluding any changes to the guarantees, Collateral or payment or lien priority (unless such change is to make such payment or lien priority junior to the Existing Revolver Tranche and in such case an Intercreditor Agreement or subordination agreement shall be entered into) (any such Revolving Credit Commitments or Incremental Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Credit Commitments under the Existing Revolver Tranche from which such Extended Revolving Credit Commitments are to be amended, except that: (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; (ii) (A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment terms and premiums with respect to the Extended Revolving Credit Commitments may be different than those for the Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms; and (iv) all borrowings under the applicable Revolving Credit Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (II) repayments required upon the Maturity Date of the non-extending Revolving Credit Commitments); provided further that all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each Revolver Extension Series of Extended Revolving Credit Commitments incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $5,000,000.

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(c)  Extension Request. The Borrower shall provide the applicable Extension Request at least three Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.

(d)  Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Sections 2.16(a) or (b) above, respectively (but which shall not require the consent of the Administrative Agent or any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02(i) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. For the avoidance of doubt, no consent of any Agent shall be required except to the extent affecting the rights and duties of, or any fees or other amounts payable to, such Agent. The Borrower may, at its election, specify as a condition to consummating any Extension Amendment that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower’s sole discretion and as may be waived by the Borrower) of Term Loans, Revolving Credit Commitments or Incremental Revolving Credit Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any Agent or any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of

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prepayments with respect thereto, (iv) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the second paragraph of Section 10.01 (without the consent of any Agent and the Required Lenders called for therein) and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Borrower, to effect the provisions of this Section 2.16.

(e)  No conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(f)  This Section 2.16 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.17.  Defaulting Lenders.

(a)  Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)  Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii)  Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to L/C Issuers or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

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(iii)  Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).

(iv)  Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the Pro Rata Share of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Lender. Subject to Section 10.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. If the allocation described in this clause (iv) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures satisfactory to such L/C Issuer (in its sole discretion).

(b)  Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE 3

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01.  Taxes. (a) Except as provided in this Section 3.01, any and all payments made by or on account of the Borrower (the term Borrower under this Article 3 being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, assessments or withholdings (including backup withholding) or similar charges imposed by any Governmental Authority including interest, penalties and additions to tax (collectively “Taxes”), except as required by applicable Law. If the Borrower, any Guarantor or other applicable Withholding Agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (A) to the extent the Tax in question is an Indemnified Tax, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) the applicable Withholding Agent shall make such deductions, (a) the applicable

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Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws, and (D) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), if the Borrower or any Guarantor is the applicable Withholding Agent, the Borrower or such Guarantor, as applicable, shall furnish to such Agent or Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence reasonably acceptable to such Agent or Lender.

(b)  In addition, each Loan Party agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes, or charges or levies of the same character, imposed by any Governmental Authority, that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) excluding, in each case, such taxes or charges that result from an Agent or Lender’s Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document (collectively, “Assignment Taxes”) to the extent such Assignment Taxes result from a connection that the assignor and/or the assignee has with the taxing jurisdiction other than a connection arising out of the Loan Documents or the transactions therein, except for such Assignment Taxes resulting from an assignment, participation or change in Lending Office that is requested or required in writing by the Borrower (all such non-excluded Taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”).

(c)  Each Loan Party agrees to indemnify each Agent and each Lender for (i) the full amount of Indemnified Taxes and Other Taxes payable by such Agent or such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith by such Agent or Lender (or by an Agent on behalf of such Lender), accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error.

(d)  Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Law or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation expired, obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower, the Administrative Agent or other applicable withholding agent may withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding any other provision of this clause (d), a Lender shall not be required to deliver any form pursuant to this clause (d) that such Lender is not legally eligible to deliver. Without limiting the foregoing:

(A)  Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time upon the reasonable request of the Borrower or Administrative Agent) two properly completed and duly signed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(B)  Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time upon the reasonable request of the Borrower or Administrative Agent) whichever of the following is applicable:

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(I)  two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(II)  two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(III) a United States Tax Compliance Certificate in the form of Exhibit M claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, and two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form) or

(IV) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY and/or any other required information from each beneficial owner, as applicable and to the extent required under this Section 3.01(d) as if such beneficial owner were a Lender hereunder (provided that if the Lender is a partnership and not a participating Lender, and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such partner(s)).

(C)  Executed copies of any other form and in such number as prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) and reasonably requested by the Borrower or the Administrative Agent as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding Tax on any payments to such Lender under the Loan Documents, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or reduction required to be made.

(D)  Without limiting the provisions of clause (d)(A), (B), (C) or (E) of this Section 3.01, if a payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 3.01(d)(D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(E)  Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(d).

(e)  Any Lender claiming any additional amounts payable pursuant to this Section 3.01 or Section 3.04(a) shall, if requested by the Borrower, use its reasonable efforts to change the jurisdiction of its Lending Office (or take any other measures reasonably requested by the Borrower) if such a change or other measures would reduce any such additional amounts (including any such additional amounts that may thereafter accrue) and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(f)  If any Lender or Agent determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to such Loan Party (but only to the extent of indemnification or additional amounts paid by such Loan Party under this Section 3.01 with respect to Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender or Agent in the event such Lender or Agent is required to repay such refund to the relevant Governmental Authority. This section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes that it deems confidential) to the Borrower or any other person.

(g)  The Administrative Agent and each Supplemental Agent, if any, shall deliver to the Borrower, on or prior to the Closing Date (or, in the case of a Supplemental Agent or a successor Administrative Agent pursuant to Section 9.09 hereof, on or before the date on which it becomes a Supplemental Agent or the Administrative Agent, as applicable), a properly completed and executed Internal Revenue Service Form W-8IMY (indicating “Qualified Intermediary” or U.S. branch status) or Internal Revenue Service Form W-9, as applicable; provided that no Administrative Agent or Supplemental Agent shall be required to provide any documentation under this Section 3.01(g) that such person is legally ineligible to deliver as a result of a change in Law after the date hereof.

(h)  For the avoidance of doubt, the term “Lender” for purposes of this Section 3.01 shall include each L/C Issuer and Swing Line Lender and the term “applicable Law” shall include FATCA.

(i)  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 3.02.  Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Term SOFR Loans, RFR Loans or Alternative Currency Daily Rate Revolving Loans, or to determine or charge interest rates based upon Term SOFR, an RFR or the Alternative Currency Daily Rate, or to purchase or sell, or to take deposits of, any Alternative Currency in the applicable interbank market, as applicable, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue such Loans in the affected currency or currencies, or, in the case of Term SOFR Loans denominated in Dollars, to convert Base Rate Loans to Term SOFR Loans, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay Term SOFR Loans or RFR Loans (or, with respect to Term SOFR Loans, convert all such Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of Base Rate)), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans or RFR Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Term SOFR Loans or RFR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good-faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 3.03. Inability to Determine Rates. If either the Required Lenders or the Administrative Agent reasonably determines in good faith that for any reason adequate and reasonable means do not exist for determining the EURIBO Rate, the Term CORRA Rate, Term SOFR or an Alternative Currency Daily Rate for any requested Interest Period, or that the EURIBO Rate, the Term CORRA Rate, Term SOFR or an Alternative Currency Daily Rate with respect to a proposed Term SOFR Loan or RFR Loan, as applicable, in such Approved Currency does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits in the applicable Approved Currency in which such proposed Term SOFR Loan or RFR Loan is to be denominated are not being offered to banks in the applicable offshore interbank market for the applicable amount and, if applicable, the Interest Period of such Term SOFR Loan or RFR Loan in the applicable Approved Currency, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain such Term SOFR Loan or RFR Loan, as applicable, in the affected Approved Currency shall be suspended until the Administrative Agent at its discretion (or upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of such Term SOFR Loans or RFR Loans denominated in the affected Approved Currency or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loan (without giving effect to clause (c) in the definition of “Base Rate”) in the amount specified therein.

Section 3.04.  Increased Cost and Reduced Return; Capital Adequacy; Reserves on Term SOFR Loans.

(a)  If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost (including Taxes) to such Lender of agreeing to make or making, funding or maintaining any Term SOFR Loans or RFR Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes, or any Taxes excluded from the definition of Indemnified Taxes under exceptions (i) through (v) thereof or (ii) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Term SOFR Loan or RFR Loan (or of maintaining its obligations to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted or issued.

(b)  If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any Person Controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c)  The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves, capital or liquidity with respect to liabilities or assets consisting of or including funds or deposits, additional interest on the unpaid principal amount of each applicable Term SOFR Loan or RFR Loan of the Borrower equal to the actual costs of such reserves, capital or liquidity allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio, capital or liquidity requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

maintenance of the Commitments or the funding of any Term SOFR Loans or RFR Loans of the Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d)  Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e)  If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.04(a), (b), (c) or (d).

(f)  Notwithstanding anything set forth in clauses (a) through (c) above, any Lender shall be compensated pursuant to this Section 3.04 only if such Lender certifies that it imposes such costs or charges under other syndicated credit facilities involving similarly situated borrowers that such Lender is a lender under.

Section 3.05.  Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a)  any continuation, conversion, payment or prepayment of any Term SOFR Loan or RFR Loan of the Borrower on a day prior to the last day of the Interest Period for such Loan;

(b)  any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term SOFR Loan or RFR Loan of the Borrower on the date or in the amount notified by the Borrower, including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained; or

(c)  any failure by the Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Approved Foreign Currency on its scheduled due date or any payment thereof in a different currency.

Solely with respect to RFR Loans, for purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each RFR Loan made by it at the RFR for such Loan by a matching deposit or other borrowing in the offshore interbank market for the applicable currency for a comparable amount and for a comparable period, whether or not such RFR Loan was in fact so funded; provided that in the case of Section 3.05(a), if any such RFR Loan has a RFR floor, any amount owing by the Borrower to the Lender shall be reduced by the amount of interest income accrued during the completed portion of the Interest Period at a rate equal to the RFR floor over RFR for such Interest Period.

Section 3.06.  Matters Applicable to All Requests for Compensation.

(a)  Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b)  With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Term SOFR Loan or RFR Loan, or, if applicable, to convert Base Rate Loans into Term SOFR Loans or RFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)  If the obligation of any Lender to make or continue any Term SOFR Loan or RFR Loan, or to convert Base Rate Loans into Term SOFR Loans or RFR Loans, as applicable, shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Term SOFR Loans or RFR Loans shall be automatically converted into Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Term SOFR Loans or RFR Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Term SOFR Loans or RFR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i)  to the extent that such Lender’s Term SOFR Loans or RFR Loans, as applicable, have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Term SOFR Loans or RFR Loans shall be applied instead to its Base Rate Loans; and

(ii)  all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Term SOFR Loans or RFR Loans, as applicable, shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Term SOFR Loans or RFR Loans, as applicable, shall remain as Base Rate Loans.

(d)  If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Term SOFR Loans or RFR Loans, as applicable, pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term SOFR Loans or RFR Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term SOFR Loans or RFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Term SOFR Loans or RFR Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.

Section 3.07.  Replacement of Lenders under Certain Circumstances.

(a)  If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 (with respect to Indemnified Taxes) or Section 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Term SOFR Loans or RFR Loans, in each case, as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower, may so long as no Event of Default has

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

occurred and is continuing, at its sole cost and expense, on five Business Days’ prior written notice to the Administrative Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (in respect of any applicable Facility only in the case of clause (i) or (ii) or, with respect to a Class vote, clause (iii) above) to one or more Eligible Assignees (or with respect to any assignment to any Affiliated Lender, pursuant to Section 10.07(l)); provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01 (with respect to Indemnified Taxes), such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment of such Lender or L/C Issuer (in respect of any applicable Facility only in the case of clauses (i) through (iii)), as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all Obligations of the Borrower owing to such L/C Issuer relating to the Loans and participations held by the L/C Issuer as well as all Letters of Credit issued by such L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable Facility only in the case of clause (i) or (ii) or, with respect to a Class vote, clause (iii).

(b)  Any Lender being replaced pursuant to Section 3.07(a)(x) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans in respect thereof, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement on the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(c)  Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a backup standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(d)  In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, each affected Lender or each affected Lender of a certain Class in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class, the Required Class Lenders as applicable) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

Section 3.08.  Survival. Each party’s obligations under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE 4

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01.  Conditions to Initial Credit Extension. The obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject to satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent:

(a)  The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

  (i)  a Committed Loan Notice in accordance with the requirements hereof;

 (ii)  executed counterparts of this Agreement;

(iii)  the Equal Priority Lien Intercreditor Agreement, duly executed by each party thereto;

(iv)  each Collateral Document set forth on Schedule 1.01B required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party thereto, together with (subject to the last paragraph of this Section 4.01):

(A)  certificates, if any, representing the Pledged Equity in the Borrower and, to the extent received from the Seller after the Borrower’s use of commercially reasonable efforts to obtain such Pledged Equity, in each wholly owned Domestic Subsidiary of the Borrower (other than those described under clause (b) of the definition of “Excluded Subsidiary”), accompanied by undated stock or membership interest powers executed in blank and instruments evidencing the Pledged Debt (including the Intercompany Note) indorsed in blank (or confirmation in lieu thereof reasonably satisfactory to the Administrative Agent or its counsel that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel);

(B)  copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens created under the Security Agreement on assets of Holdings, the Borrower and each Subsidiary Guarantor that is party to the Security Agreement, covering the Collateral described in the Security Agreement; and

(C)  evidence that all other actions, recordings and filings required by the Collateral Documents as of the Closing Date or that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (it being understood that no insurance certificate, including evidence of flood insurance, shall be required to be delivered on or prior to the Closing Date);

   (v)  subject to the last paragraph of this Section 4.01 and Section 6.16, all actions necessary to cause the Collateral Agent to have a perfected first priority security interest in the Collateral (subject to Liens permitted under Section 7.01 which by operation of law or contract would have priority over the Liens securing the Obligations) shall have been taken;

  (vi)  such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates, certificates of incorporation and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

 (vii)  an opinion from each of (A) Simpson Thacher & Bartlett LLP , special counsel to the Loan Parties and (B) Sidley Austin LLP, special counsel to the Loan Parties;

(viii)  a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit E-2 (or, at the sole option and discretion of the Borrower, a third-party opinion as to the solvency of the Borrower and its Subsidiaries on a consolidated basis issued by a nationally recognized firm);

 (ix)  a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in Sections 4.01(c) and (i); and

  (x)  the Perfection Certificate, duly completed and executed by the Borrower.

(b)  The Closing Fees and all fees and expenses due to the Lead Arrangers and their Affiliates required to be paid on the Closing Date and (in the case of expenses) invoiced at least three Business Days before the Closing Date (except as otherwise reasonably agreed by the Borrower) shall have been paid from the proceeds of the initial funding under the Facilities.

(c)  The Equity Investment shall have been consummated, or shall be consummated substantially concurrently with the borrowing of the Initial Term Loans on the Closing Date.

(d)  The Lead Arrangers shall have received the Audited Financial Statements, the Unaudited Financial Statements and the Pro Forma Financial Statements.

(e)  The Administrative Agent shall have received at least three Business Days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested by the Administrative Agent in writing at least ten Business Days prior to the Closing Date. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered to the Administrative Agent, at least three Business Days prior to the Closing Date, a Beneficial Ownership Certification to the extent requested by the Administrative Agent at least ten Business Days prior to the Closing Date.

(f)  The Closing Date Refinancing shall have been consummated, or shall be consummated substantially simultaneously with the borrowing of the Initial Term Loans on the Closing Date.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(g)  [reserved].

(h)  The Acquisition shall have been consummated, or shall be consummated substantially concurrently with the initial borrowing under any Facility on the Closing Date, in all material respects in accordance with the terms of the Purchase Agreement. No provision of the Purchase Agreement shall have been waived or amended or consented to in any material respect in a manner that is materially adverse to the Lenders (in their capacities as such) without the consent of the Lead Arrangers (not to be unreasonably withheld, delayed or conditioned; provided that the Lead Arrangers shall be deemed to have consented to such waiver or amendment unless they shall object thereto within two Business Days after receipt of written notice of such waiver, amendment or consent).

(i)  The Specified Purchase Agreement Representations and the Specified Representations made by the Loan Parties shall be true and correct in all material respects on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

Without limiting the generality of the provisions of Section 9.03(b), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Notwithstanding anything herein to the contrary, it is understood that other than with respect to the execution and delivery of those certain Collateral Documents required to be delivered on the Closing Date pursuant to Section 4.01(a)(iv) and any UCC Filing Collateral, to the extent any Lien on any Collateral is not provided and/or perfected on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, the provision and/or perfection of a Lien on such Collateral shall not constitute a condition precedent for purposes of this Section 4.01, but instead shall be required to be provided and/or perfected within 90 days after the Closing Date in accordance with Section 6.16 (subject to extensions as agreed by the Administrative Agent in its reasonable discretion); provided that the Administrative Agent shall have received certificates of all Pledged Equity, if any, referred to in Section 4.01(a)(iv)(A) (subject to the limitations set forth therein).

Section 4.02.  Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans or RFR Loans and other than a Request for Credit Extension in connection with an Incremental Amendment, which shall be governed by Section 2.14(d)), other than on the Closing Date, is subject to the following conditions precedent in each case, subject to the provisions set forth herein in connection with Limited Condition Transactions:

  (i)  The representations and warranties of each Loan Party set forth in Article 5 and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

 (ii)  No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(iii)  The Administrative Agent and, if applicable, the relevant L/C Issuer or Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans or RFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(i) and (ii) (or, in the case of a Request for Credit Extension in connection with an Incremental Amendment, the conditions specified in Section 2.14(d)) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

The Borrower, Holdings (solely to the extent applicable to it) and each of the Subsidiary Guarantors party hereto represent and warrant to the Agents and the Lenders at the time of each Credit Extension that:

Section 5.01.  Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clause (a) (other than with respect to the Borrower), (b)(i) (other than with respect to the Borrower), (c), (d) and (e), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.02.  Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party’s corporate or other powers, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organizational Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate any applicable Law; except with respect to any conflict, breach or contravention, payment (but not creation of Liens) or violation referred to in clause (b)(ii) and (b)(iii) above, to the extent that such violation, conflict, breach, contravention or payment would not reasonably be expected to have a Material Adverse Effect.

Section 5.03.  Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings, recordings and registrations with Governmental Authorities necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or be in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 5.04.  Execution, Delivery and Enforceability. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings, recordations and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries.

Section 5.05.  Financial Statements; No Material Adverse Effect.

(a)  The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(b)  The forecasts of consolidated balance sheets and consolidated statements of income and cash flow of the Borrower and its Subsidiaries which have been furnished to the Administrative Agent prior to the Closing Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

(c)  Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would have a Material Adverse Effect.

(d)  As of the Closing Date, none of the Borrower and its Subsidiaries has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05, (ii) obligations arising under the Loan Documents or under the Senior Notes Documents and (iii) liabilities incurred in the ordinary course of business that, either individually or in the aggregate, have not had nor would reasonably be expected to have a Material Adverse Effect).

Section 5.06.  Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.07.  Ownership of Property; Liens; Real Property. The Borrower and each of its Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property which is necessary in the ordinary conduct of its business, free and clear of all Liens except as set forth on Schedule 5.07 hereto and except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.08.  Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)  each Loan Party and its Restricted Subsidiaries and their respective properties and operations are and, other than any matters which have been finally resolved without further liability or obligation, have been in compliance with all Environmental Laws, which includes obtaining, maintaining and complying with all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties and their respective Restricted Subsidiaries;

(b)  none of the Loan Parties or their respective Restricted Subsidiaries have received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws and none of the Loan Parties or their respective Restricted Subsidiaries nor any of the Real Property owned,

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

leased or operated by any Loan Party or its Restricted Subsidiaries is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Borrower, threatened, under or relating to any Environmental Law;

(c)  there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities currently or formerly owned, leased or operated by any Loan Party or its Restricted Subsidiaries, or arising out of the conduct of the Loan Parties or their respective Restricted Subsidiaries, in each case that would reasonably be expected to require investigation, remedial activity, corrective action or cleanup by, or on behalf of, any Loan Party or its Restricted Subsidiaries or would reasonably be expected to result in any Environmental Liability;

(d)  there are no facts, circumstances or conditions arising out of or relating to the Loan Parties or their respective Restricted Subsidiaries or any of their respective operations or any facilities currently or, to the knowledge of Holdings or the Borrower, formerly owned, leased or operated by any of the Loan Parties or their respective Restricted Subsidiaries that would reasonably be expected to result in any Environmental Liability; and

(e)  the Borrower has made available to the Administrative Agent all environmental reports, studies, assessments, audits, or other similar documents containing information regarding any Environmental Liability that are in the possession of any Loan Party or its Subsidiary.

Section 5.09.  Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Subsidiaries have filed all Tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties, that are due and payable, except those that are being contested in good faith by appropriate proceedings diligently conducted. Except as described on Schedule 5.09, there is no proposed Tax deficiency or assessment known to any of the Loan Parties against any of the Loan Parties that would, if made, individually or in the aggregate, have a Material Adverse Effect.

Section 5.10.  ERISA Compliance.

(a)  Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan maintained by a Loan Party or any Restricted Subsidiary or any ERISA Affiliate is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and other federal or state Laws.

(b)  (i)  No ERISA Event has occurred and is continuing; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or Section 4212(c) of ERISA, except, with respect to each of the foregoing clauses (i) through (iv) of this Section 5.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c)  With respect to each Pension Plan, the adjusted funding target attainment percentage (as defined in Section 436 of the Code), as determined by the applicable Pension Plan’s enrolled actuary under Sections 436(j) and 430(d)(2) of the Code and all applicable regulatory guidance promulgated thereunder, would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Neither any Loan Party nor any ERISA Affiliate maintains or contributes to a Plan that is, or is expected to be, in at-risk status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code) in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 5.11.  Subsidiaries; Equity Interests. As of the Closing Date (after giving effect to the Transactions), no Loan Party has any Subsidiaries (other than Excluded Subsidiaries pursuant to clause (b) of the definition thereof) other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such material Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party in such material Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Closing Date, Schedules 1(a) and 5(a) to the Perfection Certificate (a) set forth the name and jurisdiction of each Domestic Subsidiary that is a Loan Party and (b) set forth the ownership interest of the Borrower and any other Guarantor in each wholly owned Subsidiary (other than Excluded Subsidiaries pursuant to clause (b) of the definition thereof), including the percentage of such ownership.

Section 5.12.  Margin Regulations; Investment Company Act.

(a)  (i) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of (1) purchasing or carrying Margin Stock or (2) extending credit for the purpose of purchasing or carrying Margin Stock, in each case of the foregoing clauses (1) and (2) in a manner that violates Regulation U of the Board of Governors of the United States Federal Reserve System, and (ii) no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.

(b)  No Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.13.  Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that the representation in this sentence is limited, to the extent it is with respect to the Company, to the best of the Borrower’s knowledge. With respect to projected financial information and pro forma financial information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

Section 5.14.  Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, as of the Closing Date (a) there are no strikes or other labor disputes against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened, (b) hours worked by and payment made to employees of the Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws, (c) the Borrower and the other Loan Parties have complied with all applicable labor Laws including work authorization and immigration and (d) all payments due from the Borrower or any of its Restricted Subsidiaries on account of employee wages and health and welfare and other benefits insurance have been paid or accrued as a liability on the books of the relevant party.

Section 5.15.  Intellectual Property; Licenses, Etc. The Borrower and its Restricted Subsidiaries own, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how, database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the Borrower, such IP Rights do not conflict with the rights of any Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the business of any Loan Party or any of its Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate any IP Rights held by any Person except for such infringements, misappropriations and violations, individually or in the aggregate, which would not reasonably be expected to have a

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Material Adverse Effect. No claim or litigation regarding any of the IP Rights is filed and presently pending or, to the knowledge of the Borrower, presently threatened in writing against any Loan Party or any of its Subsidiaries, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

As of the Closing Date, to the knowledge of the Borrower, all registrations and applications for registration of IP Rights listed in Schedule 4 to the Perfection Certificate are valid and subsisting, except, in each case, to the extent failure of such registrations and applications for registration to be valid and subsisting would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.16.  Solvency. On the Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.17.  Subordination of Junior Financing. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

Section 5.18.  OFAC; USA PATRIOT Act; FCPA.

(a)  To the extent applicable, each of Holdings, the Borrower and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act.

(b)  Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower and the other Loan Parties, any director, officer, employee, agent or Controlled affiliate of the Borrower or any of its Subsidiaries is currently the target of any Sanctions, nor is the Borrower or any of its Subsidiaries located, organized or resident in any country or territory that is the target of Sanctions, except to the extent authorized under applicable Sanctions laws.

(c)  No part of the proceeds of the Loans will be used, directly or indirectly, by the Borrower (i) in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or the USA PATRIOT ACT or (ii) for the purpose of financing any activities or business of or with any Person, or in any country or territory, that, at the time of such financing, is the target of any Sanctions, except to the extent authorized under applicable Sanctions laws.

Section 5.19.  Security Documents.

(a)  Valid Liens. Each Collateral Document delivered pursuant to Section 4.01 and Sections 6.11, 6.13 and 6.16 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby, and (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 1(a) to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements or the taking of possession or control, in each case subject to no Liens other than Liens permitted by Section 7.01.

(b)  PTO Filing; Copyright Office Filing. When the Intellectual Property Security Agreements are properly filed in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, to the extent such filings may perfect such interests, the Liens created by the Security Agreement shall

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents and Trademarks (each as defined in the Security Agreement) registered or applied for with the United States Patent and Trademark Office and Copyrights or exclusive licenses to Copyrights (as defined in the Security Agreement) registered with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Liens permitted hereunder (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect the Collateral Agent’s Lien on registered or applied-for (as applicable) Patents, Trademarks, Copyrights and exclusive licenses to Copyrights (each as defined in the Security Agreement) acquired by the grantors thereof after the Closing Date).

Notwithstanding anything herein (including this Section 5.19) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law or (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement.

ARTICLE 6

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than obligations under Treasury Services Agreements or obligations under Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Closing Date, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of its Restricted Subsidiaries to:

Section 6.01.  Financial Statements.

(a)  Deliver to the Administrative Agent for prompt further distribution to each Lender, beginning with the financial statements for the fiscal year ending on or about December 31, 2021, on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is within one hundred fifty (150) days after the end of the fiscal year ending on or about December 31, 2021 and within one hundred twenty (120) days after the end of each subsequent fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (other than in respect of the audited financial statements for the fiscal year ending on or about December 31, 2021), all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of any independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not contain any qualifications as to the scope of such audit or any “going concern” or like qualification (other than resulting from (w) activities, operations, financial results or liabilities of any Unrestricted Subsidiary, (x) the impending maturity of any Indebtedness, (y) with respect to the Term Loans or any other Indebtedness, any actual or prospective default under any financial covenant and (z) with respect to the Revolving Credit Facility or any other agreement containing a financial maintenance covenant, any prospective default under any financial covenant);

(b)  Deliver to the Administrative Agent for prompt further distribution to each Lender, beginning with the fiscal quarter ending on or about September 25, 2021, on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is within sixty (60) days (or seventy-five (75) days in the case of the fiscal quarters ending on or about September 25, 2021, March 26, 2022, June 25, 2022 and September 24, 2022) after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

statements of income or operations for such fiscal quarter and the portion of the fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year (other than in respect of the unaudited financial statements for the 2022 fiscal quarters), and statements of stockholders’ equity for the current fiscal quarter and consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding portion of the previous fiscal year (other than in respect of the unaudited financial statements for the 2022 fiscal quarters), all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in all material respects in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)  Until the consummation of a Qualified IPO, deliver to the Administrative Agent for prompt further distribution to each Lender, no later than one hundred fifty (150) days after the end of the fiscal year ending December 31, 2021 and within one hundred twenty (120) days after the end of each subsequent fiscal year, a detailed consolidated budget for the following fiscal year on a quarterly basis in form customarily prepared by the Borrower (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material; and

(d)  If any Subsidiary of the Borrower is an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a “significant subsidiary” (as defined in Article 1, Rule 1-02, clauses (w)(1)(i) or (ii) of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date) of the Borrower, deliver to the Administrative Agent with each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, a presentation of selected financial metrics (in the Borrower’s sole discretion) of such Unrestricted Subsidiaries as a group.

Notwithstanding the foregoing, (x) the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and the Subsidiaries by furnishing (A) the applicable financial statements of the Borrower (or any direct or indirect parent of the Borrower, including Holdings) or (B) the Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that with respect to clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by selected financial metrics that show the differences (in the Borrower’s sole discretion) between the information relating to the Borrower (or such parent, including Holdings), on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a stand-alone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of any independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and, except as permitted in Section 6.01(a), shall not contain any qualifications as to the scope of such audit or any “going concern” or like qualification and (y) the financial information of the Borrower and the Subsidiaries required to be delivered pursuant to paragraphs (a) and (b) of this Section 6.01 may be furnished at any time on or prior to the date applicable to the Borrower (or any direct or indirect parent thereof) pursuant to the SEC’s rules and regulations under the Exchange Act to the extent such date applicable to the Borrower (or any direct or indirect parent thereof) is later than the date set forth in paragraphs (a) and (b) of this Section 6.01 (and the deadline for such delivery shall be deemed to be extended pursuant hereto).

Documents required to be delivered pursuant to Section 6.01 and Sections 6.02(b) and (c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or any direct or indirect parent of the Borrower) posts such documents, or provides a link thereto on the website on the Internet at the Borrower’s website; or (ii) on which such documents are posted on the Borrower’s behalf on Debtdomain, Roadshow Access (if applicable) or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

 (i)  upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent; and

(ii)  the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Section 6.02.  Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)  no later than five days after the actual delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, which certificate shall set forth the Applicable ECF Percentage, Applicable Asset Sale Percentage, Applicable Rate and Commitment Fee Rate as of the most recently ended Test Period;

(b)  promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8 and other than any filing filed confidentiality with the SEC or any analogous Governmental Authority in any relevant jurisdiction) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that notwithstanding the foregoing, the obligations in this Section 6.02(b) may be satisfied so long as such information is publicly available on the SEC’s EDGAR website;

(c)  promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of public debt securities (other than in connection with any board observer rights) of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any Senior Notes Documents, any ABL Credit Agreement or any Junior Financing Documentation with a principal amount in excess of the Threshold Amount and, in each case, any Permitted Refinancing thereof, and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(d)  together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) in the case of annual Compliance Certificates only, a report setting forth the information required by sections describing the legal name and the jurisdiction of formation of each Loan Party and the location of the chief executive office of each Loan Party of the Perfection Certificate or confirming that there has been no change in such information since the later of the Closing Date or the date of the last such report, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary, an Unrestricted Subsidiary or an Excluded Subsidiary as of the date of delivery of such Compliance Certificate or confirmation that there has been no change in such information since the later of the Closing Date or the date of the last such list; and

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(e)  promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Restricted Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request (other than (i) such information that is subject to attorney-client or similar privilege or constitutes attorney work product or (ii) in respect of which disclosure is prohibited by applicable Law or any confidentiality agreement).

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debtdomain, Roadshow Access (if applicable) or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees to make all Borrower Materials that the Borrower intends to be made available to Public Lenders clearly and conspicuously designated as “PUBLIC.” By designating Borrower Materials as “PUBLIC,” the Borrower authorizes such Borrower Materials to be made available to a portion of the Platform designated “Public Investor,” which is intended to contain only information that is publicly available or not material information (though it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws or is of a type that would be publicly available if the Borrower were a public reporting company (as reasonably determined by the Borrower). Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC.” The Borrower agrees that (i) any Loan Documents, (ii) any financial statements delivered pursuant to Section 6.01 (excluding, for the avoidance of doubt, 6.01(c)) and (iii) any Compliance Certificates delivered pursuant to Section 6.02(a) and (iv) notices delivered pursuant to Section 6.03(a) will be deemed to be “public-side” Borrower Materials and may be made available to Public Lenders.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

Section 6.03.  Notices. Promptly after a Responsible Officer of the Borrower has obtained actual knowledge thereof, notify the Administrative Agent for prompt further distribution to each Lender:

(a)  of the occurrence of any Default;

(b)  of any litigation that has resulted or would reasonably be expected to result in a Material Adverse Effect; and

(c)  of the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against Holdings, the Borrower or any of its Subsidiaries thereof that would reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document affecting the rights and obligations of the Borrower or any other Loan Party.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Sections 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Section 6.04.  Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all of its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (ii) if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 6.05. Preservation of Existence, Etc.. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation except (x) in a transaction permitted by Sections 7.04 or 7.05 and (y) any Restricted Subsidiary may merge or consolidate with any other Restricted Subsidiary; and

(b)  take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of (a) (other than with respect to the Borrower) or (b), (i) to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to a transaction permitted by Article 7 or clause (a)(y) of this Section 6.05.

Section 6.06.  Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material tangible or intangible properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

Section 6.07.  Maintenance of Insurance.

(a)  Generally. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

(b)  Requirements of Insurance. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 10 days (or, to the extent reasonably available, 30 days) after receipt by the Collateral Agent of written notice thereof (the Borrower shall deliver a copy of the policy (and to the extent any such policy is cancelled or renewed, a renewal or replacement policy) or other evidence thereof to the Administrative Agent and the Collateral Agent, or insurance certificate with respect thereto) and (ii) name the Collateral Agent as loss payee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) (it being understood that, absent an Event of Default, any proceeds of any such property insurance shall be delivered by the insurer(s) to the Borrower or one of its Subsidiaries and applied in accordance with this Agreement), as applicable.

It is understood and agreed that, with respect to any ABL Priority Collateral, to the extent that the ABL Credit Agreement Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided under this Section 6.07, the Collateral Agent shall be deemed to be satisfied with the forms of such deliveries or documents for purposes of the corresponding deliveries or documents provided under this Agreement and the other Loan Documents.

Section 6.08.  Compliance with Laws. Comply with, the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.09.  Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the assets and business of the Borrower or a Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 6.10.  Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year and only one such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.

The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

Section 6.11.  Additional Collateral; Additional Guarantors. At the Borrower’s expense, take all action either necessary or as reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including, upon (x) the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by the Borrower (including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC and is not otherwise an Excluded Subsidiary), (y) any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary or (z) the designation in accordance with Section 6.14 of an existing direct or indirect wholly owned Domestic Subsidiary (other than an Excluded Subsidiary) as a Restricted Subsidiary:

(i)  within sixty (60) days after such formation, acquisition, cessation or designation, or such longer period as the Administrative Agent may agree in writing in its discretion, notify the Administrative Agent thereof and:

(A)  cause each such Domestic Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) joinders to this Agreement as Guarantors, Security Agreement Supplements, Intellectual Property Security Agreements, a counterpart of the Intercompany Note, each Intercreditor Agreement, if applicable, and other security agreements and documents, the documents listed in clause (f) of the definition of “Collateral and Guarantee Requirement”), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the, Security Agreement and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(B)  cause each such Domestic Subsidiary (and the parent of each such Domestic Subsidiary that is a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(C)  take and cause such Domestic Subsidiary and each direct or indirect parent of such Domestic Subsidiary to take whatever action (including the filing of Uniform Commercial Code financing statements and Intellectual Property Security Agreements, and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

 (ii)  [reserved]; and

(iii)  if reasonably requested by the Administrative Agent or the Collateral Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Collateral Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i) or (ii) or clause (b) below.

It is understood and agreed that, with respect to any ABL Priority Collateral, to the extent that the ABL Credit Agreement Collateral Agent is satisfied with or agrees to any deliveries or documents required under this Section 6.11 or any extensions of time for the taking of any actions in accordance with the provisions of this Section 6.11, the Collateral Agent and/or the Administrative Agent, as the case may be, shall be deemed to be satisfied with the forms of such deliveries or documents for purposes of the corresponding deliveries or documents provided under this Agreement and the other Loan Documents and/or shall be deemed to have agreed to such extensions of time for all purposes of this Agreement and the other Loan Documents.

Section 6.12.  Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain, maintain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent the Loan Parties or their respective Subsidiaries are required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.

Section 6.13.  Further Assurances. Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Intercreditor Agreement or any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of any Intercreditor Agreement or the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement.

Section 6.14.  Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) after giving effect to such designation, no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower shall have occurred and be continuing and (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Senior Notes Documents, any ABL Credit Agreement or any Junior Financing with an aggregate outstanding principal amount in excess of the Threshold Amount. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date (other than in connection with CMBS Reorganization Transactions and Foreign RE Loan Reorganization Transactions) shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 6.15.  Maintenance of Ratings. In respect of the Borrower, use commercially reasonable efforts to (i) cause the Term Loans to be continuously rated (but not any specific rating) by S&P and Moody’s and (ii) maintain a public corporate rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s.

Section 6.16.  Post-Closing Covenants. Except as otherwise agreed by the Administrative Agent in its reasonable discretion, the Borrower shall, and shall cause each of the other Loan Parties to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 6.16 within the time periods set forth therein (or such longer time periods as determined by the Administrative Agent in its reasonable discretion).

Section 6.17.  Change in Nature of Business. The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

Section 6.18.  Use of Proceeds. The proceeds of the Initial Dollar Term Loans and Initial Euro Term Loans received on the Closing Date, together with the proceeds of the Senior Notes, shall not be used for any purpose other than for the Transactions and to fund cash to the Borrower’s balance sheet. The proceeds of the Dollar Incremental Term Loans and Initial Euro Term Loans received on the Third Amendment Effective Date, shall be used (i) to repay outstanding CMBS Loans, (ii) to repay the Initial Euro Term Loans outstanding hereunder immediately prior to the Third Amendment Effective Date in full, (iii) to pay fees, costs and expenses in connection with the transactions contemplated by the Third Amendment and (iv) for working capital, general corporate purposes and any other purpose not prohibited hereunder. The proceeds of the Dollar Incremental Term Loans received on the Fourth Amendment Effective Date, shall be used (i) to repay the Initial Dollar Term Loans outstanding hereunder immediately prior to the Fourth Amendment Effective Date in full, (ii) to pay fees, costs and expenses in connection with the transactions contemplated by the Fourth Amendment and (iii) for working capital, general corporate purposes and any other purpose not prohibited hereunder. The proceeds of the Sixth Amendment 2028 Refinancing Term Loans and Sixth Amendment 2030 Refinancing Term Loans received on the Sixth Amendment Effective Date, shall be used (i) to repay the Dollar Incremental Term Loans outstanding hereunder immediately prior to the Sixth Amendment Effective Date in full, (ii) to pay fees, costs and expenses in connection with the transactions contemplated by the Sixth Amendment and (iii) for working capital, general corporate purposes and any other purpose not prohibited hereunder. The proceeds of the Initial Revolving Borrowing will be used to finance the Transactions and fees and expenses related to the Transactions and for working capital needs of the Borrower and its Subsidiaries. After the Closing Date, the proceeds of the Revolving Credit Loans and Swing Line Loans shall be used for working capital, general corporate purposes and any other purpose not prohibited by this Agreement, including Permitted Acquisitions and other Investments. The Letters of Credit shall be used to support obligations of the Borrower and its Subsidiaries incurred for working capital, general corporate purposes and any other purpose not prohibited by this Agreement (including Permitted Acquisitions and other Investments).

Section 6.19.  Accounting Changes. The Borrower shall not make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 6.20.  Transactions with Affiliates. The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any transaction of any kind with any Affiliate of the Borrower, outside of the ordinary course of business, involving aggregate payments or consideration in excess of the greater of $360,000,000 and beginning with the first day of the fiscal quarter ending June 25, 2022, 15% of LTM Consolidated EBITDA, other than (a) loans and other transactions among the Borrower and the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such loan or other transaction to the

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

extent permitted under Article 7, (b) on terms (when taken as a whole) that are not materially less favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate or, if in the good-faith judgment of the Borrower, no comparable transaction is available with which to compare such transaction, such transaction is otherwise fair to the Borrower or such Restricted Subsidiary from a financial point of view and when such transaction is taken in its entirety, (c) the Transactions and the payment of Transaction Expenses as part of or in connection with the Transactions, (d) [reserved], (e) Restricted Payments permitted under Section 7.06, Investments permitted under Section 7.02 and prepayments redemptions, purchases, defeasances and other payments permitted by Section 7.10, (f) employment and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business or consistent with past practice and transactions pursuant to equity-based plans and employee benefit plans and arrangements in the ordinary course of business, (g) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Borrower and the Restricted Subsidiaries (or any other direct or indirect parent of the Borrower) in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, (h) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 6.20 or any amendment thereto to the extent such an amendment is not materially adverse to the Lenders in any material respect, (i) (x) the payment of management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses pursuant to the Support and Services Agreement (plus any unpaid management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses accrued in any prior year) and any termination fees (including any such cash lump sum or present value fee upon the consummation of a corporate event, including an initial public equity offering) pursuant to the Support and Services Agreement, or any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good-faith judgment of the Borrower to the Lenders when taken as a whole, as compared to the Support and Services Agreement as in effect immediately prior to such amendment or replacement, (y) the payment of indemnification and other similar amounts to the Investors and reimbursement of expenses of the Investors and (z) customary payments by the Borrower and any of its Restricted Subsidiaries to the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by a majority of the members of the board of directors or managers (or similar body) or a majority of the disinterested members of the board of directors or managers (or similar body) of the Borrower, in good faith, (j) payments by the Borrower or any of its Subsidiaries pursuant to any tax sharing agreements with any direct or indirect parent of the Borrower to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries, but only to the extent permitted by Section 7.06(i)(iii), (k) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) or Subordinated Shareholder Funding of Holdings or the Borrower to any Permitted Holder or to any former, present or future director, manager, officer, employee or consultant (or any Affiliate or any Immediate Family Member of any of the foregoing) of Holdings or the Borrower, any of its Subsidiaries or any direct or indirect parent thereof, (l) transactions in connection with any Qualified Securitization Facility, factoring arrangements or similar transactions, including sales or other transfers of accounts receivable and related assets or participations therein, (m) Permitted Intercompany Activities, Foreign RE Loan Reorganization Transactions and/or CMBS Reorganization Transactions, (n) a joint venture which would constitute a transaction with an Affiliate solely as a result of Holdings, the Borrower or any Restricted Subsidiary owning an equity interest or otherwise Controlling such joint venture or similar entity, (o) transactions with any Affiliated Lender in its capacity as a Lender party to any Loan Document or party to any agreement, document or instrument governing or relating to any Indebtedness permitted to be incurred pursuant to Section 7.03 (including Permitted Refinancings thereof) to the extent such Affiliated Lender is being treated no more favorably than all other Lenders or lenders thereunder, (p) transactions related to a Permitted Change of Control, the payment of Permitted Change of Control Costs and the issuance of Equity Interests to the management of Holdings, the Borrower or any of the Restricted Subsidiaries in connection with a Permitted Change of Control, (q) the entry into, performance under, and making of any payments in respect of any employment, compensation and severance arrangements and health, disability and similar insurance or benefit plans or supplemental executive retirement benefit plans or arrangements between any direct or indirect parent of the Borrower, the Borrower and the Restricted Subsidiaries and their respective future, current or former directors, officers, managers, employees, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members) (including management and/or employee benefit plans or agreements, stock/equity/option plans, management equity plans, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

current or former employees, officers, managers, directors, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members) and equity option or incentive plans and other compensation arrangements) in the ordinary course of business or consistent with past practice or industry norm or as otherwise approved by the board of directors (or similar body) of any direct or indirect parent of the Borrower or the Borrower, (r) the payment of customary fees, compensation and reasonable out-of-pocket costs to, and benefits, indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, future, current or former, directors, managers, consultants, officers, employees and independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members) of any direct or indirect parent of the Borrower or the Borrower and the Restricted Subsidiaries, (s) transactions with wholly owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with prudent business practice followed by companies in the industry of the Borrower and its Subsidiaries, (t) transactions with customers, clients, suppliers, Unrestricted Subsidiaries, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business or that are consistent with past practice or industry norm, (u) any contribution to the capital of the Borrower, (v) transactions with joint ventures and/or Unrestricted Subsidiaries for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice or industry norm followed by companies in the industry of the Borrower and its Subsidiaries, (w) any lease entered into between the Borrower or any Restricted Subsidiary, as lessee, and any Affiliate of the Borrower, as lessor, which is approved by the Borrower in good faith, (x) a transaction with a Person who was not an Affiliate of the Borrower or any Restricted Subsidiary before such transaction was entered into but becomes an Affiliate solely as a result of such transaction, (y) the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary (and not entered into in contemplation of such designation) and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary (and not entered into in contemplation of such designation), (z) pledges of Equity Interests of Unrestricted Subsidiaries, (aa) (transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Borrower in an certificate of a Responsible Officer) for the purpose of improving the consolidated tax efficiency of Holdings, the Borrower and the Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement, (bb) transactions undertaken pursuant to a shared services agreement or pursuant to a membership in a purchasing consortium, (cc) payments to and from, and transactions with, any joint venture in the ordinary course of business or consistent with past practice or industry norm; provided that such joint venture is not Controlled by an Affiliate (other than a Restricted Subsidiary) of the Borrower, (dd) any agreement or arrangement as in effect as of the Closing Date or as expressly contemplated in the Public Lender Presentation (so long as any amendment is not disadvantageous in any material respect (as determined in good faith by the Borrower) to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Closing Date) or any transaction contemplated thereby, (ee) intellectual property licenses entered into in the ordinary course of business or consistent with past practice or industry norm, (ff) transactions undertaken pursuant to a shared services agreement or pursuant to a membership in a purchasing consortium, (gg) payment to any Permitted Holder of out-of-pocket expenses incurred by such Permitted Holder in connection with any direct or indirect Investment in the Borrower and its Subsidiaries, (hh) any merger, consolidation or reorganization of the Borrower or any of its Restricted Subsidiaries (otherwise not prohibited by this Agreement) with an Affiliate of the Borrower and/or such Restricted Subsidiary solely for the purpose of (i) reorganizing to facilitate the offering of Equity Interests of the Borrower or any direct or indirect parent thereof, (ii) forming or collapsing a holding company structure or (iii) reorganizing the Borrower or such Restricted Subsidiary in a new jurisdiction, in each case, so long as any such merger, consolidation or reorganization has been approved by a majority of the members of the board of directors (or similar body) such Restricted Subsidiary, as applicable, in good faith, (ii) transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests of the Borrower or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally and (jj) any amendment, waiver or other transaction with respect to any Subordinated Shareholder Funding in compliance with the provisions of this Agreement, provided that such Subordinated Shareholder Funding, as amended or otherwise modified, will continue to satisfy the requirements described in the definition of “Subordinated Shareholder Funding”.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

ARTICLE 7

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than obligations under Treasury Services Agreements or obligations under Secured Hedge Agreements) which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Closing Date:

Section 7.01.  Liens. Neither the Borrower nor any Subsidiary Guarantor shall, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures any obligations under indebtedness for borrowed money upon any of the Collateral, whether now owned or hereafter acquired, other than the following:

(a)  Liens pursuant to (i) any Loan Document, (ii) any Senior Secured Notes Documents in an aggregate principal amount under this clause (ii) not to exceed $4,500,000,000 and (iii) any ABL Credit Agreements in an aggregate principal amount not to exceed the amount permitted under Section 7.03(a)(iii) (provided that the ABL Credit Agreement Collateral Agent acting on behalf of the holders of such Indebtedness shall have become party to an ABL Intercreditor Agreement then in effect or that will be in effect at the time of incurrence of such Indebtedness), and in the case of clauses (ii) and (iii), Liens securing any Permitted Refinancing thereof;

(b)  Liens existing on the Closing Date and, with respect to each such Lien securing Indebtedness in an aggregate principal amount in excess of $50,000,000, listed on Schedule 7.01(b), and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;

(c)  Liens for taxes, governmental duties, levies, assessments and charges (including any Lien imposed by the PBGC or similar Liens) that are not overdue for a period of more than sixty (60) days or not yet payable or subject to penalties for nonpayment or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP (as determined by the Borrower in good faith);

(d)  statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens that secure amounts not overdue for a period of more than sixty (60) days or if more than sixty (60) days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP (as determined by the Borrower in good faith);

(e)  (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance or self-insurance to the Borrower or any of the Restricted Subsidiaries;

(f)  Liens to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) letters of credit and bank guarantees required or requested by any Governmental Authority in connection with any contract or Law) and letters of credit, bank guarantees or bankers acceptances and completion guarantees, in each case, issued or incurred in the ordinary course of business;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(g)  easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and other minor title defects affecting Real Property, that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower or any of the Restricted Subsidiaries, taken as a whole;

(h)  Liens securing judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)  (i) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business or consistent with past practice which do not interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole and (ii) leases, licenses, subleases or sublicenses constituting a Disposition permitted under Section 7.05;

(j)  Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or consistent with past practice and (ii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(k)  Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry;

(l)  Liens (i) on cash advances or Cash Equivalents in favor of (x) the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(i) and (n) to be applied against the purchase price for such Investment or (y) the buyer of any property to be Disposed of pursuant to Sections 7.05(j), (o) or (t) to secure obligations in respect of indemnification, termination fee or similar seller obligations and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m)  Liens (i) in favor of the Borrower or a Restricted Subsidiary on assets of a Restricted Subsidiary that is not a Loan Party securing permitted intercompany Indebtedness and (ii) in favor of the Borrower or any Subsidiary Guarantor;

(n)  Liens representing (i) any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by this Agreement, (ii) any Lien or restriction that the interest or title of such lessor, licensor, sublessor or sublicensor may be subject to, or (iii) the interest of a licensee, lessee, sublicensee or sublessee arising by virtue of being granted a license or lease permitted by this Agreement, or (iv) with respect to IP Rights that are not material to the conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(o)  Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business or consistent with past practice permitted by this Agreement;

(p)  Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

(q)  Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with past practice and not for speculative purposes;

(r)  Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(s)  Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(t)  ground leases in respect of Real Property on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located;

(u)  Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (ii) with respect to Financing Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Financing Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v)  Liens on property of any Restricted Subsidiary that is not a Loan Party and that does not constitute Collateral, which Liens secure Indebtedness permitted under Section 7.03;

(w)  Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03;

(x)  (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Real Property that does not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(y)  Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(z)  Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa)  the modification, replacement, renewal or extension of any Lien permitted by clauses (u) and (w) of this Section 7.01; provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness);

(bb)  Liens with respect to property or assets of the Borrower or any of the Restricted Subsidiaries securing obligations in respect of Section 7.03(y); provided that an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to each applicable Intercreditor Agreement then in effect or that will be in effect at the time of incurrence of such Indebtedness;

(cc)  Liens with respect to property or assets of the Borrower or any of the Restricted Subsidiaries securing obligations in an aggregate principal amount at the time of incurrence of such Liens not to exceed the sum of (i) the greater of (x) $1,200,000,000 and (y) beginning with the first day of the fiscal quarter ending June 25, 2022, 50% of LTM Consolidated EBITDA, in each case determined as of the date of incurrence and (ii) the amount of Indebtedness that would be permitted under Section 7.03(m); provided that an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to each applicable Intercreditor Agreement then in effect or that will be in effect at the time of incurrence of such Indebtedness;

(dd)  Liens securing Indebtedness permitted under Sections 7.03(g), 7.03(q) or 7.03(s); provided that an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to each applicable Intercreditor Agreement then in effect or that will be in effect at the time of incurrence of such Indebtedness;

(ee)  Liens on the Collateral securing obligations in respect of Credit Agreement Refinancing Indebtedness constituting Permitted First Priority Refinancing Debt or Permitted Junior Lien Refinancing Debt (and any Permitted Refinancing of any of the foregoing); provided that an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to each applicable Intercreditor Agreement then in effect or that will be in effect at the time of incurrence of such Indebtedness;

(ff)  Liens on receivables, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(gg)  Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(hh)  Liens on cash or Cash Equivalents to secure Indebtedness permitted under Section 7.03(f) or (l), to the extent created in the ordinary course of business or consistent with past practice;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(ii)  Liens securing any Permitted Refinancing directly or indirectly permitted under Section 7.03(b), (g), (m), (q), (s), (t), (v) or (y) that are secured by Liens on the same assets as the Liens securing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended by such Permitted Refinancing, plus improvements, accessions, dividends, distributions, proceeds or products thereof and after-acquired property;

(jj)  any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(kk) Liens on Equity Interests of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(ll)  deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries in the ordinary course of business of the Borrower and such Subsidiary or consistent with past practice to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(mm) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business or consistent with past practice;

(nn) Liens on any funds or securities held in escrow accounts established for the purpose of holding proceeds from issuances of debt securities by the Borrower or any of the Restricted Subsidiaries issued after the Closing Date, together with any additional funds required in order to fund any mandatory redemption or sinking fund payment on such debt securities within 360 days of their issuance; provided that such Liens do not extend to any assets other than such proceeds and such additional funds;

(oo) [reserved];

(pp) [reserved];

(qq) Liens arising in connection with rights of dissenting equityholders pursuant to applicable Law in respect of the Transactions, or any other acquisition or in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest);

(rr)  Liens on vehicles or equipment of the Borrower or any of the Restricted Subsidiaries granted in the ordinary course of business or consistent with past practice or industry norm;

(ss) Liens granted pursuant to a security agreement between the Borrower or any Restricted Subsidiary and a licensee of IP Rights to secure the damages, if any, of such licensee resulting from the rejection of the license of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Borrower or such Restricted Subsidiary;

(tt) Liens on cash and Cash Equivalents arising in connection with the defeasance, satisfaction, discharge or redemption of Indebtedness, so long as such defeasance, satisfaction, discharge or redemption is not prohibited by the terms of this Agreement;

(uu) customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness not prohibited by this Agreement is incurred;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(vv) Liens on receivables and related assets including proceeds thereof being sold in factoring arrangements entered into in the ordinary course of business or consistent with past practice or industry norm; and

(ww) Liens on real property of the Borrower or any Restricted Subsidiary securing Indebtedness permitted under Section 7.03(ff).

For purposes of determining compliance with this Section 7.01, (A) Liens need not be incurred solely by reference to one category of Liens permitted by this Section 7.01 but are permitted to be incurred in part under any combination thereof and of any other available exemption, (B) in the event that Lien (or any portion thereof) meets the criteria of one or more of the categories of Liens permitted by this Section 7.01, the Borrower may, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this provision, (C) in the event that all or any portion of Indebtedness or other obligations secured by a Lien could be classified as secured in part pursuant to Section 7.01(dd) above (giving Pro Forma Effect to the incurrence of such portion of such Indebtedness or other obligations), the Borrower, in its sole discretion, may classify all or any portion of such Indebtedness (and any obligations in respect thereof) as having been secured pursuant to Section 7.01(dd) above and thereafter the remainder of the Indebtedness or other obligations as having been secured pursuant to one or more of the other clauses of this Section 7.01 and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then such reclassification shall be deemed to have automatically occurred at such time and (D) with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any amount permitted under Section 7.03(bb) in respect of such Indebtedness. Any Liens in respect of the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, in each case in respect of any Indebtedness, shall not be deemed to be an incurrence of a Lien in respect of such Indebtedness for purposes of this Section 7.01.

Section 7.02.  Investments. Neither the Borrower nor the Restricted Subsidiaries shall, directly or indirectly, make any Investments, except:

(a)  Investments by the Borrower or any of the Restricted Subsidiaries in assets that were Cash Equivalents when such Investment was made;

(b)  loans or advances to future, present or former officers, directors, managers, members, partners, independent contractors, consultants and employees of any Loan Party (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent thereof directly from such issuing entity (provided that the amount of such loans and advances shall be contributed to Holdings or the Borrower, as applicable, in cash as Equity Interests other than Disqualified Equity Interests) and (iii) for any other purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under clause (iii) above shall not exceed the greater of (x) $240,000,000 and (ii) beginning with the first day of the fiscal quarter ending June 25, 2022, 10% of LTM Consolidated EBITDA;

(c)  Investments by the Borrower or any of the Restricted Subsidiaries in the Borrower or any of the Restricted Subsidiaries or any Person that will, upon such Investment become a Restricted Subsidiary; provided that any Investment made by any Person that is not a Loan Party in any Loan Party pursuant to this clause (c) shall be subordinated in right of payment to the Loans;

(d)  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business or consistent with past practice;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(e)  Investments (excluding loans and advances made in lieu of Restricted Payments pursuant to and limited by Section 7.02(m) below) consisting of transactions permitted under Sections 7.01 (other than 7.01(p)), 7.03 (other than 7.03(c) and (d)), 7.04 (other than 7.04(c), (d) and (e)), 7.05 (other than 7.05(e)), 7.06 (other than 7.06(e) and (i)(iv)) and 7.10, respectively;

(f)  Investments (i) existing or contemplated on the Closing Date and, with respect to each such Investment in an amount in excess of $50,000,000, set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Closing Date by the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.02;

(g)  Investments in Swap Contracts permitted under Section 7.03(f);

(h)  Investments made as part of, or in connection with, the Transactions;

(i)  any acquisition of all or substantially all the assets of a Person, or any Equity Interests in a Person that becomes a Restricted Subsidiary or a division or line of business of a Person (or any subsequent Investment made in a Person, division or line of business previously acquired in a Permitted Acquisition), in a single transaction or series of related transactions, if immediately after giving effect thereto: (i) no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower shall have occurred and be continuing, (ii) any acquired or newly formed Restricted Subsidiary shall not be liable for any Indebtedness except for Indebtedness otherwise permitted by Section 7.03 and (iii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (B) any such newly created or acquired Subsidiary (other than an Excluded Subsidiary or an Unrestricted Subsidiary) shall become a Guarantor, in each case, in accordance with Section 6.11 (any such acquisition, a “Permitted Acquisition”);

(j)  so long as no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower has occurred and is continuing or would result therefrom, the Borrower and the Restricted Subsidiaries may make Investments in an unlimited amount so long as either (A) the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to either (i) 6.45 to 1.00 or (ii) the Consolidated Total Net Leverage Ratio immediately prior to the making of such Investment and the consummation of any related transactions or (B) the Consolidated Interest Coverage Ratio calculated on a Pro Forma Basis is greater than or equal to either (i) 1.75 to 1.00 or (ii) the Consolidated Interest Coverage Ratio immediately prior to the making of such Investment and the consummation of any related transactions;

(k)  Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(l)  Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or consistent with past practice or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(m)  loans and advances to the Borrower and any direct or indirect parent of the Borrower, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to such parent in accordance with Sections 7.06(g), (h) or (i);

(n)  other Investments in an aggregate amount outstanding pursuant to this clause (n) (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) at any time not to exceed (x) the greater of (i) $1,200,000,000 and (ii) beginning with the first day of the fiscal quarter ending June 25, 2022, 50% of LTM Consolidated EBITDA (in each case, net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) plus (y) the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this clause (y) plus (z) the Available RP Capacity Amount;

(o)  advances of payroll payments to employees in the ordinary course of business or consistent with past practice;

(p)  Investments to the extent that payment for such Investments is made solely with Equity Interests (other than Disqualified Equity Interests and the Equity Investment) or Subordinated Shareholder Funding of the Borrower (or any direct or indirect parent of the Borrower);

(q)  Investments of a Restricted Subsidiary acquired after the Closing Date or of a Person merged or amalgamated or consolidated into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r)  the contribution, assignment, licensing, sub-licensing or other Investment of IP Rights or other general intangibles pursuant to any Intercompany License Agreement and any other Investments made in connection therewith;

(s)  Investments constituting promissory notes or the non-cash portion of consideration, in each case, received in a Disposition permitted by Section 7.05;

(t)  Guarantees by the Borrower or any of its Restricted Subsidiaries of leases (other than Financing Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business or consistent with past practice;

(u)  (i) Investments in or relating to a Securitization Subsidiary that, in the good-faith determination of the Borrower are necessary or advisable to effect any Qualified Securitization Facility (including the contribution or lending of cash and Cash Equivalents to Securitization Subsidiaries to finance the purchase of assets from the Borrower or any Restricted Subsidiary or to otherwise fund required reserves), (ii) Investments in or relating to any CMBS Borrower Subsidiary that, in the good-faith determination of the Borrower, are necessary or advisable in connection with the financing of any CMBS Assets (including the CMBS Loans) and (iii) Investments in or relating to any Foreign RE Borrower Subsidiary that, in the good-faith determination of the Borrower, are necessary or advisable in connection with the financing of any Foreign RE Assets (including the Foreign RE Assets);

(v)  Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (v) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities (until such proceeds are converted to Cash Equivalents), not to exceed the greater of (i) $840,000,000 and (ii) beginning with the first day of the fiscal quarter ending June 25, 2022, 35% of LTM Consolidated EBITDA at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that any Investment made by any Loan Party pursuant to this clause (v) shall be subordinated in right of payment to the Loans;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(w)  any Investment in a Similar Business when taken together with all other Investments made pursuant to this clause (w) that are at that time outstanding not to exceed the greater of (i) $1,000,000,000 and (ii) beginning with the first day of the fiscal quarter ending June 25, 2022, 40% of LTM Consolidated EBITDA (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(x)  Investments constituting (i) Permitted Intercompany Activities, (ii) CMBS Reorganization Transactions and/or (iii) Foreign RE Loan Reorganization Transactions;

(y)  Investments that are made in (i) an amount equal to the amount of Excluded Contributions previously received and the Borrower elects to apply under this clause (y) or (ii) without duplication with clause (i), in an amount equal to the Net Proceeds from a Disposition in respect of property or assets acquired after the Closing Date, if the acquisition of such property or assets was financed with Excluded Contributions, in each case, to the extent Not Otherwise Applied;

(z)  Investments in joint ventures of the Borrower or any of the Restricted Subsidiaries, taken together with all other Investments made pursuant to this clause (z) that are at that time outstanding, not to exceed the greater of (i) $840,000,000 and (ii) beginning with the first day of the fiscal quarter ending June 25, 2022, 35% of LTM Consolidated EBITDA (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(aa)  earnest money deposits required in connection with Permitted Acquisitions or Investments (or similar transactions); and

(bb)  contributions to a “rabbi” trust for the benefit of employees or other grantor trusts subject to claims of creditors in the case of bankruptcy of the Borrower;

(cc)  Investments made in connection with a Permitted Change of Control;

(dd)  (i) Investments consisting of unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable Law and (ii) Investments of assets relating to any non-qualified deferred payment plan or similar employee compensation plan in the ordinary course of business, consistent with past practice or consistent with industry norm;

(ee)  to the extent constituting an Investment, Investments consisting of escrow deposits to secure indemnification obligations in connection with (i) a Disposition or (ii) an acquisition of any business, assets or a Subsidiary not prohibited by this Agreement;

(ff)  Guarantee obligations of the Borrower or any Restricted Subsidiary in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of the Borrower or any Restricted Subsidiary to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;

(gg)  Investments solely to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this Section 7.02;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(hh)  Investments in deposit accounts and securities accounts in the ordinary course of business or consistent with past practice or industry norm;

(ii)   any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice or industry norm;

(jj)  to the extent not required to be applied to prepay the Term Loans in accordance with Section 2.05(b)(ii), Investments made in accordance with the definition of “Net Proceeds” with the proceeds received in connection with a Disposition;

(kk)  deposits in the ordinary course of business or consistent with past practice or industry norm to secure the performance of Non-Financing Lease Obligations or utility contracts, or in connection with obligations in respect of tenders, statutory obligations, surety, stay and appeal bonds, bids, licenses, leases, government contracts, trade contracts, performance and return-of-money bonds, completion guarantees and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business or consistent with past practice or industry norm;

(ll)  [reserved];

(mm) loans and advances to customers in the ordinary course of business or consistent with past practice or industry norm in respect of the payment of insurance premiums;

(nn)  Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice or industry norm;

(oo)  Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business or consistent with past practice or industry norm; and

(pp)  non cash Investments made in connection with tax planning and reorganization activities.

For purposes of determining compliance with this Section 7.02, in the event that an item of Investment meets the criteria of more than one of the categories of Investments described above, the Borrower may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such item of Investment or any portion thereof in a manner that complies with this Section 7.02 and will only be required to include the amount and type of such Investment in one or more of the above clauses. In the event that all or any portion of the Investments could be classified as incurred under a “ratio-based” basket (giving Pro Forma Effect to the making of such Investments), the Borrower, in its sole discretion, may classify all or any portion of such Investment as having been incurred pursuant to such “ratio-based” basket and thereafter the remainder of the Investments as having been incurred pursuant to one or more of the other clauses of this Section 7.02 and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then such reclassification shall be deemed to have automatically occurred at such time.

Section 7.03.  Indebtedness. Neither the Borrower nor any of the Restricted Subsidiaries shall, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

(a)  Indebtedness of any Loan Party (i) under the Loan Documents, (ii) in respect of any Senior Notes in an aggregate principal amount under this clause (ii) not to exceed $7,000,000,000, (iii) in respect of any ABL Credit Agreements, in an aggregate principal amount not to exceed the greater of (x) $2,000,000,000 and (y) the Borrowing Base; (provided that the Borrower shall concurrently reduce the Revolving Credit Commitments dollar-for-dollar pursuant to Section 2.06(a) for every dollar of commitments (or any other similar term), in excess of $1,300,000,000 made available to the Borrower or any of its Restricted Subsidiaries under such ABL Credit Agreements in an amount not to exceed $500,000,000), and in each case, any Permitted Refinancing thereof;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b)  (i) Indebtedness outstanding on the Closing Date and, with respect any such Indebtedness in an aggregate principal amount in excess of $50,000,000, listed on Schedule 7.03(b) and any Permitted Refinancing thereof and (ii) Indebtedness owed to the Borrower or any Restricted Subsidiary outstanding on the Closing Date and any refinancing thereof with Indebtedness owed to the Borrower or any Restricted Subsidiary in a principal amount that does not exceed the principal amount (or accreted value, if applicable) of the intercompany Indebtedness so refinanced; provided that (x) any Indebtedness advanced by any Person that is not a Loan Party to any Loan Party pursuant to this clause (b) shall be subordinated in right of payment to the Loans and (y) any Indebtedness advanced by any Loan Party to any Person that is not a Loan Party shall either (i) be made in the ordinary course of business or consistent with past practice or (ii) be evidenced by a note pledged as Collateral on a first priority basis for the benefit of the Obligations, which note shall be in form and substance reasonably satisfactory to the Administrative Agent (it being understood that an Intercompany Note shall be satisfactory to the Administrative Agent);

(c)  Guarantees by the Borrower and any Restricted Subsidiary in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee (other than Guarantees by a Foreign Subsidiary of Indebtedness of another Foreign Subsidiary or any Designated Alternative Security Indebtedness) of any Senior Notes, any ABL Credit Agreement or any Indebtedness constituting Junior Financing with a principal amount in excess of the Threshold Amount shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d)  Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary (or issued or transferred to any direct or indirect parent of a Loan Party which is substantially contemporaneously transferred to a Loan Party or any Restricted Subsidiary of a Loan Party); provided that (x) any such Indebtedness advanced by any Loan Party to any Person that is not a Loan Party shall either (i) be made in the ordinary course of business or consistent with past practice or (ii) be evidenced by an Intercompany Note and (y) any such Indebtedness advanced by any Person that is not a Loan Party to any Loan Party shall be subordinated in right of payment to the Loans (for the avoidance of doubt, any such Indebtedness owing by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be deemed to be expressly subordinated in right of payment to the Loans unless the terms of such Indebtedness expressly provided otherwise);

(e)  (i) Financing Lease Obligations and other Indebtedness (including Financing Leases) financing an acquisition, construction, repair, replacement, lease, expansion, development, installation, relocation, renewal, maintenance, upgrade or improvement of a fixed or capital asset incurred by the Borrower or any Restricted Subsidiary in an aggregate amount not to exceed (A) the amount of such Indebtedness outstanding on the Closing Date plus (B) the greater of (1) $960,000,000 and (2) beginning with the first day of the fiscal quarter ending June 25, 2022, 40% of LTM Consolidated EBITDA, in each case determined at the time of incurrence at any time outstanding plus (C) additional amounts (including at any time prior to the utilization of amounts under clause (B) above) so long as the Consolidated First Lien Net Leverage Ratio (provided that, solely for purposes of calculating the Consolidated First Lien Net Leverage Ratio in connection with this clause (C), such Indebtedness incurred pursuant to this Section 7.03(e) shall be deemed to constitute Consolidated First Lien Net Debt), determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, does not exceed 5.50 to 1.00 (together with any Permitted Refinancings thereof but without giving effect to any increase in principal amount permitted under clause (a) of the proviso to the definition of “Permitted Refinancing”) and (ii) any Permitted Refinancing of any of the foregoing;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(f)  Indebtedness in respect of Swap Contracts incurred in the ordinary course of business and not for speculative purposes;

(g)  (i) Indebtedness of the Borrower or any Restricted Subsidiary incurred or assumed in connection with any Permitted Acquisition, Investment or similar transaction not prohibited hereunder; provided that after giving Pro Forma Effect to such Permitted Acquisition, Investment or similar transaction and the incurrence or assumption of such Indebtedness, the aggregate principal amount of such Indebtedness does not exceed (x) the greater of (1) $960,000,000 and (2) beginning with the first day of the fiscal quarter ending June 25, 2022, 40% of LTM Consolidated EBITDA at any time outstanding plus (y) any additional amount of such Indebtedness so long (A) if such incurred Indebtedness is secured by the Collateral on a pari passu basis with the Facilities, either (1) the Consolidated First Lien Net Leverage Ratio determined on a Pro Forma Basis would not exceed the Consolidated First Lien Net Leverage Ratio immediately prior thereto or (2) on a Pro Forma Basis, the Borrower could incur $1.00 of Permitted First Lien Ratio Debt, (B) if such Indebtedness is secured by the Collateral on a junior lien basis to the Facilities, either (1) either (x) the Consolidated Interest Coverage Ratio determined on a Pro Forma Basis would be greater than or equal to the Consolidated Interest Coverage Ratio immediately prior thereto or (y) the Consolidated Secured Net Leverage Ratio determined on a Pro Forma Basis would not exceed the Consolidated Secured Net Leverage Ratio immediately prior thereto or (2) on a Pro Forma Basis, the Borrower could incur $1.00 of Permitted Junior Secured Ratio Debt or (C) if such Indebtedness is unsecured or not secured by all or any portion of the Collateral (and including all such Indebtedness of Restricted Subsidiaries that are not Loan Parties), either (1) either (I) the Consolidated Interest Coverage Ratio determined on a Pro Forma Basis would be greater than or equal to the Consolidated Interest Coverage Ratio immediately prior thereto or (II) the Consolidated Total Net Leverage Ratio determined on a Pro Forma Basis would not exceed the Consolidated Total Net Leverage Ratio immediately prior thereto or (2) on a Pro Forma Basis, the Borrower could incur $1.00 of Permitted Unsecured Ratio Debt; and (ii) any Permitted Refinancing thereof;

(h)  Indebtedness representing deferred compensation or similar arrangements to any future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants of the Borrower (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries incurred in the ordinary course of business or consistent with past practice;

(i)  Indebtedness consisting of promissory notes issued by the Borrower or any of the Restricted Subsidiaries to future, present or former officers, managers, members, independent contractors, consultants, directors and employees, their respective Controlled Investment Affiliates or Immediate Family Members, in each case, to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent of the Borrower permitted by Section 7.06;

(j)  Indebtedness incurred by the Borrower or any Restricted Subsidiary prior to the Closing Date or thereafter in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(k)  Indebtedness consisting of obligations of the Borrower or any Restricted Subsidiary under deferred purchase price, earn-outs or other similar arrangements incurred by such Person prior to the Closing Date or thereafter in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder;

(l)  obligations in respect of Treasury Services Agreements and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(m)  Indebtedness of the Borrower or any Restricted Subsidiary, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed (x) the greater of (i) $1,200,000,000 and (ii) beginning with the first day of the fiscal quarter ending June 25, 2022,

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

50% of LTM Consolidated EBITDA at any time outstanding plus (y) 200% of the cumulative amount of the net cash proceeds and Cash Equivalent proceeds from the sale of Equity Interests (other than Excluded Contributions, proceeds of Disqualified Equity Interests, Designated Equity Contributions or sales of Equity Interests to the Borrower or any of its Subsidiaries) of the Borrower or any direct or indirect parent of the Borrower after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Borrower that has been Not Otherwise Applied;

(n)  Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice;

(o)  Indebtedness incurred by the Borrower or any Restricted Subsidiary in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments or other discounting or factoring of receivables, or similar facilities or instruments related thereto issued or created, or relating to obligations or liabilities incurred, in the ordinary course of business or consistent with past practice, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(p)  obligations in respect of self-insurance and obligations in respect of stays, customs, performance, bid, indemnity, appeal, judgment and other similar bonds or instruments and performance, bankers’ acceptance and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q)  (i) Indebtedness incurred (x) and secured by the Collateral on a pari passu basis with the Facilities (“Incremental Equivalent First Lien Debt”) or (y) and secured by the Collateral on a junior lien basis with the Facilities and any Permitted Refinancing thereof (“Incremental Equivalent Junior Lien Debt”), in an aggregate principal amount under this clause (q), when aggregated with the amount of Incremental Term Loans and Incremental Revolving Credit Commitments incurred pursuant to Section 2.14(d)(v) and Incremental Equivalent Unsecured Debt incurred pursuant to Section 7.03(w), not to exceed the Available Incremental Amount, so long as (x) if the proceeds of such Indebtedness are being used to finance a Permitted Acquisition, Investment, prepayment, repayment, redemption, repurchase, defeasance, satisfaction and discharge or other refinancing of any Indebtedness or of any Equity Interests, that in the case of equity, require irrevocable notice in advance thereof, no Event of Default under Sections 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) shall have occurred and be continuing or would exist after giving effect to such Indebtedness, or (y) if otherwise, no Event of Default shall have occurred and be continuing or would exist after giving effect to such Indebtedness; provided that such Indebtedness shall (A) in the case of Incremental Equivalent First Lien Debt, have a maturity date that is after the Latest Maturity Date at the time such Indebtedness is incurred, and in the case of Incremental Equivalent Junior Lien Debt, have a maturity date that is at least ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred (and in each case subject to the Permitted Earlier Maturity Indebtedness Exception); provided that the foregoing requirements of this clause (A) shall not apply to the extent such Indebtedness constitutes (i) a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (A) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges or (ii) term loan facilities other than term “b” loans (as determined by the Borrower in good faith), (B) in the case of Incremental Equivalent First Lien Debt (other than any revolving Indebtedness), have a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Facilities and, in the case of Incremental Equivalent Junior Lien Debt, shall not be subject to scheduled amortization prior to maturity (and in each case subject to the Permitted Earlier Maturity Indebtedness Exception); provided that the foregoing requirements of this clause (B) shall not apply to the extent such Indebtedness constitutes (i) a customary bridge facility, so long as the long-term Indebtedness

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (B) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges or (ii) term loan facilities other than term “b” loans (as determined by the Borrower in good faith), (C) if such Indebtedness is secured by a Loan Party with respect to the Collateral, be subject to the each applicable Intercreditor Agreement then in effect or that will be in effect at the time such Indebtedness is incurred and (D) have terms and conditions (other than (x) pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions and (y) covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness and to the extent any financial maintenance covenant is added for the benefit of such Incremental Equivalent First Lien Debt or Incremental Equivalent Junior Lien Debt, to the extent that such financial maintenance covenant is also added for the benefit of each Facility remaining outstanding after the incurrence or issuance of such Incremental Equivalent First Lien Debt or Incremental Equivalent Junior Lien Debt, as applicable) that (i) in the good-faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole) or reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (provided that a certificate of the Borrower as to the satisfaction of the conditions described in this clause (i) delivered at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the materials terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (i), shall be conclusive) or (ii) are otherwise as agreed between the Borrower and the lender, holder or other provider of such Indebtedness;

(r)  Indebtedness supported by a letter of credit, in a principal amount not to exceed the face amount of such letter of credit;

(s)  Permitted Ratio Debt and any Permitted Refinancing thereof;

(t)  Credit Agreement Refinancing Indebtedness;

(u)  Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto;

(v)  Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (v) and then outstanding, does not exceed the greater of (i) $220,000,000 and (ii) 10% of Foreign Subsidiary Total Assets;

(w)  (i) unsecured (or not secured by all or any portion of the Collateral) Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount under this clause (w), and when aggregated with the amount of Incremental Term Loans and Incremental Revolving Credit Commitments pursuant to Section 2.14(d)(v) and Incremental Equivalent First Lien Debt and Incremental Equivalent Junior Lien Debt incurred pursuant to Section 7.03(q) not to exceed the Available Incremental Amount (“Incremental Equivalent Unsecured Debt”, and together with the Incremental Equivalent First Lien Debt and the Incremental Equivalent Junior Lien Debt, “Incremental Equivalent Debt”), so long as (x) if the proceeds of such Indebtedness are being used to finance a Permitted Acquisition, Investment, prepayment, repayment, redemption, repurchase, defeasance, satisfaction and discharge or other refinancing of any Indebtedness or of any Equity Interests, that in the case of equity, require irrevocable notice in advance thereof, no Event of Default under Sections 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) shall have occurred and be continuing or would exist after giving effect to such Indebtedness, or (y) if otherwise, no Event of Default shall have occurred and be continuing or would exist after giving effect to such Indebtedness; provided that such Incremental Equivalent Unsecured Debt shall (A) have a maturity date that is at least ninety-one (91) days after the Latest Maturity Date at the time such Incremental Equivalent Unsecured Debt is incurred, (B) have a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Facilities (in each case subject to the Permitted Earlier Maturity Indebtedness Exception) and (C) have terms and conditions (other than (x) pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions and (y) covenants or

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness and to the extent any financial maintenance covenant is added for the benefit of such Incremental Equivalent Unsecured Debt, to the extent that such financial maintenance covenant is also added for the benefit of each Facility remaining outstanding after the incurrence or issuance of such Incremental Equivalent Unsecured Debt) that (1) in the good-faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole) or reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (provided that a certificate of the Borrower as to the satisfaction of the conditions described in this clause (1) delivered at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the materials terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (iii), shall be conclusive) or (2) are otherwise as agreed between the Borrower and the lender, holder or other provider of such Indebtedness; provided that the foregoing requirements shall not apply to the extent such Indebtedness constitutes (i) a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (w) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges or (ii) term loan facilities other than term “b” loans (as determined by the Borrower in good faith);

(x)  Indebtedness arising from (i) Permitted Intercompany Activities, (ii) CMBS Reorganization Transactions, (iii) CMBS Loans, (iv) Foreign RE Loan Reorganization Transactions and/or (v) Foreign RE Loans;

(y)  Indebtedness in an amount not to exceed at any time outstanding the Available RP Capacity Amount;

(z)  Indebtedness owing to any Permitted Holder; provided that any such Indebtedness (aa) shall be unsecured and shall be subordinated in right of payment to the Loans, (bb) has a maturity date that is at least ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred and (cc) has a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Facilities (in the case of each of the foregoing clauses (ii) and (iii), subject to the Permitted Earlier Maturity Indebtedness Exception);

(dd)  (i) Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party; provided that such Indebtedness incurred pursuant to this Section 7.03(aa) does not exceed in the aggregate at any time outstanding the greater of (x) $1,000,000,000 and (y) beginning with the first day of the fiscal quarter ending June 25, 2022, 40% of LTM Consolidated EBITDA, in each case determined at the time of incurrence, and (ii) any Permitted Refinancing thereof;

(ee)  (i) Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party from time to time pursuant to asset-based facilities or local working capital lines of credit incurred in the ordinary course of business or consistent with past practice to the extent non-recourse to the Loan Parties so long as (x) such Indebtedness is not secured by assets constituting Collateral and (y) the Loan Parties have not guaranteed such Indebtedness and (ii) any Permitted Refinancing thereof;

(ff)  Indebtedness incurred by the Borrower or any Restricted Subsidiary for the benefit of joint ventures, that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of (i) $360,000,000 and (ii) beginning with the first day of the fiscal quarter ending June 25, 2022, 15% of LTM Consolidated EBITDA at any time outstanding;

(gg)  Indebtedness to the seller of any business or assets permitted to be acquired by the Borrower or any Restricted Subsidiary under this Agreement, that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of (i) $240,000,000 and (ii) beginning with the first day of the fiscal quarter ending June 25, 2022, 10% of LTM Consolidated EBITDA at any time outstanding;

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(hh)  obligations outstanding at any time in respect of Disqualified Equity Interests; provided that, that at the time of, and after giving effect to, the incurrence thereof, the aggregate liquidation preference then outstanding pursuant to this clause (ee) will not exceed the greater of (i) $300,000,000 and (ii) beginning with the first day of the fiscal quarter ending June 25, 2022, 12.5% of LTM Consolidated EBITDA;

(ii)  Indebtedness secured by real property of the Borrower or any Restricted Subsidiary; provided that, that at the time of, and after giving effect to, the incurrence thereof, the aggregate amount of Indebtedness incurred and then outstanding pursuant to this clause (ff) will not exceed the greater of (i) $600,000,000 and (ii) beginning with the first day of the fiscal quarter ending June 25, 2022, 25% of LTM Consolidated EBITDA;

(jj)  Indebtedness incurred by the Borrower or any Restricted Subsidiary to the extent that the net cash proceeds thereof are deposited with a trustee or other representative to satisfy any underlying Obligations under the Loan Documents;

(kk)  Indebtedness incurred by the Borrower or any Restricted Subsidiary to the extent that the net cash proceeds thereof are promptly deposited with the trustee in respect of the Senior Notes to satisfy and discharge the Senior Notes in accordance with the Senior Unsecured Notes Indenture or Senior Secured Notes Indenture, to the extent constituting a Permitted Refinancing in respect thereof;

(ll)  unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the ordinary course of business or consistent with past practice or industry norm and to the extent they do not result in an Event of Default under Section 8.01(l);

(mm)  customer deposits and advance payments received in the ordinary course of business or consistent with past practice or industry norm from customers for goods or services purchased in the ordinary course of business or consistent with past practice or industry norm;

(nn)  Indebtedness incurred by the Borrower or a Restricted Subsidiary as a result of leases entered into by the Borrower or such Restricted Subsidiary in the ordinary course of business; and

(oo)  all premiums (if any), interest (including post-petition interest and paid-in-kind interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (ll) above.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described above, the Borrower may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such item of Indebtedness or any portion thereof (including as between the Free and Clear Incremental Amount and the Incurrence-Based Incremental Amount) in a manner that complies with this Section 7.03 and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents and any Senior Notes Documents, in each case, on the Closing Date, any ABL Credit Agreement and, in each case, any Permitted Refinancing thereof, will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(a) (but without limiting the right of the Borrower to classify and reclassify, or later divide, classify or reclassify, Indebtedness incurred under Section 2.14 or Sections 7.03(q), 7.03(s) or 7.03(w)). In the event that a portion of Indebtedness or other obligations could be classified as incurred under a “ratio-based” basket (giving Pro Forma Effect to the incurrence of such portion of such Indebtedness or other obligations), the Borrower, in its sole discretion, may classify such portion of such Indebtedness (and any obligations in respect thereof) as having been incurred pursuant to such “ratio-based” basket and thereafter the remainder of the Indebtedness or other obligations as having been incurred pursuant to one or more of the other clauses of this Section 7.03 and if any such

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test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then such reclassification shall be deemed to have automatically occurred at such time. The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.

Section 7.04. Fundamental Changes. Neither the Borrower nor any of the Restricted Subsidiaries shall merge, dissolve, liquidate, consolidate with or into another Person (including, in each case, pursuant to a Delaware LLC Division), except that:

(a)  any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that the Borrower shall be the continuing or surviving Person and such merger does not result in the Borrower ceasing to be a corporation, partnership or limited liability company organized under the Laws of the United States, any state thereof or the District of Columbia or (ii) one or more other Restricted Subsidiaries; provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b)  (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve or the Borrower or any Subsidiary may change its legal form if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and if not materially disadvantageous to the Lenders;

(c)  any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Guarantor or the Borrower or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary that is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

(d)  (I) so long as no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower exists or will result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the Laws of the United States, any state thereof or the District of Columbia, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guaranty shall apply to the Successor Borrower’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under the Loan Documents, (E) [reserved], and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate, stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document preserves the enforceability of this Agreement, the Guaranty and the Collateral Documents and the perfection of the Liens under the Collateral Documents; provided further that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement; and

(II)  so long as no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower exists or will result therefrom, Holdings may merge or consolidate with any other Person; provided that (i) Holdings shall be the continuing or surviving corporation or entity or (ii) if the Person formed by or surviving any such merger or consolidation is not Holdings (any such Person, the “Successor Holdings”), (A) the Successor Holdings shall expressly assume all the obligations of Holdings under this Agreement

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and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, and (B) Holdings shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document preserves the enforceability of this Agreement, the Guaranty and the Collateral Documents and the perfection of the Liens under the Collateral Documents; provided further that if the foregoing are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement;

(e)  any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary or the Borrower, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11 to the extent required pursuant to the Collateral and Guarantee Requirement;

(f)  a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05;

(g)  the Borrower and its Subsidiaries may effect the formation, dissolution, liquidation or Disposition of any Subsidiary that is a Delaware Divided LLC, provided that upon formation of such Delaware Divided LLC, Holdings has complied with Section 6.11 to the extent applicable; and

(h)  the Borrower and its Subsidiaries may consummate (i) Permitted Intercompany Activities, (ii) CMBS Reorganization Transactions and/or (iii) Foreign RE Loan Reorganization Transactions.

Notwithstanding the foregoing, this Section 7.04 will not apply to the Transactions.

Section 7.05.  Dispositions. Neither the Borrower nor any of the Restricted Subsidiaries shall make any Disposition, except:

(a)  (i) Dispositions of obsolete, non-core, worn out or surplus property, whether now owned or hereafter acquired, and Dispositions of property no longer used or useful or economically practical to maintain in the conduct of the business of the Borrower or any of the Restricted Subsidiaries, (ii) Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries outside the ordinary course of business (and for consideration complying with the requirements applicable to Dispositions pursuant to clause (j) below) in an aggregate amount not to exceed the greater of $500,000,000 and beginning with the first day of the fiscal quarter ending June 25, 2022, 20% of LTM Consolidated EBITDA and (iii) write-off or write-down of any unrecoupable loans or advances;

(b)  Dispositions of inventory or goods held for sale and immaterial assets (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or go abandoned), in each case, in the ordinary course of business or consistent with past practice;

(c)  Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d)  Dispositions of property to the Borrower or any of the Restricted Subsidiaries;

(e)  (i) to the extent constituting Dispositions, transactions permitted by Sections 7.01, 7.02 (other than Section 7.02 (e)), 7.04 (other than Section 7.04(f)) and 7.06 or (ii) any Disposition, the proceeds of which are used to fund an Investment permitted by Section 7.02 (other than Section 7.02(e)) or the making of a Restricted Payment permitted by Section 7.06;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(f)  Dispositions contemplated as of the Closing Date and listed on Schedule 7.05(f);

(g)  Dispositions of Cash Equivalents;

(h)  (i) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business or consistent with past practice and which do not materially interfere with the business of the Borrower or any of the Restricted Subsidiaries and (ii) Dispositions (including abandonment, expiration or lapse) of IP Rights that do not materially interfere with the business of the Borrower or any of the Restricted Subsidiaries;

(i)  transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(j)  Dispositions of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary; provided that, at the option of the Borrower, either (i) with respect to each Disposition of Non-ABL Priority Collateral pursuant to this clause (j) for a purchase price in excess of the greater of $720,000,000 and beginning with the first day of the fiscal quarter ending June 25, 2022, 30% of LTM Consolidated EBITDA, the Borrower or any of the Restricted Subsidiaries shall receive not less than 50% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), (f), (k), (p), (q), (r)(i), (r)(ii), (dd) (only to the extent the Obligations are secured by such cash and Cash Equivalents) and (ee) (only to the extent the Obligations are secured by such cash and Cash Equivalents)) or (ii) with respect to all Dispositions of Non-ABL Priority Collateral pursuant to this clause (j) for an aggregate purchase price (on a cumulative basis) in excess of the greater of $720,000,000 and beginning with the first day of the fiscal quarter ending June 25, 2022, 30% of LTM Consolidated EBITDA, the Borrower or any of the Restricted Subsidiaries shall receive not less than 75% of such excess aggregate consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), (f), (k), (p), (q), (r)(i), (r)(ii), (dd) (only to the extent the Obligations are secured by such cash and Cash Equivalents) and (ee) (only to the extent the Obligations are secured by such cash and Cash Equivalents)); provided, however, that for the purposes of clauses (j)(i) and j(ii), the following shall be deemed to be cash:

(A)  the greater of the principal amount and the carrying value of any liabilities (as shown on or the Borrower’s (or the Restricted Subsidiaries’, as applicable) most recent balance sheet provided hereunder or in the footnotes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Borrower’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by the Borrower) of the Borrower or such Restricted Subsidiary, other than liabilities (other than intercompany liabilities owing to a Restricted Subsidiary being Disposed of) that are by their terms subordinated to the payment in cash of the Obligations, (i) assumed by the transferee of any such assets (or a third party in connection with such transfer) pursuant to a written agreement which releases or indemnifies the Borrower or such Restricted Subsidiary from such liabilities or (ii) otherwise cancelled or terminated in connection with the transaction,

(B)  any securities, notes or other obligations or assets received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted, or reasonably expected to be converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received or expected to be received) or by their terms are required to be satisfied for Cash Equivalents within 180 days following the closing of the applicable Disposition, and

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(C) aggregate non-cash consideration received by the Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed the greater of $840,000,000 and beginning with the first day of the fiscal quarter ending June 25, 2022, 35% of LTM Consolidated EBITDA at any time (net of any non-cash consideration converted into cash and Cash Equivalents);

(k)  the sale, assignment, licensing, sub-licensing or other Disposition of IP Rights or other general intangibles pursuant to any Intercompany License Agreement;

(l)  Dispositions of (i) accounts receivable, or participations therein, in the ordinary course of business or consistent with past practice or consistent with industry norm (including any discount and/or forgiveness thereof and sales to factors or similar third parties) or in connection with the collection or compromise thereof and (ii) receivables, or participations therein, and related assets (or the Equity Interests in a Subsidiary, all or substantially all of the assets of which are receivables, or participations therein, and related assets) pursuant to any Qualified Securitization Facility;

(m)  Dispositions of property pursuant to any Sale and Lease-Back Transaction or lease-leaseback transactions;

(n)  any swap of assets in exchange for services or other assets of comparable or greater value or usefulness to the business of the Borrower and its Subsidiaries as a whole, as determined in good faith by the management of the Borrower;

(o)  any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents) (or a Restricted Subsidiary which owns an Unrestricted Subsidiary so long as such Restricted Subsidiary owns no assets other than the Equity Interests of such an Unrestricted Subsidiary);

(p)  the unwinding of any Swap Contract pursuant to its terms;

(q)  Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r)  the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights;

(s)  Permitted Intercompany Activities, Foreign RE Loan Reorganization Transactions and/or CMBS Reorganization Transactions;

(t)  Dispositions of assets (i) acquired pursuant to or in order to effectuate a Permitted Acquisition which assets are not used or useful to the core or principal business of the Borrower and the Restricted Subsidiaries or (ii) that are made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good-faith determination of the Borrower to consummate any acquisition;

(u)  any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims, in each case, in the ordinary course of business;

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(v)  the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable Law;

(w)  (i) any Dispositions after the Closing Date in an amount not to exceed the greater of (A) $400,000,000 and (B) beginning with the first day of the fiscal quarter ending June 25, 2022, 15% of LTM Consolidated EBITDA in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years) and (ii) any Dispositions after the Closing Date to the extent the aggregate fair market value of such assets sold in any single transaction or series of related transactions does not exceed the greater (A) $400,000,000 and (B) beginning with the first day of the fiscal quarter ending June 25, 2022, 15% of LTM Consolidated EBITDA;

(x)  any Disposition made in connection with the Transactions;

(y)  Dispositions to effect the formation of any Subsidiary that is a Delaware Divided LLC, provided that upon formation of such Delaware Divided LLC, the Borrower has complied with Section 6.11, to the extent applicable;

(z)  any sale of property or assets, if the acquisition of such property or assets was financed with Excluded Contributions and the proceeds of such sale are used to make Investments or Restricted Payments pursuant to Sections 7.02(y) or 7.06(p);

(aa)  so long as no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower has occurred and is continuing or would result therefrom, the Borrower and the Restricted Subsidiaries may make Dispositions in an unlimited amount so long as the Consolidated Total Net Leverage Ratio determined on a Pro Forma Basis would be less than or equal to 5.95 to 1.00;

(bb)  if applicable, Dispositions of ABL Priority Collateral; and

(cc)  dispositions of real estate assets and related assets (i) in the ordinary course of business or consistent with past practice in connection with relocation activities for employees, directors, officers, managers, members, partners, independent contractors or consultants of the Borrower, any direct or indirect parent company or Subsidiary, (ii) in connection with any CMBS Loan, including any CMBS Reorganization Transactions or in connection with the repayment in whole or in part of any CMBS Loan or (iii) in connection with any Foreign RE Loan, including any Foreign RE Loan Reorganization Transactions or in connection with the repayment in whole or in part of any Foreign RE Loans;

(dd)  Dispositions of motor vehicles and information technology equipment purchased at the end of a lease and resold thereafter;

(ee)  Dispositions of non-revenue producing assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Borrower or any Restricted Subsidiary to such Person

(ff)  Dispositions of assets received by the Borrower or any Restricted Subsidiary upon the foreclosure on a Lien;

(gg)  [reserved];

(hh)  nominal issuances of Equity Interests of Foreign Subsidiaries in an aggregate amount not to exceed 2.00% of all issued and outstanding Equity Interests of such Foreign Subsidiary on a fully diluted basis;

(ii)  sales or dispositions of Equity Interests of any Foreign Subsidiary in order to qualify members of the governing body of such Subsidiary if required by applicable Law;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(jj)  samples, including time-limited evaluation software, provided to customers or prospective customers;

(kk)  de minimis amounts of equipment provided to employees; (ll) [reserved]; and

(mm)  to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business; and

(nn)  Dispositions of any asset between or among the Borrower and/or Restricted Subsidiaries as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clauses (a) through (mm) above.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall take any actions deemed appropriate in order to effect the foregoing.

Section 7.06.  Restricted Payments. Neither the Borrower nor any of the Restricted Subsidiaries shall, directly or indirectly, declare or make any Restricted Payment, except:

(a)  each Restricted Subsidiary may make Restricted Payments to the Borrower and other Restricted Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary, as compared to the other owners of Equity Interests in such Restricted Subsidiary, on a pro rata or more than pro rata basis based on their relative ownership interests of the relevant class of Equity Interests);

(b)  the Borrower and each Restricted Subsidiary may declare and make Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) or Subordinated Shareholder Funding;

(c)  Restricted Payments made on or after the Closing Date in connection with the Transactions, including the settlement of claims or actions in connection with the Acquisition or to satisfy indemnity or other similar obligations or any other earnouts, purchase price adjustments, working capital adjustments and any other payments under the Purchase Agreement;

(d)  so long as no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower has occurred and is continuing or would result therefrom, the Borrower and the Restricted Subsidiaries may make Restricted Payments in an unlimited amount so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to either (i) 5.95 to 1.00 or (ii) the Consolidated Total Net Leverage Ratio immediately prior to the making of such Restricted Payments and the consummation of any related transactions;

(e)  to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 7.02 (other than Sections 7.02(e) and (m)), 7.04 or 6.20 (other than Sections 6.20(e) and (j));

(f)  repurchases of Equity Interests in the Borrower (or any direct or indirect parent thereof) or any Restricted Subsidiary of the Borrower deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(g) the Borrower and each Restricted Subsidiary may pay (or make Restricted Payments to allow the Borrower or any other direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Restricted Subsidiary (or of the Borrower or any other such direct or indirect parent thereof) from any future, present or former employee, officer, director, manager, member, partner, independent contractor or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of such Restricted Subsidiary (or the Borrower or any other direct or indirect parent of such Restricted Subsidiary) or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee or director equity plan, employee, manager, officer, member, partner, independent contractor or director stock option plan or any other employee, manager, officer, member, partner, independent contractor or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, manager, director, officer, member, partner, independent contractor or consultant of such Restricted Subsidiary (or the Borrower or any other direct or indirect parent thereof) or any of its Restricted Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (g) shall not exceed the greater of (i) $500,000,000 and (ii) beginning with the first day of the fiscal quarter ending June 25, 2022, 20% of LTM Consolidated EBITDA in any calendar year (which shall increase, subsequent to the consummation of a Qualified IPO, to the greater of (i) $840,000,000 and (ii) beginning with the first day of the fiscal quarter ending June 25, 2022, 35% of LTM Consolidated EBITDA) (with unused amounts in any calendar year being carried over to succeeding calendar years); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(i)  to the extent contributed to the Borrower, the net cash proceeds from the sale or issuance of Equity Interests (other than Disqualified Equity Interests or Designated Equity Contributions) or Subordinated Shareholder Funding of any of the Borrower’s direct or indirect parent companies, in each case to any future, present or former employees, officers, members of management, managers, partners, independent contractors, directors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent net cash proceeds from the sale of such Equity Interests or issuance of Subordinated Shareholder Funding have been Not Otherwise Applied; plus

(ii)  the net cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries; plus

(iii)   the amount of any cash bonuses otherwise payable to future, current or former officers, managers, consultants, directors, employees and independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members) of any direct or indirect parent of the Borrower, the Borrower or any of its Subsidiaries that are foregone in exchange for the receipt of Equity Interests of the Borrower or any direct or indirect parent thereof pursuant to any compensation arrangement, including any deferred compensation plan; less

(iv)  the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i), (ii) and (iii) of this Section 7.06(g);

provided further that, the Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (i), (ii) or (iii) above in any calendar year and, in addition, the cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, current or former employees, officers, managers, directors, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members) of any parent or indirect parent of the Borrower, the Borrower or any of the Restricted Subsidiaries in connection with a redemption, acquisition, retirement or repurchase of its Equity Interests will not be deemed to constitute a Restricted Payment for purposes of this Agreement;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(h)  the Borrower may make Restricted Payments in an aggregate amount not to exceed (x) the greater of (i) $1,200,000,000 and (ii) beginning with the first day of the fiscal quarter ending June 25, 2022, 50% of LTM Consolidated EBITDA, plus (y) subject to, solely in the case of the portion of the Cumulative Credit attributable to clause (b) thereof, no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower having occurred and continuing or resulting therefrom, the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this paragraph;

(i)  the Borrower may make Restricted Payments to any direct or indirect parent of the Borrower:

(i)  to pay its organizational, operating costs and other costs and expenses (including, without limitation, expenses related to auditing or other accounting or tax reporting matters) incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of Holdings, the Borrower and the Restricted Subsidiaries, any costs, expenses and liabilities incurred by the Borrower in connection with any litigation or arbitration attributable to the ownership or operations of Holdings, the Borrower and the Restricted Subsidiaries, Transaction Expenses and any reasonable and customary indemnification claims made by directors, managers or officers of such parent attributable to the ownership or operations of Holdings, the Borrower and the Restricted Subsidiaries, and following a Qualified IPO, listing fees and other costs and expenses attributable to being a publicly traded company;

(ii)  the proceeds of which shall be used by such parent to pay franchise Taxes and other fees, Taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;

(iii)  with respect to any taxable period for which Holdings is a disregarded entity or a partnership for U.S. federal income tax purposes, distributions to each direct or indirect owner of Holdings which shall be equal to the product of (X) such owner’s allocable share of the taxable income of Holdings for such taxable period (determined, for any taxable period for which Holdings is a disregarded entity, as if Holdings were a partnership), reduced (without duplication) by such owner’s allocable share of any taxable loss of Holdings for any prior taxable period ending after the Closing Date to the extent such prior losses are permitted to be carried forward and subject to any limitations on the use of such carried forward amounts, and such taxable loss is of a character that would permit such loss to be deducted against the taxable income in the current taxable period (provided that (i) in determining taxable income of Holdings, Section 163(j) shall be applied at the level of Holdings, provided that, such Section 163(j) calculations shall take into account partner level adjustments pursuant to Section 743 of the Code if the law currently in effect on the date of the applicable tax distribution provides Section 163(j) applies at the partner level and takes into account partner level Section 743 adjustments, and (ii) any items of income, gain, loss or deduction may be determined without regard to any adjustments pursuant to Section 743 of the Code) and (Y) the highest combined marginal federal, state and local income tax rate applicable to any direct or indirect equity owner of Holdings for such taxable period (taking into account the character (long-term capital gain, qualified dividend income, tax- exempt income, etc.) of the current period taxable income (including, for the avoidance of doubt any tax imposed by Section 1411(a)(1) of the Code));

(iv)  to finance any Investment that would be permitted to be made pursuant to Section 7.02 (other than Section 7.02(e)) if such parent were subject to such Section 7.02; provided that (A) such Restricted Payment shall be made within 120 days of the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or the Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries in order to consummate such Permitted Acquisition or Investment, in each case, in accordance with the requirements of Section 6.11;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(v)  the proceeds of which shall be used to pay customary salary, bonus, indemnity and other benefits payable to future, present or former officers, directors, managers, members, partners, consultants, independent contractors or employees of Holdings, the Borrower or any direct or indirect parent company of the Borrower to the extent such salaries, bonuses, indemnity and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

(vi)  the proceeds of which shall be used by Holdings or the Borrower to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any equity or debt offering, financing transaction, acquisition, divestiture, investment or other non-ordinary course transaction not prohibited by this Agreement (whether or not successful); provided that any such transaction was in the good-faith judgment of the Borrower intended to be for the benefit of the Borrower and its Restricted Subsidiaries;

(vii)  the proceeds of which shall be used by Holdings or the Borrower to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) amounts payable pursuant to the Support and Services Agreement (including any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good-faith judgment of the Borrower to the Lenders when taken as a whole, as compared to the Support and Services Agreement as in effect immediately prior to such amendment or replacement), solely to the extent such amounts are not paid directly by Holdings or its Subsidiaries;

(viii)  to pay or to make Restricted Payments to allow any direct or indirect parent thereof to pay) amounts in respect of Indebtedness of such direct or indirect parent thereof which is guaranteed by the Borrower or a Restricted Subsidiary; and

(ix)  to make payments for the benefit of the Borrower or any of its Restricted Subsidiaries to the extent such payments could have been made by the Borrower or any of its Restricted Subsidiaries because such payments (i) would not otherwise be Restricted Payments or (ii) would be Restricted Payments that would be permitted to be made by the Borrower or any of its Restricted Subsidiaries pursuant to this Section 7.06; provided that any payment made pursuant to this clause (ix) shall, if applicable, reduce capacity under the Restricted Payments exception or basket that would have been utilized if such payment were made directly by the Borrower or such Restricted Subsidiary.

(j)  payments made or expected to be made by the Borrower or any of the Restricted Subsidiaries in respect of required withholding or similar Taxes payable upon or in connection with the exercise or vesting of Equity Interests or any other equity award with respect to any future, present or former employee, director, manager, officer, partner, independent consultant or consultant (or their respective Controlled Investment Affiliates and Immediate Family Members) and any repurchases of Equity Interests in consideration of such payments including in connection with the exercise or vesting of stock options, warrants or the issuance of restricted stock units or similar stock based awards;

(k)  the Borrower or any Restricted Subsidiary may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, distribution, split, merger, consolidation, amalgamation or combination thereof or any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(l)  after a Qualified IPO and so long as no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower has occurred and is continuing or would result therefrom, (i) any Restricted Payment by the Borrower or any other direct or indirect parent of the Borrower to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary and (ii) Restricted Payments not to exceed up to the sum of (A) up to 7.00% per annum of the (x) net proceeds received by (or contributed to) the Borrower and the Restricted Subsidiaries from such Qualified IPO and any other follow on Equity Offering and (y) in the case of an SPAC IPO, cash held by the Borrower or any of its Restricted Subsidiaries remaining following the consummation of the SPAC IPO and (B) Restricted Payments in an aggregate amount per annum not to exceed 7.00% of Market Capitalization;

(m)  distributions or payments of Securitization Fees and purchases of receivables in connection with any Qualified Securitization Facility or any repurchase obligation in connection therewith;

(n)  payments or distributions to dissenting stockholders pursuant to applicable Law (including in connection with, or as a result of, exercise of appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a consolidation, merger or transfer of assets permitted by Section 7.02 (other than Section 7.02(e)) or Section 7.04;

(o)  the distribution, by dividend or otherwise, of Equity Interests of an Unrestricted Subsidiary (or a Restricted Subsidiary that owns one or more Unrestricted Subsidiaries and no other material assets) or Indebtedness owed to the Borrower or a Restricted Subsidiary by an Unrestricted Subsidiary (or a Restricted Subsidiary that owns one or more Unrestricted Subsidiaries and no other material assets), in each case, other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents;

(p)  Restricted Payments that are made in (i) an amount equal to the amount of Excluded Contributions previously received and the Borrower elects to apply under this clause (p) or (ii) without duplication with clause (i), in an amount equal to the Net Proceeds from a Disposition in respect of property or assets acquired after the Closing Date, if the acquisition of such property or assets was financed with Excluded Contributions, in each case, to the extent Not Otherwise Applied;

(q)  any Restricted Payment made in connection with a Permitted Change of Control and any Permitted Intercompany Activities;

(r)  any Restricted Payment made in connection with CMBS Reorganization Transactions or Foreign RE Loan Reorganization Transactions;

(s)  the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or the giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Agreement;

(t)  the Borrower may make any Restricted Payments to any direct or indirect parent for nominal value per right, of any rights granted to all holders of Equity Interests of the Borrower (or any direct or indirect parent of the Borrower) pursuant to any equityholders’ rights plan adopted for the purpose of protecting equityholders from unfair takeover practices;

(u)  the Restricted Subsidiaries may make Restricted Payments in connection with the acquisition of additional Equity Interests in any Restricted Subsidiary from minority equityholders;

(v)  the Borrower may make Restricted Payments constituting interest payments on Disqualified Equity Interests, to the extent such Disqualified Equity Interests constitutes Indebtedness, was incurred in compliance with Section 7.03 and such Restricted Payments are included in the calculation of Consolidated Interest Expense;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(w)  the Borrower may make distributions, by Restricted Payment or otherwise, or other transfer or Disposition of shares of Equity Interests of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are Cash Equivalents) or any Restricted Subsidiary that owns one or more Unrestricted Subsidiaries and no other material assets;

(x)  the Borrower may pay Restricted Payments to pay for the redemption, discharge, defeasance, retirement, repurchase or other acquisition, in each case for nominal value, of Equity Interests of Holdings (or any direct or indirect parent thereof) or the Borrower from a former investor of a business acquired in an Acquisition or other Investment or a current or former employee, officer, director, manager, or consultant or independent contractor of a business acquired in an Acquisition or other Investment (or their Controlled Investment Affiliates or Immediate Family Members), which Equity Interests was issued as part of an earn-out or similar arrangement in the acquisition of such business, and which redemption, acquisition, retirement or repurchase relates the failure of such earn-out to fully vest;

(y)  any payment that is intended to prevent any Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;

For purposes of determining compliance with this Section 7.06, in the event that all or a portion of a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described above, the Borrower may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such Restricted Payment or any portion thereof in a manner that complies with this Section 7.06 and will only be required to include the amount and type of such Restricted Payment in one or more of the above clauses. In the event that a Restricted Payment or other obligations could be classified as incurred under a “ratio-based” basket (giving Pro Forma Effect to the making of such portion of such Restricted Payment), the Borrower, in its sole discretion, may classify such portion of such Restricted Payment (and any obligations in respect thereof) as having been made pursuant to such “ratio-based” basket and thereafter the remainder of the Restricted Payment as having been made pursuant to one or more of the other clauses of this Section 7.06 and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then such reclassification shall be deemed to have automatically occurred at such time.

Section 7.07.  [Reserved].

Section 7.08.  Burdensome Agreements. The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that prohibits (a) any Restricted Subsidiary of the Borrower that is not a Guarantor to make Restricted Payments to the Borrower or any Guarantor or to make or repay intercompany loans and advances to the Borrower or any Guarantor or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.08) are listed on Schedule 7.08 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower; provided further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness or any other obligations of a Restricted Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with (x) any Lien permitted by Section 7.01 and relate to the property subject to such Lien or (y) any Disposition permitted by Sections 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to

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correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03 and to the extent that such restrictions apply only to the property or assets securing such Indebtedness or to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary or the assignment of any license or sublicense agreement, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business or consistent with past practice, (xii) are restrictions set forth in any agreement evidencing or governing any Qualified Securitization Facility solely with respect to the assets subject to such Qualified Securitization Facility, (xiii) arise in connection with cash or other deposits permitted under Sections 7.01 and 7.02 and limited to such cash or deposit, (xiv) any agreement or instrument (A) relating to any Indebtedness, Disqualified Equity Interests permitted to be incurred or issued subsequent to the Closing Date pursuant to Section 7.03 hereof if the encumbrances and restrictions are not materially more disadvantageous, taken as a whole, to the Lenders than is customary in comparable financings for similarly situated borrowers (as determined in good faith by the Borrower) or is otherwise in effect on the Closing Date and (B) either (x) the Borrower determines that such encumbrance or restriction will not adversely affect the Borrower’s ability to make principal and interest payments on the Loans as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness, (xv) are customary restrictions contained in any Senior Notes Documents, any ABL Credit Agreement and, in each case, or any Permitted Refinancing thereof and (xvi) are restrictions created in connection with any CMBS Loan or any Foreign RE Loan.

Section 7.09.  Financial Covenant. Except with the written consent of the Required Revolving Credit Lenders, the Borrower will not permit the Consolidated First Lien Net Leverage Ratio as of the last day of a Test Period (commencing with the Test Period ending on or about June 25, 2022) to exceed 8.30 to 1.00 (the “Financial Covenant”) (provided that the provisions of this Section 7.09 shall not be applicable to any such Test Period if on the last day of such Test Period the aggregate principal amount of Revolving Credit Loans (excluding, for the first four full Test Periods following the Closing Date, any Revolving Credit Loans applied to finance the Transactions and Letters of Credit (whether or not such Letters of Credit have been Cash Collateralized or backstopped)) that are issued and/or outstanding is equal to or less than 35% of the greater of (a) the Revolving Credit Facility and (b) $1,000,000,000). In the event that any Accounting Change shall occur which would have resulted in the Financial Covenant not having been set at the same cushion to Consolidated EBITDA for the most recent Test Period then ended prior to such Accounting Change, then the Financial Covenant shall be recalculated to maintain such cushion; provided that, for the avoidance of doubt, and notwithstanding the foregoing, in no event shall the Financial Covenant be adjusted to a level below 8.30 to 1.00.

Section 7.10.  Prepayments, Etc. of Indebtedness.

(a)  The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, voluntarily prepay, redeem, purchase, defease or otherwise satisfy on or prior to the date that occurs earlier than one year prior to the stated maturity date thereof in any manner (it being understood that (A) payments of regularly scheduled principal and interest, (B) customary “AHYDO catchup” payments and (C) any prepayment, redemption, purchase, defeasance or other retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of such prepayment redemption, purchase, defeasance or other retirement thereof shall be permitted), any principal amount in respect of any subordinated indebtedness for borrowed money incurred under Section 7.03(g), (q), (s), (w) or (z) or any other indebtedness for borrowed money that is or is required to be subordinated (including any Subordinated Shareholder Funding (other than any payment of interest thereon in the form of additional Subordinated Shareholder Funding)), in right of payment to the Obligations pursuant to the terms of the Loan Documents, in each case, in an amount in excess of the Threshold Amount (collectively, “Junior Financing”), or make any payment in violation of any

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with the Net Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if such Indebtedness was originally incurred under Section 7.03(g), (q), (s), (w) or (z), is permitted pursuant to Section 7.03(g), (q), (s), (w) or (z)), to the extent not required to prepay any Loans pursuant to Section 2.05(b), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Borrower or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary to the extent not prohibited by the subordination provisions contained in the Intercompany Note, (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in (x) an amount equal to the amount of Excluded Contributions previously received and the Borrower elects to apply under this clause (iv) or (y) without duplication with clause (x), in an amount equal to the Net Proceeds from a Disposition in respect of property or assets acquired after the Closing Date, if the acquisition of such property or assets was financed with Excluded Contributions, in each case, to the extent Not Otherwise Applied, (v) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed (x) the greater of (I) $840,000,000 and (II) beginning with the first day of the fiscal quarter ending June 25, 2022, 35% of LTM Consolidated EBITDA plus (y) subject to, solely in the case of the portion of the Cumulative Credit attributable to clause (b) thereof, no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower having occurred and continuing or resulting therefrom, the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this clause (a), (vi) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the Available RP Capacity Amount and (vii) so long as no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower has occurred and is continuing or would result therefrom, prepayments, redemptions, or purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an unlimited amount so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to either (i) 6.20 to 1.00 or (ii) or the Consolidated Total Net Leverage Ratio immediately prior to the prepayment, redemption, or purchase, defeasance and other payment in respect of such Junior Financing and the consummation of any related transactions.

(b)  The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation in respect of any Junior Financing having an aggregate outstanding principal amount in excess of the Threshold Amount without the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed).

For purposes of determining compliance with this Section 7.10, in the event that a payment meets the criteria of more than one of the categories of payments described above, the Borrower may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such payment or any portion thereof in a manner that complies with this Section 7.10 and will only be required to include the amount and type of such payment in one or more of the above clauses. In the event that a payment or other obligations could be classified as incurred under a “ratio-based” basket (giving Pro Forma Effect to the making of such portion of such payment), the Borrower, in its sole discretion, may classify such portion of such payment (and any obligations in respect thereof) as having been made pursuant to such “ratio-based” basket and thereafter the remainder of the payment as having been made pursuant to one or more of the other clauses of this Section 7.10 and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then such reclassification shall be deemed to have automatically occurred at such time.

Section 7.11.  Permitted Activities. Holdings shall not engage in any material operating or business activities; provided that the following and activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests of the Borrower and its direct and indirect Subsidiaries and activities incidental thereto, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Purchase Agreement, the Transactions, the Loan Documents, the Senior Notes Documents, any ABL Credit Agreement and any other Indebtedness, (iv) any public offering of its common stock or any other issuance or sale of its Equity Interests, including any Qualified IPO Reorganization Transactions, (v) financing activities, including the issuance of securities, payment of dividends,

Medline Inc. has requested confidential treatment of this registration statement and associated

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making contributions to the capital of the Borrower and other distributions and the making of investments, (vi) incurrence of debt and guaranteeing the obligations of the Borrower and the Restricted Subsidiaries, (vii) participating in tax, accounting and other administrative matters, including as owner of the Borrower and its Subsidiaries (including the preparation of financial statements and other financial information), (viii) holding any cash incidental to any activities permitted under this Section 7.11, (ix) providing indemnification to officers, managers and directors and (x) any activities incidental to the foregoing.

ARTICLE 8

EVENTS OF DEFAULT AND REMEDIES

Section 8.01.  Events of Default. Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):

(a)  Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b)  Specific Covenants. The Borrower or any Restricted Subsidiary or, in the case of Section 7.11, Holdings, fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a) (solely with respect to the Borrower), 6.16 or Article 7; provided that (i) a Default as a result of a breach of Section 7.09 (a “Financial Covenant Event of Default”) is subject to cure pursuant to Section 8.05 and (ii) subsequent delivery of a notice to the Administrative Agent of the occurrence of any Default shall cure an Event of Default for failure to provide a notice under Section 6.03(a) unless a Responsible Officer of Holdings or the Borrower had actual knowledge that such Default had occurred and was continuing and such failure to provide notice had a material adverse effect on the rights and remedies available to the Lenders or any Agent under any Loan Documents; provided further that a Financial Covenant Event of Default or any breach of a financial maintenance covenant under any Incremental Revolving Credit Loan or any revolving facility that constitutes Credit Agreement Refinancing Indebtedness shall not constitute an Event of Default with respect to any Term Loans unless and until the Revolving Credit Lenders have declared all amounts outstanding under the Revolving Credit Facility to be immediately due and payable and all outstanding Revolving Credit Commitments to be immediately terminated, in each case in accordance with this Agreement and such declaration has not been rescinded on or before such date (the “Term Loan Standstill Period”); or

(c)  Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Sections 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after written notice thereof by the Administrative Agent to the Borrower; or

(d)  Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made and, to the extent capable of being cured, such incorrect representation or warranty shall remain incorrect for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Borrower; provided that the failure of any representation or warranty (other than Specified Representations or Specified Purchase Agreement Representations) to be true and correct on the Closing Date shall not constitute a Default or Event of Default with respect to the Term Loans; or

(e)  Cross-Default. The Borrower or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an outstanding aggregate principal amount of not less than the Threshold

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Amount, or (B) fails to observe or perform any other agreement or condition relating to any Indebtedness having an outstanding aggregate principal amount of not less than the Threshold Amount, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(f)  Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)  Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h)  Judgments. There is entered against the Borrower or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i)  Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Sections 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(j)  Change of Control. There occurs any Change of Control other than, for the avoidance of doubt, any Permitted Change of Control (provided that, if a Change of Control occurs with respect to the Revolving Credit Facility that is a Permitted Change of Control with respect to the Term Loans, such Change of Control shall only constitute an Event of Default with respect to the Revolving Credit Facility and shall not constitute an Event of Default with respect to any Term Loans); or

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(k)  Collateral Documents. Any Collateral Document after delivery thereof pursuant to Sections 4.01, 6.11, 6.13, 6.16 or the Security Agreement shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents (and for the avoidance of doubt, with respect to ABL Priority Collateral, the priority required by the ABL Intercreditor Agreement) and the Intercreditor Agreements on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, (x) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or any loss thereof results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and (y) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(l)  ERISA. (i) An ERISA Event occurs which has resulted or would reasonably be expected to result in liability of a Loan Party or a Restricted Subsidiary or any ERISA Affiliate in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or would reasonably be expected to result in liability of a Loan Party or a Restricted Subsidiary or any ERISA Affiliate in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect.

Section 8.02.  Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions (or, if a Financial Covenant Event of Default occurs and is continuing and prior to the expiration of the Term Loan Standstill Period, at the request of the Required Revolving Credit Lenders under the Revolving Credit Facility only, and in such case only with respect to the Revolving Credit Commitments, Revolving Credit Loans, Swing Line Loans, L/C Obligations, any Letters of Credit and L/C Credit Extensions):

(i)  declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii)  declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii)  require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv)  exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to Holdings or the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Notwithstanding anything herein to the contrary (including in Section 8.01) or in any other Loan Document, neither the Administrative Agent nor the Required Lenders may take any of the actions described in this Section 8.02 with respect to any Default or Event of Default resulting from any action or the occurrence of any event reported publicly or otherwise disclosed to the Lenders more than two years prior to such date.

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Section 8.03.  Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default or Event of Default has occurred under Section 8.01(f) or (g), any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary (an “Immaterial Subsidiary”) affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of the Borrower, (a) have assets with a fair market value in excess of 15% of Total Assets and (b) have Revenues in excess of 15% of the Revenues of the Borrower and its Restricted Subsidiaries (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

Section 8.04.  Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to any Intercreditor Agreements then in effect, be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article 3) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprising the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Borrower that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(g), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower as applicable. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

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Section 8.05.  Right to Cure.

(a)  Notwithstanding anything to the contrary contained in Sections 8.01 or 8.02, if the Borrower determines that an Event of Default under the covenant set forth in Section 7.09 has occurred or may occur, during the period commencing after the beginning of the last fiscal quarter included in such Test Period and ending fifteen (15) Business Days after the date on which financial statements are required to be delivered hereunder with respect to such fiscal quarter (the “Cure Expiration Date”), (i) a Specified Equity Contribution may be made to the Borrower (a “Designated Equity Contribution”) or (ii) the Borrower may incur Indebtedness so long as it is unsecured and subordinated in right of payment to the Loans (a “Designated Shareholder Loan”), and the amount of the net cash proceeds thereof shall be deemed to increase Consolidated EBITDA with respect to such applicable quarter; provided that such net cash proceeds (i) are actually received by the Borrower as cash common equity (including through capital contribution of such net cash proceeds to the Borrower) or incurred pursuant to the terms of any Designated Shareholder Loan during the period commencing after the beginning of the last fiscal quarter included in such Test Period by the Borrower and ending on the Cure Expiration Date and (ii) are Not Otherwise Applied. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.09 and shall not result in any adjustment to any baskets or other amounts other than the amount of the Consolidated EBITDA for the purpose of Section 7.09. Notwithstanding anything to the contrary contained in Section 8.01 and Section 8.02, (A) upon designation of the Designated Equity Contribution or Designated Shareholder Loan, as applicable, by the Borrower in an amount necessary to cure any Event of Default under the covenant set forth in Section 7.09, such covenant will be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with such covenant and any Event of Default under such covenant (and any other Default as a result thereof) will be deemed not to have occurred for purposes of the Loan Documents, and (B) from and after the date that the Borrower delivers a written notice to the Administrative Agent that it intends to exercise its cure right under this Section 8.05 (a “Notice of Intent to Cure”) neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under the covenant set forth in Section 7.09 with respect to the quarter for which a Notice of Intent to Cure has been provided (and any other Default as a result thereof), and the Borrower shall be permitted to borrow Revolving Credit Loans and make any request for an L/C Credit Extension, until and unless the Cure Expiration Date has occurred without the Designated Equity Contribution or Designated Shareholder Loan, as applicable, having been designated.

(b)  (i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no Designated Equity Contribution or Designated Shareholder Loan is made, (ii) no more than five Designated Equity Contributions and Designated Shareholder Loans may be made in the aggregate during the term of this Agreement, (iii) the amount of any Designated Equity Contribution or Designated Shareholder Loan, as applicable, shall be no more than the amount required to cause the Borrower to be in Pro Forma Compliance with Section 7.09 for any applicable period, (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of any Designated Equity Contribution or Designated Shareholder Loan, as applicable, for determining compliance with Section 7.09 for the fiscal quarter with respect to which such Designated Equity Contribution or Designated Shareholder Loan, as applicable, was deemed to be applied; provided that to the extent such proceeds are actually applied to prepay Indebtedness, such reduction may be credited in the current period or any subsequent fiscal quarter and (v) to the extent the proceeds of any Designated Equity Contribution or Designated Shareholder Loan, as applicable, remain on the balance sheet of the Borrower and its Restricted Subsidiaries, such proceeds in the form of Unrestricted Cash and Cash Equivalents may be subtracted for the purposes of calculating Consolidated Total Net Debt in any subsequent fiscal quarters and (vi) other than as set forth in the proviso to clause (iv) and in clause (v) above, no Designated Equity Contribution or Designated Shareholder Loan, as applicable, may be included for purposes of calculating any financial ratios other than compliance with the Financial Covenant and shall not result in any adjustment to any “baskets” or other amounts other than the amount of Consolidated EBITDA referred to in clause (a) above.

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ARTICLE 9

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01.  Appointment and Authorization of Agents.

(a)  Each Lender hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent and Collateral Agent hereunder and under the other Loan Documents, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)  Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article 9 and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c)  Each of the Secured Parties (by acceptance of the benefits of the Collateral Documents) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article 9 (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

(d)  Each Lender and each other Secured Party (by acceptance of the benefits of the Collateral Documents) hereby (i) acknowledges that it has received a copy of the Intercreditor Agreements, (ii) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements to the extent then in effect, and (iii) authorizes and instructs the Collateral Agent to enter into each Intercreditor Agreement as Collateral Agent and on behalf of such Lender or Secured Party.

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(e)  Except as provided in Sections 9.09 and 9.11, the provisions of this Article 9 are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Section 9.02.  Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent or Collateral Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

Section 9.03.  Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity, (c) be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (d) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, the existence, value or collectability of the Collateral, any failure to monitor or maintain any part of the Collateral, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. Notwithstanding the foregoing, neither the Administrative Agent nor the Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or Collateral Agent (as applicable) is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent or Collateral Agent (as applicable) shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or Collateral Agent (as applicable) to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.

Section 9.04.  Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent

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accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

Section 9.05.  Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders (or, if a Financial Covenant Event of Default occurs and is continuing and prior to the expiration of the Term Loan Standstill Period, the Required Revolving Credit Lenders under the Revolving Credit Facility only, and in such case only with respect to the Revolving Credit Commitments, Revolving Credit Loans, Swing Line Loans, L/C Obligations, Letters of Credit and L/C Credit Extensions) in accordance with Article 8; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06.  Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person or Lead Arranger has made any representation or warranty to it, and that no act by any Agent or any Lead Arranger hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person or any Lead Arranger to any Lender as to any matter, including whether Agent-Related Persons or Lead Arrangers have disclosed material information in their possession. Each Lender represents to each Agent and each Lead Arranger that it has, independently and without reliance upon any Agent-Related Person or any Lead Arranger and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any Lead Arranger and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent or Lead Arranger herein, such Agent or Lead Arranger, as applicable, shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates which may come into the possession of any Agent-Related Person or any Lead Arranger.

Section 9.07.  Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so) acting as an Agent, pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided further that any obligation to indemnify an L/C Issuer pursuant to this

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Section 9.07 shall be limited to Revolving Credit Lenders only. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Collateral Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as the case may be, is not reimbursed for such expenses by or on behalf of the Loan Parties and without limiting their obligation to do so. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent or the Collateral Agent, as the case may be.

Section 9.08.  Agents in Their Individual Capacities. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its respective Affiliates as though Bank of America were not the Administrative Agent, the Collateral Agent, the Swing Line Lender or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that neither the Administrative Agent nor the Collateral Agent shall be under any obligation to provide such information to them. With respect to its Loans, Bank of America and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Collateral Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity. Any successor to Bank of America as the Administrative Agent or the Collateral Agent shall also have the rights attributed to Bank of America under this Section 9.08.

Section 9.09.  Successor Agents. Each of the Administrative Agent and the Collateral Agent may resign as the Administrative Agent or the Collateral Agent, as applicable upon thirty (30) days’ notice to the Lenders and the Borrower and if either the Administrative Agent or the Collateral Agent is a Defaulting Lender, the Borrower may remove such Defaulting Lender from such role upon ten (10) days’ notice to the Lenders. If the Administrative Agent or the Collateral Agent resigns under this Agreement or is removed by the Borrower, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Sections 8.01(f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal of the Administrative Agent or the Collateral Agent, as applicable, the Administrative Agent or the Collateral Agent, as applicable, in the case of a resignation, and the Borrower, in the case of a removal may appoint, after consulting with the Lenders and the Borrower (in the case of a resignation), a successor agent from among the Lenders; provided that, for the avoidance of doubt, the resignation or removal, as applicable, of the Administrative Agent shall be effective on such date regardless as to whether a successor agent has been appointed by such date. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or retiring Collateral Agent and the term “Administrative Agent” or “Collateral Agent” shall mean such successor administrative agent or collateral agent and/or Supplemental Agent, as the case may be, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent shall be terminated. After the retiring Administrative Agent’s or the Collateral Agent’s resignation or removal hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article 9 and the provisions of Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or ten (10) days following the Borrower’s notice of removal, the retiring Administrative Agent’s or the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent

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or Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that Section 6.11 is satisfied, the Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, the provisions of this Article 9 and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent. Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as a L/C Issuer and Swing Line Lender pursuant to Sections 2.03(q) and 2.04(h).

Section 9.10.  Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or the Collateral Agent) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:

(a)  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders, the Collateral Agent and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and

(b)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.09, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu

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of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (j) of Section 10.01), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 9.11.  Collateral and Guaranty Matters. Each Lender (including in its capacity as a counterparty to a Secured Hedge Agreement or Treasury Services Agreement) and each other Secured Party by its acceptance of the Collateral Documents irrevocably agrees:

(a)  that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements and Treasury Services Agreements not yet due and payable and (y) contingent indemnification obligations not yet accrued and payable) and the expiration or termination or cash collateralization of all Letters of Credit (or if such Letters of Credit have been backstopped by letters of credit reasonably satisfactory to the applicable L/C Issuers or deemed reissued under another agreement reasonably satisfactory to the applicable L/C Issuers), (ii) at the time the property subject to such Lien is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to any Person other than a Person required to grant a Lien to the Administrative Agent or the Collateral Agent under the Loan Documents, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) to the extent such asset constitutes an Excluded Asset or (v) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below; provided that, without limitation to the operation of the automatic releases described in this clause (a), a certificate of a Responsible Officer, delivered at the option of the Borrower, to the Administrative Agent with respect to any release described in this clause (a) stating that the Borrower has determined in good faith that such release satisfies the foregoing requirements shall be conclusive evidence that such release satisfies the foregoing requirement and such automatic release has occurred (and the Administrative Agent and the Collateral Agent may rely conclusively on such certificate without further inquiry);

(b)  that (i) upon the request of the Borrower, the Administrative Agent and the Collateral Agent shall release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.01(u), or (w) (in the case of clause (w), to the extent required by the terms of the obligations secured by such Liens) pursuant to documents reasonably acceptable to the Administrative Agent and (ii) upon the execution of an ABL Credit Agreement and the ABL Intercreditor Agreement, any Lien on any property constituting ABL Priority Collateral granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be subordinated to the Lien on such ABL Priority Collateral granted to the ABL Credit Agreement Collateral Agent that is permitted by Sections 7.01(a)(iii), pursuant to the terms of the ABL Intercreditor Agreement;

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(c) that any Subsidiary Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Senior Notes, any ABL Credit Agreement or any Junior Financing with a principal amount in excess of the Threshold Amount; provided further that, without limitation of the operation of the automatic releases described in this clause (c), a certificate of a Responsible Officer delivered at the option of the Borrower, to the Administrative Agent with respect to any such automatic release stating that such Subsidiary Guarantor has ceased to be a Restricted Subsidiary or has become an Excluded Subsidiary as a result of a transaction or designation permitted hereunder, as the case may be, shall be conclusive evidence that such release satisfies the foregoing requirement and such automatic release has occurred (and the Administrative Agent and the Collateral Agent may rely conclusively on such certificate without further inquiry);

(d) at the sole option of the Borrower, Holdings or any existing entity constituting “Holdings” shall be released from its obligations under the Guaranty if such entity ceases to be the direct parent of the Borrower as a result of a transaction or designation permitted pursuant to the definition thereof and otherwise permitted hereunder, subject to the assumption of all obligations of “Holdings” under the Loan Documents by such other Domestic Subsidiary that directly owns 100% of the issued and outstanding Equity Interests in the Borrower pursuant to the definition thereof and satisfaction of the Collateral and Guarantee Requirements by such Domestic Subsidiary; provided that 100% of the Equity Interests of the Borrower shall be pledged to the Administrative Agent to secure the Obligations; and

(e) the Collateral Agent is hereby authorized to enter into any Intercreditor Agreement, including any ABL Intercreditor Agreement, any Junior Priority Lien Intercreditor Agreement and the Equal Priority Lien Intercreditor Agreement, to the extent contemplated by the terms hereof, and the parties hereto acknowledge that such Intercreditor Agreement, including any ABL Intercreditor Agreement, any Junior Priority Lien Intercreditor Agreement and the Equal Priority Lien Intercreditor Agreement, is binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any Intercreditor Agreement, including any ABL Intercreditor Agreement, any Junior Priority Lien Intercreditor Agreement and the Equal Priority Lien Intercreditor Agreement and (b) hereby authorizes and instructs the Collateral Agent to enter into any Intercreditor Agreement, including any ABL Intercreditor Agreement, any Junior Priority Lien Intercreditor Agreement and the Equal Priority Lien Intercreditor Agreement, and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. In addition, each Lender hereby authorizes the Collateral Agent to enter into (i) any amendments to any Intercreditor Agreement, including the including any ABL Intercreditor Agreement, any Junior Priority Lien Intercreditor Agreement and the Equal Priority Lien Intercreditor Agreement and (ii) any other intercreditor arrangements, in the case of clauses (i), and (ii) to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required by Section 7.01 of this Agreement. Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection with Bank of America acting as representative under any Intercreditor Agreement and agrees not to assert against any Bank of America or any of its affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11; provided that absent such confirmation in writing from the Required Lenders, the act of the Administrative Agent or the Collateral Agent making such request shall not prohibit the Administrative Agent or the Collateral Agent from releasing or subordinating its interests if it otherwise conclusively relies on a certificate of the Borrower. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent will promptly upon the request of the Borrower (and each Lender irrevocably authorizes and requires the Administrative Agent and the Collateral

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Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as the Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11 (and the Administrative Agent and the Collateral Agent may rely conclusively on a certificate of a Responsible Officer of the Borrower to that effect provided to it by any Loan Party upon its reasonable request without further inquiry). Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent or the Collateral Agent. Each Lender and each other Secured Party agrees that it will take such action and execute any such documents as may be reasonably requested by the Borrower, at the Borrower’s sole cost and expense, in connection with any of the foregoing releases or any such subordination and irrevocably authorizes and requires the Administrative Agent and the Collateral Agent to take such action and execute any such document and consents to such reliance by the Administrative Agent or the Collateral Agent on a certificate from a Responsible Officer of the Borrower certifying as the satisfaction of any of the requirements in this Section 9.11. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Section 9.11 shall require the consent of any holder of obligations under Secured Hedge Agreement or any Treasury Services Agreements.

Section 9.12.  Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “joint bookrunner,” “joint lead arranger” or “co-manager” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13.  Withholding Tax Indemnity. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within ten days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower or any Guarantor pursuant to Section 3.01 and Section 3.04 and without limiting or expanding the obligation of the Borrower or any Guarantor to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.13. The agreements in this Section 9.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” for purposes of this Section 9.13 shall include each L/C Issuer and Swing Line Lender.

Section 9.14.   Appointment of Supplemental Agents.

(a)  It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any

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jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by the Administrative Agent or the Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b)  In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article 9 and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require.

(c)  Should any instrument in writing from any Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.

Section 9.15.  Certain ERISA Matters.

(a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto that at least one of the following is and will be true:

(i)  such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)  the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, all of the conditions of which are satisfied,

(iii)  (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

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(iv)  such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, the Borrower, and such Lender, which agreement will not be unreasonably withheld.

(b)  In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent each Lead Arranger and their respective Affiliates, that none of the Administrative Agent, any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.16.  Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any L/C Issuer or Swing Line Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each applicable Lender, L/C Issuer or Swing Line Lender receiving a Rescindable Amount severally agrees with the Administrative Agent to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender, L/C Issuer or Swing Line Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender, L/C Issuer and Swing Line Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender, L/C Issuer and Swing Line Lender promptly upon determining that any payment made to such Lender, L/C Issuer or Swing Line Lender comprised, in whole or in part, a Rescindable Amount. This Section 9.16 shall solely be an agreement between the Administrative Agent, the Lenders, the L/C Issuers and the Swing Line Lender.

ARTICLE 10

MISCELLANEOUS

Section 10.01.  Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, or by the Administrative Agent with the consent of the Required Lenders, and such Loan Party (with an executed copy thereof promptly delivered to the Administrative Agent if not otherwise a party thereto) and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that (i) any amendment or waiver contemplated in clauses (g) or (j) below, shall only require the consent of such Loan Party and the Required Revolving Credit Lenders or the Required Facility Lenders under the applicable Facility, as applicable and (ii) any amendment or waiver contemplated in clause (k) below shall only require the consent of such Loan Party and the Required Class Lenders under the applicable Class of Term Loans; provided further that no such amendment, waiver or consent shall:

(a)  extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

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(b)  postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Sections 2.07 or 2.08 without the written consent of each Lender holding the applicable Obligation (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and it being understood that any change to the definition of “Consolidated First Lien Net Leverage Ratio,” “Consolidated Secured Net Leverage Ratio,” “Consolidated Total Net Leverage Ratio,” or “Consolidated Interest Coverage Ratio” or, in each case, in the component definitions thereof and/or Section 2.14(e)(iii) and the definition of “MFN Excluded Loans” or any other “MFN” provisions, shall not constitute a reduction or forgiveness in any rate of interest);

(c)  reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or L/C Borrowing, or (subject to clause (ii) of the third proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or change the timing of payments of such fees or other amounts) without the written consent of each Lender holding such Loan, L/C Borrowing or to whom such fee or other amount is owed (it being understood that any change to the definition of “Consolidated First Lien Net Leverage Ratio,” “Consolidated Secured Net Leverage Ratio” or “Consolidated Total Net Leverage Ratio,” or “Consolidated Interest Coverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest); provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)  change any provision of Section 8.04 or this Section 10.01 or lower the percentage set forth in the definition of “Required Revolving Credit Lenders,” “Required Lenders,” “Required Facility Lenders,” “Required Class Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender directly and adversely affected thereby;

(e)  other than in connection with a transaction permitted under Sections 7.04 or 7.05 or pursuant to any Intercreditor Agreement, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f)  other than in connection with a transaction permitted under Sections 7.04 or 7.05, release all or substantially all of the aggregate value of the Guaranty, without the written consent of each Lender;

(g)  amend, waive or otherwise modify any term or provision which directly affects Lenders under one or more Revolving Credit Facilities and does not directly affect Lenders under any other Facility (including any waiver, amendment or modification of Section 7.09 or the definition of “Consolidated First Lien Net Leverage Ratio” or the component definitions thereof (but only to the extent of any such component definition’s effect on the definition of “Consolidated First Lien Net Leverage Ratio” for the purposes of Section 7.09), in each case, without the written consent of the Required Facility Lenders under such applicable Revolving Credit Facility or Facilities (and in the case of multiple Facilities which are affected, with respect to any such Facility, such consent shall be effected by the Required Facility Lenders of such Facility); provided, however, that the waivers described in this clause (g) shall not require the consent of any Lenders other than the Required Facility Lenders under such Facility or Facilities;

(h)  amend, waive or otherwise modify the portion of the definition of “Interest Period” to automatically allow intervals in excess of six months, without the written consent of each Lender directly affected thereby;

(i)  [reserved];

(j)  amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.14 (but not the conditions to implementing Incremental Term Loans

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

or Incremental Revolving Credit Commitments pursuant to Section 2.14(d)(v) and Section 2.14(e) (other than Section 2.14(e)(iii) and the definition of “MFN Excluded Loans” or any other “MFN” provisions) with respect to Incremental Term Loans and Incremental Revolving Credit Commitments, under Section 2.15 with respect to Refinancing Term Loans and Other Revolving Credit Commitments and under Section 2.16 with respect to Extended Term Loans or Extended Revolving Credit Commitments and, in each case, the rate of interest applicable thereto) which directly affects Lenders of one or more Incremental Term Loans, Incremental Revolving Credit Commitments, Refinancing Term Loans, Other Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments and does not directly and adversely affect Lenders under any other Facility, in each case, without the written consent of the Required Facility Lenders under such applicable Incremental Term Loans, Incremental Revolving Credit Commitments, Refinancing Term Loans, Other Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments (and in the case of multiple Facilities which are directly affected, with respect to any such Facility, such consent shall be effected by the Required Facility Lenders of such Facility); provided, however, that the waivers described in this clause (j) shall not require the consent of any Lenders other than the Required Facility Lenders under such applicable Incremental Term Loans, Incremental Revolving Credit Commitments, Refinancing Term Loans, Other Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments, as the case may be; or

(k)  amend waive or modify Section 2.05(a)(iv), the definition of “Repricing Transactions”, any other “soft-call” provisions or any MFN Protection applicable to any Class of Term Loans, in each case, without the written consent of the Required Class Lenders under such applicable Class of Term Loans (and in the case of multiple Classes of Term Loans which are affected, with respect to any such Class of Term Loans, such consent shall be effected by the Required Class Lenders of such Class of Term Loans);

provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Issuance Request relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the Swing Line Lender and the Borrower so long as the obligations of the Revolving Credit Lenders are not affected thereby; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (iv) Section 10.07(i) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the consent of Lenders holding more than 50% of any Class of Commitments or Loans shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments or Collateral hereunder in a manner different than such amendment affects other Classes. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender (if such Lender were not a Defaulting Lender) to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to any Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the Other Debt Representatives, as expressly contemplated by the terms of such Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable, pursuant to the terms thereof (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Borrower, are required to effectuate the foregoing); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order (A) to correct or cure ambiguities, errors, omissions or defects, (B) to effect administrative changes of a technical or immaterial nature, (C) to fix incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document, (D) to implement the “market flex” provisions set forth in the Fee Letter, (E) solely to add a benefit to one or more existing Facilities, including but not limited to, increase in margin, interest rate floor, prepayment premium, call protection and reestablishment of or increase in amortization schedule, in order to cause any Incremental Facility to be fungible with any existing Facility, (F) to add any financial covenant or other terms for the benefit of all Lenders or any Class of Lenders pursuant to the conditions imposed on the incurrence of any Indebtedness set forth elsewhere in this Agreement and (G) solely to make the terms of this Agreement or any other Loan Document more restrictive to the Borrower and its Restricted Subsidiaries (as determined by the Borrower), and in each case of clauses (A), (B) and (C), such amendment shall become effective without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof. The Collateral Documents and related documents in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to correct or cure ambiguities, omissions, mistakes or defects or (iii) to cause such Collateral Documents or other document to be consistent with this Agreement and the other Loan Documents and, in each case, such amendment shall become effective without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower may enter into any Incremental Amendment in accordance with Section 2.14, any Refinancing Amendment in accordance with Section 2.15 and any Extension Amendment in accordance with Section 2.16 and such Incremental Amendments, Refinancing Amendments and Extension Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower and the Administrative Agent may enter into any amendment, waiver, consent or supplement to this Agreement and such other related changes to this Agreement as may be applicable to amend the definition of “Term SOFR” with the consents, if any, and in the manner, as set forth therein.

Section 10.02.  Notices and Other Communications; Facsimile Copies.

(a)  General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission or electronic mail). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)  subject to Section 10.07(q), if to the Borrower (or any other Loan Party) or the Administrative Agent, the Collateral Agent or an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02(a) or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(ii)  if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Collateral Agent and each L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the Collateral Agent, an L/C Issuer and the Swing Line Lender pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder. Any notice not given during normal business hours for the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b)  Effectiveness of Facsimile Documents and Signatures. The Loan Documents and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to the Loan Documents (including, without limitation, any Assignment and Assumption, amendment, Request for Credit Extension, waiver or consent) (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided further without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

(c)  Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to the Administrative Agent or Collateral Agent may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(d)  Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by FpML messaging and Internet or intranet websites pursuant to procedures approved by the Administrative Agent acting reasonably, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article 2 if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by such communication. The Administrative Agent, the Swing Line Lender, the L/C Issuers or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by FpML messaging and Internet or intranet websites pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address of notification that such notice or communication is available and identifying the website address therefor.

Section 10.03.  No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04.  Attorney Costs and Expenses. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Collateral Agent, the L/C Issuers and the Lead Arrangers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof and the consummation and administration of the transactions contemplated hereby and thereby (including all Attorney Costs, which shall be limited to one primary counsel (which shall be Milbank LLP for any and all of the foregoing in connection with the Transactions and other matters, including primary syndication, to occur on or prior to or otherwise in connection with the Closing Date) and one local counsel as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole) and (b) from and after the Closing Date, to pay or reimburse the Administrative Agent, the Collateral Agent, the Lead Arrangers and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs which shall be limited to Attorney Costs of one counsel to the Administrative Agent and the Lead Arrangers (and one local counsel as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole)). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail including, if requested by the Borrower and to the extent reasonably available, backup documentation supporting such reimbursement request; provided that with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date solely to the extent invoiced to the Borrower within three Business Days of the Closing Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

Section 10.05.  Indemnification by the Borrower. The Borrower shall indemnify and hold harmless each Agent-Related Person, each Lead Arranger, each Lender, each L/C Issuer and their respective Affiliates, and their respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing (collectively the “Indemnitees”) from and against any and all losses, claims, damages, liabilities (including Environmental Liabilities), obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lenders, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Indemnitees) of any kind or nature whatsoever to the extent arising out of, resulting from, or in connection with any action, claim, litigation, investigation or other proceeding (including any inquiry or investigation of the foregoing) (any of the foregoing, a “Proceeding”) (regardless of whether such Indemnitee is a party thereto or whether or not such Proceeding was brought by the Borrower, its equity holders, affiliates or creditors or any other third person), relating to (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby and (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit (all the foregoing, collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (w) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, (x) a material breach of any obligations under any Loan Document by such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction or (y) any Proceeding among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an Agent or as a Lead Arranger under any Facility and other than any claims arising out of any act or omission of Holdings, the Borrower, the Investors or any of its Affiliates). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Debtdomain, Roadshow Access (if applicable) or other similar information transmission systems in connection with this Agreement, nor, to the extent permissible under applicable Law, shall any Indemnitee, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, to the extent that such indirect, special, punitive or consequential damages are included in any claim by a third party unaffiliated with the Administrative Agent, the Lead Arrangers and the Lenders with respect to which the applicable Indemnitee is entitled to indemnification and for any out-of-pocket expenses, in each case subject to the indemnification provisions of this Section 10.05); it being agreed that this sentence shall not limit the indemnification obligations of Holdings, the Borrower or any Subsidiary. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund the amount of any payment to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

The agreements in this Section 10.05 shall survive the resignation or removal of the Administrative Agent or Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

Section 10.06.  Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect, in the applicable currency of such recovery or payment.

Section 10.07.  Successors and Assigns.

(a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”) and (A) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is an Affiliated Lender, Section 10.07(l), (B) in the case of any Assignee that is Holdings, the Borrower or any of its Subsidiaries, Section 2.05(a)(v) or Section 10.07(m), or (C) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is a Debt Fund Affiliate, Section 10.07(p), (ii) by way of participation in accordance with the provisions of Section 10.07(f), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(j) or (iv) to an SPC in accordance with the provisions of Section 10.07(i) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding anything to the contrary, (x) no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender or a Disqualified Lender (and any failure of the Borrower to respond to any request for consent of assignment shall not cause such Person to cease to constitute a Disqualified Lender), (ii) a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person or (iii) to Holdings, the Borrower or any of their respective Subsidiaries (except pursuant to Section 2.05(a)(v) or Section 10.07(m)) and (y) no Lender may assign or transfer by participation any of its rights or obligations under the Revolving Credit Facility or Revolving Credit Exposure hereunder without the consent of the Borrower (not to be unreasonably withheld, delayed or conditioned, it being understood that investment objectives and/or history of any proposed lender or its affiliates, shall be a reasonable basis for the Borrower to withhold consent) unless (i) such assignment or transfer is by a Revolving Credit Lender to another Revolving Credit Lender or (ii) an Event of Default under Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) has occurred and is continuing; provided that the Borrower shall be deemed to have consented to any assignment of Term Loans unless the Borrower shall have objected thereto within fifteen (15) Business Days after the Persons identified in Section 10.07(q)(A) have received the written request therefor. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

If any Loans or Commitments are assigned or participated (x) to a Disqualified Lender or (y) without complying with the notice requirement under Section 10.07(q), then: (a) the Borrower may (i) terminate any Commitment of such person and prepay any applicable outstanding Loans at a price equal to the lesser of (x) the current trading price of the Loans, (y) par and (z) the amount such person paid to acquire such Loans, in each case, without premium, penalty, prepayment fee or breakage, and/or (ii) require such person to assign its rights and obligations to one or more Eligible Assignees at the price indicated above (which assignment shall not be subject to any processing and recordation fee) and if such person does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such assignment within three Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such person, then such person shall be deemed to have executed and delivered such Assignment and Assumption without any action on its part, (b) no such person shall receive any information or reporting provided by the Borrower, the Administrative Agent or any Lender, (c) for purposes of voting, any Loans or Commitments held by such person shall be deemed not to be outstanding, and such person shall have no voting or consent rights with respect to “Required Lender” or class votes or consents, (d) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such person shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected class (giving effect to clause (c) above) so approves, and (e) such person shall not be entitled to any expense reimbursement or indemnification rights under any Loan Documents (including Sections 10.04 and 10.05) and the Borrower expressly reserves all rights against such person under contract, tort or any other theory and shall be treated in all other respects as a Defaulting Lender; it being understood and agreed that the foregoing provisions shall only apply to a Disqualified Lender and not to any assignee of such Disqualified Lender that becomes a Lender so long as such assignee is not a Disqualified Lender.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (b) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

(b)  (i) Subject to Section 10.07(a) and the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned, it being understood that investment objectives and/or history of any proposed lender or its affiliates, shall be a reasonable basis for the Borrower to withhold consent) of:

(A)  the Borrower; provided that no consent of the Borrower shall be required (i) for an assignment of all or any portion of the Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund (excluding any Affiliates or Approved Funds that are “distressed debt” funds or are otherwise primarily engaged in the making, purchasing, holding or otherwise investing in distressed commercial loans, bonds and other similar extensions of credit), (ii) for an assignment related to Revolving Credit Commitments or Revolving Credit Exposure by a Revolving Credit Lender to another Revolving Credit Lender, (iii) if an Event of Default under Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) has occurred and is continuing, (iv) for an assignment of all or a portion of the Commitments or Loans pursuant to Section 10.07(l), Section 10.07(m) or Section 10.07(p) or (v) any assignment made in connection with the primary syndication of the Facilities to Eligible Assignees approved by the Borrower on or prior to the Closing Date;

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(B)  the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) all or any portion of the Loans pursuant to Section 10.07(l) or Section 10.07(m);

(C)  each L/C Issuer at the time of such assignment; provided that no consent of the L/C Issuers shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure; and

(D)  the Swing Line Lender; provided that no consent of the Swing Line Lender shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure.

(ii)  Assignments shall be subject to the following additional conditions:

(A)  except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount of $5,000,000 (in the case of each Revolving Credit Loan or Revolving Credit Commitment), $1,000,000 or €1,000,000 (in the case of a Term Loan), and shall be in increments of an amount of $500,000 (in the case of each Revolving Credit Loan or Revolving Credit Commitment) or $250,000 or €250,000 (in the case of Term Loans) in excess thereof (provided that simultaneous assignments to or from two or more Approved Funds shall be aggregated for purposes of determining compliance with this Section 10.07(b)(ii)(A)), unless each of the Borrower and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B)  the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds; and

(C)  other than in the case of assignments pursuant to Section 10.07(m), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the Assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable Laws, including federal and state securities laws) and all applicable tax forms and certificates required pursuant to Section 3.01(d).

Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitment or Loans assigned, except this paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c)  Subject to acceptance and recording thereof by the Administrative Agent pursuant to Sections 10.07(d) and (e), from and after the effective date specified in each Assignment and Assumption, (1) other than in connection with an assignment pursuant to Section 10.07(m), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note(s), the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(f).

(d)  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption, each Affiliated Lender Assignment and Assumption delivered to it, and each notice of cancellation of any Loans delivered by the Borrower to the Administrative Agent pursuant to Section 10.07(m) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and the amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and, with respect to such Lender’s own interest only, any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(d) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Term Loans held by Affiliated Lenders. Upon request by the Administrative Agent, the Borrower shall (i) promptly (and in any case, not less than five Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 10.01) provide to the Administrative Agent, a complete list of all Affiliated Lenders holding Loans and/or Commitments at such time and (ii) not less than five Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 10.01, provide to the Administrative Agent, a complete list of all Debt Fund Affiliates holding Loans and/or Commitments at such time.

(e)  Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, an Administrative Questionnaire completed in respect of the assignee (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, if required, and, if required, the Borrower, the Swing Line Lender and each L/C Issuer to such assignment and any applicable tax forms and certificates required pursuant to Section 3.01(d), the Administrative Agent shall promptly (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(f)  Any Lender may at any time sell participations to any Person, subject to clause (x) of the first proviso of Section 10.07(a) and, in the case of any participation with respect to the Revolving Credit Facility or Revolving Credit Exposure, clause (y) of the first proviso of Section 10.07(a) (each, a “Participant”), in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the second proviso to Section 10.01 that requires the affirmative vote of such Lender, in each case to the extent the Participant is directly and adversely affected thereby. Subject to Section 10.07(g), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant shall be subject to Section 2.13 as though it were a Lender. Each Participant and each SPC will provide any applicable tax forms and certificates required pursuant to Section 3.01(d) solely to the participating Lender or Granting Lender. Each Lender that sells a participation or grants a Loan to an SPC shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and SPC and the principal amounts (and related interest amounts) of each Participant’s and each SPC’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or Letters of Credit or its other obligations under any Loan Document) except to the extent (x) such disclosure is necessary in connection with an audit or other proceeding to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations, (y) upon request of the Borrower, to confirm no Participant or SPC of Term Loans is a Disqualified Lender, a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person or (z) in connection with the request for consent for participation in respect of any Revolving Credit Facility or Revolving Credit Exposure. The entries in the Participant Register shall be conclusive and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(g)  A Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, not to be unreasonably withheld or delayed (for the avoidance of doubt, the Borrower shall have reasonable basis for withholding consent if any participation would result in increased indemnification obligations to the Borrower at such time).

(h)  [Reserved].

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(i)  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Section), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement except, in the case of Sections 3.01 or 3.04, to the extent that the grant to the SPC was made with the prior written consent of the Borrower (not to be unreasonably withheld or delayed; for the avoidance of doubt, the Borrower shall have reasonable basis for withholding consent if an exercise by SPC immediately after the grant would result in materially increased indemnification obligations to the Borrower at such time), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any Rating Agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(j)  Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it (and in the case of any Fund, such security interest may be created in favor of the trustee for holders of obligations owed or securities issued, by such Fund as security for such obligations or securities), including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that unless and until such pledgee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such pledgee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such pledgee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(k)  Notwithstanding anything to the contrary contained herein, any L/C Issuer or Swing Line Lender may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer or Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer, unless, at the option of the Borrower, the Borrower shall have appointed one or more L/C Issuers or Swing Line Lenders from among the Lenders willing to accept such appointment as a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans, Term SOFR Loans, RFR Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(l)  (1) Any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) “Dutch Auctions” open to all Lenders of the applicable Class on a pro rata basis in accordance with analogous procedures of the type described in Section 2.05(a)(v) or (y) open-market purchases on a pro rata or non-pro rata basis and (2) any Affiliated Lender may, at any time, purchase all or a portion of the rights and obligations of a Defaulting Lender, in each case subject to the following limitations:

(i)  the assigning Lender and the Affiliated Lender purchasing such Lender’s Loans and/or Commitments shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit L-1 hereto (an “Affiliated Lender Assignment and Assumption”);

(ii)  Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article 2;

(iii)  the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders shall not exceed 30% of the principal amount of any Class of Term Loans at such time outstanding (measured at the time of purchase) (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of each such Class of Term Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio;

(iv)  with respect to Section 10.07(l)(2), any non-Defaulting Lender of the same Class willing to repurchase any Loans/Commitments of the Defaulting Lenders from the Affiliated Lenders shall have the right to make such repurchase at par plus accrued and unpaid interest or at a lower price agreed to by such Defaulting Lender on a pro rata basis based on their share of the applicable Facility; and

(v)  as a condition to each assignment pursuant to this clause (l), the Administrative Agent shall have been provided an Affiliated Lender Notice to this Agreement in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender pursuant to which such Affiliated Lender shall waive any right to bring any action in connection with such Loans and/or Commitments against the Administrative Agent, in its capacity as such.

Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit L-2.

(m)  Any Lender may, so long as no Default has occurred and is continuing and, only to the extent purchased at a discount, no proceeds of Revolving Credit Loans are applied to fund the consideration for any such assignment, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Holdings, the Borrower or any of its Subsidiaries through (x) “Dutch Auctions” open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open-market purchase on a pro rata or non-pro rata basis; provided that in connection with assignments pursuant to clauses (x) and (y) above:

(i)  if Holdings or any Subsidiary of the Borrower is the assignee, upon such assignment, transfer or contribution, Holdings or such Subsidiary shall automatically be deemed to have contributed, assigned or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; or

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(ii)  if the assignee is the Borrower (including through contribution or transfers set forth in clause (i) above), (A) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (B) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (C) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

(n)  Notwithstanding anything in Section 10.01 or the definition of “Required Lenders,” “Required Class Lenders,” or “Required Facility Lenders” to the contrary, for purposes of determining whether the Required Lenders, the Required Class Lenders or the Required Facility Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, unless the action in question affects any Affiliated Lender in a disproportionately adverse manner than its effect on the other Lenders, or subject to Section 10.07(o), any plan of reorganization pursuant to the Bankruptcy Code of the United States, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:

(A)  all Commitments or Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, the Required Class Lenders or the Required Facility Lenders have taken any actions; and

(B)  all Commitments or Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.

(o)  Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that and each Affiliated Lender Assignment and Assumption shall provide a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders.

(p)  Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Term Loans, Revolving Credit Commitments and Revolving Credit Loans held by Debt Fund Affiliates may not account for more than 49.9% (pro rata among such Debt Fund Affiliates) of the Term Loans, Revolving Credit Commitments and Revolving Credit Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 10.01.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(q)  Any request for consent of the Borrower pursuant to Section 10.07(b)(i)(A) or Section 10.07(f) and related communications shall be delivered by the Administrative Agent simultaneously to (A) any recipient that is an employee of Holdings or the Borrower, as designated in writing to the Administrative Agent by the Borrower from time to time (if any), (B) the chief financial officer of the Borrower or any other Responsible Officer designated by the Borrower in writing to the Administrative Agent from time to time, (C) each Sponsor as specified on Schedule 10.02(a) and (D) an employee of such Sponsor designated in writing to the Administrative Agent by the applicable Sponsor from time to time (and either each Sponsor or such employee of each Sponsor shall have acknowledged receipt and approval of such request).

Section 10.08.  Confidentiality. Each of the Agents, the Lead Arrangers and the Lenders agrees to maintain the confidentiality of the Information and not to disclose such information, except that Information may be disclosed (a) to its Affiliates and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel and other advisors (excluding Affiliates, managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents that are engaged as principals primarily in the business of (i) asset management or (ii) the sale or distribution of asset management products, including, without limitation, mutual funds, in each case, other than a limited number of senior employees who are required, in accordance with such Lender’s internal policies and procedures, to act in a supervisory capacity and such Lender’s internal legal, compliance, risk management, credit or investment committee members (each, with respect to any Lender, an “Excluded Person”)) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender or its Affiliates); provided that the Administrative Agent, such Lead Arranger or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (c) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities or market data collectors, similar services providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents; (d) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (e) to any other party to this Agreement or to the Permitted Holders; (f) subject to an agreement containing provisions at least as restrictive as those set forth in this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(j), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement (other than an Excluded Person that is not a Bona Fide Debt Fund) (provided that the disclosure of any such Information to any Lenders or Eligible Assignees or Participants shall be made subject to the acknowledgment and acceptance by such Lender, Eligible Assignee or Participant that such Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 10.08 or as otherwise reasonably acceptable to the Borrower, including, without limitation, as agreed in any Borrower Materials) in accordance with the standard processes of the Administrative Agent or customary market standards for dissemination of such type of Information); provided that nothing in this Section 10.08 shall prohibit any Lender from disclosing any such information to an Excluded Person that is a Bona Fide Debt Fund in its capacity as an Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement; (g) with the written consent of the Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or becomes available to the Administrative Agent, the Lead Arrangers, any Lender, the L/C Issuer or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party or any Investor or their respective Affiliates (so long as such source is not known to the Administrative Agent, the Lead Arrangers, such Lender, such L/C Issuer or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party); (i) [reserved]; (j) to any Rating Agency when required by it (it being understood that, prior to any such disclosure, such Rating Agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization; (k) in connection with establishing a “due diligence” defense or (l) to the extent such Information is independently developed by the Administrative Agent, the Lead Arrangers, such Lender, such L/C Issuer or any of their respective Affiliates; provided that no disclosure shall be made to any Disqualified Lender or Excluded Person

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(other than an Excluded Person that is a Bona Fide Debt Fund in its capacity as a prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement). In addition, the Agents, the Lead Arrangers and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to Holdings, the Borrower or any of their Subsidiaries or its business, other than any such information that is publicly available to any Agent, any Lead Arranger, any L/C Issuer or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that all information received after the Closing Date from Holdings, the Borrower or any of its Subsidiaries shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Notwithstanding the foregoing, for the avoidance of doubt, each of the Agents, the Lead Arrangers and the Lenders agree that no Information shall be disclosed to any credit research firms, providers of indenture and loan agreement analysis or similar services.

Section 10.09.  Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have. No amounts set off from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

Section 10.10.  Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 10.11.  Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by an original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 10.12.  Integration; Termination. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13.  Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.14.  Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15.  GOVERNING LAW.

(a)  THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)  ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN ANY JURISDICTION IN WHICH COLLATERAL IS LOCATED.

Section 10.16.  WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.17.  Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties, the Administrative Agent, the Collateral Agent, the Swing Line Lender, the L/C Issuers and the Administrative Agent shall have been notified by each Lender, and the L/C Issuers that each Lender and the L/C Issuers have executed it and thereafter this Agreement shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.18.  USA PATRIOT Act; Beneficial Ownership. Each Lender that is subject to the USA PATRIOT Act and the Beneficial Ownership Regulation, and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act and, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower in accordance with the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, and is effective as to the Lenders and the Administrative Agent.

Section 10.19.  No Advisory or Fiduciary Responsibility.

(a)  In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agents, the Lead Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents, the Lead Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Agents, the Lead Arrangers or the Lenders has assumed

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent, Lead Arranger or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Agents, the Lead Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Agents, the Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Agents, the Lead Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Agents, the Lead Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, the Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty under applicable Law relating to agency and fiduciary obligations.

(b) Each Loan Party acknowledges and agrees that each Lender, the Lead Arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, Holdings, any Investor, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, the Lead Arrangers or Affiliate thereof were not a Lender, the Lead Arrangers or an Affiliate thereof (or an agent or any other person with any similar role under the Facilities) and without any duty to account therefor to any other Lender, the Lead Arrangers, Holdings, the Borrower, any Investor or any Affiliate of the foregoing. Each Lender, the Lead Arrangers and any Affiliate thereof may accept fees and other consideration from Holdings, the Borrower, any Investor or any Affiliate thereof for services in connection with this Agreement, the Facilities or otherwise without having to account for the same to any other Lender, the Lead Arrangers, Holdings, the Borrower, any Investor or any Affiliate of the foregoing. Some or all of the Lenders and the Lead Arrangers may have directly or indirectly acquired certain equity interests (including warrants) in Holdings, the Borrower, an Investor or an Affiliate thereof or may have directly or indirectly extended credit on a subordinated basis to Holdings, the Borrower, an Investor or an Affiliate thereof. Each party hereto, on its behalf and on behalf of its Affiliates, acknowledges and waives the potential conflict of interest resulting from any such Lender, the Lead Arrangers or an Affiliate thereof holding disproportionate interests in the extensions of credit under the Facilities or otherwise acting as arranger or agent thereunder and such Lender, the Lead Arrangers or any Affiliate thereof directly or indirectly holding equity interests in or subordinated debt issued by Holdings, the Borrower, an Investor or an Affiliate thereof.

Section 10.20.  [Reserved]..

Section 10.21.  Effect of Certain Inaccuracies. In the event that any financial statement or Compliance Certificate previously delivered pursuant to Section 6.02(a) was inaccurate or was restated (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, or such restatement would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent a corrected or restated financial statement and a corrected or updated Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined based on the updated Compliance Certificate for such Applicable Period, and (iii) the Borrower shall within fifteen (15) days after the delivery of the corrected or restated financial statements and the updated Compliance Certificate pay to the Administrative Agent the accrued additional interest or fees owing as a result of such increased Applicable Rate for such Applicable Period. This Section 10.21 shall not limit the rights of the Administrative Agent or the Lenders with respect to Sections 2.08(b) and 8.01; provided that any underpayment due to change in Applicable Rate shall not in itself constitute a Default or Event of Default under Section 8.01 so long as such additional interest or fees are paid within the 15-day period set forth above.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 10.22.  Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures any Lender could purchase the specified currency with such other currency at such Lender’s New York office on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Lender hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in such other currency such Lender may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to such Lender in the specified currency, such Lender agrees to remit such excess to the Borrower.

Section 10.23.  Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto to any Lender that is an Affected Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.24.  Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Facilities, Facilities in connection with any Refinancing Series, Extended Term Loans, Extended Revolving Credit Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars,” “in immediately available funds,” “in cash” or any other similar requirement.

Section 10.25.  Acknowledgment Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(a)  In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support;

(b)  As used in this Section 10.25, the following terms have the following meanings:

(i)  “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)  “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)  “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)  “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

ARTICLE 11

GUARANTY

Section 11.01. The Guaranty. Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not merely as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Obligations (other than with respect to any Guarantor, Excluded Swap Obligations of such Guarantor) from time to time owing to the Secured Parties by the Borrower or any of its Subsidiaries under any Loan Document or any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 11.02. Obligations Unconditional. The obligations of the Guarantors under Section 11.01 shall constitute a guarantee of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Secured Hedge Agreements, the Treasury Services Agreements, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i)  at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)  any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)  the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.10 any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)  any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v)  the release of any other Guarantor pursuant to Section 11.10.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement, the Secured Hedge Agreements, the Treasury Services Agreements or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. This Guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 11.03. Reinstatement. The obligations of the Guarantors under this Article 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization or otherwise.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 11.04. Subrogation; Subordination. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than (x) obligations under Secured Hedge Agreements and Treasury Services Agreements not yet due and payable and (y) contingent indemnification obligations not yet accrued and payable) and the expiration or termination of the Commitments of the Lenders under this Agreement, it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Sections 7.03(b)(ii) or 7.03(d) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

Section 11.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

Section 11.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article 11 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 11.07. Continuing Guaranty. The guarantee in this Article 11 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 11.08. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.11) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 11.09. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that none of any Agent, any L/C Issuer or any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

Section 11.10. Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Equity Interests or property of any Subsidiary Guarantor are sold or otherwise transferred as permitted under this Agreement, to a person or persons, none of which is a Loan Party or (ii) any Subsidiary Guarantor becomes an Excluded Subsidiary, such Subsidiary Guarantor shall, upon the consummation of such sale or transfer or upon becoming an Excluded Subsidiary, be automatically released from its

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and the pledge of such Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Administrative Agent and the Collateral Agent shall, at such Subsidiary Guarantor’s expense, take such actions as are necessary to effect each release described in this Section 11.10 in accordance with the relevant provisions of the Collateral Documents; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Senior Notes, any ABL Credit Agreement or any Junior Financing with a principal amount in excess of the Threshold Amount.

When all Commitments hereunder have terminated, and all Loans or other Obligations (other than obligations under Treasury Services Agreements or Secured Hedge Agreements) hereunder which are accrued and payable have been paid or satisfied, and no Letter of Credit remains outstanding (except any Letter of Credit the Outstanding Amount of which the Obligations related thereto has been Cash Collateralized or for which a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer has been put in place), this Agreement, the other Loan Documents and the guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement or the other Loan Documents. The Collateral Agent shall, at each Guarantor’s expense, take such actions as are necessary to release any Collateral owned by such Guarantor in accordance with the relevant provisions of the Collateral Documents.

Section 11.11. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.11 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the L/C Issuer, Swing Line Lender and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 11.12. Cross-Guaranty. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Guarantor as may be needed by such Specified Guarantor from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.12 for up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 11.12 voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 11.12 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full and all Commitments have been terminated. Each Qualified ECP Guarantor intends that this Section 11.12 constitute, and this Section 11.12 shall be deemed to constitute, an agreement for the benefit of each Specified Guarantor for all purposes of the Commodity Exchange Act.

[Signature Pages Follow]

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

SCHEDULE I

2030 Refinancing Term Commitments

Part A

[To be held on file with the Agent]

Part B

[To be held on file with the Agent]

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

SCHEDULE II

2028 Refinancing Term Commitments

Part A

[To be held on file with the Agent]

Part B

[To be held on file with the Agent]

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

SCHEDULE III

Co-Lead Arrangers

Barclays Bank PLC

BMO Capital Markets Corp.

BNP Paribas Securities Corp.

Citibank, N.A.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

ING Capital LLC

Intesa Sanpaolo S.p.A., New York Branch

Jefferies Finance LLC

Macquarie Capital (USA) Inc.

Mizuho Bank, LTD

Morgan Stanley Senior Funding, Inc.

MUFG Bank, Ltd.

RBC Capital Markets LLC

Santander Bank, N.A.

Sumitomo Mitsui Banking Corporation

Société Générale

U.S. Bank National Association

UBS Securities LLC

Wells Fargo Securities, LLC